As filed with the Securities and Exchange Commission on March 29, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

MISSISSIPPI	6022	64-0676974
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

209 Troy Street

Tupelo, Mississippi 38804-4827

(662) 680-1001

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

E. Robinson McGraw

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

(662) 680-1001

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Mark A. Fullmer, Esq. Mark. W. Jeanfreau, Esq. Phelps Dunbar LLP 365 Canal Street, Suite 2000 New Orleans, Louisiana 70130 (504) 566-1311	Hugh S. Potts, Jr. First M&F Corporation 134 West Washington Street Kosciusko, Mississippi 39090 (662) 289-5121	Craig N. Landrum, Esq. J. Andrew Gipson, Esq. Jones Walker LLP 190 E. Capitol Street, Suite 800 Jackson, Mississippi 39201 (601) 949-4789

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:

As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 143-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)(3)
Common stock, par value $5.00 per share	6,200,000 shares	Not applicable	$135,744,479	$18,516

(1)	This amount is based upon the maximum number of shares of Renasant Corporation common stock anticipated to be issued upon completion of the transactions contemplated in the Agreement and Plan of Merger dated as of February 6, 2013 by and among Renasant Corporation (“Renasant”), Renasant Bank, First M&F Corporation (“First M&F”) and Merchants and Farmers Bank. This number is based on the number of shares of First M&F common stock, par value $5.00 per share, outstanding and reserved for issuance under various plans and in connection with various convertible securities as of February 6, 2013, and the exchange of each such share of First M&F common stock for 0.6425 of a share of Renasant common stock pursuant to such merger agreement.
(2)	Determined in accordance with Section 6(b) of the Securities Act of 1933, as amended, at a rate equal to $136.40 per $1,000,000 of the proposed maximum aggregate offering price.
(3)	Pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, the registration fee is based on the average of the high and low prices per share of First M&F common stock as reported on the Nasdaq Global Select Market on March 27, 2013, and computed based on the estimated maximum number of shares (9,620,445) that may be exchanged for the Renasant common stock being registered, including shares issuable upon the exercise of outstanding options or other securities to acquire Renasant common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell nor shall there be any sale of these securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED MARCH 29, 2013

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On February 7, 2013, Renasant Corporation (“Renasant”) and First M&F Corporation (“First M&F”) announced a strategic business combination in which First M&F will merge with and into Renasant. We believe the proposed merger will result in a stronger financial institution, with a diverse revenue stream, a well-balanced loan portfolio and an attractive funding base. The combined company, which will retain the Renasant name, will have approximately $5.8 billion in assets and operate 116 branches across Mississippi, Tennessee, Alabama and Georgia. We are sending you this joint proxy statement/prospectus to invite you to attend a special meeting of shareholders being held by each company to allow you to vote on the merger agreement.

If the merger is completed, holders of First M&F common stock will receive 0.6425 of a share of Renasant common stock in exchange for each share of First M&F common stock held immediately prior to the merger, subject to the payment of cash in lieu of fractional shares. The number of shares of Renasant common stock that First M&F shareholders will receive in the merger for each share of First M&F common stock is fixed. The implied value of the consideration First M&F shareholders will receive in the merger will change depending on changes in the market price of Renasant common stock and will not be known at the time you vote on the merger.

Based on the 10-day average closing price of Renasant’s common stock on the Nasdaq Global Select Market, or the Nasdaq, on February 4, 2013, three days before the public announcement of the merger, the 0.6425 exchange ratio represented approximately $12.35 in value for each share of First M&F common stock. Based on Renasant’s closing price on             , 2013 of $            , the 0.6425 exchange ratio represented approximately $            in value for each share of First M&F common stock. Based on the 0.6425 exchange ratio and the number of shares of First M&F common stock outstanding and reserved for issuance in connection with various securities as of             , 2013, the maximum number of shares of Renasant common stock issuable in the merger is approximately 6,200,000.

We urge you to obtain current market quotations for Renasant (trading symbol “RNST”) and First M&F (trading symbol “FMFC”) on the Nasdaq.

The merger is intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and holders of First M&F common stock are not expected to recognize any gain or loss for United States federal income tax purposes on the exchange of shares of First M&F common stock for shares of Renasant common stock in the merger, except with respect to any cash received in lieu of a fractional share of Renasant common stock.

At the special meeting of Renasant shareholders to be held on June     , 2013, Renasant shareholders will be asked to vote to adopt and approve the agreement and plan of merger and certain other matters. Approval of the agreement and plan of merger requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present.

At the special meeting of First M&F shareholders to be held on June     , 2013, holders of First M&F common stock will be asked to vote to adopt and approve the agreement and plan of merger and certain other matters. Holders of First M&F common stock will also be asked to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to First M&F named executive officers that is based on or otherwise relates to the merger, which we refer to in this joint proxy statement/prospectus as the “compensation proposal.” Approval of each of the merger agreement and the compensation proposal requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present. Holders of First M&F’s outstanding preferred stock are not entitled to and are not being requested to vote at the First M&F special meeting.

The Renasant board of directors recommends that Renasant shareholders vote “FOR” the adoption and approval of the agreement and plan of merger.

The First M&F board of directors recommends that First M&F common shareholders vote “FOR” the adoption and approval of the agreement and plan of merger and “FOR” the approval, on an advisory (nonbinding) basis, of the compensation that may be paid or become payable to First M&F named executive officers that is based on or otherwise relates to the merger.

This document describes the special meetings, the merger, the documents related to the merger and other related matters. Please carefully read this entire document, including “Risk Factors” beginning on page 14 for a discussion of the risks relating to the proposed merger and owning Renasant common stock after the merger. You also can obtain information about our companies from documents that each of us has filed with the Securities and Exchange Commission.

This joint proxy statement/prospectus is dated     , 2013, and it is first being mailed to Renasant shareholders and First M&F shareholders, along with the enclosed form of proxy card, on or about     , 2013.

E. Robinson McGraw	Hugh S. Potts, Jr.
Chairman of the Board of Directors, President and Chief Executive Officer	Chairman of the Board of Directors and Chief Executive Officer
Renasant Corporation	First M&F Corporation

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved of the Renasant common stock to be issued under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

The shares of Renasant common stock to be issued in the merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about Renasant and First M&F from documents that Renasant and First M&F, respectively, have filed with the Securities and Exchange Commission and that has not been included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone or email from Renasant or First M&F, as the case may be, at the following addresses:

Renasant Corporation 209 Troy Street Attn: Kevin D. Chapman Chief Financial Officer Tupelo, Mississippi 38804-4827 Phone: (662) 680-1450 Email: KChapman@renasant.com	First M&F Corporation 134 West Washington Street Attn: John G. Copeland Chief Financial Officer Kosciusko, Mississippi 39090 Phone: (662) 289-8594 Email: jcopeland@mfbank.com

You will not be charged for any of these documents that you request. IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO PRIOR TO JUNE     , 2013, IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

You should rely only on the information contained or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated             , 2013, and you should assume that the information in this document is accurate only as of such date or such other date as is specified. You should assume that the information incorporated by reference into this document is only accurate as of the date of such document or such other date as is specified. Neither the mailing of this document to First M&F shareholders or Renasant shareholders nor the issuance by Renasant of shares of Renasant common stock in connection with the merger will create any implication to the contrary.

Information on the websites of Renasant or First M&F, or any subsidiary of Renasant or First M&F, is not part of this document. You should not rely on that information in deciding how to vote.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding First M&F has been provided by First M&F and information contained in this document regarding Renasant, as well as all pro forma information, has been provided by Renasant.

See “Where You Can Find More Information” on page     of this joint proxy statement/prospectus for more information about the documents referred to in this joint proxy statement/prospectus.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on June     , 2013

On June     , 2013, Renasant Corporation (“Renasant”) will hold a Special Meeting of Shareholders at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827 at             , local time, to consider and vote upon the following matters:

•

a proposal to approve the Agreement and Plan of Merger, dated as of February 6, 2013, by and among Renasant, Renasant Bank, First M&F Corporation (“First M&F”) and Merchants and Farmers Bank, as it may be amended from time to time (referred to as the “merger agreement”);

•

a proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	any other business properly brought before the special meeting or any adjournment or postponement thereof.

The attached joint proxy statement/prospectus describes the terms and conditions of the merger agreement and includes the complete text of the merger agreement as Annex A. We urge you to read the enclosed materials carefully for a complete description of the merger agreement and the merger. The accompanying joint proxy statement/prospectus forms a part of this notice.

The Renasant board of directors has fixed the close of business on             , 2013, as the record date for the special meeting. Only Renasant shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting. Approval of each of the proposals requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present.

Whether or not you plan to attend the special meeting, please submit your proxy with voting instructions. Please vote as soon as possible by accessing the internet site listed on the Renasant proxy card, by calling the toll-free number listed on the Renasant proxy card, or by submitting your proxy card by mail. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of record of Renasant common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before the special meeting in the manner described in the accompanying document.

The Renasant board of directors has unanimously adopted and approved the merger agreement and recommends that Renasant shareholders vote “FOR” the approval of the merger agreement and “FOR” the adjournment of the Renasant special meeting if necessary or appropriate to permit further solicitation of proxies.

By Order of the Board of Directors

E. Robinson McGraw
Chairman of the Board of Directors, President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES PROMPTLY.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on June     , 2013

On June     , 2013, First M&F Corporation (“First M&F”) will hold a Special Meeting of Shareholders at the Mary Ricks Thornton Cultural Center, located at the corner of East Washington Street and North Huntington Street, Kosciusko, Mississippi at             , local time, to consider and vote upon the following matters:

•

a proposal to approve the Agreement and Plan of Merger, dated as of February 6, 2013, by and among Renasant Corporation (“Renasant”), Renasant Bank, First M&F Corporation and Merchants and Farmers Bank, as it may be amended from time to time (referred to as the “merger agreement”);

•	a proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to First M&F named executive officers that is based on or otherwise relates to the merger;

•

a proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	any other business properly brought before the special meeting or any adjournment or postponement thereof.

The attached joint proxy statement/prospectus describes the terms and conditions of the merger agreement and includes the complete text of the merger agreement as Annex A. We urge you to read the enclosed materials carefully for a complete description of the merger agreement and the merger. The accompanying joint proxy statement/prospectus forms a part of this notice.

The First M&F board of directors has fixed the close of business on             , 2013, as the record date for the special meeting. Only First M&F shareholders of record at that time are entitled to notice of, and, if a holder of First M&F common stock, to vote at, the special meeting, or any adjournment or postponement of the special meeting. Approval of each of the proposals requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present.

Whether or not you plan to attend the special meeting, please submit your proxy with voting instructions. Please vote as soon as possible by accessing the internet site listed on the First M&F proxy card, by calling the toll-free number listed on the First M&F proxy card, or by submitting your proxy card by mail. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of record of First M&F common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before the special meeting in the manner described in the accompanying document.

The First M&F board of directors has unanimously adopted and approved the merger agreement and recommends that First M&F shareholders vote “FOR” the approval of the merger agreement, “FOR” the approval, on an advisory (nonbinding) basis, of the compensation that may be paid or become payable to First M&F named executive officers that is based on or otherwise relates to the merger, and “FOR” the adjournment of the First M&F special meeting if necessary or appropriate to permit further solicitation of proxies.

By Order of the Board of Directors
Hugh S. Potts, Jr.
Chairman of the Board and
Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES PROMPTLY.

Annex A	Agreement and Plan of Merger, dated as of February 6, 2013, by and among Renasant Corporation, Renasant Bank, First M&F Corporation and Merchants and Farmers Bank

Annex B	Opinion of Keefe, Bruyette & Woods, Inc.

Annex C	Opinion of Sandler O’Neill + Partners, L.P.

QUESTIONS AND ANSWERS

The following are answers to certain questions that you may have regarding the Renasant special meeting, the First M&F special meeting and the merger. We urge you to read carefully the remainder of this document (including the risk factors beginning on page 14) because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this document.

Q:	What are holders of First M&F common stock being asked to vote on?

A: Holders of First M&F common stock are being asked to vote (1) to adopt and approve an agreement and plan of merger by and among Renasant, Renasant Bank, First M&F and Merchants and Farmers Bank (“M&F Bank”), (2) to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to First M&F named executive officers that is based on or otherwise relates to the merger and (3) to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the adoption and approval of the merger agreement. Throughout the remainder of this joint proxy statement/prospectus, the agreement and plan of merger is referred to as the “merger agreement” and the proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to First M&F named executive officers that is based on or otherwise relates to the merger is referred to as the “compensation proposal”. In the merger, First M&F will be merged with and into Renasant, and Renasant will be the surviving corporation. Immediately thereafter, M&F Bank will merge with and into Renasant Bank, and Renasant Bank will be the surviving bank. References to the “merger” refer to the merger of First M&F with and into Renasant, unless the context clearly indicates otherwise.

Q:	What are holders of Renasant common stock being asked to vote on?

A: Holders of Renasant common stock are being asked to vote (1) to adopt and approve the merger agreement and (2) to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the adoption and approval of the merger agreement.

Q:	What do holders of First M&F common stock need to do now?

A: After you have carefully read this document and have decided how you wish to vote your shares, indicate on your proxy card how you want your shares to be voted with respect to the adoption and approval of the merger agreement and approval of the adjournment of the First M&F special meeting if necessary or appropriate to solicit additional proxies. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote by telephone or through the internet. Submitting your proxy by internet, telephone or mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the First M&F special meeting. Your proxy card must be received prior to the special meeting on June     , 2013 in order to be counted. If you would like to attend the First M&F special meeting, see “Can I attend the First M&F special meeting and vote my shares in person?”

Q:	What do Renasant shareholders need to do now?

A: After you have carefully read this document and have decided how you wish to vote your shares, indicate on your proxy card how you want your shares to be voted with respect to the adoption and approval of the merger agreement and approval of the adjournment of the Renasant special meeting if necessary or appropriate to solicit additional proxies. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote by telephone or through the internet. Submitting your proxy by internet, telephone or mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the Renasant special meeting. Your proxy card must be received prior to the special meeting on June     , 2013 in order to be counted. If you would like to attend the Renasant special meeting, see “Can I attend the Renasant special meeting and vote my shares in person?”

i

Q:	Why is my vote as a holder of First M&F common stock important?

A: If you do not vote by proxy, telephone or internet or vote in person at the First M&F special meeting, it will be more difficult for First M&F to obtain the necessary quorum to hold its special meeting. In addition, approval of each of the merger agreement and the compensation proposal requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present. The First M&F board of directors recommends that you vote to adopt and approve the merger agreement and the compensation proposal.

Q:	Why is my vote as a Renasant shareholder important?

A: If you do not vote by proxy, telephone or internet or vote in person at the Renasant special meeting, it will be more difficult for Renasant to obtain the necessary quorum to hold its special meeting. In addition, approval of the merger agreement requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present. The Renasant board of directors recommends that you vote to adopt and approve the merger agreement.

Q:	What will happen if First M&F shareholders do not approve the compensation proposal at the special meeting?

A: Approval of the compensation proposal is not a condition to completion of the merger. The vote on this proposal is an advisory vote and will not be binding on First M&F (or the combined company that results from the merger) regardless of whether the merger agreement is approved. Accordingly, because First M&F is contractually obligated to pay the compensation, if the merger agreement is approved and the merger is consummated, it is expected that the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

Q:	If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A: No. Your broker cannot vote your shares without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker. Without instructions, your shares will not be voted, which will have the effect described below.

Q:	What if I abstain from voting or fail to instruct my broker?

A: If you are a holder of First M&F common stock and you abstain from voting or fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, referred to as a broker non-vote, the abstention or a broker non-vote will be counted toward a quorum at the First M&F special meeting, but it will have no effect on the vote to approve the merger agreement, the compensation proposal or the proposal to adjourn the special meeting if necessary or appropriate in order to solicit additional proxies.

If you are a holder of Renasant common stock and you abstain from voting or fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, referred to as a broker non-vote, the abstention or a broker non-vote will be counted toward a quorum at the Renasant special meeting, but it will have no effect on the vote to approve the merger agreement or to approve the proposal to adjourn the special meeting if necessary or appropriate in order to solicit additional proxies.

Q:	Can I attend the First M&F special meeting and vote my shares in person?

A: Yes. All holders of First M&F common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the First M&F special meeting. Holders of record of First M&F common stock as of the record date can vote in person at the First M&F special meeting. If you choose to vote in person at the special meeting and if you are a registered shareholder of record, you should bring the enclosed proxy card and proof of identity. If you hold your shares in street name, you must obtain and bring a broker representation letter in your name from your bank, broker or other holder of record and proof of identity. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting, which will be printed on the meeting agenda. At the appropriate time during the special meeting, the shareholders present will be asked whether anyone wishes to vote in person. You should raise your hand at this time to receive a ballot to record your vote. Even if you plan to attend the special meeting, First M&F encourages you to vote by telephone, internet or mail so your vote will be counted if you later decide not to attend the special meeting.

Q:	Can I attend the Renasant special meeting and vote my shares in person?

A: Yes. All holders of Renasant common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Renasant special meeting. Holders of Renasant common stock as of the record date can vote in person at the Renasant special meeting. If you choose to vote in person at the special meeting and if you are a registered shareholder of record or hold shares in the Renasant 401(k) plan or employee stock ownership plan, you should bring the enclosed proxy card and proof of identity. If you hold your shares in street name, you must obtain and bring a broker representation letter in your name from your bank, broker or other holder of record and proof of identity. Please show this documentation at the meeting registration desk to attend the meeting. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting, which will be printed on the meeting agenda. At the appropriate time during the special meeting, the shareholders present will be asked whether anyone wishes to vote in person. You should raise your hand at this time to receive a ballot to record your vote. Even if you plan to attend the special meeting, Renasant encourages you to vote by telephone, internet or mail so your vote will be counted if you later decide not to attend the special meeting.

Q:	Is the merger expected to be taxable to First M&F shareholders?

A: Generally, no. The merger is intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and holders of First M&F common stock are not expected to recognize any gain or loss for United States federal income tax purposes on the exchange of shares of First M&F common stock for shares of Renasant common stock in the merger, except with respect to cash received in lieu of a fractional share of Renasant common stock. You should read “United States Federal Income Tax Consequences of the Merger” beginning on page     for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the specific tax consequences of the merger to you.

Q:	If I am a holder of First M&F common stock, can I change or revoke my vote?

A: Yes. You may revoke any proxy at any time before it is voted in any of the following ways: (1) by personally appearing and choosing to vote at the special meeting, if you are the shareholder of record, or you obtain and bring a broker representation letter in your name from your bank, broker or the holder of record and, in all cases, you bring proof of identity; (2) by written notification to First M&F which is received prior to the exercise of the proxy; or (3) by a subsequent proxy executed by the person executing the prior proxy and presented at the special meeting. First M&F shareholders may send their written revocation letter to First M&F Corporation, Attention: Corporate Secretary, 134 West Washington Street, Kosciusko, Mississippi 39090. If you have voted your shares through the internet, you may revoke your prior internet vote by recording a different vote using internet voting, or by signing and returning a proxy card dated as of a date that is later than your last internet vote. If you have voted your shares through a telephone call, you may revoke your prior telephone vote by calling the toll-free number listed on the First M&F proxy card and recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone vote.

Any shareholder entitled to vote in person at the First M&F special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q:	If I am a holder of Renasant common stock, can I change or revoke my vote?

A: Yes. You may revoke any proxy at any time before it is voted in any of the following ways: (1) by personally appearing and choosing to vote at the special meeting, if you are the shareholder of record or hold shares in the Renasant 401(k) plan or employee stock ownership plan, or you obtain and bring a broker representation letter in your name from your bank, broker or the holder of record and, in all cases, you bring proof of identity; (2) by written notification to Renasant which is received prior to the exercise of the proxy; or (3) by a subsequent proxy executed by the person executing the prior proxy and presented at the special meeting. Renasant shareholders may send their written revocation letter to Renasant Corporation, Attention: Secretary, 209 Troy Street, Tupelo, Mississippi 38804-4827. If you have voted your shares through the internet, you may revoke your prior internet vote by recording a different vote using internet voting, or by signing and returning a proxy card dated as of a date that is later than your last internet vote. If you have voted your shares through a telephone call, you may revoke your prior telephone vote by calling the toll-free number listed on the Renasant proxy card and recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone vote.

Any shareholder entitled to vote in person at the Renasant special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q:	If I am a holder of First M&F common stock with shares represented by stock certificates, should I send in my First M&F stock certificates now?

A: No. You should not send in your First M&F stock certificates at this time. After completion of the merger, Renasant will cause instructions to be sent to you for exchanging First M&F stock certificates for shares of Renasant common stock in book-entry form and cash to be paid in lieu of a fractional share of Renasant common stock. The shares of Renasant common stock that First M&F shareholders will receive in the merger will be issued in book-entry form. Please do not send in your stock certificates with your proxy card.

Q:	What should I do if I hold my shares of First M&F common stock in book-entry form?

A: You are not required to take any specific actions if you hold your shares of First M&F common stock in book-entry form. After the completion of the merger, shares of First M&F common stock held in book-entry form will automatically be exchanged for shares of Renasant common stock in book-entry form and cash to be paid in lieu of a fractional share of Renasant common stock.

Q:	Can I place my First M&F stock certificate(s) into book-entry form prior to merger?

A: Yes, First M&F stock certificates can be placed into book-entry form prior to merger. For more information, please contact Rhonda Mink at (662) 289-8508.

Q:	Who can I contact if I cannot locate my First M&F stock certificate(s)?

A: If you are unable to locate your original First M&F stock certificate(s), you should contact Rhonda Mink at (662) 289-8508.

Q:	When do you expect to complete the merger?

A: We currently expect to complete the merger during the third quarter of 2013. However, we cannot assure you when or if the merger will occur. We must, among other things, first obtain the approvals of First M&F shareholders and Renasant shareholders at their respective special meetings and the required regulatory approvals described below in “Regulatory Approvals Required for the Merger” beginning on page     .

Q:	Whom should I call with questions?

A: First M&F shareholders should contact John G. Copeland, First M&F’s Chief Financial Officer, by telephone at (662) 289-8594, or First M&F’s proxy solicitor, AST Phoenix Advisors, toll-free at (877) 478-5038.

Renasant shareholders should contact Kevin D. Chapman, Renasant’s Chief Financial Officer, at (662) 680-1450.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus and the documents that are made part of this joint proxy statement/prospectus by reference to other documents filed with the Securities and Exchange Commission, which is sometimes referred to as the SEC, include various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Renasant and First M&F that are subject to risks and uncertainties. Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This document reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward-looking statements are subject to a number of factors and uncertainties which could cause Renasant’s, First M&F’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements. Forward-looking statements speak only as of the date they are made and neither Renasant nor First M&F assumes any duty to update forward-looking statements. In addition to factors previously disclosed in Renasant’s and First M&F’s reports filed with the SEC and those identified elsewhere herein, these forward-looking statements include, but are not limited to, statements about (1) the expected benefits of the transaction between Renasant and First M&F and between Renasant Bank and M&F Bank, including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and (2) Renasant’s and First M&F’s plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Renasant’s and First M&F’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those indicated or implied in the forward-looking statements.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the businesses of Renasant and First M&F may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected;

•	the expected growth opportunities or costs savings from the transaction may not be fully realized or may take longer to realize than expected;

•	revenues following the transaction may be lower than expected as a result of losses of customers or other reasons;

•	deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected;

•	governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe;

•	Renasant’s or First M&F’s shareholders may fail to approve the transaction;

•	the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions;

•	reputational risks and the reaction of the companies’ customers to the transaction;

•	diversion of management time on merger related issues;

•	changes in asset quality and credit risk;

•	inflation;

•	customer acceptance of the combined company’s products and services;

v

•	customer borrowing, repayment, investment and deposit practices;

•	the outcome of pending litigation against, among others, First M&F and the current members of its board of directors;

•	the introduction, withdrawal, success and timing of business initiatives;

•	the impact, extent, and timing of technological changes;

•	a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results;

•

the U.S. legal and regulatory framework, including those associated with the Dodd Frank Wall Street Reform and Consumer Protection Act, could adversely affect the operating results of the combined company;

•	the interest rate environment may compress margins and adversely affect net interest income; and

•	competition from other financial services companies in the combined company’s markets could adversely affect operations.

Additional factors that could cause Renasant’s, First M&F’s or the combined company’s results to differ materially from those described in the forward-looking statements can be found in Renasant’s and First M&F’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Renasant, First M&F or the proposed merger or other matters and attributable to Renasant, First M&F or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above. Renasant and First M&F do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

SUMMARY

This summary highlights the material information from this document. It may not contain all of the information that is important to you. We urge you to carefully read the entire document and the other documents to which we refer in order to fully understand the merger and the related transactions, including the risk factors set forth on page 14. See “Where You Can Find More Information” on page     . We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

In the Merger, Holders of First M&F Common Stock Will Have a Right to Receive 0.6425 of a Share of Renasant Common Stock per Share of First M&F Common Stock (page     )

Renasant and First M&F are proposing the merger of First M&F with Renasant. If the merger is completed, First M&F will merge with and into Renasant, with Renasant being the surviving company, and First M&F common stock will no longer be publicly traded. Under the terms of the merger agreement, holders of First M&F common stock will have a right to receive 0.6425 (the “exchange ratio”) of a share of Renasant common stock for each share of First M&F common stock held immediately prior to the merger. Renasant will not issue any fractional shares of Renasant common stock in the merger. Instead, a holder of First M&F common stock who otherwise would have received a fraction of a share of Renasant common stock will receive an amount in cash. This cash amount will be determined by multiplying the fraction of a share of Renasant common stock to which the holder would otherwise be entitled by the average closing price of one share of Renasant common stock as reported on the Nasdaq for the 10 trading days immediately prior to the date on which the merger is completed, and then rounded to the nearest cent.

Example: If you hold 100 shares of First M&F common stock, you will have a right to receive 64 shares of Renasant common stock and a cash payment instead of the 0.25 of a share of Renasant common stock that you otherwise would have received.

The merger agreement between Renasant and First M&F governs the merger. The merger agreement is included in this document as Annex A. Please read the merger agreement carefully. All descriptions in this summary and elsewhere in this document of the terms and conditions of the merger are qualified by reference to the merger agreement.

What Holders of First M&F Stock Options Will Receive (page    )

Upon completion of the merger, each outstanding option or similar right to acquire First M&F common stock will convert into a fully vested and exercisable option to purchase a number of shares of Renasant common stock equal to the number of shares of First M&F common stock underlying such stock option or similar right immediately prior to the merger multiplied by the exchange ratio (rounded down to the nearest whole share), with an exercise price that equals the exercise price of such First M&F stock option or similar right immediately prior to the merger divided by the exchange ratio (rounded up to the nearest whole cent) and otherwise on the same terms and conditions as were in effect immediately prior to the completion of the merger.

Treatment of First M&F CDCI Preferred Stock and Related Warrant (page     )

The merger agreement provides that each outstanding share of First M&F’s Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series CD, stated liquidation amount $1,000 per share, issued to the U.S. Department of the Treasury, which we refer to as the U.S. Treasury, under its Community Development Capital Initiative (the “First M&F CDCI Preferred Stock”), as well as the related warrants held by the U.S. Treasury, will be either redeemed by First M&F or purchased by Renasant prior to the effective time of the merger. In the event this does not occur, then each share of First M&F CDCI Preferred Stock issued and outstanding prior to the effective time of the merger will be converted into the right to receive one share of preferred stock, par value $0.01 per share, of Renasant to be designated, prior to the closing date of the merger, as Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series CD, stated liquidation amount $1,000 per share, and the related warrant will be converted into a warrant to purchase Renasant common stock (after appropriate adjustments to the number of shares of Renasant common stock purchasable thereunder and the exercise price thereof to reflect the exchange ratio).

The Merger Is Intended to Be Tax-Free to First M&F Shareholders as to the Shares of Renasant Common Stock They Receive (page     )

The merger is intended to be treated as a reorganization within the meaning of Section 368(a) of the Code, and it is a condition to our respective obligations to complete the merger that each of Renasant and First M&F receive a legal opinion to that effect. Accordingly, the merger generally will be tax-free to you for United States federal income tax purposes as to the shares of Renasant common stock you receive in the merger, except for any gain or loss that may result from the receipt of cash in lieu of fractional shares of Renasant common stock that you would otherwise be entitled to receive. See “United States Federal Income Tax Consequences of the Merger” on page     .

The United States federal income tax consequences described above may not apply to all holders of First M&F common stock. Your tax consequences will depend on your individual situation. Accordingly, First M&F strongly urges you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Accounting Treatment of Merger (page     )

The merger will be accounted for as an “acquisition,” as that term is used under accounting principles generally accepted in the United States of America, for accounting and financial reporting purposes.

Comparative Market Prices and Share Information (pages    and    )

Renasant common stock is listed on the Nasdaq under the symbol “RNST.” First M&F common stock is listed on the Nasdaq under the symbol “FMFC.” The following table shows the closing sale prices of Renasant common stock and First M&F common stock as reported on the Nasdaq on February 6, 2013, the last trading day before we announced the merger, and on             , 2013, the last practicable trading day before the distribution of this document. This table also shows the implied value of the merger consideration proposed for each share of First M&F common stock, which we calculated by multiplying the 10-day average closing price of Renasant common stock as of February 4, 2013, which was $19.22, by the exchange ratio.

	Renasant Common Stock		First M&F Common Stock		Implied Value of One Share of First M&F Common Stock
February 6, 2013		$19.44		$8.45		$12.35
, 2013	$		$		$

The market price of Renasant common stock and First M&F common stock will fluctuate prior to the merger. First M&F shareholders and Renasant shareholders are urged to obtain current market quotations for the shares prior to making any decision with respect to the merger.

Keefe, Bruyette & Woods, Inc. Has Provided an Opinion to the First M&F Board of Directors Regarding the Merger Consideration (page      and Annex B)

On February 6, 2013, Keefe, Bruyette & Woods, Inc., sometimes referred to as KBW, rendered its oral opinion to the board of directors of First M&F, subsequently confirmed in writing, that, as of such date and based upon and subject to the factors and assumptions described to the First M&F board during its presentation and set forth in its written opinion, the consideration to be paid to the holders of First M&F common stock in the proposed merger was fair, from a financial point of view, to holders of First M&F common stock. The full text of KBW’s written opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference herein. First M&F shareholders are urged to read the opinion in its entirety. Pursuant to an engagement letter between First M&F and KBW, First M&F has agreed to pay KBW a customary transaction fee in connection with the merger, which is payable upon completion of the merger, and a fee for rendering its fairness opinion, which was paid upon the signing of the merger agreement. KBW’s written opinion is addressed to the board of directors of First M&F, is directed only to the consideration to be paid in the merger and does not constitute a recommendation as to how any holder of First M&F common stock should vote with respect to the merger or any other matter. KBW has consented to the use of its opinion letter dated February 6, 2013 and the references to such letter in this joint proxy statement/prospectus.

Sandler O’Neill + Partners, L.P. Has Provided an Opinion to the Renasant Board of Directors Regarding the Merger Consideration (page      and Annex C)

In deciding to approve the merger, the Renasant board of directors considered the oral opinion of its financial advisor, Sandler O’Neill + Partners, L.P., sometimes referred to as Sandler O’Neill, provided to the Renasant board of directors on February 6, 2013 (subsequently confirmed in writing) that as of the date of the opinion, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its written opinion, the merger consideration payable to holders of First M&F common stock pursuant to the merger agreement was fair from a financial point of view to Renasant. A copy of the opinion is attached to this document as Annex C and is incorporated by reference herein. Renasant shareholders should read the opinion completely and carefully to understand the assumptions made, procedures followed, matters considered and limitations of the review undertaken by Sandler O’Neill in providing its opinion. The opinion of Sandler O’Neill will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger. Pursuant to an engagement letter between Renasant and Sandler O’Neill, Renasant has agreed to pay Sandler O’Neill a customary transaction fee in connection with the merger, which is payable upon completion of the merger, and a fee for rendering its fairness opinion, which was paid upon the signing of the merger agreement and which will be credited against the aforementioned transaction fee. Sandler O’Neill addressed its opinion to the Renasant board of directors, and the opinion is not a recommendation as to how any shareholder of Renasant should vote with respect to the merger or any other matter or as to any action that a shareholder should take relating to the merger. Sandler O’Neill has consented to the use of its opinion letter dated February 6, 2013 and the references to such letter in this document.

The First M&F Board of Directors Recommends that Holders of First M&F Common Stock Vote “FOR” the Adoption and Approval of the Merger Agreement (page     )

The First M&F board of directors believes that the merger is in the best interests of First M&F and its shareholders and has unanimously approved the merger and the merger agreement. The First M&F board of directors unanimously recommends that holders of First M&F common stock vote “FOR” the adoption and approval of the merger agreement. In reaching its decision, the First M&F board considered a number of factors, which are described in more detail in “The Merger—First M&F’s Reasons for the Merger; Recommendation of the First M&F Board of Directors” on page     . The First M&F board of directors did not assign relative weights to the factors described in that section or the other factors considered by it. In addition, the First M&F board did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the First M&F board of directors may have given weights to different factors.

The Renasant Board of Directors Recommends that Renasant Shareholders Vote “FOR” the Approval of the Merger Agreement (page     )

The Renasant board of directors believes that the merger is in the best interests of Renasant and its shareholders and has unanimously approved the merger and the merger agreement. The Renasant board of directors unanimously recommends that Renasant shareholders vote “FOR” the approval of the merger agreement. In reaching its decision, the Renasant board considered a number of factors, which are described in more detail in “The Merger—Renasant’s Reasons for the Merger; Recommendation of the Renasant Board of Directors” on page     . The Renasant board of directors did not assign relative weights to the factors described in that section or the other factors considered by it. In addition, the Renasant board did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the Renasant board of directors may have given weights to different factors.

First M&F’s Directors and Executive Officers May Receive Additional Benefits from the Merger (page     )

When considering the information contained in this joint proxy statement/prospectus, including the recommendation of First M&F’s board of directors to vote to adopt and approve the merger agreement, First M&F shareholders should be aware that First M&F’s executive officers and members of First M&F’s board of directors may have interests in the merger that are different from, or in addition to, those of First M&F shareholders generally. First M&F’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger (to the extent these interests were in existence at the time of the evaluation and negotiation of the merger agreement and the merger), and in recommending that the merger agreement be adopted and approved by First M&F’s shareholders. For information concerning these interests, please see the discussion under the caption “The Merger—Interests of First M&F’s Directors and Executive Officers in the Merger” on page     .

Holders of First M&F Common Stock Do Not Have Appraisal Rights (page     )

Appraisal rights, also referred to as dissenters’ rights, are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair cash value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the Mississippi Business Corporation Act, or MBCA. As a result of the provisions of the MBCA, the holders of First M&F common stock are not entitled to appraisal rights in the merger. For more information, see “The Merger—First M&F Shareholders Do Not Have Appraisal Rights in the Merger” beginning on page     .

Conditions Exist That Must Be Satisfied or Waived for the Merger to Occur (page     )

Currently, Renasant and First M&F expect to complete the merger during the third quarter of 2013. As more fully described in this document and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, receipt of the requisite approvals of each company’s shareholders, the receipt of all required regulatory approvals (including approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), Federal Deposit Insurance Corporation (the “FDIC”), and the Mississippi Department of Banking and Consumer Finance), and the receipt of legal opinions by each company regarding the United States federal income tax treatment of the merger.

Renasant and First M&F cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

First M&F or Renasant May Terminate the Merger Agreement Under Certain Circumstances (page     )

First M&F and Renasant may mutually agree to terminate the merger agreement before completing the merger, even after First M&F shareholder approval and/or Renasant shareholder approval, as long as the termination is approved by each of the First M&F and Renasant boards of directors.

The merger agreement may also be terminated by either party in the following circumstances:

•

if the merger has not been completed on or before September 30, 2013, unless the required regulatory approvals are pending and have not been finally resolved, in which event such date shall be automatically extended to December 31, 2013, unless the failure to complete the merger by that date is due to the breach of the merger agreement by the party seeking to terminate;

•

if there has been a final, non-appealable denial of required regulatory approvals (including the redemption or purchase of the issued and outstanding shares of First M&F CDCI Preferred Stock and the related warrants prior to or contemporaneously with the merger) or an injunction prohibiting the transactions contemplated by the merger agreement;

•

if the requisite shareholder vote in connection with the merger agreement is not obtained at the Renasant or First M&F shareholder meeting (or any adjournment or postponement thereof), unless the failure to obtain the requisite shareholder vote shall be due to the failure of the applicable party to perform or observe its agreements set forth in the merger agreement;

•

if there is a breach of the merger agreement that would result in the failure of any of the closing conditions and cannot or has not been cured within 30 days after the breaching party receives written notice of such breach; or

•

if prior to receipt of the other party’s shareholder approval, that other party, its board or any committee of its board (1) withdraws, or modifies or qualifies in a manner adverse to Renasant or First M&F, as applicable, or refuses to make, the recommendation that its shareholders approve the merger agreement or (2) adopts, approves, recommends, endorses or otherwise declares advisable certain business combination proposals, or (3) materially breaches its obligation to call, give notice of, convene and hold its special shareholders’ meeting.

In addition, First M&F may terminate the merger agreement if (1) its board of directors determines in good faith that the holding of the special meeting, the making of recommendation of the merger agreement or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors; or (2) its board of directors determines in good faith (after consultation with its legal and financial advisors) that (a) a proposed acquisition transaction with an entity other than Renasant would be required in order for its directors to comply with their fiduciary duties and (b) that such proposed merger is reasonably likely to be consummated and would result in a transaction more favorable to First M&F’s shareholders from a financial point of view than the merger with Renasant.

For a further description of the merger agreement see page     .

Expenses and Termination Fees (page     )

In general, each of First M&F and Renasant will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement, subject to specific exceptions discussed in this document. Upon termination of the merger agreement under specified circumstances, First M&F may be required to pay Renasant a termination fee of $5.8 million. See “The Merger Agreement—Termination Fee” beginning on page      for a complete discussion of the circumstances under which termination fees will be required to be paid.

Regulatory Approvals Required for the Merger (page     )

First M&F and Renasant have agreed to use their reasonable best efforts to obtain all regulatory approvals, including all antitrust clearances, required to complete the transactions contemplated by the merger agreement. The required regulatory approvals include approval from the Federal Reserve, the FDIC, the United States Department of Justice, the Mississippi Department of Banking and Consumer Finance, state securities authorities, and various other federal and state regulatory authorities and self-regulatory organizations. First M&F and Renasant have completed, or will complete promptly following the date of this document, the filing of applications and notifications to obtain the required regulatory approvals.

Although we do not know of any reason why we cannot obtain the remaining regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them.

Litigation Relating to the Merger (page     )

On March, 5, 2013, a putative shareholder class action lawsuit, Zeng. vs. Hugh S. Potts, Jr. et al., was filed in the United States District Court for the Northern District of Mississippi against First M&F, the members of its board of directors, M&F Bank, Renasant and Renasant Bank asserting that the First M&F directors breached their fiduciary duties and/or violated Mississippi law in connection with the negotiation and execution of the merger agreement and that First M&F, M&F Bank, Renasant and Renasant Bank aided and abetted those alleged breaches of fiduciary duties. Among other relief, the plaintiff seeks to enjoin the merger. Renasant and First M&F believe these claims are without merit.

Also on March 5, 2013, First M&F received a shareholder litigation demand letter from a shareholder alleging that members of the First M&F board of directors breached their fiduciary duties and that First M&F, M&F Bank, Renasant and Renasant Bank aided and abetted those alleged breaches of fiduciary duties. The demand letter asked First M&F to remedy the alleged breaches of fiduciary duties prior to closing the merger. A draft complaint was attached to the demand letter proposed to be filed in the Circuit Court of Attala County, Mississippi, if First M&F did not take the action requested in the demand letter. The draft complaint seeks, among other relief, to enjoin the merger. Under applicable Mississippi law, First M&F has 90 days from March 5, 2013 to respond to the demand letter before any further action can be taken. Renasant and First M&F believe these claims are without merit. For more information, see “The Merger—Litigation Relating to the Merger” on page     .

Renasant Board of Directors Following Completion of the Merger (page     )

Upon completion of the merger, the number of directors constituting Renasant’s and Renasant Bank’s respective boards of directors will be increased by two, to 18 members each, and two individuals who are currently directors of First M&F selected by Renasant (after taking into account First M&F’s recommendations) will be appointed to complete the larger boards. As of the date of this joint proxy statement/prospectus, Renasant has not identified the particular members of First M&F’s board who will be appointed to join Renasant and Renasant Bank’s respective boards of directors.

The Rights of Holders of First M&F Common Stock Will Change as a Result of the Merger (page     )

The rights of holders of First M&F common stock are governed by Mississippi law, as well as First M&F’s Articles of Incorporation, as amended (which we refer to as the M&F Articles), and First M&F’s Amended and Restated Bylaws (or, the M&F Bylaws). After completion of the merger, the rights of former First M&F shareholders will remain governed by Mississippi law but will instead be governed by Renasant’s Articles of Incorporation, as amended (which we refer to as the Renasant Articles), and Renasant’s Restated Bylaws (or, the Renasant Bylaws). This document contains descriptions of the material differences in shareholder rights beginning on page     .

First M&F Will Hold its Special Meeting on June     , 2013 (page     )

The First M&F special meeting will be held on June     , 2013, at the Mary Ricks Thornton Cultural Center, located at the corner of East Washington Street and North Huntington Street, Kosciusko, Mississippi at             , local time. At the special meeting, holders of First M&F common stock will be asked to:

•	adopt and approve the merger agreement;

•	a proposal to approve, on an advisory (nonbinding) basis, the compensation proposal;

•	approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	vote on any other business properly brought before the special meeting or any adjournment or postponement thereof.

Record Date. Only holders of record of First M&F common stock at the close of business on             , 2013 will be entitled to vote at the special meeting. Each share of First M&F common stock is entitled to one vote. As of the record date of             , 2013, there were             shares of First M&F common stock entitled to vote at the special meeting.

Required Vote. Approval of the merger agreement, the compensation proposal on a non-binding (advisory) basis and the proposal to adjourn the special meeting if necessary or appropriate in order to solicit additional proxies in each case requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present. Assuming that a quorum is present, your failure to vote, an abstention or a broker non-vote will have no effect on the approval of any of the proposals.

All of the directors of First M&F and M&F Bank have entered into agreements with Renasant pursuant to which they have agreed, in their capacity as holders of First M&F common stock, to vote all of their shares in favor of the adoption and approval of the merger agreement. As of the record date, these directors of First M&F and their affiliates had the right to vote approximately             shares of First M&F common stock, or approximately      % of the outstanding First M&F shares entitled to be voted at the special meeting. We expect these individuals to vote their First M&F common stock in favor of the approval of the merger agreement in accordance with those agreements.

Renasant Will Hold its Special Meeting on June     , 2013 (page     )

The Renasant special meeting will be held on June     , 2013, at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827 at             , local time. At the special meeting, Renasant shareholders will be asked to:

•	adopt and approve the merger agreement;

•	approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	vote on any other business properly brought before the special meeting or any adjournment or postponement thereof.

Record Date. Only holders of record at the close of business on             , 2013 will be entitled to vote at the special meeting. Each share of Renasant common stock is entitled to one vote. As of the record date, there were             shares of Renasant common stock entitled to vote at the special meeting.

Required Vote. Approval of the merger agreement and the proposal to adjourn the special meeting if necessary or appropriate in order to solicit additional proxies in each case requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present. Assuming that a quorum is present, your failure to vote, an abstention or a broker non-vote will have no effect on the approval of either proposal.

As of the record date, directors and executive officers of Renasant and their affiliates had the right to vote approximately             shares of Renasant common stock, or approximately     % of the outstanding Renasant common stock entitled to be voted at the special meeting. We currently expect that each of these individuals will vote their shares of Renasant common stock in favor of the proposals to be presented at the special meeting.

Information about the Companies (page     )

First M&F Corporation

First M&F is a Mississippi corporation incorporated in 1979 that is the owner of the seventh largest bank headquartered in Mississippi, Merchants and Farmers Bank, a Mississippi-chartered bank established in 1890. As of December 31, 2012, First M&F had total assets of approximately $1.602 billion, deposits of approximately $1.403 billion and total stockholders’ equity of approximately $118 million. First M&F operates 42 banking (including loan production), financial services, mortgage and insurance offices and more than 37 automated teller machines throughout north and north central Mississippi, west Tennessee and central Alabama. First M&F’s deposits are insured by the FDIC.

The principal executive offices of First M&F are located 134 West Washington Street, Kosciusko, Mississippi 39090 and its telephone number is (662) 289-5121. Additional information about First M&F and its subsidiaries is included in documents incorporated by reference in this document. See “Where You Can Find More Information” on page     .

Renasant Corporation

Renasant is a Mississippi corporation incorporated in 1982 that is the owner of the fourth largest bank headquartered in Mississippi, Renasant Bank, a Mississippi-chartered bank incorporated in 1904. Through Renasant Bank, Renasant is also the owner of Renasant Insurance Agency, Inc. As of December 31, 2012, Renasant had total assets of approximately $4.179 billion, deposits of approximately $3.461 billion and total shareholders’ equity of approximately $498 million. Renasant operates 84 banking (including loan production), wealth management and insurance offices throughout north and north central Mississippi, Tennessee, north and central Alabama and north Georgia. Renasant Bank’s deposits are insured by the FDIC.

The principal executive offices of Renasant are located at 209 Troy Street, Tupelo, Mississippi 38804-4827 and its telephone number is (662) 680-1001. Additional information about Renasant and its subsidiaries is included in documents incorporated by reference in this document. See “Where You Can Find More Information” on page     .

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF RENASANT

Set forth below are highlights from Renasant’s consolidated financial data as of and for the years ended December 31, 2012 through December 31, 2008. In the opinion of Renasant management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with Renasant’s consolidated financial statements and related notes included in Renasant’s Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this document and from which this information is derived. See “Where You Can Find More Information” on page     .

(In Thousands, Except Share Data) (Unaudited) (1)

	2012	2011	2010	2009	2008
Year Ended December 31,
Interest income	$159,313	$170,687	$165,483	$170,564	$200,962
Interest expense	25,975	41,401	60,277	71,098	91,520

Net interest income	133,338	129,286	105,206	99,466	109,442
Provision for loan losses	18,125	22,350	30,665	26,890	22,804
Noninterest income	68,711	64,699	92,692	57,558	54,042
Noninterest expense	150,459	136,960	120,540	105,753	107,968

Income before income taxes	33,465	34,675	46,693	24,381	32,712
Income taxes	6,828	9,043	15,018	5,863	8,660

Net income	$26,637	$25,632	$31,675	$18,518	$24,052

Dividend payout	64.15%	66.67%	49.28%	78.16%	59.65%
Per Common Share
Net income – Basic	$1.06	$1.02	$1.39	$0.88	$1.15
Net income – Diluted	1.06	1.02	1.38	0.87	1.14
Book value at December 31	19.80	19.44	18.75	19.45	19.00
Closing price (2)	19.14	15.00	16.91	13.60	17.03
Cash dividends declared and paid	0.68	0.68	0.68	0.68	0.68
At December 31,
Assets	$4,178,616	$4,202,008	$4,297,327	$3,641,081	$3,715,980
Loans, net of unearned income	2,810,253	2,581,084	2,524,590	2,347,615	2,530,886
Securities	674,078	796,341	834,472	714,164	695,106
Deposits	3,461,221	3,412,237	3,468,151	2,576,100	2,344,331
Borrowings	164,706	254,709	316,436	618,024	933,976
Shareholders’ equity	498,208	487,202	469,509	410,122	400,371
Selected Ratios
Return on average:
Total assets	0.64%	0.60%	0.80%	0.50%	0.65%
Shareholders’ equity	5.38%	5.34%	7.16%	4.56%	5.97%
Average shareholders’ equity to average assets	11.96%	11.27%	11.21%	10.96%	10.87%
At December 31,
Shareholders’ equity to assets	11.92%	11.59%	10.93%	11.26%	10.77%
Allowance for loan losses to total loans, net of unearned income (3)	1.72%	1.98%	2.07%	1.67%	1.38%
Allowance for loan losses to nonperforming loans (3)	146.90%	127.00%	84.32%	78.25%	87.45%
Nonperforming loans to total loans, net of unearned income (3)	1.17%	1.56%	2.46%	2.13%	1.58%

(1)

Selected consolidated financial data includes the effect of mergers and other acquisition transactions from the date of each merger or other transaction. On February 4, 2011, Renasant Bank acquired specified assets and assumed specified liabilities of American Trust Bank, a Georgia-chartered bank headquartered in Roswell, Georgia (“American Trust”), from the FDIC, as receiver for American Trust. On July 23, 2010, Renasant Bank acquired specified assets and assumed specified liabilities of Crescent Bank & Trust Company, a Georgia-chartered bank headquartered in Jasper, Georgia (“Crescent”), from the FDIC, as receiver for Crescent. Refer to Item 1, Business, and Note B, “Mergers and Acquisitions,” in the Notes to Consolidated Financial Statements in Item 8, Financial Statements and Supplementary Data in Renasant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 8, 2013 and incorporated by reference herein, for additional information about the transaction involving American Trust and Crescent.

(2)	Reflects the closing price on the Nasdaq on the last trading day of Renasant’s fiscal year.
(3)	Excludes assets covered under loss-share agreements with the FDIC.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF FIRST M&F

Set forth below are highlights from First M&F’s consolidated financial data as of and for the years ended December 31, 2012 through December 31, 2008. In the opinion of First M&F management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with First M&F’s consolidated financial statements and related notes included in First M&F’s Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this document and from which this information is derived. See “Where You Can Find More Information” on page     .

(Thousands, except per share data)	2012	2011	2010	2009	2008
EARNINGS
Interest income	$62,922	$68,715	$71,692	$78,833	$93,288
Interest expense	11,529	16,851	23,891	31,239	41,292
Net interest income	51,393	51,864	47,801	47,594	51,996
Provision for loan losses	8,520	9,720	9,220	49,601	19,734
Noninterest income	22,798	21,574	20,521	19,970	21,131
Noninterest expense	56,278	58,334	54,490	95,872	54,284
Income taxes	2,408	1,011	602	(18,104)	(1,436)
Noncontrolling interests	—	—	(1)	(6)	19
Net income (loss)	$6,985	$4,373	$4,011	$(59,799)	$526
Net interest income, taxable equivalent	$52,263	$52,764	$48,921	$49,076	$53,469
Cash dividends paid on common stock	$380	$368	$366	$1,466	$4,772
Dividends paid and accretion on preferred stock	$1,901	$1,774	$1,692	$1,464	$—

PER COMMON SHARE
Net income (loss) – basic	$0.54	$0.28	$1.66	$(6.69)	$0.06
Cash dividends paid – common	.04	.04	.04	.16	.52
Book value – common	10.79	10.05	9.96	8.36	15.00
Closing stock price – common	6.98	2.84	3.74	2.21	8.46

SELECTED AVERAGE BALANCES
Assets	$1,579,007	$1,594,284	$1,590,942	$1,645,160	$1,621,703
Earning assets, amortized cost	1,424,674	1,435,537	1,426,812	1,490,413	1,455,836
Loans held for investment	981,144	1,032,137	1,045,467	1,122,307	1,200,628
Investments, amortized cost	351,893	298,836	277,393	290,963	232,274
Total deposits	1,378,496	1,389,284	1,353,643	1,321,470	1,270,547
Equity	114,084	109,370	107,166	139,156	142,024

SELECTED YEAR-END BALANCES
Assets	$1,601,683	$1,568,651	$1,603,964	$1,662,968	$1,596,865
Earning assets, carrying value	1,449,362	1,407,578	1,440,420	1,507,966	1,427,344
Loans held for investment	975,473	996,340	1,060,146	1,058,340	1,176,595
Investments, carrying value	348,562	320,774	276,929	284,550	227,145
Total deposits	1,402,675	1,371,463	1,375,412	1,388,263	1,261,387
Equity	118,443	109,596	107,065	104,630	135,968

SELECTED RATIOS
Return on average assets	0.44%	0.27%	0.25%	(3.63)%	0.03%
Return on average equity	6.12	4.00	3.74	(42.97)	0.37
Average equity to average assets	7.23	6.86	6.74	8.46	8.76
Dividend payout ratio	7.41	14.29	2.41	—	866.67
Price to earnings	12.93x	10.14x	2.25x	—	141.00x
Price to book	0.65x	0.28x	0.38x	0.26x	0.56x

UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table shows unaudited pro forma condensed combined financial information about the financial condition and results of operations after giving effect to the merger and the planned redemption by First M&F (or purchase by Renasant) of the First M&F CDCI Preferred Stock from the U.S. Treasury (the related warrant is expected to be redeemed by First M&F, or purchased by Renasant, concurrently; however, the price cannot be reasonably estimated at this time, and so the effects of this transaction are not reflected in the table below). The unaudited pro forma condensed financial information assumes that the merger is accounted for under the acquisition method of accounting, and that Renasant will record the assets and liabilities of First M&F at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the transactions as if the transactions had occurred on December 31, 2012. The unaudited pro forma condensed combined income statement for the year ended December 31, 2012, gives effect to the transactions as if the transactions had become effective at January 1, 2012. The unaudited selected pro forma condensed combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and the related notes of both Renasant and First M&F, which are incorporated in this document by reference, and in conjunction with the more detailed unaudited pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this document. See “Where You Can Find More Information” on page      and “Unaudited Pro Forma Condensed Combined Financial Information” on page     .

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the preliminary determinations of the fair value of assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual fair values that will be recorded upon completion of the merger.

Year Ended December 31, 2012
Income Statement (in thousands)
Net interest income	$186,762
Noninterest income	91,509
Total revenue	278,271
Provision for loan losses	26,645
Noninterest expense	210,734
Income before income taxes	40,892
Provision for income taxes	8,499
Net income	32,403

Balance Sheet (in thousands)
Cash and due from banks	$291,544
Net loans	3,674,700
Total assets	5,798,243
Total deposits	4,868,228
Total borrowed funds	222,150
Total shareholders’ equity	638,836

Regulatory Capital Ratios
Tier 1 capital to average assets (leverage)	8.37%
Tier 1 capital to risk-weighted assets	11.02
Total capital to risk-weighted assets	12.10

COMPARATIVE PER SHARE DATA

The following table sets forth for Renasant common stock and First M&F common stock certain historical, pro forma and pro forma-equivalent per share financial information. The pro forma and pro forma-equivalent per share information gives effect to the merger and the planned redemption by First M&F (or purchase by Renasant) of the First M&F CDCI Preferred Stock from the U.S. Treasury as if the transactions had been effective as of the date presented, in the case of the book value data, and as if the transactions had become effective on January 1, 2012, in the case of the net income and dividends declared data (the related warrant is expected to be redeemed by First M&F, or purchased by Renasant, concurrently; however, the price cannot be reasonably estimated at this time, and so the effects of this transaction are not reflected in the table below). The unaudited pro forma data in the table assumes that the merger is accounted for using the acquisition method of accounting and represents a current estimate based on available information of the combined company’s results of operations. The pro forma financial adjustments record the assets and liabilities of First M&F at their estimated fair values and are subject to adjustment as additional information becomes available and as additional analyses are performed. See “Unaudited Pro Forma Condensed Combined Financial Information” on page     . The information in the following table is based on, and should be read together with, the historical financial information that Renasant and First M&F have presented in their respective prior filings with the SEC. See “Where You Can Find More Information” on page     .

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and revenue enhancement opportunities. The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible business model changes as a result of current market conditions which may impact revenues, expense efficiencies, asset dispositions, share repurchases and other factors. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods nor is it indicative of the results of operations in future periods or the future financial position of the combined company. The Comparative Per Share Data table for the year ended December 31, 2012 combines the historical income per share data of Renasant and subsidiaries and First M&F and subsidiaries giving effect to the transactions as if the merger, using the acquisition method of accounting and the planned redemption by First M&F (or purchase by Renasant) of the First M&F CDCI Preferred Stock from the U.S. Treasury had become effective on January 1, 2012. The pro forma adjustments are based upon available information and certain assumptions that Renasant’s management believes are reasonable. Upon completion of the merger, the operating results of First M&F will be reflected in the consolidated financial statements of Renasant on a prospective basis.

	December 31, 2012
	(12 months)
	Income*	Book Value – Common**	Cash Dividends – Common
Renasant Historical	$1.06	$19.80	$0.68
First M&F Historical	0.54	10.79	0.04
Pro Forma Combined	1.05	20.39	0.68
Per Equivalent First M&F Share***	0.67	13.10	0.44

*	Income per share is calculated on diluted shares.
**	Book Value per share is calculated on the number of shares outstanding as of the end of the period.
***	Per Equivalent First M&F Share is pro forma combined multiplied by the exchange factor of 0.6425.

RISK FACTORS

In addition to the other information included in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the heading “Special Note Regarding Forward-Looking Statements” on page      of this joint proxy statement/prospectus and the matters discussed under the caption “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2012 filed by Renasant (as updated by subsequently filed Forms 10-Q and other reports filed with the SEC), Renasant and First M&F shareholders should consider the matters described below in determining whether to adopt and approve the merger agreement. If any of the following risks or other risks which have not been identified or which Renasant and First M&F may believe are immaterial or unlikely, actually occur, the business, financial condition and results of operations of the combined company could be harmed. Many factors, including those described below, could cause actual results to differ materially from those discussed in forward-looking statements.

Because the market price of Renasant common stock will fluctuate, holders of First M&F common stock cannot be sure of the market value of the merger consideration they will receive.

Upon completion of the merger, each share of First M&F common stock will be converted into merger consideration consisting of 0.6425 of a share of Renasant common stock. The market value of the merger consideration may vary from the closing price of Renasant common stock on the date we announced the merger, on the date that this document was mailed to First M&F shareholders, on the date of the special meeting of the First M&F shareholders and on the date we complete the merger and thereafter. Any change in the market price of Renasant common stock prior to completion of the merger will affect the market value of the merger consideration that First M&F shareholders will receive upon completion of the merger. Accordingly, at the time of the special meeting, First M&F shareholders will not know or be able to calculate the market value of the merger consideration they would receive upon completion of the merger. Neither company is permitted to terminate the merger agreement or resolicit the vote of First M&F shareholders solely because of changes in the market prices of either company’s stock. There will be no adjustment to the merger consideration for changes in the market price of either shares of Renasant common stock or shares of First M&F common stock. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control. You should obtain current market quotations for shares of Renasant common stock and for shares of First M&F common stock before you vote.

Holders of First M&F common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Holders of First M&F common stock currently have the right to vote in the election of the First M&F board of directors and on other matters affecting First M&F. When the merger occurs, each holder of First M&F common stock that receives shares of Renasant common stock will become a shareholder of Renasant with a percentage ownership of the combined organization that is smaller than such shareholder’s current percentage ownership of First M&F. Because of this, holders of First M&F common stock will have less influence on the management and policies of Renasant than they now have on the management and policies of First M&F.

Renasant may not be able to successfully integrate First M&F or realize the anticipated benefits of the merger.

Renasant’s merger with First M&F involves the combination of two bank holding companies that previously have operated independently. A successful combination of the operations of the two entities will depend substantially on Renasant’s ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. Renasant may not be able to combine the operations of First M&F with its operations without encountering difficulties, such as:

•	the loss of key employees and customers;

•	the disruption of operations and business;

•	inability to maintain and increase competitive presence;

•	deposit attrition, customer loss and revenue loss;

•	possible inconsistencies in standards, control procedures and policies;

•	unexpected problems with costs, operations, personnel, technology and credit; and/or

•	problems with the assimilation of new operations, sites or personnel, which could divert resources from regular banking operations.

Additionally, general market and economic conditions of governmental actions affecting the financial industry generally may inhibit Renasant’s successful integration of First M&F.

Further, Renasant entered into the merger agreement with the expectation that the merger will result in various benefits including, among other things, benefits relating to enhanced revenues, a strengthened market position for the combined company throughout Renasant’s footprint, cross selling opportunities, technology, cost savings and operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether Renasant integrates First M&F in an efficient and effective manner, and general competitive factors in the marketplace. Renasant also believes that its ability to successfully integrate First M&F with its operations will depend to a large degree upon its ability to retain First M&F’s existing management personnel. Although Renasant expects to enter into retention agreements with certain key employees of First M&F, there can be no assurances that these key employees will not depart. See “The Merger—Interests of Certain First M&F Directors and Executive Officers in the Merger” beginning on page     .

Renasant’s failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could materially impact its business, financial condition and operating results. In addition, the attention and effort devoted to the integration of First M&F with Renasant’s existing operations may divert management’s attention from other important issues and could seriously harm its business. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

The market price of Renasant common stock after the merger may be affected by factors different from those currently affecting the shares of First M&F or Renasant common stock.

The businesses of Renasant and First M&F differ in important respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of Renasant and First M&F. For a discussion of the businesses of Renasant and First M&F and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this document and referred to under “Where You Can Find More Information” beginning on page     .

The merger agreement limits First M&F’s ability to pursue an alternative acquisition proposal and requires First M&F to pay a termination fee of $5.8 million under limited circumstances relating to alternative acquisition proposals.

The merger agreement prohibits First M&F from soliciting, initiating, endorsing or knowingly encouraging or facilitating certain alternative acquisition proposals with any third party, unless the directors determine in good faith (after consultation with legal and financial advisors) that (1) a proposed acquisition transaction with an entity other than Renasant would be required in order for its directors to comply with their fiduciary duties and (2) that such alternative transaction is reasonably likely to be consummated and would result in a transaction more favorable to First M&F’s shareholders from a financial point of view than the merger with Renasant. See “The Merger Agreement—No Solicitation” on page     . The merger agreement also provides for the payment by First M&F of a termination fee in the amount of $5.8 million in the event that either party terminates the merger agreement for certain reasons. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of First M&F from considering or proposing such an acquisition. See “The Merger Agreement—Termination Fee” on page     .

Renasant and First M&F have not obtained updated fairness opinions from Sandler O’Neill and KBW, respectively, reflecting changes in circumstances that may have occurred since the signing of the merger agreement.

Renasant and First M&F have not obtained updated opinions as of the date of this document from Sandler O’Neill and KBW, which are Renasant’s and First M&F’s respective financial advisors, regarding the fairness, from a financial point of view, of the consideration to be paid in connection with the merger. Changes in the operations and prospects of Renasant or First M&F, general market and economic conditions and other factors which may be beyond the control of Renasant and First M&F, and on which the fairness opinions were based, may have altered the value of Renasant or First M&F or the prices of shares of Renasant common stock and shares of First M&F common stock as of the date of this document, or may alter such values and prices by the time the merger is completed. The opinions do not speak as of any date other than the dates of those opinions. For a description of the opinions that Renasant and First M&F received from their respective financial advisors, please refer to “The Merger—Opinion of Renasant’s Financial Advisor” beginning on page     , and “The Merger—Opinion of First M&F’s Financial Advisor” beginning on page     . For a description of the other factors considered by Renasant’s board of directors in determining to approve the merger, please refer to “The Merger—Renasant’s Reasons for the Merger; Recommendation of the Renasant Board of Directors” beginning on page     . For a description of the other factors considered by First M&F’s board of directors in determining to approve the merger, please refer to “The Merger—First M&F’s Reasons for the Merger; Recommendation of the First M&F Board of Directors” beginning on page     .

The merger is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on the combined company following the merger.

Before the merger may be completed, various approvals or consents must be obtained from the Federal Reserve, the FDIC, and various domestic bank, securities, antitrust and other regulatory authorities. These government entities, including the Federal Reserve, may impose conditions on the completion of the merger, including divestitures, or require changes to the terms of the merger. Although Renasant and First M&F do not currently expect that any material conditions or changes would be imposed, there can be no assurances that they will not be. Such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of the combined company following the merger, any of which might have an adverse effect on the combined company following the merger.

If the merger is not completed, Renasant and First M&F will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of Renasant and First M&F has incurred substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, Renasant and First M&F would have to recognize these expenses without realizing the expected benefits of the merger.

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may cause the market price of Renasant common stock or First M&F common stock to decline.

The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approvals of Renasant’s and First M&F’s shareholders. If any condition to the merger is not satisfied or waived, to the extent permitted by law, the merger will not be completed. In addition, Renasant and First M&F may terminate the merger agreement under certain circumstances even if the merger is approved by Renasant’s and First M&F’s shareholders, including but not limited to if the merger has not been completed on or before September 30, 2013. If Renasant and First M&F do not complete the merger, the market price of Renasant common stock or First M&F common stock may decline to the extent that the current market prices of those shares reflect a market assumption that the merger will be completed. In addition, neither company would realize any of the expected benefits of having completed the merger. If the merger is not completed, additional risks could materialize, which could materially and adversely affect the business, financial results, financial condition and stock prices of Renasant or First M&F. For more information on closing conditions to the merger agreement, see the section entitled “Merger Agreement—Conditions to Completion of the Merger” on page     .

First M&F shareholders do not have appraisal rights in the merger.

Appraisal rights, also referred to as dissenters’ rights, are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair cash value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under the MBCA, shareholders do not have appraisal rights with respect to shares of any class of stock which are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., which is now called the Financial Industry Regulatory Authority. Because First M&F’s common stock is so designated, holders of First M&F common stock will not be entitled to appraisal rights in the merger with respect to their shares of First M&F common stock.

Certain of First M&F’s directors and executive officers have interests in the merger that may differ from the interests of First M&F’s shareholders including, if the merger is completed, the receipt of financial and other benefits.

First M&F’s executive officers and directors have interests in the merger that are in addition to, and may be different from, the interests of First M&F shareholders generally. These interests include acceleration of vesting and payouts of their First M&F equity compensation awards, the right to potentially receive a cash severance payment for one executive officer and other benefits under an employment agreement and accelerated payouts of deferred compensation balances. See “The Merger—Interests of Certain Persons in the Merger” beginning on page      for a discussion of these interests.

Pending litigation relating to the merger could result in an injunction preventing completion of the merger.

On March, 5, 2013, a putative shareholder class action lawsuit, Zeng. vs. Hugh S. Potts, Jr. et al., was filed in the United States District Court for the Northern District of Mississippi against First M&F, the members of its board of directors, M&F Bank, Renasant and Renasant Bank asserting that the First M&F directors breached their fiduciary duties and/or violated Mississippi law in connection with the negotiation and approval of the merger agreement and that First M&F, M&F Bank, Renasant and Renasant Bank aided and abetted those alleged breaches of fiduciary duties. Among other relief, the plaintiff seeks to enjoin the merger.

Also on March 5, 2013, First M&F received a shareholder litigation demand letter from a shareholder alleging that members of the First M&F board of directors breached their fiduciary duties and that First M&F, M&F Bank, Renasant and Renasant Bank aided and abetted those alleged breaches of fiduciary duties. The demand letter asked First M&F to remedy the alleged breaches of fiduciary duties prior to closing the merger. A draft complaint was attached to the demand letter proposed to be filed in the Circuit Court of Attala County, Mississippi, if First M&F did not take the action requested in the demand letter. The draft complaint seeks, among other relief, to enjoin the merger. Under applicable Mississippi law, First M&F has 90 days from March 5, 2013 to respond to the demand letter before any further action can be taken.

One of the conditions to the closing of the merger is that no judgment, decree, injunction or other order by any court of competent jurisdiction is in effect that prohibits the completion of the merger. If either of the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger or other relief, then such injunction or relief may prevent the merger from becoming effective, or from becoming effective within the expected time frame. If completion of the merger is prevented or delayed, it could result in substantial costs to Renasant and First M&F. In addition, Renasant and First M&F could incur costs associated with the indemnification of First M&F’s directors. See “The Merger—Litigation Relating to the Merger” beginning on page      and “The Merger—Interests of Certain First M&F Directors and Executive Officers in the Merger” in the “Indemnification of Directors and Officers; Insurance” subsection beginning on page      for a discussion of these matters.

The shares of Renasant common stock to be received by First M&F shareholders as a result of the merger will have different rights from the shares of First M&F common stock.

Upon completion of the merger, First M&F shareholders will become Renasant shareholders and their rights as shareholders will be governed by the Renasant Articles and the Renasant Bylaws. The rights associated with First M&F common stock are different from the rights associated with Renasant common stock. Please see “Comparison of Shareholders’ Rights” beginning on page      for a discussion of the different rights associated with Renasant common stock.

THE RENASANT SPECIAL MEETING

This section contains information about the special meeting of Renasant shareholders that has been called to consider and approve the merger agreement. Together with this document, Renasant is also sending you a notice of the special meeting and a form of proxy that the Renasant board of directors is soliciting. The Renasant special meeting will be held on June     , 2013, at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827 at             , local time.

Matters to Be Considered

The purpose of the special meeting is to vote on:

•	a proposal to adopt and approve the merger agreement;

•

a proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	any other business properly brought before the special meeting or any adjournment or postponement thereof.

Proxies

Each copy of this document mailed to holders of Renasant common stock is accompanied by a form of proxy with instructions for voting by mail, through the internet or by telephone. If you hold stock in your name as a shareholder of record or you hold shares in the Renasant 401(k) plan or employee stock ownership plan and are voting by mail, you should complete, sign, date and return the proxy card accompanying this document in the enclosed postage-paid return envelope to ensure that your vote is counted at the special meeting, or at any adjournment or postponement of the special meeting, regardless of whether you plan to attend the special meeting. You may also vote your shares through the internet or by calling the toll-free number listed on the Renasant proxy card. Instructions and applicable deadlines for voting through the internet or by telephone are set forth in the enclosed proxy card.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.

If you hold stock in your name as a shareholder of record or you hold shares in the Renasant 401(k) plan or employee stock ownership plan, you may revoke any proxy at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to Renasant’s Secretary, or by attending the special meeting in person and voting by ballot at the special meeting. If you have voted your shares through the internet, you may revoke your prior internet vote by recording a different vote using internet voting, or by signing and returning a proxy card dated as of a date that is later than your last internet vote. If you have voted your shares through a telephone call, you may revoke your prior telephone vote by calling the toll-free number listed on the Renasant proxy card and recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone vote.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Renasant Corporation

Attn: Secretary

209 Troy Street

Tupelo, Mississippi 38804-4827

If your shares are held in “street name” by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

All shares represented by valid proxies that Renasant receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet or telephone. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. According to the Renasant Bylaws, business to be conducted at the special meeting must be confined to the subjects stated in Renasant’s notice of the special meeting.

Solicitation of Proxies

Renasant will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, Renasant will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Renasant common stock and secure their voting instructions. Renasant will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Renasant may use several of its regular employees, who will not be specially compensated, to solicit proxies from Renasant shareholders, either personally or by telephone, facsimile, letter or other electronic means.

Record Date

The close of business on             , 2013 has been fixed as the record date for determining the Renasant shareholders entitled to receive notice of and to vote at the special meeting. At that time,             shares of Renasant common stock were outstanding, held by approximately             holders of record.

Quorum

In order to conduct voting at the special meeting, there must be a quorum. A quorum is the number of shares that must be present at the meeting, either in person or by proxy. To have a quorum at the special meeting requires the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Vote Required

Approval of the merger agreement requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present. You are entitled to one vote for each share of Renasant common stock you hold as of the record date. Assuming that a quorum is present, your failure to vote, an abstention or a broker non-vote will have no effect on the proposal to approve the merger agreement.

Approval of the proposal to adjourn the special meeting if necessary or appropriate in order to solicit additional proxies requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present. Assuming there is a quorum, your failure to vote, an abstention or a broker non-vote will have no effect on the proposal.

The Renasant board of directors urges Renasant shareholders to promptly vote by: accessing the internet site listed in the proxy card instructions if voting through the internet; calling the toll-free number listed on the proxy card if voting by telephone; or completing, dating, and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope if voting by mail. If you hold your stock in “street name” through a bank or broker, please vote by following the voting instructions of your bank or broker.

If you are the registered holder of your Renasant common stock or you obtain a broker representation letter from your bank, broker or other holder of record of your Renasant common stock and in all cases you bring proof of identity, you may vote your Renasant common stock in person by ballot at the special meeting. Votes properly cast at the special meeting, in person or by proxy, will be tallied by Renasant’s inspector of elections.

As of the record date, directors and executive officers of Renasant had the right to vote approximately              shares of Renasant common stock, or approximately     % of the outstanding Renasant shares entitled to vote at the special meeting. We currently expect that each of these individuals will vote their shares of Renasant common stock in favor of the proposals to be presented at the special meeting.

Recommendation of the Renasant Board of Directors

The Renasant board of directors has unanimously adopted and approved the merger agreement and the transactions it contemplates, including the merger. The Renasant board of directors determined that the merger, merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Renasant and its shareholders and recommends that you vote “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. See “The Merger—Renasant’s Reasons for the Merger; Recommendation of the Renasant Board of Directors” on page      for a more detailed discussion of the Renasant board of directors’ recommendation.

Attending the Special Meeting

All holders of Renasant common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Renasant reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the special meeting, we encourage you to vote by telephone, internet or mail so your vote will be counted if you later decide not to attend the special meeting.

THE FIRST M&F SPECIAL MEETING

This section contains information about the special meeting of First M&F shareholders that has been called to consider and approve the merger agreement. Together with this document, First M&F is also sending you a notice of the special meeting and a form of proxy that the First M&F board of directors is soliciting. The First M&F special meeting will be held on June     , 2013, at the Mary Ricks Thornton Cultural Center, located at the corner of East Washington Street and North Huntington Street, Kosciusko, Mississippi, 39090 at             , local time.

Matters to Be Considered

The purpose of the special meeting is to vote on:

•	a proposal to adopt and approve the merger agreement;

•	a proposal to approve, on an advisory (nonbinding) basis, the compensation proposal;

•

a proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	any other business properly brought before the special meeting or any adjournment or postponement thereof.

Compensation Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, First M&F is providing the holders of its common stock the opportunity to cast an advisory (nonbinding) vote on the compensation that may be paid or become payable to the named executive officers of First M&F in connection with the merger and the agreements and understandings pursuant to which such compensation may be paid or become payable , as disclosed in the table in the section of the proxy statement/prospectus entitled “The Merger—Interests of Certain First M&F Directors and Executive Officers in the Merger—Golden Parachute Compensation for First M&F Named Executive Officers,” including the associated narrative discussion. As required by those rules, First M&F is asking holders of First M&F common stock to vote on the approval of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to First M&F named executive officers in connection with the merger and the agreements or understandings pursuant to which such compensation may be paid or become payable are hereby APPROVED.”

The vote on the compensation proposal is a vote separate and apart from the vote to approve the merger agreement. Accordingly, you may vote to approve the merger agreement and vote not to approve the compensation proposal, or vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either First M&F or Renasant. Accordingly, because First M&F is contractually obligated to pay the compensation, if the merger agreement is approved and the merger is consummated, it is expected that the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

Proxies

Each copy of this document mailed to holders of First M&F common stock is accompanied by a form of proxy with instructions for voting by mail, through the internet or by telephone. If you hold stock in your name as a shareholder of record and are voting by mail, you should complete, sign, date and return the proxy card accompanying this document in the enclosed postage-paid return envelope to ensure that your vote is counted at the special meeting, or at any adjournment or postponement of the special meeting, regardless of whether you plan to attend the special meeting. You may also vote your shares through the internet or by calling the toll-free number listed on the First M&F proxy card. Instructions and applicable deadlines for voting through the internet or by telephone are set forth in the enclosed proxy card.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.

If you hold common stock in your name as a shareholder of record or in the 401(k) plan, you may revoke any proxy at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to the First M&F Corporate Secretary, or by attending the special meeting in person and voting by ballot at the special meeting. If you have voted your shares through the internet, you may revoke your prior internet vote by recording a different vote using internet voting, or by signing and returning a proxy card dated as of a date that is later than your last internet vote. If you have voted your shares through a telephone call, you may revoke your prior telephone vote by calling the toll-free number listed on the First M&F proxy card and recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone vote.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

First M&F Corporation

Attn: Corporate Secretary

134 West Washington Street

Kosciusko, Mississippi 39090

If your shares are held in “street name” by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

All shares represented by valid proxies that First M&F receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet or telephone. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement and merger, “FOR” the compensation proposal and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. According to the First M&F Bylaws, business to be conducted at the special meeting must be confined to the subjects stated in First M&F’s notice of the special meeting.

Solicitation of Proxies

First M&F will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, First M&F will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of First M&F common stock and secure their voting instructions. First M&F will reimburse the record holders for their reasonable expenses in taking those actions. First M&F has also made arrangements with AST Phoenix Advisors to assist it in soliciting proxies and has agreed to pay them a fee of approximately $5,500, plus $4.50 for each phone call made and payment of reasonable expenses for their services. If necessary, First M&F may use several of its regular employees, who will not be specially compensated, to solicit proxies from First M&F shareholders, either personally or by telephone, facsimile, letter or other electronic means.

Record Date

The close of business on             , 2013 has been fixed as the record date for determining the First M&F shareholders entitled to receive notice of and to vote at the special meeting. At that time,              shares of First M&F common stock were outstanding, held by approximately              holders of record.

Quorum

In order to conduct voting at the special meeting, there must be a quorum. A quorum is the number of shares that must be present at the meeting, either in person or by proxy. To have a quorum at the special meeting requires the presence of holders of First M&F common stock or their proxies who are entitled to cast at least a majority of the votes that all holders of common stock are entitled to cast. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Vote Required

Approval of the merger agreement requires the affirmative vote of a majority of the votes cast by holders of First M&F common stock, assuming that a quorum is present. You are entitled to one vote for each share of First M&F common stock you hold as of the record date. Holders of First M&F CDCI Preferred Stock are not entitled to vote on the adoption and approval of the merger agreement or otherwise at the special meeting. Assuming that a quorum is present, your failure to vote, an abstention or a broker non-vote will have no effect on the proposal to approve the merger agreement.

Approval of the compensation proposal requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present. Assuming there is a quorum, your failure to vote, an abstention or a broker non-vote will have no effect on the proposal.

Approval of the proposal to adjourn the special meeting if necessary or appropriate in order to solicit additional proxies requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present. Assuming there is a quorum, your failure to vote, an abstention or a broker non-vote will have no effect on the proposal.

The First M&F board of directors urges First M&F shareholders to promptly vote by: accessing the internet site listed in the proxy card instructions if voting through the internet; calling the toll-free number listed on the proxy card if voting by telephone; or completing, dating, and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope if voting by mail. If you hold your stock in “street name” through a bank or broker, please vote by following the voting instructions of your bank or broker.

If you are the registered holder of your First M&F common stock or you obtain a broker representation letter from your bank, broker or other holder of record of your First M&F common stock and in all cases you bring proof of identity, you may vote your First M&F common stock in person by ballot at the special meeting. Votes properly cast at the special meeting, in person or by proxy, will be tallied by First M&F’s inspector of elections.

As of the record date, and assuming no options are exercised, directors and executive officers of First M&F had the right to vote approximately              shares of First M&F common stock, or approximately     % of the outstanding First M&F shares entitled to vote at the special meeting. All of the directors and senior executive officers of First M&F and M&F Bank have entered into agreements with Renasant pursuant to which they have agreed, in their capacity as holders of First M&F common stock, to vote all of their shares in favor of the adoption and approval of the merger agreement. We expect these individuals to vote their First M&F common stock in accordance with these agreements.

Recommendation of the First M&F Board of Directors

The First M&F board of directors has unanimously adopted and approved the merger agreement and the transactions it contemplates, including the merger. The First M&F board of directors determined that the merger, merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of First M&F and its shareholders and recommends that you vote “FOR” approval of the merger agreement, “FOR” approval, on an advisory (nonbinding) basis, of the compensation proposal, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. See “The Merger—First M&F’s Reasons for the Merger; Recommendation of the First M&F Board of Directors” on page      for a more detailed discussion of the First M&F board of directors’ recommendation.

Attending the Special Meeting

All holders of First M&F common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. First M&F reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the special meeting, we encourage you to vote by telephone, internet or mail so your vote will be counted if you later decide not to attend the special meeting.

INFORMATION ABOUT THE COMPANIES

Renasant Corporation

Renasant Corporation is a Mississippi corporation and a registered bank holding company headquartered in Tupelo, Mississippi. Renasant was organized in 1982 under the Bank Holding Company Act of 1956, as amended, and the laws of the State of Mississippi. Renasant currently operates 84 banking (including loan production), wealth management and insurance offices and 76 automated teller machines (ATMs) throughout north and north central Mississippi, Tennessee, north and central Alabama and north Georgia through its wholly-owned bank subsidiary, Renasant Bank. Through Renasant Bank, Renasant is also the owner of Renasant Insurance Agency, Inc. As of December 31, 2012, Renasant had total assets of approximately $4.179 billion and total deposits of approximately $3.461 billion. The principal executive offices of Renasant are located at 209 Troy Street, Tupelo, Mississippi 38804-4827, and its telephone number is (662) 680-1001. Additional information about Renasant and its subsidiary is included in documents incorporated by reference in this document. See “Where You Can Find More Information” on page     .

First M&F Corporation

First M&F Corporation is a bank holding company headquartered in Kosciusko, Mississippi. First M&F was organized in 1979 under the Bank Holding Company Act of 1956, as amended, and the laws of the State of Mississippi. First M&F currently operates 42 banking (including loan production), financial services and insurance offices and more than 37 automated teller machines (ATMs) throughout north and north central Mississippi, west Tennessee, and central Alabama through its wholly-owned bank subsidiary, Merchants and Farmers Bank. As of December 31, 2012, First M&F had total assets of approximately $1.602 billion and total deposits of approximately $1.403 billion. The principal executive offices of First M&F are located 134 West Washington Street, Kosciusko, Mississippi 39090, and its telephone number is (662) 289-5121. Additional information about First M&F and its subsidiary is included in documents incorporated by reference in this document. See “Where You Can Find More Information” on page     .

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of Renasant and First M&F may have appeared had the businesses actually been combined, and had First M&F redeemed (or Renasant purchased) the First M&F CDCI Preferred Stock, at the beginning of the period presented. The unaudited pro forma condensed combined financial information shows the impact of the merger of Renasant and First M&F on the companies’ respective historical financial positions and results of operations under the acquisition method of accounting with Renasant treated as the acquiror. Under this method of accounting, the assets and liabilities of First M&F will be recorded by Renasant at their estimated fair values as of the date the merger is completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Renasant and First M&F as of and for the year ended December 31, 2012. The unaudited pro forma condensed combined statement of income gives effect to the merger as if the merger had been completed on January 1, 2012. The unaudited pro forma combined selected financial data is derived from such balance sheets and statements of income. According to the terms of the merger agreement which was announced on February 7, 2013, each share of First M&F common stock will be converted into 0.6425 of a share of Renasant common stock. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both Renasant and First M&F which are incorporated in this document by reference. See “Where You Can Find More Information” on page     .

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements and expense efficiencies, among other factors, been considered and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during this period. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the fair values of the First M&F assets acquired and liabilities assumed reflected in the pro forma condensed combined financial information are subject to adjustment and may vary from the actual fair values assigned that will be recorded upon completion of the merger.

Renasant Corporation and Subsidiaries

Pro Forma Condensed Combined Balance Sheet

(In thousands)

	Renasant Corporation	First M&F Corporation	Redemption of CDCI Preferred Stock		Purchase Accounting Adjustments		Pro Forma
	12/31/2012 (as reported)	12/31/2012 (as reported)					12/31/2012 Combined
Assets
Cash and due from banks	$132,420	$159,124	$—		$—		$291,544
Securities	674,077	348,562	(30,000	)(a)	—		992,639
Mortgage loans held for sale	34,845	21,014	—		384	(b)	56,243
Loans, net of unearned income	2,810,253	975,473	—		(66,679	)(c)	3,719,047
Allowance for loan losses	(44,347)	(17,492)	—		17,492	(d)	(44,347)

Loans, net	2,765,906	957,981	—		(49,187)		3,674,700
Premises and equipment, net	66,752	37,264	—		—		104,016
Other real estate owned	90,251	25,970	—		(7,791	)(e)	108,430
Goodwill	184,859	—	—		74,340	(f)	259,199
Other intangible assets, net	6,066	4,159	—		20,173	(g)	30,398
Other assets	223,440	47,609	—		10,025	(h)	281,074

Total assets	$4,178,616	$1,601,683	$(30,000)		$47,944		$5,798,243

Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest-bearing	$568,214	$276,295	$—		$—		$844,509
Interest-bearing	2,893,007	1,126,380	—		4,332	(i)	4,023,719

Total deposits	3,461,221	1,402,675	—		4,332		4,868,228
Borrowings	164,706	70,655	—		(13,211	)(j)	222,150
Other liabilities	54,481	9,910	—		4,638	(k)	69,029

Total liabilities	3,680,408	1,483,240	—		(4,241)		5,159,407
Shareholders’ equity
Preferred stock	—	18,865	(18,865	)(a)	—		—
Common stock	133,579	46,154	—		(15,300	)(l)	164,433
Surplus	218,128	32,713	(11,135	)(a)	88,196	(m)	327,902
Retained earnings	180,628	19,180	—		(19,180	)(m)	180,628
Treasury stock, at cost	(25,626)	—	—		—		(25,626)
Accumulated other comprehensive loss, net of taxes	(8,501)	1,531	—		(1,531	)(m)	(8,501)

Total shareholders’ equity	498,208	118,443	(30,000)		52,185		638,836

Total liabilities and shareholders’ equity	$4,178,616	$1,601,683	$(30,000)		$47,944		$5,798,243

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Data

Renasant Corporation and Subsidiaries

Pro Forma Condensed Combined Income Statement

(In thousands, except share data)

	Renasant Corporation	First M&F Corporation	Pro Forma Adjustments		Pro Forma
	12/31/2012 (as reported)	12/31/2012 (as reported)			12/31/2012 Combined
Interest income
Loans	$137,800	$55,772	$2,400	(c)	$195,972
Securities	21,314	7,004	(1,920	)(a)(n)	26,398
Other	199	146	—		345

Total interest income	159,313	62,922	481		222,716
Interest expense
Deposits	19,030	8,627	(1,444	)(i)	26,213
Borrowings	6,945	2,902	(107	)(j)	9,740

Total interest expense	25,975	11,529	(1,551)		35,953

Net interest income	133,338	51,393	2,031		186,762
Provision for loan losses	18,125	8,520	—	(d)	26,645

Net interest income after provision for loan losses	115,213	42,873	2,031		160,117
Noninterest income (1)
Income from deposit activities	28,830	10,180	—		39,010
Income from mortgage banking activities	19,109	5,304	—		24,413
Insurance commissions	3,630	3,486	—		7,116
Wealth Management revenue	6,926	587	—		7,513
Gains on sales of securities, net of other than temporary impairment	1,894	528	—		2,422
BOLI income	3,370	696	—		4,066
Other	4,952	2,017	—		6,969

Total noninterest income	68,711	22,798	—		91,509
Noninterest expense
Salaries and employee benefits	81,002	26,887	—		107,889
Data processing	8,724	1,428	—		10,152
Net occupancy and equipment	14,597	5,280	—		19,877
Other real estate owned	13,596	5,186	—		18,782
Advertising and public relations	4,835	1,071	—		5,906
Intangible amortization	1,381	427	3,997	(g)	5,805
Other	26,324	15,999	—		42,323

Total noninterest expense	150,459	56,278	3,997		210,734

Income before income taxes	33,465	9,393	(1,966)		40,892
Income taxes	6,828	2,408	(747	)(o)	8,489

Net income	26,637	6,985	(1,219)		32,403
Dividends and accretion on preferred stock	—	1,901	(1,901	)(a)	—

Net income applicable to common stock	$26,637	$5,084	$682		$32,403

Earnings per common share:
Basic	$1.06				$1.04

Diluted	$1.06				$1.03

Dividends per common share	$0.68				$0.68

Weighted-average common shares outstanding
Basic	25,108,652	9,181,012	(3,010,156	)(p)	31,279,508
Diluted	25,174,992	9,182,034	(3,011,178	)(p)	31,345,848

(1)	Certain historical amounts for Renasant and First M&F have been reclassified to ensure consistency and compatibility of pro forma amounts. The reclassifications had no impact on total noninterest income or net income applicable to common stock.

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Data

Renasant Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Data

Note 1 – Pro Forma Adjustments

(In thousands, except share data)

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current valuations, estimates and assumptions which are subject to change.

(a)	Redemption of First M&F CDCI Preferred Stock – Securities and shareholders’ equity were adjusted for the fair value adjustment to and the subsequent redemption of the First M&F CDCI Preferred Stock. The preferred stock had a par value of $30,000 and a carrying value of $18,865 at December 31, 2012. The impact of the adjustment was to reverse the dividends and accretion on preferred stock recognized during the year ended December 31, 2012, as well as reduce interest income by the amount of interest foregone of $705 on the securities sold, assuming a weighted average yield of 2.35% on the acquired portfolio. The related warrant is expected to be redeemed by First M&F, or purchased by Renasant, concurrently; however, the price cannot be reasonably estimated at this time, and so the effects of this transaction are not reflected in the pro forma financial information.

(b)	Purchase Accounting Adjustments – A fair value adjustment was recorded to mortgage loans held for sale based on current interest rates offered by Renasant for similar loans.

(c)	Purchase Accounting Adjustments – Based on Renasant’s initial evaluation of the acquired portfolio, a mark of 6.84% was applied to the acquired loans and leases resulting in a fair value adjustment of $66,679. The adjustment is primarily related to credit deterioration identified in the portfolio with the remainder, the accretable yield, recognized as an adjustment to reflect the difference between actual interest rates and current rates offered by Renasant on similar loans. The accretable yield adjustment will be recognized over the remaining life of the loan and lease portfolio. The impact of the adjustment was to increase loan interest income by $2,400 for the year ended December 31, 2012.

(d)	Purchase Accounting Adjustments – The allowance for loan losses was adjusted to reflect the reversal of First M&F’s recorded allowance. Purchased loans acquired in a business combination are required to be recorded at fair value, and the recorded allowance for loan losses may not be carried over. While Renasant anticipates significantly reducing the provision for loan losses as a result of acquired loans being recorded at fair value, no adjustment to the historic amounts of First M&F’s provision has been recorded in the Pro Forma Condensed Combined Income Statement.

(e)	Purchase Accounting Adjustments – Based on Renasant’s initial evaluation of the acquired portfolio of OREO, a mark of 30% was applied to acquired OREO resulting in a fair value adjustment of $7,791. This adjustment is included to reflect Renasant’s plans for accelerated disposition of the acquired OREO at current market conditions. The adjustment has no impact on the Pro Forma Condensed Combined Income Statement.

(f)	Purchase Accounting Adjustments – Goodwill of $74,340 was generated as a result of the total purchase price and fair value of liabilities assumed exceeding the fair value of assets purchased. See Note 2, “Pro Forma Allocation of Purchase Price,” for the fair values of assets acquired and liabilities assumed. The adjustment has no impact on the Pro Forma Condensed Combined Income Statement.

(g)	Purchase Accounting Adjustments – First M&F’s existing other intangible assets were reversed, and an identified incremental core deposit intangible of $24,332 was recognized. The core deposit intangible will be amortized on an accelerated basis over an estimated useful life of ten years. The amortization expense associated with the core deposit intangible increased noninterest expense $3,997 for the year ended December 31, 2012.

(h)	Purchase Accounting Adjustments –Deferred taxes associated with the adjustments to record the assets and liabilities of First M&F at fair value were recognized using Renasant’s statutory rate of 38%.

Renasant Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(i)	Purchase Accounting Adjustments – A fair value adjustment was recorded to fixed-rate deposit liabilities based on current interest rates offered by Renasant for similar instruments. The adjustment will be recognized over the estimated remaining term of the related deposit liability. The impact of the adjustment was to decrease deposit interest expense by $1,444 for the year ended December 31, 2012.

(j)	Purchase Accounting Adjustments – A fair value adjustment was recorded to outstanding long-term debt instruments, which include FHLB advances and junior subordinated debentures. The adjustment will be recognized over the estimated remaining term of the long-term debt instruments. The impact of the adjustment was to decrease interest expense related to borrowings by $107 for the year ended December 31, 2012.

(k)	Purchase Accounting Adjustments – Other liabilities were adjusted to reflect the accrual of approximately $4,638 of anticipated merger related expenses to be incurred by First M&F. Anticipated merger related expenses to be incurred by Renasant are not included in the pro forma financial information but will be expensed in the period after the merger is completed. Anticipated merger related expenses consist of investment banking fees, legal fees, accounting fees, registration fees, contract termination fees, printing costs, etc.

(l)	Purchase Accounting Adjustments – Common stock was adjusted to reverse First M&F’s common stock outstanding and to recognize the $5.00 par value of shares of Renasant common stock issued to effect the transaction. The adjustment has no impact on the Pro Forma Condensed Combined Income Statement, but only affects the number of shares outstanding used in the calculation of earnings per common share.

(m)	Purchase Accounting Adjustments – Other shareholders’ equity accounts were adjusted to reverse First M&F’s historical shareholders’ equity balances and to reflect the net impact of all purchase accounting adjustments. The adjustments had no impact on the Pro Forma Condensed Combined Income Statement.

(n)	Pro Forma Adjustments – A net premium was recorded to reflect the excess of the purchase price over the par value of acquired investment securities. The net premium will be recognized over the estimated remaining life of the related investment securities. The impact was to reduce interest income related to securities by $1,215 for the year ended December 31, 2012.

(o)	Pro Forma Adjustments – Income taxes were adjusted to reflect the tax effects of purchase accounting adjustments using Renasant’s statutory tax rate of 38%.

(p)	Pro Forma Adjustments – Weighted-average basic and diluted shares outstanding were adjusted to reverse First M&F basic and diluted shares outstanding and to record shares of Renasant common stock issued to effect the transaction.

Renasant Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Data

Note 2 – Pro Forma Allocation of Purchase Price

(In thousands, except share data)

The following table shows the pro forma allocation of purchase price to net assets acquired and the pro forma goodwill generated from the transaction:

Purchase Price:
First M&F common shares outstanding at December 31, 2012	9,230,799
Restricted stock awards vested at acquisition date	373,646

Total First M&F shares to be paid in stock	9,604,445
Exchange ratio	0.6425

Renasant shares to be issued for First M&F shares	6,170,856
Price per share, based on Renasant price of $22.77 as of March 25, 2013	$22.77

Pro forma value of Renasant stock to be issued		$140,510
Fair value of First M&F options assumed		118

Total pro forma purchase price		$140,628
Net Assets Acquired:
Cash and due from banks	$159,124
Securities	318,562
Mortgage loans held for sale	21,398
Loans, net of unearned income	908,794
Premises and equipment	37,264
Other real estate owned	18,179
Other intangible assets	24,332
Other assets	57,634

Total Assets	1,545,287
Deposits:
Non-interest bearing	276,295
Interest bearing	1,130,712
Total Deposits	1,407,007
Borrowings	57,444
Other liabilities	14,548

Total Liabilities	1,478,999

Net Assets		66,288

Goodwill (excess of estimated purchase price over net assets acquired)		$74,340

THE MERGER

The discussion in this joint proxy statement/prospectus of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which accompanies this joint proxy statement/prospectus as Annex A and is incorporated into this joint proxy statement/prospectus by reference. References in this discussion and elsewhere in this joint proxy statement/prospectus to the “merger” are to the merger of First M&F into Renasant, unless the context clearly indicates otherwise.

General

On February 6, 2013, the First M&F and Renasant board of directors, respectively, approved unanimously the merger agreement and the merger. If all of the conditions set forth in the merger agreement are satisfied or waived (to the extent permitted by law) and if the merger is otherwise completed, First M&F will merge with and into Renasant, and Renasant will be the surviving corporation. Immediately after the merger of First M&F with and into Renasant, M&F Bank will merge with and into Renasant Bank, and Renasant Bank will be the surviving corporation. At the effective time of the merger, each outstanding share of First M&F’s common stock, par value $5.00 per share (other than any shares of First M&F common stock held in First M&F’s treasury or owned by Renasant or any subsidiaries of First M&F or Renasant (other than in a fiduciary capacity or as a result of debts previously contracted)), will be converted into the right to receive 0.6425 (the “exchange ratio”) of a share of Renasant common stock, par value $5.00 per share.

In addition, in connection with the consummation of the merger, each outstanding share of First M&F CDCI Preferred Stock, as well as the related warrant held by the U.S. Treasury, will be either redeemed by First M&F or purchased by Renasant prior to the effective time of the merger. In the event this does not occur, each share of First M&F CDCI Preferred Stock issued and outstanding prior to the effective time of the merger will be converted into the right to receive one share of preferred stock, par value $0.01 per share, of Renasant to be designated, prior to the closing date of the merger, as Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series CD, stated liquidation amount $1,000 per share, and the related warrant will be converted into a warrant to purchase Renasant common stock, including appropriate adjustments to the number of shares of Renasant common stock purchasable thereunder and the exercise price thereof to reflect the exchange ratio. The merger is intended to qualify as a tax-free reorganization within the meaning of the Code.

Background of the Merger

As part of its ongoing consideration and evaluation of First M&F’s long-term prospects and strategic plan, the First M&F board of directors and senior management have regularly reviewed and assessed First M&F’s business strategies and objectives, including opportunities and challenges, all with the goal of enhancing shareholder value. The well-documented economic challenges that have faced the nation over the last few years have had a disproportionately negative impact on many of the markets First M&F serves. This has led to additional loan loss provisions, increases in total charge-offs, increases in expenses associated with problem assets, and diminished new loan demand from credit-worthy borrowers, all of which impacted First M&F’s earnings capacity and its capital strength.

As a result of the difficult operating environment, First M&F participated in the Troubled Asset Relief Program, first under the Capital Purchase Program (“CPP”) and later converting to the Community Development Capital Initiative (“CDCI”), to access $30.0 million in capital through the issuance of preferred stock to the U.S. Treasury. Beginning in 2008, First M&F also implemented what it believes to be an effective problem loan action plan and strengthened its overall credit risk management structure, process and staffing, including risk rating accuracy and timeliness, underwriting, credit approval, monitoring and the remediation of problem credits. First M&F’s asset quality has improved significantly as a result of these changes.

First M&F has historically maintained more than adequate capital levels. Maintaining its well-capitalized status throughout this difficult period was a priority for First M&F’s board of directors and management, which was a major impetus for its participation in CPP, then CDCI. Although the economic environment showed some signs of improvement during the 2010-2012 time period, it also demonstrated that the economic recovery would be slow and prolonged due to high unemployment, low consumer confidence and a soft housing market. Unemployment rates within several of First M&F’s markets continue to remain at historically elevated levels, exceeding national averages. Consumer confidence indicators continue to lag as businesses, hesitant to invest in the face of the fragile economic recovery and uncertain health insurance costs, continued to exercise restraint in capital spending and workforce increases. While First M&F developed a long-term capital plan that provided for repayment of the First M&F CDCI Preferred Stock and a return to higher dividend payments no earlier than 2017, management noted that the current economic environment had resulted in tepid loan growth and lower prospects for earnings improvement due to the continued downward re-pricing of earning assets and waning interest rate spreads.

As to Renasant, its strategic plans include growing its business through, among other things, acquisition opportunities, whether negotiated or FDIC-assisted transactions, that Renasant senior management identifies internally or has presented to it. As part of this ongoing process, in the summer of 2012, Renasant’s Chairman, President and Chief Executive Officer, E. Robinson McGraw, and its Chief Financial Officer, Kevin D. Chapman, identified First M&F as a potential merger partner and thereafter undertook a more detailed analysis, based on publicly available information, of a potential acquisition of First M&F. Subsequent to this analysis, Mr. McGraw discussed approaching First M&F regarding a potential business combination with John M. Creekmore, Renasant’s lead independent director (because it was then unclear whether First M&F would be amenable to such discussions, no further Renasant board action was taken at that time).

On October 15, 2012, Hugh S. Potts, Jr., Chairman and CEO of First M&F, received an unsolicited phone call from Mr. McGraw of Renasant. At that time, Mr. McGraw requested a meeting in person with Mr. Potts to discuss a potential business combination. Subsequent to this call, a meeting was set for November 21, 2012. On October 19, 2012, First M&F reported financial results for the third quarter of 2012. Prior to the scheduled meeting with Mr. McGraw, Mr. Potts contacted KBW and another investment banking firm that had periodically provided service in the past to request them to provide pro forma models of a projected merger with Renasant. Between October 26, 2012 and early November 2012, First M&F received models from KBW and the other investment banking firm containing, among other things, various pricing points to consider if preliminary pricing figures were to be presented by Renasant.

During the November 21 meeting, Mr. McGraw outlined a general strategic rationale for a possible combination between First M&F and Renasant and suggested a high-level look at publicly available information relative to a potential combination, but provided no pricing proposal. Following the meeting, Mr. Potts again contacted representatives of KBW requesting them to expand the preliminary analysis of a potential merger using publicly available information on both Renasant and First M&F.

On November 26, 2012, Mr. Potts met with First M&F’s executive management group to report the meeting and the discussion. First M&F’s executive management group considered the rationale for a combination and evaluated it against First M&F’s prospects, but decided additional discussions were needed in respect of preliminary pricing to merit any further consideration. On or around December 3, KBW delivered a preliminary analysis and pro forma merger model which presented a range of potential prices for the First M&F common stock.

On December 7, 2012, a second meeting was held between Mr. Potts, Mr. McGraw, and Jeff Lacey, M&F Bank’s President and Chief Banking Officer, and they discussed a range of prices between $10.50 and $13.50 per share of First M&F common stock, based on publicly available information. Later that day, Mr. McGraw sent a due diligence request list to Mr. Potts. A meeting of the Executive Committee of the board of directors of First M&F was also convened on December 7 to report the meeting with Mr. McGraw, and at this meeting the Executive Committee approved First M&F entering into a nondisclosure agreement with Renasant in order for both parties to conduct due diligence and exchange information.

On December 12, 2012, at a regularly scheduled meeting of the Executive Committee of the board of directors of Renasant, Mr. McGraw and Mr. Chapman provided a high-level overview of the potential benefits to Renasant of a combination with First M&F and informed the Executive Committee of the progress to date and management’s intention to proceed with due diligence. The committee authorized Mr. McGraw to proceed with entering into a nondisclosure agreement in order to begin due diligence on First M&F.

On December 18, 2012, Renasant and First M&F entered into a mutual nondisclosure agreement and the parties commenced due diligence. During the discussions concerning the nondisclosure agreement, Renasant sought an exclusivity provision that would have prohibited First M&F from conducting discussions or negotiations with other potential acquirors of First M&F. However, First M&F refused the inclusion of a blanket exclusivity provision, and as a result the parties revised this provision to permit First M&F to discuss potential business combinations with other parties received on an unsolicited basis.

On December 28, 2012, Mr. McGraw indicated to Mr. Potts that Renasant was prepared to move forward with further discussions. Mr. McGraw also communicated that it was his intention to prepare a letter of intent to be approved by both Renasant’s Executive Committee and board of directors at Renasant’s January 15, 2013 board of directors’ meeting.

Subsequently, representatives of Renasant and representatives of First M&F discussed logistical considerations for reciprocal due diligence and, upon being granted access by Renasant to its electronic data room, First M&F began uploading data to the data room for access by Renasant. At that time, First M&F also began its diligence review of Renasant. The reciprocal due diligence reviews continued until the approval of the merger agreement.

On January 2, 2013, the First M&F Executive Committee of the board of directors received an update on the meetings and discussions with Renasant. Mr. Potts also expressed the need to formally secure the services of an experienced investment banker and recommended KBW. Mr. Potts had already solicited analyses from KBW and another experienced investment banking firm and therefore First M&F did not shop investment banking services further because of the detailed and satisfactory work KBW had performed in the previous months regarding the proposed Renasant business combination as well as KBW’s familiarity with First M&F through the years on various matters. Upon Mr. Potts’ recommendation, on January 3, 2013, First M&F formally engaged KBW to assist in evaluating the proposal with the proposed pricing figures, analyze potential alternatives, including remaining independent, and assist in negotiations if the discussions with Renasant progressed. Mr. Potts, Mr. Lacey, John Copeland (First M&F’s Executive Vice President and Chief Financial Officer), and Sam Potts (a Senior Vice President of First M&F) continued to confer with representatives of KBW regarding Renasant’s inquiry and modeled pro forma mergers with Renasant and other potential partners.

Also on January 3, 2013, First M&F’s legal counsel, Jones Walker LLP, Jackson, Mississippi, reviewed with Mr. Potts and senior management its and the First M&F board of directors’ fiduciary duties in respect of the merger inquiry.

On January 4, 2013, Renasant contacted Sandler to assist in performing financial analysis in preparing a potential letter of intent and to assist in negotiations if discussions with First M&F progressed. In advance of Renasant’s regularly-scheduled January board meeting, Mr. McGraw and Mr. Chapman continued to confer with representatives of Sandler regarding pro forma financial results of the combined company in a variety of assumed scenarios.

At a regular meeting of the Renasant board of directors held on January 15, 2013 with representatives of Sandler present, Mr. McGraw updated the board of directors regarding the status of the negotiations between Renasant and First M&F. Mr. McGraw and Mr. Chapman provided the board with an analysis of the impact on Renasant’s key financial metrics from a merger with First M&F in a variety of pricing scenarios and with varying assumptions to be validated with further due diligence. Representatives of Sandler made a presentation to the board regarding recent bank and thrift merger and acquisition transactions, including prices paid, estimated cost savings realized and the potential impact on an acquiror’s stock prices upon announcement of the acquisition. After a lengthy discussion of the information provided by Renasant management and representatives from Sandler, the Renasant board authorized management to execute a letter of intent with First M&F proposing an all-stock transaction with a price ranging from $11.50 to $13.25.

On January 15, 2013, First M&F received a letter of intent from Renasant proposing an all-stock transaction at an indicative value of $12.00 with a range of $11.50 to $13.25 per share of First M&F common stock based upon the outcome of further due diligence. The most recent closing sale price of First M&F’s common stock prior to that date was $7.58 per share.

At a regular meeting of the First M&F board of directors held on January 16, 2013 with representatives of KBW present, Mr. Potts reported to the board of directors the receipt of the original letter of intent from Renasant and the discussions he had on December 7, 2012 and subsequently with Mr. McGraw. The board of directors discussed this interest from Renasant. The First M&F board of directors discussed their duty to review and consider, but not necessarily approve, the letter of intent. Mr. Potts reminded the board of directors that they had the opportunity and right to terminate discussions with Renasant at any time. Also on January 16, 2013, First M&F received a revised letter of intent which, at the request of First M&F, reduced the period of exclusivity and the proposed diligence timeline of Renasant from 58 days to 23 days. After discussing the revised letter of intent, representatives of KBW made a presentation providing an update on current market conditions, addressing Renasant’s preliminary financial proposal and several financial analyses of First M&F’s strategic alternatives, including its prospects as a stand-alone company. Regarding First M&F’s prospects as a stand-alone company, these analyses included analyst and management estimates of earnings per share and net income available to common shareholders and existing limitations on First M&F dividends. Even with the improvement of First M&F earnings in recent years, management noted that even optimistic assumptions likely resulted in a continued dividend limitation of First M&F for several more years, notwithstanding the dividend limitations imposed by the First M&F CDCI Preferred Stock.

The analyses also included a comparison of certain financial information on recent comparable transactions, and the strategic, competitive and financial capabilities and capacities of other financial services companies to engage in a potential business combination with First M&F. The prospects of financial institutions in the southeast with the ability to consummate such a business combination were considered. Using publically available information and making certain assumptions such as a fixed breakeven period for potential acquirors’ tangible book values, KBW modeled different pricing metrics for more than 10 potential acquirors. The analyses estimated that Renasant’s proposed pricing was well above median for certain pricing metrics such as aggregate deal value, premium to market, price to tangible book value, and the resultant ownership percentage of other potential acquirors. Further, the analyses noted that recent transactions in the Southeast would likely preclude certain potential acquirors from seriously contemplating a business combination with First M&F in the near term. In particular, the analysis showed that certain potential acquirors could conceivably offer a higher per share price to the holders of First M&F common stock; however, each of these potential acquirors were either in the process of closing major business combinations during the first quarter of 2013 or had recently completed a major business combination. Therefore, the First M&F board of directors determined that the potential acquirors with the ability to conceivably offer a higher price to holders of First M&F common stock would be unlikely partners for a business combination with First M&F.

Using input gathered from First M&F’s management, the First M&F board of directors considered earnings prospects and dividend capability over the next several years. The board of directors further considered whether the timing was appropriate to consider a transaction with Renasant, whether Renasant’s proposal warranted authorization of an approval to execute a non-binding letter of intent, and whether entering into merger discussions would expose First M&F to other risks. The board of directors also discussed whether to consider contacting other parties to ascertain their potential interest in a business combination. The board of directors decided not to conduct a wider process after taking into account all the risks, including the timing required of a broader process and the limited likelihood that such a process might result in another party’s willingness to make a superior proposal. Mr. Potts summarized the executive management group’s preliminary recommendations for the board of directors. The board of directors authorized management and KBW to attempt to negotiate an increase in the merger consideration from Renasant and to request board seats proportional to ownership in the resulting entity from the proposed transaction. Additionally, the board of directors authorized Mr. Potts to execute the revised letter of intent on behalf of First M&F.

On January 29, 2013, Phelps Dunbar, LLP, New Orleans, Louisiana, legal counsel to Renasant, presented a proposed merger agreement to Jones Walker, LLP.

Subsequently, Messrs. Potts and Lacey met over the phone with Mr. McGraw to discuss generally Renasant’s integration plans. Representatives from First M&F and Jones Walker, LLP also met to discuss a number of issues raised by the merger agreement.

Negotiations continued between legal counsel for Renasant and legal counsel for First M&F, including further exchanges of draft merger agreements, and Renasant and First M&F continued to engage in communications related to their corresponding diligence reviews. KBW provided Mr. Potts further information regarding potential pricing scenarios to assist his negotiations with Mr. McGraw about increasing the merger consideration.

On February 1, 2013 and again on February 2 and February 4, 2013, Mr. Potts talked with Mr. McGraw to further discuss certain terms of the transaction. During these conversations, Mr. McGraw suggested a fixed exchange ratio of approximately 0.6100 shares of Renasant common stock for each share of First M&F common stock, while Mr. Potts suggested an exchange ratio of approximately 0.6700. Ultimately, the parties agreed to a fixed exchange ratio of 0.6425 per share which increased the indicative value of the proposed transaction as of February 4, 2013 from $12.00 to approximately $12.51 for each share of First M&F common stock, due in part to additional expected cost savings identified by Renasant and First M&F. Due to the increased aggregate deal value resulting from the fixed exchange ratio, Mr. McGraw and Mr. Potts agreed to a proportionate increase in the termination fee to $5.8 million from $4.6 million. Prior to the agreement on a fixed exchange ratio that raised the implied value per share of First M&F common stock to $12.51, the highest most recent closing sale price of First M&F’s common stock was $8.20 per share.

A specially called informational meeting of the First M&F board of directors was held on February 4, 2013. An update in respect of the status of negotiations was provided and the draft definitive agreement was discussed, including the exchange ratio (0.6425), implied price per share of First M&F common stock ($12.51), projected double-digit earnings per share accretion to First M&F common stock, implied dividend per share of Renasant common stock ($0.11 quarterly per share) and pro-forma ownership of the combined company by the holders of First M&F common stock (approximately 19.7%). The First M&F board of directors reviewed Renasant’s latest proposal. Additionally, the First M&F board of directors considered certain other terms of the proposed merger agreement including the termination fee, certain restrictions regarding soliciting another potential business combination and the right of Renasant to match any potentially superior unsolicited offer that First M&F may receive prior to the closing of the potential merger. Regarding the termination fee, the analysis demonstrated that a termination fee such as the one proposed in the merger agreement was within a range of recent comparable business combination transactions. The First M&F board of directors then considered that the proposed termination fee of $5.8 million was approximately 4.8% of the proposed aggregate deal value (or 3.9% if the expected costs of redeeming/purchasing the First M&F CDCI Preferred Stock is taken into account), assuming a $12.51 implied price per share of First M&F common stock.

At 10:00 a.m., February 6, 2013, Renasant’s board of directors convened a special meeting. The board of directors received reports from Renasant management on the status of the negotiations with First M&F. Management discussed its due diligence findings, including with respect to potential credit deterioration and expense savings. In addition, management discussed the terms of the merger including the status of and provisions contained in the definitive agreement, the fixed exchange ratio of 0.6425 and the implied purchase price based on the preceding 10-day average closing price of Renasant common stock. In addition, management discussed the proposed composition of the combined company’s management team following the merger and the proposal that two current First M&F directors be added to Renasant’s board. Following management’s presentation, representatives of Sandler presented a detailed analysis of the financial aspects of the proposed merger and orally delivered Sandler’s opinion (subsequently confirmed in writing) that the merger consideration was fair, from a financial point of view, to Renasant. After further discussion and deliberation, Renasant’s board of directors, having determined that the terms of the merger, the related merger agreement and the transactions contemplated thereby, including the merger, were fair to and in the best interests of Renasant and its shareholders, unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, authorized Mr. McGraw to sign the merger agreement on behalf of Renasant and Renasant Bank, directed that the merger agreement be submitted to Renasant’s shareholders for adoption and approval, and recommended that shareholders vote in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger.

At 10:00 a.m., February 6, 2013, a specially called meeting of First M&F’s board of directors was convened. The board of directors received reports from First M&F management on the current status of the proposal from Renasant. At that time, the board of directors further deliberated whether or not to remain independent or to consider a transaction with Renasant. The board of directors considered, among other things, a fixed exchange ratio versus a fixed dollar amount for each share of First M&F common stock. The First M&F board of directors also considered that, although the performance of First M&F had significantly improved, dividends would be limited to $0.04 per share per year until First M&F could repay the First M&F CDCI Preferred Stock which was not expected to occur prior to 2017 without the sale of common stock at a price dilutive to existing shareholders. Representatives of Jones Walker LLP provided a review of the directors’ fiduciary duties when considering a strategic transaction. Representatives of KBW presented a detailed analysis of the financial aspects of the proposed merger and orally delivered KBW’s opinion (subsequently confirmed in writing) that the merger consideration was fair, from a financial point of view, to First M&F’s shareholders. Additionally, First M&F management discussed their assessment of Renasant’s culture and prospects as a combined company, including the positive benefits anticipated for shareholders and employees of First M&F as shareholders and employees of Renasant. Following discussions, the First M&F board of directors determined that it was open to pursuing a strategic alternative that protected the best interests of First M&F, the shareholders and the community. The special meeting of the board of directors was recessed at 12:30 p.m., but not adjourned.

At 1:15 p.m. on February 6, 2013, the special meeting of the First M&F board of directors reconvened to discuss the merits of the proposal from Renasant. The board of directors discussed whether further delay might result in the loss of the current attractive proposal. The directors also discussed and deliberated about the stock values of the proposal from Renasant and the strategic strengths and weaknesses of a potential combination between the financial institutions, including the quarterly dividend payment capacity of First M&F at $0.01 per share over the next several years compared to the implied quarterly dividend capacity of Renasant at $0.11 per share when considering the fixed exchange ratio. As part of this analysis, the board of directors considered the relative regulatory approval risks, the results of reverse due diligence on Renasant and various cultural and social issues, including the characteristics and stability of the management teams and the likelihood for a successful long term integration of the businesses and people and resultant stock appreciation. The First M&F board of directors also considered the $5.8 million termination fee (which had been proportionately increased with the increase in the indicative value of the merger due to the fixed exchange ratio) and determined that it was a reasonable provision in a deal of this nature insofar as it facilitated agreement with Renasant and discouraged offers of marginally higher pricing that would be offset by additional due diligence and advisory fees incurred by First M&F. It was noted that the merger agreement, if approved, would become a public document and any potential bidder would be able to review the relevant information about Renasant’s offer and could fashion an offer if it desired. Further, since the proposed merger agreement contained a provision allowing the First M&F board of directors to accept an alternative offer (subject to the termination fee) if it was in the best interest of the shareholders, the non-solicitation provision did not preclude other potential offers. Finally, the First M&F board of directors discussed the matching rights granted to Renasant in the event that a superior offer was presented to First M&F or its board of directors and it was noted that such a provision was customary in a proposed deal of this nature and served as consideration for Renasant’s good faith offer and expenses associated with advancing the proposed deal to this point.

The First M&F board of directors discussed the terms of the lock-up agreements for directors whereby, if the merger agreement was approved, the directors (in their capacities as holders of First M&F common stock) would agree to vote their shares in favor of the proposed merger. The directors discussed the differences between the version of these agreements with non-employee directors, which contained a non-competition provision, and the version with directors that were employees of First M&F, which did not contain a non-competition provision. It was noted that employment law in Mississippi would prohibit such a non-competition provision, but that no employment arrangements had been agreed to between Renasant and any First M&F employee at this time. After considering all of these different items, First M&F’s board of directors concluded that with respect to price and other relevant factors, the Renasant transaction would result in better long-term value and a more successful business combination for First M&F shareholders than remaining independent or that could be obtained by pursuit of other bidders. Representatives of Jones Walker LLP provided the board of directors with an update on the final changes in the Renasant version of the merger agreement, explained the proposed resolutions to the board of directors and considerations in approving a merger agreement.

After further discussion and deliberation, the First M&F board of directors, having determined that the terms of Renasant’s proposal, the related merger agreement and the transactions contemplated thereby, including the merger, were fair to and in the best interests of First M&F and its shareholders, unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, authorized Mr. Potts to sign the merger agreement on behalf of First M&F and M&F Bank, directed that the merger agreement be submitted to First M&F’s shareholders for adoption and approval, and recommended that shareholders vote in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger.

Later that evening, Renasant and First M&F executed the merger agreement. Prior to market open on February 7, 2013, the proposed merger was publicly announced.

First M&F’s Reasons for the Merger; Recommendation of the First M&F Board of Directors

After careful consideration, the First M&F board of directors determined that the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interests of First M&F and its shareholders and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. Accordingly, First M&F’s board of directors recommends that First M&F shareholders vote “FOR” adoption and approval of the merger agreement at the First M&F special meeting.

In reaching its decision, the First M&F board of directors consulted with its senior management team, as well as its outside legal and financial advisors, and considered a number of factors, including the following material factors (not in any relative order of importance):

•

the board of directors’ understanding of the business, operations, financial condition, asset quality, earnings and prospects of First M&F, including its prospects as an independent entity, and management’s and the board of directors’ views and opinions on the current state of the financial services industry;

•

the board of directors’ understanding of Renasant’s business, operations, financial condition, asset quality, earnings and prospects, including its review and discussions with First M&F management concerning the due diligence examination of Renasant, its view that the merger would result in a combined company with a diversified revenue stream, a well-balanced loan portfolio and an attractive funding base, and the complementary nature of the cultures of the two companies, which First M&F management believes should facilitate integration of the two companies;

•

the board of directors’ belief that the merger is more favorable to First M&F’s shareholders than the alternatives to the merger, including conducting a private or public “auction” or sale process, which belief was formed based on the board of directors’ review, with the assistance of KBW, First M&F’s financial advisor, of the strategic alternatives available to First M&F;

•

the fact that, because the merger consideration consists solely of shares of Renasant common stock, First M&F common shareholders will have the opportunity to participate in the future performance of the combined businesses and the value to First M&F shareholders represented by the merger consideration, which represented a premium of approximately 64.36% based on the average closing share price of both First M&F and Renasant common stock for the 30-day trading period ended on February 6, 2013, the last trading day prior to the public announcement of the merger agreement;

•

the historical and current market price of Renasant’s common stock and its dividend track record, which could provide First M&F’s shareholders with the ability to realize increased value following the merger, including a significantly increased implied quarterly dividend per share of First M&F common stock of $0.11, compared to the current rate of $0.01 per share, which dividend rate, based on the estimates of First M&F management, First M&F would be unlikely to match for several years if it remained an independent entity (and in no event prior to the redemption of the First M&F CDCI Preferred Stock);

•	the market consensus on likely projected target earnings and the higher trading multiple assigned to Renasant’s common stock in comparison to First M&F’s common stock;

•

the financial analyses presented by KBW and the oral opinion of KBW delivered on February 6, 2013, subsequently confirmed by a written opinion dated the same date, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in KBW’s opinion, the merger consideration to be received by holders of First M&F common stock in the merger was fair, from a financial point of view, to such holders, as more fully described below under the caption “The Merger—Opinion of First M&F’s Financial Advisor” beginning on page    ;

•	the comparatively attractive growth prospects of Renasant as evidenced by recent growth trends and projections as well as the attractiveness of certain of Renasant’s markets;

•	the greater liquidity and per share market growth potential afforded by Renasant’s stock;

•	the financial and other terms of the merger agreement, which it reviewed with KBW and Jones Walker LLP, including:

•

the fixed exchange ratio, which provided additional upside potential to the benefit of holders of First M&F common stock in the event that the market recognized the contribution the transaction would make to the earnings and success of the combined company;

•	tax treatment;

•

First M&F’s ability, under certain circumstances specified in and prior to the time First M&F shareholders adopt the merger agreement, to (1) provide non-public information in response to a written acquisition proposal and (2) participate in discussions or negotiations with the person making such a proposal, if, in each case, the acquisition proposal was not the result of a material violation of the provisions of the merger agreement relating to the solicitation of acquisition proposals, and if the board of directors, prior to taking any such actions, determines in good faith, after consultation with its outside legal counsel, that failure to take such actions would violate the First M&F board of directors’ fiduciary duties under applicable law and, after consultation with its financial advisor and outside counsel, that such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal;

•

the board of directors’ ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation to First M&F shareholders, subject to the potential payment by First M&F of a termination fee of $5.8 million to Renasant, which the board of directors concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the merger agreement, including the merger consideration and the cost of redeeming or purchasing, as applicable, the First M&F CDCI Preferred Stock;

•	the fact that the outside date under the merger agreement allows for sufficient time to complete the merger;

•

the level of effort that Renasant must use under the merger agreement to obtain required regulatory approvals, and the prospects for such approvals being obtained in a timely fashion and without the imposition of any conditions of the type described in “The Merger – Regulatory Approvals Required for the Merger” on page    ; and

•

the fact that the merger provides for the retirement or assumption and repayment of all of First M&F’s obligations under the terms of the First M&F CDCI Preferred Stock and related warrant to purchase shares of First M&F common stock held by the U.S. Treasury.

The First M&F board of directors also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the merger, including the following (not in any relative order of importance):

•

the fact that, because the merger consideration is a fixed exchange ratio of shares of Renasant common stock to First M&F common stock, First M&F shareholders could be adversely affected by a decrease in the trading price of Renasant common stock during the pendency of the merger;

•

the fact that, while First M&F expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that certain regulatory approvals, the receipt of which are conditions to the consummation of the merger, might not be obtained, and, as a result, the merger may not be consummated;

•

the risk that potential benefits and synergies sought in the merger may not be realized or may not be realized within the expected time period, and the risks associated with the integration of the two companies;

•

the restrictions on the conduct of First M&F’s business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent First M&F from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of First M&F absent the pending completion of the merger;

•

the significant risks and costs involved in connection with entering into and completing the merger, or failing to complete the merger in a timely manner, or at all, including as a result of any failure to obtain required regulatory approvals, such as the risks and costs relating to diversion of management and employee attention, potential employee attrition, and the potential effect on business and customer relationships;

•

the fact that First M&F would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement, and the possibility that the $5.8 million termination fee payable by First M&F upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire First M&F;

•	the fact that First M&F shareholders would not be entitled to appraisal rights in connection with the merger; and

•	the possibility of litigation in connection with the merger.

The foregoing discussion of the information and factors considered by the First M&F board of directors is not intended to be exhaustive, but includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the First M&F board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The First M&F board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The First M&F board of directors based its recommendation on the totality of the information presented.

The First M&F board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

In considering the recommendation of the First M&F board of directors with respect to the proposal to adopt the merger agreement, First M&F shareholders should be aware that First M&F’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other First M&F shareholders. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger (to the extent such interests existed at that time), and in recommending that the merger agreement be adopted by the shareholders of First M&F. See “The Merger—Interests of Certain First M&F Directors and Executive Officers in the Merger” beginning on page    .

It should be noted that this explanation of the reasoning of First M&F’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Note Regarding Forward-Looking Statements” on page    .

Renasant’s Reasons for the Merger; Recommendation of the Renasant Board of Directors

In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement, the Renasant board of directors consulted with Renasant management, as well as Sandler and Phelps Dunbar, LLP, and considered a number of factors, including the following material factors:

•

each of Renasant’s and First M&F’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the Renasant board of directors considered that the merger (1) will expand Renasant’s business into new demographically attractive markets such as Jackson, Mississippi, as well expand in its current markets of Memphis, Tennessee, and Birmingham, Alabama; (2) will increase Renasant’s core deposit base, an important funding source; (3) will provide Renasant with an experienced management team and quality bank branches in Mississippi, Tennessee and Alabama; and (4) will provide Renasant with the opportunity to sell Renasant’s broad array of products to First M&F’s client base;

•

its understanding of the current and prospective environment in which Renasant and First M&F operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on Renasant both with and without the proposed transaction;

•

management’s expectation regarding cost synergies, accretion and internal rate of return, including the expectation that Renasant will obtain cost savings of approximately 25%, or $12.7 million, on a pre-tax basis fully realized in 2014, that the transaction is expected to be immediately accretive to earnings in 2013 (even when including the recognition of one-time merger-related expenses) and double digit accretive in 2014 (when cost synergies are expected to be fully phased in) and that the transaction would have an internal rate of return of approximately 20%, all of which will ultimately be to the benefit of the combined company’s shareholders;

•	its review and discussions with Renasant’s management concerning the due diligence examination of First M&F;

•	the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•

management’s expectation that Renasant will retain its strong capital position upon completion of the transaction, with regulatory capital ratios exceeding “well-capitalized” requirements and a tangible common equity ratio of approximately 6.5% after restructuring charges;

•

the written opinion of Sandler O’Neill, Renasant’s financial advisor, dated as of February 6, 2013, delivered to the Renasant board of directors to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Renasant;

•

the financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating First M&F’s business, operations and workforce with those of Renasant;

•	the potential risk of diverting management attention and resources from the operation of First M&F’s business and towards the completion of the merger; and

•

the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

The foregoing discussion of the information and factors considered by the Renasant board of directors is not intended to be exhaustive, but includes the material factors considered by the Renasant board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Renasant board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Renasant board of directors considered all these factors as a whole, including discussions with, and questioning of, Renasant’s management and Renasant’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

For the reasons set forth above, the Renasant board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Renasant and its shareholders, and unanimously adopted and approved the merger agreement and the transactions contemplated by it. The Renasant board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of First M&F’s Financial Advisor

On January 3, 2013, First M&F engaged KBW to render financial advisory and investment banking services to First M&F. KBW agreed to assist First M&F in assessing the fairness, from a financial point of view, of the consideration in the proposed merger with Renasant, to the shareholders of First M&F. First M&F selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with First M&F and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions. First M&F did not seek to retain any other financial advisors.

As part of its engagement, representatives of KBW attended the meetings of the First M&F board of directors held on January 16, 2013, and February 6, 2013, at which the First M&F board evaluated the proposed merger with Renasant. At the February 6, 2013 meeting, KBW reviewed the financial aspects of the proposed merger and rendered an opinion that, as of such date, the exchange ratio was fair, from a financial point of view, to the holders of First M&F common stock. The First M&F board approved the merger agreement at this meeting.

The full text of KBW’s written opinion is attached as Annex B to this document and is incorporated herein by reference. First M&F shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion is directed to the First M&F board and addresses only the fairness, from a financial point of view, of the exchange ratio to the holders of First M&F common stock. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any First M&F shareholder as to how the shareholder should vote at the First M&F special meeting on the merger or any related matter.

In rendering its opinion, KBW reviewed, among other things,

•	the merger agreement;

•	Annual Reports to Stockholders and the Annual Reports on Form 10-K for the three years ended December 31, 2011 of First M&F and Renasant, respectively;

•

certain interim reports to stockholders and Quarterly Reports on Form 10-Q of First M&F and Renasant, respectively, and certain other communications from First M&F and Renasant to their respective stockholders; and

•	other financial information concerning the businesses and operations of First M&F and Renasant furnished to KBW by First M&F and Renasant for purposes of KBW’s analysis.

In addition, KBW held discussions with members of senior management of First M&F and Renasant regarding past and current business operations, regulatory relations, financial condition and future prospects of their respective companies, and other matters KBW deemed relevant. In addition, KBW compared certain financial and stock market information for First M&F and Renasant with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry, and performed other studies and analyses that it considered appropriate.

In conducting its review and arriving at its opinion, KBW relied upon the accuracy and completeness of all of the financial and other information provided to them or otherwise publicly available. KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. KBW relied upon the management of First M&F and Renasant as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to KBW and assumed that such forecasts and projections reflected the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods estimated by such managements. KBW assumed, without independent verification, that the aggregate allowance for loan and lease losses for First M&F and Renasant were adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of the property, assets or liabilities of First M&F or Renasant, nor did it examine any individual credit files.

The projections furnished to KBW and used by it in certain of its analyses were prepared by First M&F’s and Renasant’s senior management teams. First M&F and Renasant do not publicly disclose internal management projections of the type provided to KBW in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement with no additional payments or adjustments to the exchange ratio;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waivers or modifications to the merger agreement; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

KBW further assumed that the merger will be accounted for using the acquisition method under accounting principles generally accepted in the United States of America, and that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. KBW’s opinion is not an expression of an opinion as to the prices at which shares of First M&F common stock or shares of Renasant common stock will trade following the announcement of the merger or the actual value of the shares of common stock of the combined company when issued pursuant to the merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the merger.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, First M&F and Renasant. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the First M&F board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the First M&F board with respect to the fairness of the consideration.

The following is a summary of the material analyses presented by KBW to the First M&F board on February 6, 2013, in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to the First M&F board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not purport to be a complete description of the financial analyses, but represent a fair summary of such.

Summary of Proposal. Pursuant to the terms of the merger agreement, each outstanding share of common stock, par value $5.00 per share, of First M&F not owned by First M&F or Renasant or by any of their respective wholly-owned subsidiaries other than shares owned in a fiduciary capacity or as a result of debts previously contracted, will be converted into the right to receive 0.6425 shares of common stock, par value $5.00 per share, of Renasant (the “exchange ratio”). Based on Renasant’s closing price on February 5, 2013, of $19.59, the exchange ratio represented a price of $12.59 per share to holders of First M&F common stock.

Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of First M&F to the following institutions traded on the New York Stock Exchange, NYSE MKT Equities or NASDAQ and headquartered in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina and Tennessee with total assets between $1.0 billion and $4.0 billion, and excluded announced merger targets as of February 5, 2013. Companies included in this group were:

1st United Bancorp, Inc.	First Security Group, Inc.
Ameris Bancorp	Heritage Financial Group, Inc.
Capital City Bank Group, Inc.	MidSouth Bancorp, Inc.
CenterState Banks, Inc.	Palmetto Bancshares, Inc.
Colony Bankcorp, Inc.	Seacoast Banking Corporation of Florida
Fidelity Southern Corporation	Simmons First National Corporation
First Financial Holdings, Inc.	State Bank Financial Corporation

Using publicly available information, KBW compared the financial performance, financial condition, and market performance of Renasant to the following institutions traded on the New York Stock Exchange, NYSE MKT Equities or NASDAQ headquartered in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee with total assets between $3.0 billion and $10.0 billion. Companies included in this group were:

Ameris Bancorp	Home BancShares, Inc.
Bank of the Ozarks, Inc.	Pinnacle Financial Partners, Inc.
BNC Bancorp	SCBT Financial Corporation
Capital Bank Financial Corporation	Simmons First National Corporation
First Bancorp	Trustmark Corporation
First Financial Holdings, Inc.	United Community Banks, Inc.

To perform this analysis, KBW used financial information as of the most recent three month period available (ended either December 31, 2012 or September 30, 2012) while market price information was as of February 5, 2013. Earnings estimates for 2013 and 2014 were taken from a nationally recognized earnings estimate consolidator for selected companies. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in First M&F’s and Renasant’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning First M&F’s and Renasant’s financial condition:

	First M&F	First M&F Group Minimum	First M&F Group Maximum
Return on Average Assets	0.46%	(3.18%)	1.40%
Return on Average Equity	6.19%	(68.39%)	11.43%
Net Interest Margin	3.56%	2.30%	7.76%
Efficiency Ratio	75%	59%	150%

	Renasant	Renasant Group Minimum	Renasant Group Maximum
Return on Average Assets	0.70%	(3.18%)	2.15%
Return on Average Equity	5.80%	(29.70%)	16.99%
Net Interest Margin	3.97%	3.44%	5.84%
Efficiency Ratio	72%	46%	94%

	First M&F	First M&F Group Minimum	First M&F Group Maximum
Tangible Common Equity / Tangible Assets	5.97%	1.04%	15.83%
Leverage Ratio (1)	8.83%	3.70%	15.73%
Loan Loss Reserve / Loans (2)	1.76%	0.70%	3.03%
Nonperforming Assets / Assets (2)(3)	3.49%	0.22%	7.53%
Nonperforming Assets / Loans + OREO (2)(3)	5.47%	0.60%	11.12%
LTM Net Charge-Offs / Average Loans (2)	0.61%	0.06%	2.76%

	Renasant (2)	Renasant Group Minimum	Renasant Group Maximum
Tangible Common Equity / Tangible Assets	7.70%	5.67%	13.76%
Leverage Ratio	9.86%	9.70%	14.17%
Loan Loss Reserve / Loans (2)	1.70%	1.36%	2.62%
Nonperforming Assets / Assets (2)(3)	2.42%	0.57%	3.69%
Nonperforming Assets / Loans + OREO (2)(3)	3.81%	1.47%	6.43%
LTM Net Charge-Offs / Average Loans (2)	0.75%	0.05%	3.02%

(1)	First M&F leverage ratio bank level
(2)	Asset quality ratios were adjusted to exclude loans and OREO covered by loss share agreements with the FDIC, as a result of failed bank acquisitions
(3)	Nonperforming assets include nonaccrual loans, restructured loans, OREO and other nonaccrual assets

KBW’s analysis showed the following concerning First M&F’s and Renasant’s market performance:

	First M&F	First M&F Group Minimum	First M&F Group Maximum
Market Capitalization ($ Million)	$77	$5	$513
1-year Stock Price Change	134.2%	(22.1%)	78.0%
1-year Total Return	135.9%	(22.1%)	78.0%
Dividend Yield	0.48%	0.00%	3.12%
Stock Price / Book Value per Share	76.8%	41.3%	154.3%
Stock Price / Tangible Book Value per Share	80.2%	43.7%	187.5%
Stock Price / 2013 EPS (4)	10.6x	9.8x	51.5x
Stock Price / 2014 EPS (4)	8.0x	9.3x	37.1x

	Renasant	Renasant Group Minimum	Renasant Group Maximum
Market Capitalization ($ Million)	$493	$211	$1,515
1-year Stock Price Change	19.0%	(9.5%)	52.9%
1-year Total Return	23.9%	(6.5%)	55.5%
Dividend Yield	3.47%	0.00%	3.94%
Stock Price / Book Value per Share	98.9%	74.7%	261.1%
Stock Price / Tangible Book Value per Share	160.4%	87.2%	267.3%
Stock Price / 2013 EPS (4)	15.7x	12.9x	18.4x
Stock Price / 2014 EPS (4)	13.7x	9.2x	15.5x

(4)	Consensus earnings estimates per FactSet Research Systems, Inc., as compiled by SNL Financial, as of 2/5/13

Contribution Analysis. KBW analyzed the relative contribution of each First M&F and Renasant to the pro forma balance sheet of the combined entity, including assets, gross loans, deposits, equity, tangible equity, tangible common equity, LTM net income available to common, market capitalization, and pro forma ownership. This analysis excluded any purchase accounting adjustments and was based on First M&F’s and Renasant’s closing prices on February 5, 2013 of $8.29 and $19.59, respectively. To perform this analysis, KBW used financial information as of the three month period ended December 31, 2012. The results of KBW’s analysis are set forth in the following table:

	Renasant as % of Combined Entity	First M&F as % of Combined Entity
Balance Sheet
Assets	72.3	27.7
Gross Loans	74.1	25.9
Deposits	71.2	28.8
Equity	80.8	19.2
Tangible Equity	72.9	27.1
Tangible Common Equity	76.3	23.7
Income Statement
LTM Net Income Available to Common	84.4	15.6
Market Capitalization	86.6	13.4
Pro Forma Diluted Ownership
100% Common Stock	80.3	19.7

Recent Transaction Analysis. KBW reviewed publicly available information related to selected acquisitions of Southeast banks and thrifts announced after January 1, 2011, with buyers traded on the New York Stock Exchange, NYSE MKT Equities or NASDAQ and target total assets between $500 million and $3.0 billion. The Southeast, as defined by KBW, includes the following states: Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The transactions included in the group were:

Acquiror	Acquiree
United Bankshares, Inc.	Virginia Commerce Bancorp, Inc.
Bank of the Ozarks, Inc.	First National Bank of Shelby
Crescent Financial Bancshares, Inc.	ECB Bancorp, Inc.
SCBT Financial Corporation	Savannah Bancorp, Inc.
City Holding Company	Community Financial Corporation
Trustmark Corporation	BancTrust Financial Group, Inc.
Park Sterling Corporation	Citizens South Banking Corporation
WashingtonFirst Bankshares, Inc.	Alliance Bankshares Corporation
SCBT Financial Corporation	Peoples Bancorporation, Inc.
Park Sterling Corporation	Community Capital Corporation
IBERIABANK Corporation	Cameron Bancshares, Inc.
IBERIABANK Corporation	Omni Bancshares, Inc.

Transaction multiples for the merger were derived from an offer price of $12.59 per share for First M&F, based on Renasant’s closing price of $19.59 on February 5, 2013 and a fixed exchange ratio of 0.6425. For each transaction referred to above, KBW derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

•	book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

•	tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

•

tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

•	market premium based on the closing price 1-day prior to the announcement of the acquisition.

The results of the analysis are set forth in the following table:

Transaction Price to:	Renasant/First M&F Merger	Recent Transactions Minimum	Recent Transactions Maximum
Book Value	117%	62%	182%
Tangible Book Value	122%	62%	182%
Core Deposit Premium	2.1%	(6.3%)	11.5%
Market Premium (1)	51.8%	14.7%	67.7%

(1)	Based on First M&F’s stock price of $8.29 on 2/5/2013

No company or transaction used as a comparison in the above analysis is identical to First M&F, Renasant or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Financial Impact Analysis. KBW performed pro forma merger analyses that combined projected income statement and balance sheet information of First M&F and Renasant. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of Renasant. In the course of this analysis, KBW used earnings estimates for Renasant for 2013 and 2014 from a nationally recognized earnings estimate consolidator, and for First M&F used earnings estimates pre-close 2013 per First M&F management and post-close 2013 and 2014, per Renasant management. This analysis indicated that the merger is expected to be accretive to Renasant’s estimated earnings per share in 2013 and 2014. The analysis also indicated that the merger is expected to be dilutive to book value per share and dilutive to tangible book value per share for Renasant and that Renasant would maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by Renasant following the merger will vary from the projected results, and the variations may be material.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that First M&F could provide to equity holders through 2018 on a stand-alone basis. In performing this analysis, KBW used earnings estimates for 2013 to 2018, from First M&F management, and assumed discount rates ranging from 11.0% to 16.0%. The range of values was determined by adding (1) the present value of projected cash flows to First M&F shareholders from 2013 to 2017 and (2) the present value of the terminal value of First M&F’s common stock. In determining cash flows available to shareholders, KBW assumed balance sheet growth per First M&F management and assumed that First M&F would maintain a tangible common equity / tangible asset ratio of 7.00% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for First M&F. In calculating the terminal value of First M&F, KBW applied multiples ranging from 9.0 times to 14.0 times 2018 forecasted earnings. This resulted in a range of values of First M&F from $6.40 to $11.91 per share. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of First M&F.

The First M&F board retained KBW as financial adviser to First M&F regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, First M&F and Renasant. As a market maker in securities KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of First M&F and Renasant for KBW’s own account and for the accounts of its customers. To the extent KBW held any such positions, it was disclosed to First M&F.

First M&F and KBW entered into an agreement relating to the services to be provided by KBW in connection with the merger. First M&F paid KBW a cash fee of $300,000 concurrently with the rendering of the fairness opinion related to the merger. In addition, First M&F agreed to pay KBW at the time of closing of the merger a cash fee equal to $1,000,000. Pursuant to the KBW engagement agreement, First M&F also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws. During the past two years, KBW has provided investment banking and financial advisory services to First M&F, but has not received compensation for such services. In addition, during the past two years, KBW has provided investment banking and financial advisory services to Renasant, but has not received compensation for such services. KBW may in the future provide investment banking and financial advisory services to Renasant and receive compensation for such services.

Opinion of Renasant’s Financial Advisor

The Renasant board of directors retained Sandler O’Neill to provide it with financial advisory services and to render a fairness opinion in connection with the merger. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. As part of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

At the meeting of the Renasant board of directors on February 6, 2013, Sandler O’Neill rendered its oral opinion, subsequently confirmed in writing, that as of such date and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its written opinion, the merger consideration payable to holders of First M&F common stock pursuant to the merger agreement was fair from a financial point of view to Renasant.

The full text of the written opinion of Sandler O’Neill, dated as of February 6, 2013, is attached as Annex C. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Sandler O’Neill in rendering its opinion. We encourage you to read the opinion carefully and in its entirety. Sandler O’Neill’s opinion is directed to Renasant’s board of directors and addresses only the fairness from a financial point of view of the merger consideration payable to holders of First M&F common stock pursuant to the merger agreement as of February 6, 2013, the date of the opinion. It does not address any other aspects of the merger or address the prices at which Renasant common stock will trade at any time nor does it constitute a recommendation to any holder of Renasant common stock with respect to the merger or any other matter. The summary of the opinion of Sandler O’Neill set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its February 6, 2013 opinion, Sandler O’Neill reviewed and considered, among other things:

•	the merger agreement;

•	certain publicly available financial statements and other historical financial information of each of Renasant and First M&F that Sandler O’Neill deemed relevant;

•

financial projections for Renasant for the years ending December 31, 2013 through December 31, 2017 as determined using publicly available estimated earnings and growth rates and guidance from senior management of Renasant;

•	internal financial projections for First M&F for the year ending December 31, 2013 as provided by senior management of First M&F and as adjusted by senior management of Renasant;

•

the pro forma financial impact of the merger on Renasant based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as determined by the senior management of Renasant;

•	a comparison of certain financial information and stock trading information for Renasant and First M&F with similar institutions for which publicly available information is available;

•	the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler O’Neill from public sources, that was provided to Sandler O’Neill by Renasant and First M&F or their respective representatives or that was otherwise reviewed by Sandler O’Neill and assumed such accuracy and completeness for purposes of rendering its opinion. Sandler O’Neill further relied on the assurances of the respective managements of Renasant and First M&F that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Sandler O’Neill was not asked to, and did not, undertake an independent verification of any of such information and Sandler O’Neill did not (and does not now) assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Renasant and First M&F or any of their respective subsidiaries.

Sandler O’Neill did not render an opinion or evaluation on the collectability of any assets or the future performance of any loans of Renasant and First M&F. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Renasant and First M&F, or the combined entity after the merger, and Sandler O’Neill did not review any individual credit files relating to Renasant and First M&F. Sandler O’Neill assumed, with Renasant’s consent, that the respective allowances for loan losses for both Renasant and First M&F were adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used publicly available earnings estimates and growth rates based on management guidance for Renasant and internal projections for First M&F as provided by senior management of First M&F and as adjusted by senior management of Renasant. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with the senior management of Renasant. With respect to those projections, guidance, estimates and judgments, the respective managements of Renasant and First M&F confirmed to Sandler O’Neill that those projections, guidance, estimates and judgments reflected the best currently available guidance, estimates and judgments of those respective managements of the future financial performance of Renasant and First M&F, respectively, and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill did not express an opinion as to such estimates or the assumptions on which they are based. Sandler O’Neill also assumed that there were no material changes in Renasant’s and First M&F ’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analysis that Renasant and First M&F will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are and will remain true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the merger agreement will not be not waived and that the merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with Renasant’s consent, Sandler O’Neill relied upon the advice Renasant has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

Sandler O’Neill’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its opinion. Events occurring after the date of the opinion could materially affect the opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of the opinion. Sandler O’Neill has acted as Renasant’s financial advisor in connection with the merger and will receive a fee for its services, all of which is contingent upon consummation of the merger.

Sandler O’Neill’s opinion is directed only to the fairness to Renasant, from a financial point of view, of the merger consideration payable to holders of First M&F common stock and does not address the underlying business decision of Renasant to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Renasant or the effect of any other transaction in which Renasant might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director, or employees, or class of such persons, relative to the compensation to be received in the merger by any other shareholder.

Summary of Proposal. Sandler O’Neill reviewed the financial terms of the proposed transaction. Using the fixed exchange ratio of 0.6425 multiplied by the $19.22 Renasant 10-day average closing stock price on February 4, 2013, Sandler O’Neill calculated a transaction value of $12.35 per share, or an aggregate transaction value of $118.8 million. Based upon financial information for First M&F as of or for the year ended December 31, 2013, Sandler O’Neill calculated the following transaction ratios:

Transaction Multiples

Price/Book Value Per Share	114%
Price/Tangible Book Value Per Share	119%
Price/Last Twelve Months Earnings Per Share	23.1x
Price/2013 Estimated Earnings Per Share (1)	15.8x
Tangible Book Premium/Core Deposits Per Share (2)	1.5%
Market Premium (3)	50%

(1)	Based on analyst estimate
(2)	Core deposits (defined as total deposits less time deposits > $100,000) of $1.22 billion.
(3)	Based upon the closing price of First M&F’s common stock on February 4, 2013 of $8.24.

Comparable Company Analysis. Sandler O’Neill used publicly available information to perform a comparison of selected financial and market trading information for First M&F and Renasant.

Sandler O’Neill also used publicly available information to compare selected financial and market trading information for First M&F and a group of financial institutions selected by Sandler O’Neill. The First M&F peer group consisted of the following selected publicly-traded bank holding companies headquartered in the Southeast with total assets between $1.0 billion and $3.0 billion and a ratio of non-performing assets to total assets less than 5%:

1st United Bancorp, Inc.	MidSouth Bancorp, Inc.
American National Bankshares Inc.	Monarch Financial Holdings, Inc.
CenterState Banks, Inc.	National Bankshares, Inc.
City Holding Company	NewBridge Bancorp
Community Bankers Trust Corporation	Park Sterling Corporation
Crescent Financial Bancshares, Inc.	Peoples Bancorp of North Carolina, Inc.
Eastern Virginia Bankshares, Inc.	Seacoast Banking Corporation of Florida
Fidelity Southern Corporation	State Bank Financial Corporation
First Community Bancshares, Inc.	Virginia Commerce Bancorp, Inc.
Middleburg Financial Corporation	Yadkin Valley Financial Corporation

The analysis compared publicly available financial information for First M&F and the median financial and market trading data for the First M&F peer group as of and for the twelve months ended December 31, 2012. The table below sets forth the data for First M&F and the median data for the First M&F peer group as of and for the twelve months ended December 31, 2012, with pricing data as of February 4, 2013.

Comparable Group Analysis

	First M&F Corporation	Comparable Group Median Result
Total Assets (in millions)	$1,602	$1,627
Gross Loans/Deposits	69.5%	78.0%
Tangible Common Equity/Tangible Assets	5.97%	8.70%
Tier I Leverage Ratio	8.91%	10.15%
Total Risk Based Capital Ratio	13.30%	16.50%
Return on Average Assets	0.44%	0.61%
Return on Average Equity	6.12%	5.22%
Net Interest Margin	3.67%	4.10%
Efficiency Ratio	68.0%	72.7%
Loan Loss Reserve/Gross Loans	1.76%	1.69%
Nonperforming Assets/Total Assets	2.15%	1.53%
Net Charge-Offs/Average Loans	0.59%	0.58%
Price/Tangible Book Value	79.7%	119.6%
Price/Last Twelve Months (LTM) Earnings Per Share (EPS)	15.3x	14.5x
Price/2013 Est. EPS	10.6x	14.6x
Market Capitalization (in millions)	$76	$172

Sandler O’Neill also used publicly available information to compare selected financial and market trading information for Renasant and a group of financial institutions selected by Sandler O’Neill. The Renasant peer group consisted of the following selected publicly-traded bank holding companies headquartered in the Southeast with total assets greater than $3.0 billion and less than $10.0 billion:

BancorpSouth, Inc.	SCBT Financial Corporation
Bank of the Ozarks, Inc.	Simmons First National Corporation
Capital Bank Financial Corporation	TowneBank
Cardinal Financial Corporation	Trustmark Corporation
First Bancorp	Union First Market Bankshares Corporation
First Financial Holdings, Inc.	United Bankshares, Inc.
Hancock Holding Company	United Community Banks, Inc.
Home BancShares, Inc.	WesBanco, Inc.
Pinnacle Financial Partners, Inc.

The analysis compared publicly available financial information for Renasant and the median financial and market trading data for the Renasant peer group as of and for the twelve months ended December 31, 2012. The table below sets forth the data for Renasant and the median data for the Renasant peer group as of and for the twelve months ended December 31, 2012, with pricing data as of February 4, 2013.

Comparable Group Analysis
	Renasant Corporation	Comparable Group Median Result
Total Assets (in millions)	$4,183	$4,406
Gross Loans/Deposits	81.2%	84.2%
Tangible Common Equity/Tangible Assets	7.70%	8.97%
Tier I Leverage Ratio	9.86%	10.54%
Total Risk Based Capital Ratio	14.13%	15.80%
Return on Average Assets	0.64%	0.88%
Return on Average Equity	5.38%	7.26%
Net Interest Margin	3.94%	4.09%
Efficiency Ratio	72.3%	60.7%
Loan Loss Reserve/Gross Loans	1.56%	1.42%
Nonperforming Assets/Total Assets	1.79%	1.61%
Net Charge-Offs/Average Loans	0.75%	0.40%
Price/Tangible Book Value	159.4%	160.4%
Price/LTM EPS	18.4x	15.1x
Price/2013 Est. EPS	15.6x	14.2x
Market Capitalization (in millions)	$490	$672

Stock Trading History. Sandler O’Neill reviewed the history of the publicly reported trading prices of First M&F’s common stock for the one-year period ended February 4, 2013. Sandler O’Neill also reviewed the relationship between the movements in the price of First M&F common stock and the movements in the prices of the NASDAQ Bank Index and a market-capitalization weighted index of First M&F’s comparable company peer group.

First M&F One-Year Common Stock Performance
	Beginning Index Value February 4, 2012	Ending Index Value February 4, 2013
First M&F	100%	133%
NASDAQ Bank Index	100%	112%
First M&F Peer Group	100%	113%

Sandler O’Neill reviewed the history of the publicly reported trading prices of Renasant common stock for the one-year period ended February 4, 2013. Sandler O’Neill also reviewed the relationship between the movements in the price of Renasant common stock and the movements in the prices of the NASDAQ Bank Index and a market-capitalization weighted index of Renasant’s comparable company peer group.

Renasant One-Year Common Stock Performance
	Beginning Index Value February 4, 2012	Ending Index Value February 4, 2013
Renasant	100%	118%
NASDAQ Bank Index	100%	112%
Renasant Peer Group	100%	109%

Net Present Value Analysis. Sandler O’Neill performed an analysis that estimated the present value per share of First M&F common stock through December 31, 2017. Sandler O’Neill based the analysis on the First M&F projected earnings stream as derived from the internal financial projections provided by First M&F management for the year ending December 31, 2013 and based on guidance from Renasant management for the years 2014-2017.

To approximate the terminal value of First M&F common stock at December 31, 2017, Sandler O’Neill applied price to forward earnings multiples of 12.0x to 16.0x and multiples of tangible book value ranging from 100% to 180%. The income streams and terminal values were then discounted to present values using different discount rates ranging from 11.0% to 16.0%, which were selected to reflect different assumptions regarding desired rates of return of holders of First M&F common stock.

Discount Rate	Earnings Per Share Multiples (Value shown is $ per share)
	12.0x	13.0x	14.0x	15.0x	16.0x
11%	$7.66	$8.28	$8.91	$9.54	$10.16
12%	$7.32	$7.92	$8.52	$9.12	$9.72
13%	$7.01	$7.58	$8.15	$8.73	$9.30
14%	$6.71	$7.26	$7.81	$8.35	$8.90
15%	$6.43	$6.95	$7.47	$8.00	$8.52
16%	$6.16	$6.66	$7.16	$7.66	$8.16

Discount Rate	Tangible Book Value Per Share Multiples (Value shown is $ per share)
	100%	120%	140%	160%	180%
11%	$8.84	$10.57	$12.31	$14.05	$15.78
12%	$8.45	$10.11	$11.77	$13.43	$15.10
13%	$8.09	$9.68	$11.26	$12.85	$14.44
14%	$7.74	$9.26	$10.78	$12.30	$13.82
15%	$7.41	$8.87	$10.32	$11.78	$13.23
16%	$7.10	$8.49	$9.89	$11.28	$12.68

Sandler O’Neill also considered and discussed with the Renasant board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming First M&F net income varied from 20.0% above projections to 20.0% below projections. This analysis resulted in the following reference ranges of indicated per share values for First M&F common stock, using a discount rate of 13.79%:

EPS Projection Change from Base Case	Earnings Per Share Multiples (Value shown is $ per share)
	12.0x	13.0x	14.0x	15.0x	16.0x
(20.0)%	$5.44	$5.89	$6.33	$6.77	$7.21
(10.0)%	$6.11	$6.61	$7.10	$7.60	$8.10
0.0%	$6.77	$7.32	$7.88	$8.43	$8.98
10.0%	$7.43	$8.04	$8.65	$9.26	$9.87
20.0%	$8.10	$8.76	$9.42	$10.09	$10.75

Net Present Value Analysis. Sandler O’Neill performed an analysis that estimated the present value per share of First M&F common stock through December 31, 2017 including certain adjustments by Renasant management to reflect adjustments that would occur after the merger is completed. Sandler O’Neill based the analysis on First M&F’s projected earnings stream as derived from the internal financial projections provided by First M&F management for the year ending December 31, 2013 and based on guidance from Renasant management for the years 2014-2017 and adjusted by Renasant management to reflect adjustments that would occur after the merger is completed. Sandler O’Neill included in the adjustments to First M&F’s earnings the impact of expected transaction-related cost savings of approximately 25% of First M&F’s core non-interest expense base. To approximate the terminal value of First M&F common stock at December 31, 2017, Sandler O’Neill applied price to forward earnings multiples of 12.0x to 16.0x and multiples of tangible book value ranging from 100% to 180%. The income streams and terminal values were then discounted to present values using different discount rates ranging from 11.0% to 16.0%, which were selected to reflect different assumptions regarding desired rates of return of holders of First M&F common stock.

Discount Rate	Earnings Per Share Multiples (Value shown is $ per share)
	12.0x	13.0x	14.0x	15.0x	16.0x
11%	$13.90	$15.05	$16.20	$17.34	$18.49
12%	$13.30	$14.39	$15.49	$16.58	$17.68
13%	$12.72	$13.77	$14.82	$15.87	$16.91
14%	$12.18	$13.18	$14.18	$15.19	$16.19
15%	$11.66	$12.62	$13.58	$14.54	$15.50
16%	$11.17	$12.09	$13.01	$13.93	$14.85

Discount Rate	Tangible Book Value Per Share Multiples (Value shown is $ per share)
	100%	120%	140%	160%	180%
11%	$11.01	$13.19	$15.36	$17.53	$19.70
12%	$10.53	$12.61	$14.69	$16.76	$18.84
13%	$10.08	$12.06	$14.05	$16.04	$18.03
14%	$9.65	$11.55	$13.45	$15.35	$17.25
15%	$9.24	$11.06	$12.88	$14.70	$16.52
16%	$8.85	$10.59	$12.33	$14.08	$15.82

Sandler O’Neill also considered and discussed with the Renasant board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming First M&F net income varied from 20.0% above projections to 20.0% below projections. This analysis resulted in the following reference ranges of indicated per share values for First M&F common stock, using a discount rate of 13.79%:

EPS Projection Change from Base Case	Earnings Per Share Multiples (Value shown is $ per share)
	12.0x	13.0x	14.0x	15.0x	16.0x
(20.0)%	$9.86	$10.67	$11.48	$12.29	$13.10
(10.0)%	$11.07	$11.98	$12.89	$13.81	$14.72
0.0%	$12.29	$13.30	$14.31	$15.33	$16.34
10.0%	$13.50	$14.62	$15.73	$16.84	$17.96
20.0%	$14.72	$15.93	$17.15	$18.36	$19.58

Net Present Value Analysis. Sandler O’Neill performed an analysis that estimated the present value per share of Renasant common stock through December 31, 2017. Sandler O’Neill based the analysis on consensus Wall Street earnings estimates for Renasant for the years ending December 31, 2013 and December 31, 2014 and an estimated growth rate for the years thereafter in each case as provided by, and reviewed with, senior management of Renasant. To approximate the terminal value of Renasant common stock at December 31, 2017, Sandler O’Neill applied price to forward earnings multiples of 13.0x to 17.0x and multiples of tangible book value ranging from 120% to 200%. The income streams and terminal values were then discounted to present values using different discount rates ranging from 10.0% to 14.0%, which were selected to reflect different assumptions regarding desired rates of return of holders of Renasant common stock.

Discount Rate	Earnings Per Share Multiples (Value shown is $ per share)
	13.0x	14.0x	15.0x	16.0x	17.0x
10%	$16.58	$17.66	$18.74	$19.82	$20.90
11%	$15.89	$16.93	$17.96	$18.99	$20.02
12%	$15.25	$16.23	$17.22	$18.20	$19.19
13%	$14.63	$15.57	$16.52	$17.46	$18.40
14%	$14.04	$14.95	$15.85	$16.75	$17.65

Discount Rate	Tangible Book Value Per Share Multiples (Value shown is $ per share)
	120%	140%	160%	180%	200%
10%	$14.94	$17.00	$19.06	$21.13	$23.19
11%	$14.33	$16.30	$18.27	$20.24	$22.21
12%	$13.75	$15.63	$17.52	$19.40	$21.28
13%	$13.20	$15.00	$16.80	$18.60	$20.41
14%	$12.68	$14.40	$16.12	$17.85	$19.57

Sandler O’Neill also considered and discussed with the Renasant board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Renasant net income varied from 20.0% above projections to 20.0% below projections. This analysis resulted in the following reference ranges of indicated per share values for Renasant common stock, using a discount rate of 11.78%:

EPS Projection Change from Base Case	Earnings Per Share Multiples (Value shown is $ per share)
	13.0x	14.0x	15.0x	16.0x	17.0x
(20.0)%	$12.80	$13.59	$14.39	$15.19	$15.98
(10.0)%	$14.09	$14.99	$15.88	$16.78	$17.68
0.0%	$15.39	$16.38	$17.38	$18.37	$19.37
10.0%	$16.68	$17.78	$18.87	$19.97	$21.06
20.0%	$17.97	$19.17	$20.36	$21.56	$22.75

Analysis of Selected Merger Transactions. Sandler O’Neill reviewed the terms of merger transactions announced from January 1, 2010 through February 4, 2013 involving United States-based banks nationwide and in which the target was headquartered in the Southeast with announced transaction values greater than $100 million. Sandler O’Neill deemed these transactions to be reflective of the proposed First M&F and Renasant combination. Sandler O’Neill reviewed the following ratios and multiples: transaction price to book value per share, transaction price to tangible book value per share, transaction price to last twelve months earnings, core deposit premium and market price premium at announcement. As illustrated in the following table, Sandler O’Neill compared the proposed merger multiples to the median multiples of the comparable transactions.

Comparable Transaction Multiples
	Renasant/ First M&F	Comparable Nationwide Transactions	Comparable Southeast Transactions
Transaction Price/Book Value Per Share	114%	132%	130%
Transaction Price/Tangible Book Value Per Share	119%	159%	164%
Transaction Price/LTM EPS	23.1x	21.5x	21.0x
Core Deposit Premium	1.5%	7.4%	7.4%
Premium to Market	50%	34%	32%

Pro Forma Merger Analysis. Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the following: (1) the merger is completed at the beginning of the third quarter of 2013; (2) each share of First M&F common stock is exchanged for 0.6425 of a share of Renasant common stock; (3) management prepared earnings projections for First M&F for the year ending December 31, 2013 and with Renasant management guidance through 2017; (4) certain purchase accounting adjustments, including both a credit and interest rate mark against First M&F’s loan portfolio, and additional marks on borrowings, time deposits and trust preferred securities issued by First M&F; (5) cost savings of 25% of First M&F’s annual operating expenses, with 40% realized in 2013 and 100% thereafter; and (6) certain other assumptions pertaining to costs and expenses associated with the transaction, intangible amortization, opportunity cost of cash and other items.

The analysis indicated that the merger would be accretive to Renasant’s projected 2013 and 2014 earnings per share. The analysis also indicated that the transaction would be dilutive to book value per share and dilutive to tangible book value per share for Renasant and that Renasant would maintain “well-capitalized” capital ratios. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Compensation and Other Relationships. Sandler O’Neill has acted as financial advisor to the board of directors of Renasant in connection with the merger. Renasant agreed to pay Sandler O’Neill a transaction fee of $500,000, all of which is payable upon completion of the merger. Sandler O’Neill also received a fee of $150,000 for rendering its fairness opinion to the Renasant board of directors. This fee, which was paid upon the signing of the merger agreement, will be credited against the transaction fee upon the completion of the merger. Renasant has also agreed to reimburse Sandler O’Neill for its reasonable out-of-pocket expenses and to indemnify Sandler O’Neill against certain liabilities arising out of its engagement. Sandler O’Neill’s fairness opinion was approved by Sandler O’Neill’s fairness opinion committee.

In the ordinary course of their respective broker and dealer businesses, Sandler O’Neill may purchase securities from and sell securities to First M&F and Renasant and their affiliates. Sandler O’Neill may also actively trade the debt and/or equity securities of First M&F and Renasant or their affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Renasant Board of Directors Following Completion of the Merger

Upon completion of the merger, the number of directors constituting Renasant’s and Renasant Bank’s respective boards of directors will be increased by two, to 18 members each, and two individuals who are currently directors of First M&F selected by Renasant after taking into account First M&F’s recommendation will be appointed to complete the larger boards. Information about the current Renasant directors and executive officers can be found in the documents under the heading “Renasant SEC Filings” in the section entitled “Where You Can Find More Information” on page     . Information regarding the current First M&F directors can be found in First M&F’s proxy statement, dated March 8, 2013 for its 2013 annual meeting of shareholders. As of the date of this joint proxy statement/prospectus, Renasant has not identified the two members of First M&F’s board of directors who will be appointed to Renasant’s and Renasant Bank’s respective boards of directors.

Public Trading Markets

Renasant common stock trades on the Nasdaq under the symbol “RNST.” First M&F common stock trades on the Nasdaq under the symbol “FMFC.” Upon completion of the merger, First M&F common stock will be delisted from the Nasdaq and deregistered under the Exchange Act. The newly issued Renasant common stock issuable pursuant to the merger agreement will be listed on the Nasdaq.

First M&F Shareholders Do Not Have Appraisal Rights in the Merger

Appraisal rights, also referred to as dissenters’ rights, are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair cash value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the MBCA.

Section 79-4-13.02 of the MBCA provides that shareholders have the right, in some circumstances, to dissent from certain corporate action and to instead demand payment of the fair cash value of their shares. However, shareholders do not have appraisal rights with respect to shares of any class or series of shares which, among other things, are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., which is now called the Financial Industry Regulatory Authority.

Therefore, because First M&F’s common stock has been designated as a national market system security, holders of First M&F common stock will not be entitled to appraisal rights in the merger with respect to their shares of First M&F common stock.

Accounting Treatment of the Merger

Renasant will account for the merger using the acquisition method of accounting. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of First M&F will be recorded, as of completion of the merger, at their respective fair values and added to those of Renasant. Any excess of the purchase price over fair values will be recorded as goodwill. Consolidated financial statements and reported results of operations of Renasant issued after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of First M&F.

Regulatory and Third-Party Approvals

Completion of the merger is subject to prior receipt of all approvals and consents required to be obtained from applicable governmental and regulatory authorities. Renasant and First M&F have also agreed to cooperate and use all reasonable best efforts to prepare as promptly as possible all documentation, to make all requisite regulatory filings and to obtain any necessary permits, consents approvals or authorizations of governmental entities necessary to consummate the transactions contemplated by the merger agreement as soon as practicable.

There can be no assurance that regulatory approvals will be obtained, that such approvals will be received on a timely basis, or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of Renasant or First M&F following completion of the merger. There can likewise be no assurance that any state attorney general or other domestic regulatory authority will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if such a challenge is made, as to the result thereof. The merger is conditioned upon the receipt of all consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities in respect of the merger. See “The Merger Agreement—Conditions to the Completion of the Merger” on pages      through      of this joint proxy statement/prospectus.

Federal Reserve Approval. The merger is subject to the prior approval of the Federal Reserve under Section 3(a)(5) of the Bank Holding Company Act of 1956, as amended, and related federal regulations, and Renasant and First M&F must wait at least 15 days after the date of such approval before they may complete the merger. In reviewing the transactions under the applicable statutes and regulations, the Federal Reserve will consider, among other factors, the competitive impact of the merger. The Federal Reserve will also consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served as well as the companies’ effectiveness in combating money-laundering activities. Furthermore, the Federal Reserve will take into consideration the extent to which the proposed acquisition would result in greater or more concentrated risks to the stability of the United States banking or financial system. In connection with their review, the Federal Reserve will provide an opportunity for public comment on the application for the merger and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

Under the Community Reinvestment Act of 1977, the Federal Reserve must take into account the record of performance of each of Renasant and First M&F in meeting the credit needs of the entire communities, including low- and moderate-income neighborhoods, served by the companies and their subsidiaries. As of their last respective examinations, Renasant Bank was rated “satisfactory” and M&F Bank was rated “satisfactory.” Applications or notifications may also be required to be filed with various other regulatory authorities in connection with the merger.

FDIC Approval. The merger of M&F Bank with and into Renasant Bank is subject to the prior approval of the FDIC pursuant to Section 18(c) of the Federal Deposit Insurance Act, as amended, and related federal regulations. The FDIC considers factors generally similar to those considered by the Federal Reserve. The FDIC application process also includes publication and an opportunity for comment by the public.

State Bank Regulatory Approvals. Renasant has filed or will file applications or notices with the Mississippi Department of Banking and Consumer Finance for approval of the merger. In reviewing the merger of the banks, the department will take competitive considerations into account, as well as the capital adequacy, the quality of management and earnings prospects (in terms of both quality and quantity).

Other Applications and Notices. Other applications and notices are being filed with various regulatory authorities and self-regulatory organizations in connection with the merger, including applications and notices in connection with the indirect change in control, as a result of the merger, of certain subsidiaries directly or indirectly owned by First M&F.

Renasant and First M&F are not aware of any governmental approvals or compliance with banking laws and regulations that are required for the merger to become effective other than those described above. Renasant and First M&F intend to seek any other approval and to take any other action that may be required to complete the merger. There can be no assurance that any required approval or action can be obtained or taken prior to the meeting.

If the approval of the merger by any of the authorities mentioned above is subject to compliance with any conditions, there can be no assurance that the parties or their subsidiaries will be able to comply with such conditions or that compliance or non-compliance will not have adverse consequences for the combined company after consummation of the merger. The parties believe that the proposed merger is compatible with such regulatory requirements.

Third-Party Approvals. The merger is conditioned upon the receipt of all consents and approvals of third parties with respect to specified agreements, such as real property leases, unless the failure to obtain any such consent or approval would not reasonably be expected to have a material adverse effect on Renasant or First M&F. Pursuant to the merger agreement, Renasant and First M&F have agreed to use their reasonable best efforts to obtain all consents, approvals and waivers from third parties necessary in connection with the completion of the merger.

Interests of Certain First M&F Directors and Executive Officers in the Merger

When considering the recommendation of First M&F’s board of directors that First M&F shareholders vote to approve the merger agreement, First M&F shareholders should be aware that First M&F’s executive officers and members of First M&F’s board of directors may have interests in the merger that are different from, or in addition to, those of First M&F shareholders generally. First M&F’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, to the extent these different interests existed at the time of the negotiation, evaluation and approval of the merger agreement, and in recommending that the merger agreement be approved by First M&F’s shareholders. In the discussion below, we have described and quantified certain payments and benefits to First M&F’s executive officers and non-employee directors. For the purposes of all of the agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control of First M&F.

Equity Compensation Awards. First M&F’s executive officers and non-employee directors participate in First M&F’s equity-based compensation plans and hold outstanding stock options and restricted stock granted and awarded under such plans. Upon completion of the merger, (1) each outstanding option or similar right to acquire First M&F common stock granted under any First M&F equity plans (each of which we refer to as a First M&F Stock Option) will convert automatically into a fully vested and exercisable option to purchase a number of shares of Renasant common stock equal to the number of shares of First M&F common stock underlying such First M&F Stock Option immediately prior to the merger multiplied by the exchange ratio (rounded down to the nearest whole share), with an exercise price that equals the exercise price of such First M&F Stock Option immediately prior to the merger divided by the exchange ratio (rounded up to the nearest whole cent) and otherwise on the same terms and conditions as were in effect immediately prior to the completion of the merger; and (2) each outstanding share of First M&F restricted stock, whether time-vesting or performance-based or in the nature of deferred compensation will be converted automatically into a fully vested right to receive, on the same terms and conditions as were in effect immediately prior to the completion of the merger, a number of shares of Renasant common stock equal to the number of shares of First M&F restricted stock immediately prior to the merger multiplied by the exchange ratio (rounded down to the nearest whole share).

The following table sets forth with respect to each First M&F director and executive officer, as of March 26, 2013, upon completion of the merger, (1) the number of shares of First M&F common stock underlying unvested stock options and the estimated intrinsic value of the outstanding stock options that will vest as a result of the merger and (2) the number of shares and estimated fair value of the outstanding unvested shares of restricted stock that will vest as a result of the merger.

Name	Number of Shares Underlying Unvested First M&F Options	Intrinsic Value of Unvested First M&F Stock Options (1)	Number of Shares of Unvested First M&F Restricted Stock	Fair Value of Unvested First M&F Restricted Stock (2)
Eddie J. Briggs	—	$—	6,300	$89,586
Hollis C. Cheek	1,000	8,156	6,300	89,586
Jon A. Crocker	1,000	8,156	6,300	89,586
James D. Frerer	—	—	6,300	89,586
K. Michael Heidelberg	—	—	6,300	89,586
John Clark Love, III	400	3,632	6,300	89,586
Otho E. Pettit, Jr.	1,000	8,156	6,300	89,586
Julie B. Taylor	—	—	6,300	89,586
Lawrence D. Terrell	400	3,632	6,300	89,586
Lawrence D. Terrell, Jr.	—	—	6,300	89,586
James I. Tims	400	3,632	6,300	89,586
Scott M. Wiggers	600	5,598	6,300	89,586

Total Non-Management Directors	4,800	$40,962	75,600	$1,075,032

John G. Copeland			13,988	198,909
Eric K. Hanbury			11,773	167,412
Grover C. Kinney			12,003	170,683
Jeffrey B. Lacey (3)			13,965	198,582
Hugh S. Potts, Jr. (3)			15,000	213,300
Samuel B. Potts (3)			13,988	198,909
Barry S. Winford			13,529	192,382

Total Executive Officers			94,246	$1,340,177

(1)	Intrinsic value is based on the difference between the market price of First M&F common stock of $14.22 as of March 26, 2013 and the strike price of options multiplied by the number of unvested shares that are in the money.
(2)	Fair value is based on the market price of First M&F common stock of $14.22 as of March 26, 2013 multiplied by the number of unvested shares.
(3)	The executive is also a director of First M&F.

Change in Control Agreement. First M&F previously entered into an employment agreement with its chief financial officer, John G. Copeland. This agreement provides for the payment of severance if Mr. Copeland’s employment is terminated without cause within one year of a change in control or he terminates his employment for “good cause” within two years of a change in control. In either case, Mr. Copeland would be entitled to receive a payment equal to two times his annual base salary, or $413,968, plus the fair value of his restricted stock at December 31, 2012 (the agreement does not specify when this cash payment is due). If Mr. Copeland voluntarily terminates his employment, then for a period of 12 months after his termination he may not engage, directly or indirectly, in the financial services business in any way (including permitting his name to be used to solicit any account or business sold or serviced by First M&F or its subsidiaries). He also must refrain from soliciting any First M&F employee to leave his or her employment with First M&F for a 12-month period following his termination.

“Good cause” includes a material and detrimental modification of Mr. Copeland’s duties, functions and responsibilities without his consent, or a material reduction of compensation. The merger of First M&F into Renasant will constitute a change in control under Mr. Copeland’s employment agreement.

Golden Parachute Compensation. The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC regarding certain compensation which the named executive officers of First M&F may receive that is based on or that otherwise relates to the merger. The amounts are calculated assuming that the effective date of the merger and a qualifying termination of employment occurred on March 26, 2013. The merger-related compensation payable to the First M&F named executive officers is subject to a non-binding advisory vote of the holders of First M&F common stock, as described under “The First M&F Special Meeting—Compensation Proposal” beginning on page     .

Golden Parachute Compensation

Name	Cash		Equity(1)	Pension/ NQDC	Perquisites/ Benefits	Tax Reimbursement	Other	Total
Hugh S. Potts, Jr.	$—		$213,300					$213,300
John G. Copeland	413,968	(2)	198,909					612,958
Jeffrey B. Lacey			198,582					198,582
Barry S. Winford			192,382					192,382
Grover C. Kinney			170,683					170,683
(1)	Represents the estimated fair value of the outstanding unvested shares of restricted stock that will vest as a result of the merger.
(2)	This amount represents the aggregate cash severance payable upon First M&F’s termination of Mr. Copeland without cause within one year after the merger or Mr. Copeland’s termination for “good cause” within two years after the merger, as described in more detail under “Change in Control Agreement” above.

Retention Agreements. During negotiations of the proposed merger, representatives of Renasant and First M&F discussed certain executive officers of First M&F remaining with the combined company in order to preserve the value of the proposed transaction. However, the parties made no agreements prior to the approval of the merger agreement. In mid-March 2013, after the negotiation, evaluation and approval of the merger agreement, Renasant offered to enter into retention agreements with certain of First M&F’s senior executive officers, including Mr. Copeland, which offers remain outstanding. These agreements, all of which are contingent on the completion of the merger, are intended to incent these First M&F executive officers to continue their employment with Renasant following completion of the merger.

Under the terms of the retention agreements proposed by Renasant, two retention incentives have been offered to these First M&F executives:

•

Renasant will pay each First M&F executive who remains an employee of Renasant on the second anniversary of the completion of the merger a $25,000 cash bonus (the “retention bonus”). If the executive leaves his employment at Renasant for any reason (even if Renasant terminates his employment without cause) prior to the second anniversary of the completion of the merger, then he forfeits his right to receive a retention bonus.

•

Upon the completion of the merger, Renasant will award each executive 4,000 restricted shares of Renasant common stock (the “retention award”) under the Renasant 2011 Long-Term Incentive Compensation Plan (the “Renasant LTIP”). The retention award will be subject to a three-year vesting period, during which time the shares subject to the award may not be sold, pledged or otherwise transferred in any way. If the particular First M&F executive’s employment with Renasant terminates prior to the third anniversary of the completion of the merger, he will forfeit his retention award, except that the award will not be forfeited if Renasant terminates the executive’s employment without “cause”

(as that term is defined in the Renasant LTIP). Each First M&F executive will have the right to vote the shares subject to his retention award. If Renasant declares and pays cash dividends on its common stock during the three-year vesting period, such dividends will not be paid to the First M&F executive but rather will be credited to a bookkeeping account maintained on the executive’s behalf and will be paid only if the First M&F executive does not forfeit his retention award.

The retention agreements also include non-competition and non-solicitation covenants by each of the First M&F executives in favor of Renasant which run for a period of 12 months from the date that a First M&F’s executive’s employment with Renasant terminates. The retention agreements are not employment agreements between Renasant and each of the First M&F executives, and nothing in the retention agreement obligates Renasant to retain the First M&F executive or to pay him any particular rate of compensation while he is a Renasant employee.

If Mr. Copeland elects to enter into a retention agreement, the retention agreement will supersede his employment agreement, and therefore he will not be entitled to the payment described above.

Renasant Board of Directors. When the merger is completed, two current members of First M&F’s board of directors selected by Renasant after taking into account First M&F’s recommendations will be appointed to Renasant’s and Renasant Bank’s respective boards of directors. Each member of First M&F’s board of directors who is added to Renasant’s and Renasant Bank’s respective boards of directors will receive customary fees from Renasant or Renasant Bank, as applicable, for his services as a director in accordance with Renasant’s and Renasant Bank’s respective director compensation policies. As of the date of this joint proxy statement/prospectus, Renasant and First M&F have not identified the particular members of First M&F’s board of directors who will be appointed to Renasant’s and Renasant Bank’s respective board of directors.

Indemnification of Directors and Officers; Insurance. The merger agreement provides that for a period of three years following the closing date of the merger Renasant will indemnify and hold harmless from liability duly elected current or former directors and officers of First M&F and M&F Bank (as well as their heirs and estates). First M&F directors and officers are entitled to indemnity if such persons sign a joinder agreement with Renasant allowing Renasant to participate in or completely assume the defense of any claim for which indemnification may be sought. The indemnification applies to acts or omissions occurring at, prior to or after the closing date of the merger. Subject to the cap discussed below, Renasant will provide indemnification to the same extent as such First M&F directors or officers would be indemnified under the Renasant Articles or the Renasant Bylaws as if they were directors or officers of Renasant. No indemnity will be provided, however, if the claim against the First M&F director or officer arises on account of his or her service on the board of another for-profit entity.

First M&F has also agreed to obtain a three year “tail” prepaid directors’ and officers’ liability insurance policy or policies. The insurance policy(ies) must cover acts or omissions occurring prior to the closing date of the merger. The policy(ies) must be on terms and in amounts substantially similar to those in effect for First M&F on the date of the merger agreement. However, First M&F is not permitted to pay an aggregate premium for such insurance coverage in excess of 200% of the amount for such coverage as currently held by it but in such case shall purchase as much coverage as reasonably practicable for such amount.

Renasant’s liability for indemnification payments under the merger agreement is capped at an amount equal to the sum of (1) $5,000,000 and (2) the policy limits of any directors’ and officers’ liability insurance First M&F obtains. Any amounts an indemnified party recovers from a third party will reduce this cap.

Restrictions on Resales by Affiliates

The shares of Renasant common stock to be issued to First M&F shareholders in the merger have been registered under the Securities Act of 1933, as amended, or the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be “affiliates” of First M&F as that term is defined under the Securities Act. An affiliate of a corporation, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Affiliates generally include directors, executive officers and beneficial owners of 10% or more of a company’s capital stock. Any shareholder deemed to be an affiliate of First M&F may resell shares of Renasant common stock issued in the merger only in transactions permitted by Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. These restrictions are expected to apply to the First M&F directors and specified executive officers of First M&F as well as to other related individuals or entities.

Litigation Relating to the Merger

On March, 5, 2013, a putative shareholder class action lawsuit, Zeng. vs. Hugh S. Potts, Jr. et al., was filed in the United States District Court for the Northern District of Mississippi against First M&F, the members of its board of directors, M&F Bank, Renasant and Renasant Bank. This lawsuit is purportedly brought on behalf of a putative class of holders of First M&F’s common stock and seeks a declaration that it is properly maintainable as a class action. The lawsuit alleges that First M&F’s directors breached their fiduciary duties and/or violated Mississippi law and that First M&F, M&F Bank, Renasant and Renasant Bank aided and abetted those alleged breaches of fiduciary duty by, among other things, agreeing to consideration that undervalues First M&F and agreeing to deal protection devices that preclude a fair sales process. Among other relief, the plaintiff seeks to enjoin the merger.

Also on March 5, 2013, First M&F received a shareholder litigation demand letter from a shareholder alleging that members of the First M&F board of directors breached their fiduciary duties and that First M&F, M&F Bank, Renasant and Renasant Bank aided and abetted those alleged breaches of fiduciary duties. The demand letter asked First M&F to remedy the alleged breaches of fiduciary duties prior to closing the merger. A draft complaint was attached to the demand letter proposed to be filed in the Circuit Court of Attala County, Mississippi, if First M&F did not take the action requested in the demand letter. The draft complaint seeks, among other relief, to enjoin the merger. Under applicable Mississippi law, First M&F has 90 days from March 5, 2013 to respond to the demand letter before any further action can be taken.

First M&F and Renasant believe the claims asserted are without merit and intend to vigorously defend against the lawsuit.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. This description does not purport to be complete and is qualified in its entirety by reference to the agreement and plan of merger, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. This summary may not contain all of the information about the agreement and plan of merger that may be important to you. We urge you to read the agreement and plan of merger carefully and in its entirety, as it is the legal document governing the merger.

Terms of the Merger

Each of the Renasant board of directors and the First M&F board of directors has unanimously approved the merger agreement, which provides for the merger of First M&F with and into Renasant. Renasant will be the surviving corporation in the merger. The Renasant Articles and Renasant Bylaws as in effect immediately prior to the completion of the merger will be the articles of incorporation and bylaws of the surviving corporation.

Each share of First M&F common stock issued immediately prior to the completion of the merger, except for shares of First M&F common stock held by First M&F in its treasury and shares owned by Renasant (other than in a fiduciary capacity or as a result of debts previously contracted), will be converted into the right to receive 0.6425 of a share of Renasant common stock, which we refer to herein as the exchange ratio. If the number of shares of common stock of Renasant or First M&F changes before the merger is completed because of a reclassification, recapitalization, stock dividend, stock split, reverse stock split or similar event, then a proportionate adjustment will be made to the exchange ratio.

Renasant will not issue fractional shares of Renasant common stock in connection with the merger. Instead, Renasant will make a cash payment without interest to each First M&F shareholder who would otherwise have received a fractional share of Renasant common stock. The amount of this cash payment will be determined by multiplying the fraction of a share of Renasant common stock otherwise issuable to such shareholder by the average closing price of one share of Renasant common stock as reported on the Nasdaq for the ten trading days immediately prior to the closing date of the merger.

The merger agreement allows Renasant to change the structure of the merger. No such change may alter the amount or kind of merger consideration to be provided under the merger agreement, materially impede or delay consummation of the potential business combination or cause any of the closing conditions to the merger to not be capable of being fulfilled unless duly waived by the party entitled to the benefits thereof.

Treatment of First M&F CDCI Preferred Stock and Related Warrant

Each outstanding share of First M&F’s Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series CD, stated liquidation amount $1,000 per share, issued to the U.S. Treasury under its Community Development Capital Initiative (the “First M&F CDCI Preferred Stock”) will be either redeemed by First M&F or purchased by Renasant prior to the effective time of the merger. If the First M&F CDCI Preferred Stock is neither redeemed by First M&F or purchased by Renasant, then each share of First M&F CDCI Preferred Stock issued and outstanding prior to the effective time of the merger will be converted into the right to receive one share of preferred stock, par value $0.01 per share, of Renasant to be designated, prior to the closing date, as Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series CD, stated liquidation amount $1,000 per share (the “Renasant CDCI Preferred Stock”). The Renasant CDCI Preferred Stock will have rights, preferences, privileges and voting powers such that the rights, preferences, privileges and voting powers of the First M&F CDCI Preferred Stock are not adversely affected by such conversion and that, taken as a whole, are not materially less favorable than those rights, preferences, privileges and voting powers and limitations and restrictions immediately prior to such conversion; provided, however, that the voting powers of the Renasant CDCI Preferred Stock will be substantially the same as the voting powers of the First M&F CDCI Preferred Stock.

The warrant issued on February 27, 2009 to the U.S. Treasury in connection with the issuance of the First M&F Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series A will be either redeemed by First M&F or purchased by Renasant prior to or contemporaneously with the effective time of the merger. If this warrant is neither redeemed by First M&F nor purchased by Renasant, then the warrant will be converted automatically into a warrant to purchase Renasant common stock (with appropriate adjustments to the number of shares of Renasant common stock purchasable thereunder and the exercise price thereof to reflect the exchange ratio).

Subject to the receipt of requisite regulatory approvals, the parties intend that the First M&F CDCI Preferred Stock and the related warrant held by the U.S. Treasury will either be redeemed by First M&F or purchased by Renasant prior to or contemporaneously with the effective time of the merger.

Effective Time of the Merger

The merger will be completed on the fifth business day, or such later date as the parties mutually agree, following the receipt of all necessary approvals and consents of all governmental entities, the expiration of all statutory waiting periods and the satisfaction or waiver of all other conditions to the merger set forth in the merger agreement. See “The Merger Agreement—Conditions to the Completion of the Merger.” The merger agreement provides that in no event shall the closing of the merger take place before July 1, 2013. Articles of Merger will be filed in the office of the Mississippi Secretary of State as required under the corporation laws of Mississippi and will establish the effective time of the merger.

Treatment of First M&F Stock Options and Other Equity-Based Awards of First M&F

The merger agreement provides that, upon completion of the merger, each outstanding option or similar right to purchase First M&F common stock granted under First M&F’s equity incentive plans (each of which we refer to as a First M&F Stock Option) will be automatically converted into fully vested and exercisable options to purchase Renasant common stock, except that (1) the per share exercise price of such options will be adjusted by dividing the exercise price by the exchange ratio (rounded up to the nearest cent) and (2) the number of shares subject to such options will be adjusted by multiplying such number of shares by the exchange ratio (rounded down to the nearest whole share). Shares of M&F common stock with respect to restricted stock awards made under First M&F equity incentive plans outstanding on the effective time of the merger will be converted into fully vested awards with respect to shares of Renasant common stock, adjusted to reflect the exchange ratio.

Renasant has agreed to reserve enough additional shares of Renasant common stock to satisfy its obligations under the First M&F Stock Options and to file with the SEC a registration statement to the extent necessary to register Renasant common stock issuable upon exercise or conversion of First M&F Stock Options assumed pursuant to the merger agreement. Renasant shall use its commercially reasonable efforts to maintain the effectiveness of this registration statement for so long as any converted options remain outstanding. In addition, each First M&F Stock Option Renasant assumes will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, recapitalization or other similar transaction subsequent to the closing date of the merger.

Bank Merger

Immediately after the merger, M&F Bank will merge with and into Renasant Bank, with Renasant Bank surviving the merger.

Conversion of Shares; Exchange of Certificates

The conversion of First M&F common stock and (if not redeemed or purchased prior to closing) First M&F CDCI Preferred Stock, which we refer to herein as First M&F capit6al stock, into the right to receive the applicable merger consideration will occur automatically upon completion of the merger. At or promptly after the effective time of the merger, Registrar and Transfer Company, which we refer to herein as the exchange agent, will exchange certificates or book entry shares representing shares of First M&F capital stock for the merger consideration, without interest, to be received by holders of First M&F capital stock in the merger pursuant to the terms of the merger agreement.

As soon as reasonably practicable after the completion of the merger, the exchange agent will mail a letter of transmittal to each holder of First M&F capital stock at the effective time of the merger. This mailing will contain instructions on how to surrender First M&F capital stock represented in certificated or book-entry form in exchange for the applicable merger consideration.

If a certificate for First M&F capital stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of an affidavit of that fact by the claimant and, if required by Renasant or the exchange agent, the posting of a bond in such amount as Renasant or the exchange agent determine is reasonably necessary as indemnity.

Each of Renasant and the exchange agent will be entitled to deduct and withhold from the cash in lieu of fractional shares payable to any holder of First M&F capital stock the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If Renasant or the exchange agent withholds any amounts, these amounts will be treated for all purposes as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

Until shares of First M&F capital stock represented by certificates or held in book-entry are surrendered for exchange, any dividends or other distributions with a record date on or after the effective time of the merger with respect to Renasant capital stock into which shares of First M&F capital stock may have been converted will accrue but will not be paid. Renasant will pay to former First M&F shareholders any unpaid dividends or other distributions with respect to Renasant shares, without interest and less any taxes withheld, only after they have duly surrendered their First M&F shares.

First M&F has agreed that, prior to the completion of the merger, it will not declare or pay any dividend or distribution on its capital stock, other than:

•	dividends from one of its wholly-owned subsidiaries to First M&F or another of its wholly-owned subsidiaries;

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regular quarterly cash dividends on its common stock not in excess of $0.01 per share per quarter with record and payment dates consistent with past practice (provided that it will not pay a quarterly dividend in the quarter in which the merger is completed unless such completion date is after the record date for the dividend and, further, that it will coordinate with Renasant so that the holders of First M&F common stock do not receive dividends on both Renasant common stock and First M&F common stock in respect of that quarter);

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regular quarterly cash dividends or pro rata dividends in connection with the redemption thereof on the First M&F CDCI Preferred Stock in accordance with the terms thereof with record and payment dates consistent with past practice; or

•	required dividends on preferred stock of its subsidiaries the common stock of which is wholly owned by First M&F.

Representations and Warranties

The representations, warranties and covenants described in this and the following section and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Renasant and First M&F, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Renasant and First M&F rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. These descriptions are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A. You should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Renasant, First M&F or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Renasant or First M&F. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” on page     .

Each of Renasant and First M&F has made representations and warranties regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental filings and consents;

•	SEC reports, financial statements and the absence of undisclosed liabilities;

•	the accuracy of information supplied for inclusion in this joint proxy statement/prospectus and other similar documents;

•	the absence of certain changes or events;

•	legal proceedings;

•	compliance with applicable laws, permits and Nasdaq rules;

•	tax matters;

•	certain material contracts;

•	insurance matters;

•	real and personal property;

•	broker’s fees payable in connection with the merger;

•	matters relating to loans, the allowance for loan losses and other real estate owned;

•	deposit insurance and other bank regulatory matters;

•	investment securities; and

•	Community Reinvestment Act compliance.

The merger agreement includes additional representations of First M&F regarding, among other things:

•	its subsidiaries

•	employee and employee benefit matters;

•	labor matters;

•	environmental matters;

•	intellectual property matters;

•	inapplicability of state takeover laws;

•	its trust business;

•	its brokerage business;

•	its disclosure controls and internal control over financial reporting;

•	receipt of an opinion of a financial advisor;

•	derivative instruments and transactions;

•	its insurance business; and

•	transactions with affiliates.

None of the parties’ representations and warranties in the merger agreement survive the effective time of the merger.

Certain representations and warranties of Renasant and First M&F are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to Renasant or First M&F, means a material adverse effect on the business, operations, assets or financial condition of the applicable party and its subsidiaries, taken individually or as a whole. In determining whether a material adverse effect has occurred or would reasonably be expected to occur, Renasant and First M&F will disregard any effects resulting from:

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the impact of actions or omissions of First M&F or Renasant or any of their respective subsidiaries taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement;

•	changes in laws or interpretations thereof that are generally applicable to the banking industry;

•	changes in generally accepted accounting principles;

•	expenses incurred in connection with the merger agreement and the merger, including payments to be made pursuant to employment and severance agreements and the termination of other benefit plans;

•	changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions including changes in interest rates;

•	the impact resulting from changes to domestic or international political conditions or the occurrence of an act of God, terrorism, war or other major hostility; or

•	changes attributable to or resulting from conditions affecting the United States economy as a whole.

The representations and warranties of First M&F and M&F Bank are generally contained in Article 3 of the merger agreement. The representations and warranties of Renasant and Renasant Bank are generally contained in Article 4 of the merger agreement.

Covenants and Agreements

Each of Renasant and First M&F has undertaken customary covenants that place restrictions on it and its respective subsidiaries until the completion of the merger. Each of Renasant and First M&F have agreed not to, and not permit its subsidiaries to:

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fail to conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice, or fail to maintain and preserve intact their business organization, rights, franchises, permits and advantageous business relationships and retain the services of its employees;

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knowingly take any action or knowingly fail to take any action which would be reasonably expected to adversely affect or delay its ability to perform its respective covenants and agreements on a timely basis under the merger agreement or to consummate the transactions contemplated by the merger agreement;

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knowingly take any action or knowingly fail to take any action that would reasonably be expected to result in any of its representations and warranties contained in the merger agreement not being true and correct in any material respect at the effective time;

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knowingly take any action which would be reasonably expected to adversely affect or delay its ability to obtain any necessary regulatory approvals, consents or waivers with respect to the merger (including, as to First M&F, the redemption or purchase of the First M&F CDCI Preferred Stock and the related warrant) or which would reasonably be expected to result in any such approvals, consents or waivers containing any condition or restriction that would materially impair the value of the merger; or

•	agree to take, make any commitment to take, or adopt board resolutions in favor of any of the actions restricted under the merger agreement.

In addition to the general covenants above, First M&F further agrees that, subject to specified exceptions and except with Renasant’s prior written consent, First M&F will not, and will not permit each of its subsidiaries to, among other things, undertake the following actions:

•	change any provision of its articles of incorporation or bylaws or comparable organizational document;

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except for the issuance of First M&F common stock pursuant to the present terms of the outstanding First M&F Stock Options, (1) change the number of shares of its authorized or issued capital stock, (2) issue or grant (or commit to issue or grant) any shares of its capital stock or other equity interests, as applicable, or any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to its authorized or issued capital stock or other equity interests, as applicable, any security convertible into shares of such capital stock or other equity interests, as applicable, or any stock or equity appreciation right, restricted unit or other equity-based compensation, (3) split, combine or reclassify any shares of its capital stock or other equity interests, as applicable, (4) redeem, purchase or otherwise acquire any shares of its capital stock (other than the First M&F CDCI Preferred Stock) or other equity interests, as applicable, or (5) enter into any agreement, undertaking or arrangement with respect to the sale or voting of its capital stock or other equity interests, as applicable;

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subject to certain exceptions relating to actions within the ordinary course of First M&F’s business, incur any indebtedness for borrowed money (and, in particular, the balance of First M&F’s line of credit with First Tennessee National Bank shall not exceed the amount outstanding at December 31, 2012), assume or guarantee the long-term indebtedness of a third party or indemnify and/or hold harmless any of its directors, officers, employees or agents except as required under its articles of incorporation, bylaws or applicable law;

•	declare or pay any dividends or other distributions on any shares of its capital stock, except as set forth above in “The Merger Agreement—Dividends and Distributions”;

•	enter into, establish, adopt, amend, modify, renew or terminate a First M&F employee benefit plan or grant or accelerate the vesting of any equity-based award;

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(1) grant any severance or termination pay to, or enter into any employment, consulting or compensation agreement with, any of its directors, officers, employees or consultants, (2) hire, promote or terminate any employee who has a target annual compensation of $40,000 or more or (3) grant any salary increase or increase employee benefits except in the ordinary course of business consistent with past practice (and subject in any case to a 2.5% cap on increases);

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sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, except for sales of loans and other real estate owned in the ordinary course of business (a sale of a loan or of other real estate owned for less than 90% of its carrying value or appraised value, as applicable, will not be considered to have occurred in the ordinary course) or as required by contracts or agreements in force;

•	pay, discharge or satisfy any claims, liabilities or obligations other than in the ordinary course of business and consistent with past practice;

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make, or commit to make, any capital expenditures in excess of $150,000 in the aggregate, other than pursuant to binding commitments existing on the date of the merger agreement and expenditures necessary to maintain existing assets in good repair;

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permit the commencement of any construction of new structures or facilities upon, or purchase or lease, any of its real property in respect of any branch or other facility, or file any application, or otherwise take any action, to establish, relocate or terminate the operation of any banking office;

•	change its financial accounting or tax reporting methods, except insofar as may have been required by a change in generally accepted accounting principles;

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enter into any new line of business or materially change its lending, investment, underwriting, pricing, originating, acquiring, selling, servicing, hedging, risk and asset-liability management and other material banking or operating policies in any material respect other than as required by law or regulatory agreement;

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make, change or revoke any material tax election, change an annual tax accounting period or adopt or change any tax accounting method, file any amended tax return or settle or compromise any tax claim, audit, assessment or dispute or surrender any right to claim a refund of taxes;

•	engage in any transaction with any of its “affiliates” other than in the ordinary course of business and in compliance with Regulation O;

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enter into any leveraged arbitrage programs, any futures contract, option or other agreement, or take any action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

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(1) materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, (2) invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or (3) without previously notifying and consulting with Renasant, purchase or otherwise acquire any debt security with a remaining term as of the date of such purchase or acquisition of greater than five years for First M&F’s or M&F Bank’s own account;

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(1) acquire direct or indirect control over any business or other entity, whether by stock purchase, merger, consolidation or otherwise, or (2) with certain exceptions, make any other investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other person or entity;

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(1) settle any claim, action or proceeding other than claims, actions or proceedings in the ordinary course of business consistent with past practice involving solely money damages not in excess of $75,000 individually or $150,000 in the aggregate, or waive, compromise, assign, cancel or release any material rights or claims or (2) agree or consent to the issuance of any judgment, order, writ, decree or injunction restricting or otherwise affecting its business or operations; or

•	knowingly fail to comply with any laws applicable to First M&F or its subsidiaries and to the conduct of its business and the business of its subsidiaries in a manner adverse to such business.

In addition to the general covenants above, Renasant has further agreed not to withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to First M&F, the approval of the merger agreement or the recommendation of the Renasant board of directors, except as permitted under the merger agreement.

No Solicitation

First M&F has agreed that neither it or M&F Bank, nor any of their respective officers, directors, managers, employees, agents, representatives or affiliates, including any investment banker, attorney, financial advisor, accountant or other representative retained by First M&F or M&F Bank, will solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group concerning any acquisition transaction. An “acquisition transaction” is defined in the merger agreement to mean an offer or proposal by a person or entity other than Renasant or Renasant Bank for (1) a merger, tender offer, recapitalization or consolidation or similar transaction involving First M&F or M&F Bank, (2) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets of First M&F or M&F Bank, (3) a purchase or other acquisition of beneficial ownership of securities representing 20% or more of the voting power of First M&F or (4) any substantially similar transaction.

The merger agreement does not prevent First M&F, or its board of directors, from, prior to the receipt of First M&F shareholder approval:

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providing information in response to a request by a person who has made an unsolicited bona fide written proposal to engage in any acquisition transaction (an “acquisition proposal”) after receipt from such person of an executed confidentiality agreement;

•	engaging in any negotiations or discussions with a person who has made an unsolicited bona fide acquisition proposal;

•	failing to recommend, or withdrawing its recommendation of, the merger agreement and the merger and/or failing to hold the special meeting to consider this agreement; or

•	recommending an acquisition proposal to the shareholders of First M&F.

The board of directors of First M&F, however, may only undertake any of the foregoing actions after it has determined in good faith, after consultation with outside legal counsel or its financial advisers, as appropriate, that (1) such action would be required in order for the directors to fulfill their fiduciary duties and (2) such acquisition proposal both is likely to be consummated, taking into account all aspects of the proposal and the person making the proposal, and, if consummated, would result in a transaction more favorable to First M&F’s shareholders from a financial point of view than the merger with Renasant. Any proposal satisfying (1) and (2) is a “superior proposal” under the merger agreement.

First M&F must communicate in writing to Renasant the terms of any proposal it receives to engage in an acquisition transaction no more than 48 hours after receipt. Within 10 days of receipt of such communication, Renasant has the right to match or better any superior proposal of which it has been notified. If Renasant notifies First M&F that it will match or better the superior proposal, the merger agreement must be amended to reflect the matched or bettered terms within two days of Renasant’s decision to so match or better the superior proposal. Upon such amendment, First M&F may not terminate the merger agreement and must notify the party making the superior proposal that such proposal has been matched or bettered and that the merger agreement has been amended to reflect this fact. After such amendment to the merger agreement, First M&F must, and must cause M&F Bank and its representatives to, cease and terminate all discussions and negotiations regarding the superior proposal that has been matched or bettered. New proposals from the third party may be made, and Renasant retains the same rights set forth above regarding such new proposals. If by the eleventh day after First M&F’s notification that the acquisition proposal is a superior proposal Renasant has not notified First M&F of its decision to match or better the superior proposal, First M&F may terminate the merger agreement and proceed with the superior proposal but it will be obligated to pay a termination fee to Renasant in the amount of $5.8 million upon the consummation of the transaction contemplated by the superior proposal.

Board Recommendation

Except to the extent as it would cause the directors on First M&F’s board of directors to breach their fiduciary duties under applicable law (as determined after consultation with legal counsel), the First M&F board of directors, and any committee of such board, shall not:

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withdraw, modify or qualify in any manner adverse to Renasant the approval of the merger agreement and/or its recommendation to shareholders of the approval of the merger agreement, or publicly propose to do any of the foregoing, or take any action or make any statement in connection with the special meeting inconsistent with such approval or its recommendation to the shareholders of First M&F (collectively, a “change in recommendation”)

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal; or

•	cause First M&F to enter into any letter of intent, agreement in principle or similar agreement related to an acquisition transaction.

A change in recommendation shall also include the failure by First M&F’s board of directors to recommend against an unsolicited bona fide written proposal to engage in an acquisition transaction.

Except to the extent as it would cause the directors on Renasant’s board of directors to breach their fiduciary duties under applicable law (as determined after consultation with legal counsel), the Renasant board of directors and any committee of such board shall not fail to hold the special meeting, fail to recommend that its shareholders approve the merger agreement or withdraw, modify or qualify such recommendation for any reason.

Reasonable Best Efforts

Renasant and First M&F have agreed to use reasonable best efforts to take all actions that are necessary, proper or advisable under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable. Renasant and First M&F have also agreed to cooperate and use all reasonable best efforts to prepare as promptly as possible all documentation, to make all requisite regulatory filings and to obtain any necessary permits, consents approvals or authorizations of governmental entities necessary to consummate the transactions contemplated by the merger agreement as soon as practicable, except that neither Renasant nor First M&F is required to take any such action if such action is reasonably likely to result in a material adverse effect.

Employee Matters

Employees of First M&F and its subsidiaries immediately prior to the effective time of the merger who become employees of Renasant or its subsidiaries will be covered by the Renasant employee benefit plans on substantially the same basis as the other employees of Renasant and its subsidiaries performing services in a comparable position. Renasant will recognize transferred employees’ service with First M&F or M&F Bank as service with Renasant or a Renasant subsidiary, as the case may be, for purposes of eligibility to participate and vesting under the benefit plans, policies or arrangements, subject to applicable break-in-service rules.

Renasant will provide continuation coverage as required under COBRA to former employees of First M&F and their beneficiaries who were entitled to COBRA coverage immediately prior to the effective time. Renasant has agreed that any preexisting condition, limitation or exclusion in its group health, long-term disability and group term life insurance plans shall not apply to transferred employees or their covered dependents who are covered under similar plans maintained by First M&F or M&F Bank to the extent such condition, limitation or exclusion is waived, satisfied or inapplicable to such employee under a First M&F or M&F Bank plan on the closing date of the merger and who then change coverage to the analogous Renasant plan when the employee is first given the option to enroll. The merger agreement does not restrict the ability of Renasant, Renasant Bank or any other Renasant employer to amend, merge or terminate First M&F’s employee benefit plans in accordance with their terms or applicable law. Except to the extent of contractual commitments specifically made or assumed by Renasant, no Renasant employer will have any obligation arising from the merger to continue any transferred employee in its employ or in any specific job or to provide to any transferred employee any specified level of compensation or any incentive payments, benefits or perquisites.

As of the closing date of the merger, Renasant shall assume and honor in accordance with their terms all employment agreements existing immediately prior to the closing date between First M&F or M&F Bank and any officer which have been disclosed to Renasant in the merger agreement.

Following the closing date of the merger, Renasant and Renasant Bank, in their sole discretion, may determine to continue, amend, merge or terminate any First M&F deferred compensation plan, policy, program or arrangement, provided that any such amendment, merger or termination does not impair the benefits due thereunder as of the date of the merger agreement (February 6, 2013), and that any such amendment, merger or termination is permitted under the terms of such plans, policies, programs or arrangements or otherwise required by applicable law.

First M&F has agreed to terminate its 401(k) plan immediately prior to the closing date and to distribute amounts under the plan in accordance with and at the times permitted under the 401(k) plan and under applicable law. All participants who receive a distribution from the First M&F 401(k) plan may roll over such distribution to an individual retirement account as provided under applicable law. To the extent permitted under the terms of the 401(k) plan maintained by Renasant, transferred employees may elect to roll over their distributions from the First M&F 401(k) plan to the Renasant 401(k) plan.

Directors’ and Officers’ Insurance and Indemnification

The merger agreement provides that for a period of three years following the closing date of the merger Renasant will indemnify and hold harmless the duly elected current and former directors and officers of First M&F and M&F Bank, and their heirs, personal representatives and estates. First M&F directors and officers are entitled to indemnity if such persons sign a joinder agreement with Renasant allowing Renasant to participate in or completely assume the defense of any claim for which indemnification may be sought. The indemnification applies to acts or omissions occurring at, prior to or after the closing date of the merger. The agreement also requires such officer or director to cooperate in the defense of any action for which indemnification is sought. Renasant will indemnify such individuals against, and shall advance or reimburse any and all costs and expenses of, any judgments, interest, fines, damages or other liabilities, or amounts paid in settlement, as such are incurred in connection with any claim, action, suit or proceeding based upon or arising from the indemnified party’s capacity as an officer or director of First M&F or M&F Bank. The indemnification will be provided to the same extent as such First M&F directors or officers would be indemnified under the Renasant Articles or Renasant Bylaws in effect on the date of the merger agreement if they were directors or officers of Renasant at all relevant times. No indemnity will be provided, however, if the claim against the First M&F director or officer arises on account of his or her service on the board of another for-profit entity.

The amount of indemnification to be provided by Renasant to all indemnified parties as a group is capped at an amount equal to the sum of $5,000,000 and the policy limits of the directors’ and officers’ liability insurance coverage obtained by First M&F. See “The Merger—Interests of Certain Persons in the Merger.” Renasant has no responsibility as to how such total sum is allocated among that group. Any amounts otherwise owed by Renasant pursuant to its indemnification obligations will be reduced by any amounts that an indemnified party receives from any third party.

Renasant has also agreed to indemnify and hold harmless First M&F and M&F Bank and each of the directors, officers and controlling persons of either against any losses, claims, damages or liabilities arising under the Securities Act. Renasant will indemnify such individuals only insofar as such losses, claims, damages or liabilities (or actions in respect of any of the foregoing) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in this joint proxy statement/prospectus, or in any amendment or supplement, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated or necessary to make the statements in such document not misleading. Renasant will pay or promptly reimburse such person for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim. Renasant, however, is not obligated to indemnify such persons with respect to any such loss, claim, damage or liability (or actions in respect of any of the foregoing) which arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in this joint proxy statement/prospectus, or in any amendment or supplement, in reliance upon information furnished to Renasant by First M&F or M&F Bank for use in this joint proxy statement/prospectus. Renasant is entitled to participate in the defense of any such action. If Renasant assumes the defense with counsel satisfactory to the indemnified party, after notice to the indemnified party of its election to assume the defense, Renasant will not be liable for any legal or other expenses of defense incurred by the indemnified party. The indemnification provided in connection with actions arising under the Securities Act is not subject to the indemnification cap described in the paragraph immediately above.

First M&F has also agreed to obtain a three year “tail” prepaid directors’ and officers’ liability insurance for directors and officers policy(ies). The insurance policy(ies) must cover acts or omissions occurring prior to the closing date of the merger. The policy(ies) must be on terms and in amounts substantially similar to those in effect for First M&F on the date of the merger agreement. However, First M&F is not permitted to pay an aggregate premium for such insurance coverage in excess of 200% of the amount for such coverage as currently held by it but in such case shall purchase as much coverage as reasonably practicable for such amount.

Other Agreements

First M&F has agreed to use its best efforts to cause each “affiliate” of First M&F to agree not to dispose of any shares of Renasant common stock received in the merger except in compliance with the Securities Act and the rules and regulations under such statute. An “affiliate” of First M&F is any person controlling, controlled by or under common control with First M&F.

Each director of First M&F signed an agreement with Renasant on or after the date of the merger agreement obligating such person, in his or her capacity as a holder of First M&F common stock, to vote his or her shares of First M&F common stock in favor of the merger agreement. The agreement, which was signed by all but two of the non-employee directors, contains one feature not found in the analogous agreements signed by directors who are also First M&F employees: for a period of two years following the closing of the merger, those non-employee directors are prohibited from, directly or indirectly, engaging in a “competitive business,” or soliciting Renasant customers with respect to any competitive business, in the State of Mississippi. These non-employee directors are also prohibited from directly or indirectly soliciting employees, contractors or agents of Renasant in any geographic area during this two-year period. In these agreements, a non-employee director will be engaged in a “competitive business” if he or she engages in a banking business through, as a part of, or as an agent for an FDIC-insured financial institution (excluding equipment leasing, insurance, trust and investment advisory services and ownership interests in place when the merger agreement was signed).

Conditions to the Completion of the Merger

Renasant’s and First M&F’s respective obligations to complete the merger are subject, but not limited, to the fulfillment or, in certain cases, waiver of the following conditions:

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All necessary regulatory, governmental and other approvals and consents required to complete the merger of First M&F into Renasant and the merger of M&F Bank into Renasant Bank shall have been obtained.

•	Shareholders of First M&F and Renasant shall have approved the merger agreement and the merger.

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There shall be no legal prohibition to the merger, nor shall there be any action by a government entity of competent jurisdiction which in effect prohibits and makes the completion of the merger illegal.

•	The registration statement of which this joint proxy statement/prospectus forms a part shall be effective.

•	Customary legal opinions as to the U.S. federal income tax treatment of the merger shall have been delivered.

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The representations and warranties of the other party to the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date as though made as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties which, individually or in the aggregate, have not had a material adverse effect on such other party to the merger agreement.

•	The performance in all material respects of all the obligations of the other party to the merger agreement.

The obligations of Renasant under the merger agreement to complete the merger are also subject, but not limited, to the fulfillment, on or prior to the closing date of the merger, of the following conditions (any one or more of which may be waived by Renasant to the extent permitted by law):

•	First M&F’s board of directors shall have adopted resolutions terminating First M&F’s 401(k) plan effective as of the closing date of the merger.

•	Each of First M&F Insurance Company, Inc. and M&F Insurance Agency, Inc. shall have been dissolved in accordance with Mississippi and other applicable law.

•	All loans (and related documentation) and other collateral specifically pledged to secure advances from the Federal Home Loan Bank of Dallas shall have been returned to M&F Bank.

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First M&F shall have provided evidence that all liens on any capital stock of First M&F or M&F Bank shall have been released other than those related to First M&F’s line of credit with First Tennessee National Bank.

The obligations of First M&F under the merger agreement to complete the merger are also subject, but not limited, to the fulfillment, on or prior to the closing date of the merger, of the conditions (which may be waived by First M&F to the extent permitted by law) that the board of directors of Renasant shall have adopted resolutions establishing, and setting the designations of, the Renasant CDCI Preferred Stock if the First M&F CDCI Preferred Stock is neither redeemed by First M&F nor purchased by Renasant prior to the effective time of the merger.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Amendment, Waiver and Termination of the Merger Agreement

Subject to applicable law, the parties may amend the merger agreement by written agreement if so authorized by their respective boards of directors. However, after any approval of the transactions contemplated by the merger agreement by Renasant and First M&F shareholders, there may not be, without further shareholder approval, any amendment of the merger agreement that requires such further shareholder approval under applicable law. Either party to the merger agreement may, subject to applicable law, extend the time for performance of any obligation of the other party, waive any inaccuracies in the representations and warranties of the other party, or may waive compliance by the other party with any of the other agreements or conditions contained in the merger agreement.

Subject to certain limitations, the merger agreement may be terminated at any time prior to the closing date of the merger, whether before or after approval of the merger agreement by Renasant’s and/or First M&F’s shareholders:

•	by mutual written consent of Renasant and First M&F;

•	by Renasant or First M&F if:

•

the closing date of the merger shall not have occurred on or prior to September 30, 2013, unless delayed because approval by a governmental entity is pending and has not been finally resolved, in which event such date shall be automatically extended to December 31, 2013, unless the failure to complete the merger by that date is due to the breach of the merger agreement by the party seeking to terminate;

•

First M&F’s or Renasant’s shareholders do not approve the merger agreement at the applicable special meeting unless the failure to obtain the required shareholder approval shall be due to the failure of Renasant or First M&F, as the case may be, to perform its agreements set forth in the merger agreement;

•

30 days pass after any application for regulatory or governmental approval (including the redemption or repurchase of the issued and outstanding shares of First M&F CDCI Preferred Stock and the related warrant prior to or contemporaneously with the merger) is denied or withdrawn at the request or recommendation of the governmental entity, unless within such 30-day period a petition for rehearing or an amended application is filed. A party may terminate 30 or more days after a petition for rehearing or an amended application is denied. No party may terminate when the denial or withdrawal is due to that party’s failure to observe or perform its covenants or agreements set forth in the merger agreement;

•	any governmental entity shall have issued a final, non-appealable order enjoining the completion of the merger; or

•

there has been a breach by the other party of (1) any covenant or undertaking in the merger agreement or (2) any representation or warranty of the other party contained in the merger agreement, where such breach prevents the breaching party from satisfying a condition to closing in the merger agreement and cannot be or has not been cured within 30 days following delivery of written notice of the breach.

•	by Renasant if:

•

First M&F’s board of directors withdraws or qualifies the recommendation in this joint proxy statement/prospectus that First M&F’s shareholders vote to adopt and approve the merger agreement, or proposes publicly to do either of the foregoing;

•	First M&F fails to call or convene the special meeting to approve the merger agreement; or

•	First M&F approves or recommends, or publicly proposes to approve or recommend, an acquisition proposal by a third party.

•	by First M&F if:

•

the board of directors of First M&F determines in good faith, after consultation with outside counsel, that it would constitute a breach of the board’s fiduciary duties (1) to hold the special meeting, (2) to recommend the merger agreement to First M&F shareholders, (3) to fail to terminate the merger agreement and accept an acquisition proposal from a third party or (4) to not withdraw or modify its previous recommendation to First M&F’s shareholders to adopt and approve the merger agreement;

•

Renasant’s board of directors withdraws or qualifies the recommendation in this joint proxy statement/prospectus that Renasant’s shareholders vote to adopt and approve the merger agreement, or proposes publicly to do either of the foregoing;

•	Renasant fails to call or convene the special meeting to approve the merger agreement; or

•

the board of directors determines in good faith (after consultation with its legal and financial advisors) that (1) a proposed acquisition transaction with an entity other than Renasant would be required in order for its directors to comply with their fiduciary duties and (2) such proposed merger is reasonably likely to be consummated and would result in a transaction more favorable to First M&F’s shareholders from a financial point of view than the merger with Renasant.

Termination Fee

There are three sets of circumstances under which First M&F may owe Renasant a termination fee. In all cases, the termination fee is $5,800,000.

Under the first set of circumstances, prior to any event allowing either party to terminate the merger agreement, an acquisition proposal must have been publicly announced or otherwise made known to First M&F’s senior management, board of directors or shareholders generally and not have been irrevocably withdrawn more than five business days prior to the special meeting. Next, the merger agreement must have been terminated either (1) by Renasant or First M&F, because First M&F’s or Renasant’s shareholders failed to approve the merger agreement or (2) by Renasant, because of a willful breach by First M&F of any covenant, undertaking, representation or warranty contained in the merger agreement. In such event, if the acquisition transaction is consummated within 12 months of the termination of the merger agreement, then on the date of such consummation First M&F must pay Renasant a fee equal to $5,800,000 by wire transfer of same-day funds.

Alternatively, if Renasant terminates the merger agreement because First M&F either (1) failed to recommend to its shareholders the approval of the merger agreement, (2) effected a change in such recommendation, (3) failed to call or convene the special meeting or (4) approved or recommended, or proposed publicly to approve or recommend, any acquisition transaction, then First M&F is required to pay Renasant $5,800,000 by wire transfer of same-day funds. A termination under these circumstances is not effective until Renasant receives such funds.

The final set of circumstances where a termination fee must be paid to Renasant is if First M&F’s board of directors determines in good faith that it would constitute a breach of the board’s fiduciary duties (1) to hold the special meeting, (2) to fail to terminate the merger agreement and accept an acquisition proposal from a third party or (3) to not withdraw or modify its recommendation to First M&F’s shareholders to adopt and approve the merger agreement and the merger. In any of these cases, First M&F must pay Renasant $5,800,000 by wire transfer of same-day funds. As above, a termination under these circumstances is not effective until Renasant receives such funds. In no event shall First M&F be required to pay the $5,800,000 fee to Renasant more than once.

If First M&F fails promptly to pay the termination fee and Renasant sues for such fee and wins a judgment against First M&F, First M&F must also pay to Renasant its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary description of the anticipated material U.S. federal income tax consequences of the merger generally applicable to holders of First M&F common stock who hold the common stock as capital assets within the meaning of Section 1221 of the Code. This summary description deals only with the U.S. federal income tax consequences of the merger. No information is provided regarding the tax consequences of the merger under state, local, gift, estate, foreign or other tax laws. The following is not intended to be a complete description of the U.S. federal income tax consequences of the merger to all holders of First M&F common stock in light of their particular circumstances or to holders of First M&F common stock subject to special treatment under U.S. federal income tax laws, such as:

•	Non-U.S. shareholders;

•

entities treated as partnerships for U.S. federal income tax purposes or holders of First M&F common stock who hold their shares through entities treated as partnerships for U.S. federal income tax purposes;

•	qualified insurance plans;

•	tax-exempt organizations;

•	qualified retirement plans and individual retirement accounts;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	regulated investment companies;

•	real estate investment trusts;

•	persons whose functional currency is not the U.S. dollar;

•	shareholders who received their stock upon the exercise of employee stock options or otherwise acquired their stock as compensation;

•	persons who purchased or sell their shares of First M&F common stock as part of a wash sale; or

•	shareholders who hold the common stock as part of a “hedge,” “straddle” or other risk reduction mechanism, “constructive sale,” or “conversion transaction,” as these terms are used in the Code.

This discussion is based upon, and subject to, the Code, the treasury regulations promulgated under the Code, as well as existing interpretations, administrative rulings and judicial decisions relating thereto, all of which are in effect as of the date of this joint proxy statement/prospectus, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. Tax laws are complex, and your individual circumstances may affect the tax consequences to you. We urge you to consult a tax advisor regarding the tax consequences of the merger to you.

Qualification of the Merger as a Reorganization

Renasant and First M&F have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. The obligation of Renasant and First M&F to complete the merger is conditioned upon the receipt of a tax opinion from Phelps Dunbar LLP, counsel to Renasant, to the effect that:

•	the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code; and

•

the exchange in the merger of First M&F common stock for Renasant common stock will not give rise to a gain or loss to the shareholders of First M&F with respect to such exchange, except to the extent of any cash received.

The tax opinion will be based upon law existing on the date of the opinion and upon certain facts, assumptions, limitations, representations and covenants including those contained in representation letters executed by officers of First M&F and Renasant that, if incorrect in certain material respects, would jeopardize the conclusions reached by Phelps Dunbar LLP in its opinion. The tax opinion will not bind the Internal Revenue Service or prevent the Internal Revenue Service from successfully asserting a contrary opinion. No ruling will be requested from the Internal Revenue Service in connection with the merger.

Exchange of First M&F Common Stock for Renasant Common Stock. No gain or loss will be recognized by holders of First M&F common stock upon the exchange of shares of First M&F common stock for shares of Renasant common stock pursuant to the merger, except in respect of cash received in lieu of the issuance of a fractional share of Renasant common stock (as discussed below).

Exchange of Cash in Lieu of a Fractional Share. A holder of First M&F common stock who receives cash in lieu of the issuance of a fractional share of Renasant common stock will generally be treated as having received such factional share pursuant to the merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the holder of First M&F common stock’s aggregate adjusted tax basis of the First M&F shares exchanged in the merger which is allocable to the fractional share of Renasant common stock. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares of First M&F common stock is more than one year.

Tax Basis of Renasant Common Stock Received in the Merger. The aggregate tax basis of the Renasant common stock (including a fractional share deemed received and sold for cash as described above) received in the merger will equal the aggregate tax basis of the First M&F common stock surrendered in the exchange, reduced by the amount of cash received, if any, that is treated as received in exchange for First M&F common stock (excluding any cash received in lieu of a fractional share of Renasant common stock), and increased by the amount of gain, if any, recognized in the exchange (including any portion of the gain that is treated as a dividend but excluding any gain resulting from a fractional share deemed received and sold for cash as described above).

Holding Period of Renasant Common Stock Received in the Merger. The holding period for any Renasant common stock received in the merger will include the holding period of the First M&F common stock surrendered in the exchange.

Tax Consequences to Renasant and First M&F. Neither Renasant nor First M&F will recognize taxable gain or loss as a result of the merger, except for, in the case of First M&F, gain, if any, that has been deferred in accordance with the consolidated return regulations.

Tax Consequences if the Merger Does Not Qualify as a Reorganization

If the merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, the merger will be a fully taxable transaction to the shareholders of First M&F common stock. In such case, holders of First M&F common stock will recognize gain or loss measured by the difference between the total consideration received in the merger and such shareholders’ tax basis in the shares of First M&F common stock surrendered in the merger. Each shareholder of First M&F common stock is urged to consult its tax advisor regarding the manner in which gain or loss should be calculated among different blocks of First M&F common stock surrendered in the merger. The aggregate tax basis in the shares of Renasant common stock received pursuant to the merger will be equal to the fair market value of such Renasant common stock as of the closing date of the merger. The holding period of such shares of Renasant common stock will begin on the date immediately following the closing date of the merger.

Backup Withholding and Information Reporting

In general, information reporting requirements may apply to the cash payments made to holders of First M&F common stock in connection with the merger, unless an exemption applies. Backup withholding may be imposed on the above payments at a rate of 31% if a holder of First M&F common stock (1) fails to provide a taxpayer identification number or appropriate certificates, or (2) otherwise fails to comply with all applicable requirements of the backup withholding rules.

Any amounts withheld from payments to shareholders of First M&F common stock under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against your applicable U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service. Holders of First M&F common stock should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability and procedure for obtaining an exemption from backup withholding.

Recent Tax Legislation

Under recently enacted legislation, net long term capital gain and qualified dividend income recognized in taxable years beginning on or after January 1, 2013 will be taxed generally at a maximum rate of 20% for taxpayers with taxable income that exceeds the following threshold amounts: $450,000 in the case of married individuals filing jointly; $225,000 in the case of married individuals filing separately; and $400,000 in the case of single individuals. Holders of First M&F common stock should consult their own tax advisors regarding the availability of the preferential tax rates in light of such shareholders’ particular circumstances. Previously, net long term capital gain and qualified dividend income was taxed at a maximum rate of 15%.

Beginning in 2013, certain taxpayers will be subject to a 3.8% tax on net investment income. For these purposes, net investment income generally includes a shareholder’s allocable share of income and gain realized by a shareholder from a sale of stock. In the case of an individual, the tax will be imposed on the lesser of (i) the shareholder’s net investment income, or (ii) the amount by which the shareholder’s modified adjusted gross income exceeds the following threshold amounts: $250,000 in the case of married individuals filing jointly; $125,000 in the case of married individuals filing separately; and $200,000 in all other cases. Holders of First M&F common stock should consult their own tax advisors regarding the applicability of the tax on net investment income in light of such shareholders’ particular circumstances.

THE FOREGOING SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO YOU.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIRST M&F AND RENASANT

This section of the joint proxy statement/prospectus describes material differences between the current rights of the holders of First M&F common stock and rights those shareholders will have as Renasant shareholders following the merger. The rights of the holders of First M&F common stock are governed by Mississippi law (specifically, the Mississippi Business Corporation Act, which we refer to as the MBCA), as well as the First M&F Articles and the First M&F Bylaws. Upon completion of the merger, the rights of the holders of First M&F common stock who become Renasant shareholders as a result of the merger will remain governed by the MBCA, but will thenceforth be governed by the Renasant Articles and the Renasant Bylaws.

The following summary does not purport to be a complete statement of the provisions affecting the rights of a holder of First M&F common stock and the rights of a Renasant shareholder. Rather, it is intended only to highlight certain aspects of the MBCA and certain material differences between the rights of Renasant shareholders and the holders of First M&F common stock. Further, the identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. The summary is qualified in its entirety by reference to the MBCA, the Renasant Articles and Renasant Bylaws, and the First M&F Articles and First M&F Bylaws.

Authorized Capital Stock

Renasant

Renasant’s authorized capital stock consists of 75,000,000 shares of common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The Renasant Articles authorize Renasant’s board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of Renasant preferred stock in each series. As of             , 2013, there were             shares of Renasant common stock outstanding. No shares of Renasant preferred stock were issued and outstanding as of that date.

First M&F

First M&F’s authorized capital stock consists of the following: (1) 50,000,000 shares of First M&F common stock, par value $5.00 per share; (2) 1,000,000 shares of Class A Voting Preferred Stock, no par value per share; and (3) 1,000,000 shares of Class B Non-Voting Preferred Stock, no par value per share. As of             , 2013, there were             shares of First M&F common stock outstanding, no shares of First M&F Class A Voting Preferred Stock outstanding, and 30,000 shares of First M&F Class B Non-Voting Preferred Stock outstanding, all of which have been designated as the First M&F CDCI Preferred Stock.

Dividends and Other Distributions

The MBCA prohibits a Mississippi corporation from making any distributions to its shareholders, including the payment of cash dividends, that would render the corporation unable to pay its debts as they become due in the usual course of business. Also prohibited is any distribution that would result in the corporation’s total assets being less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The ability of Renasant and First M&F to pay distributions to their respective shareholders depends to a large extent upon the amount of the dividends each company receives from its subsidiary bank. In addition, both Renasant and M&F Bank must obtain the approval of the Mississippi Department of Banking and Consumer Finance prior to paying dividends, which in any event are limited to earned surplus in excess of three times capital stock.

With respect to First M&F, it must also pay in full all dividends accrued on the First M&F CDCI Preferred Stock prior to paying any dividends on its common stock. Subject to certain adjustments, dividends accrue on the First M&F CDCI Preferred Stock at a rate of 2% per year until September 29, 2018 (which is the eighth anniversary of the issuance of the First M&F CDCI Preferred Stock) and at a rate of 9% per year thereafter. Only after all accrued dividends on the First M&F CDCI Preferred Stock have been paid in full may First M&F pay cash dividends to holders of its common stock, which are also limited under the terms of the First M&F CDCI Preferred Stock. Generally speaking, until September 29, 2018, (or, if earlier, the redemption of the First M&F CDCI Preferred Stock), First M&F may not pay quarterly dividends on its common stock in excess of $0.01 per share. Thereafter, First M&F must obtain the U.S. Treasury’s approval for the payment of quarterly dividends on its common stock.

As discussed earlier, if for any reason the First M&F CDCI Preferred Stock is neither redeemed by First M&F nor purchased by Renasant, then each share of First M&F CDCI Preferred Stock issued and outstanding prior to the effective time of the merger will be converted into Renasant CDCI Preferred Stock. If any Renasant CDCI Preferred Stock is issued, the dividend restrictions described in the above paragraph would be equally applicable to Renasant.

Board of Directors; Election of Directors

The Renasant Articles provide for a board of directors consisting of between seven and 20 directors as fixed from time to time by Renasant’s board, while the First M&F Articles provide that the First M&F board of directors is composed of between nine and 25 directors, as fixed from time to time by First M&F’s board. Currently, there are 16 directors on Renasant’s board of directors and 15 directors on First M&F’s boards of directors. Each board of directors is classified into three classes, with approximately one-third of the directors elected at each year’s annual meeting of shareholders.

In the election of directors, Renasant shareholders do not have the right to cumulate their votes. The candidates in each class up for election who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected.

In contrast, holders of First M&F have cumulative voting rights. When electing First M&F directors, each holder of First M&F common stock may vote the number of shares owned by him for as many persons as there are directors to be elected, or he may multiply the number of shares by the number of directors to be elected by class and allocate the resulting votes to one or any number of candidates in that class. Like Renasant, the candidates in each class up for election who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected.

Shareholder Nominations and Proposals

Rule 14a-8 promulgated by the SEC under the Exchange Act establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement. Rule 14a-8 applies to both Renasant and First M&F. Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

Renasant

The Renasant Bylaws set forth advance notice procedures for the nomination, other than by Renasant’s board of directors or one of its committees, of candidates for election as directors and for other shareholder proposals. The bylaws provide that, for any shareholder proposal to be presented in connection with an annual meeting but without inclusion in Renasant’s proxy materials for that meeting, including the nomination of an individual to be elected to the board of directors, the shareholder must give timely written notice thereof in writing to Renasant’s Secretary in compliance with the advance notice and eligibility requirements contained in the Renasant Bylaws. To be timely, a shareholder’s notice must be delivered to the Secretary at Renasant’s corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of such meeting.

The advance notice provisions in the Renasant Bylaws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Secretary at Renasant’s headquarters address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

The notice must contain the detailed information specified in the Renasant Bylaws about the shareholder making the nomination or proposal and, as applicable, each nominee or the proposed business. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the chairman of the meeting.

First M&F

Under the First M&F Bylaws, a nomination for the election of a director at an annual meeting may be made by a shareholder only if written notice of such nomination or proposal has been received by First M&F’s Corporate Secretary not less than 60 nor more than 75 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 15th day following the day on which public announcement of the date of such meeting is first made by First M&F.

If the meeting is a special meeting, a shareholder’s notice to be timely shall be delivered to the Corporate Secretary of First M&F not less than 40 nor more than 60 days prior to the meeting. The public announcement of an adjournment of an annual or special meeting does not commence a new shareholder notice period.

The notice must contain the detailed information specified in the First M&F Bylaws about the shareholder making the nomination or proposal and, as applicable, each nominee or the proposed business.

Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the chairman of the meeting.

Removal of Directors; Vacancies

Removal. Under the MBCA, unless a corporation’s articles of incorporation provide otherwise, shareholders may remove a director with or without cause if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. The Renasant Articles do not address director removal, and therefore the foregoing MBCA provision governs the removal of a director from Renasant’s board.

In contrast, the First M&F Articles address director removal. For a First M&F director to be removed, with or without cause, a special meeting of shareholders for that purpose must be called. At this meeting, a director is removed from office only if holders of 80% of all outstanding First M&F stock entitled to vote in the election of directors vote in favor of the director’s removal.

Vacancies. Under the Renasant Bylaws, if during the year a vacancy in the board of directors should occur, the remaining directors on Renasant’s board may appoint a Renasant shareholder to serve until the next annual meeting of shareholders. First M&F treats vacancies differently. Under the First M&F Articles, if a vacancy occurs on the First M&F board at any time, that vacancy may be filled only by First M&F’s shareholders at the next annual shareholders meeting.

Special Meetings of Shareholders

The Renasant Bylaws provide that a special meeting of shareholders may be called by the Renasant board or by Renasant shareholders owning at least 50% of Renasant’s outstanding capital stock. Under the First M&F Bylaws, special meetings of shareholders may be called for any purpose by the chairman or vice chairman of the board of directors, by a majority of the board or by shareholders owning at least 10% of the capital stock of First M&F entitled to vote on the matter proposed to be considered at the special meeting.

Indemnification

Renasant

The Renasant Bylaws require Renasant to indemnify its directors and officers (referred to in this subsection as the indemnitees) against liability and reasonable expenses (including attorneys’ fees) incurred in connection with any proceeding an indemnitee is made a party to if he or she met the required standard of conduct. To meet the standard of conduct, the indemnitee must have conducted himself or herself in good faith, and he or she must have reasonably believed that any conduct in the indemnitee’s official capacity was in Renasant’s best interests, and in all other cases, his or her conduct was at least not opposed to Renasant’s best interests, or in any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Unless otherwise ordered by a court, Renasant is not obligated to indemnify an indemnitee in connection with (1) a proceeding in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the indemnitee met the standard of conduct described in the immediately preceding sentence or (2) a proceeding where the indemnitee was found liable because he or she received a financial benefit to which he or she was not entitled.

An indemnitee may apply to the court conducting the proceeding, or to another court, for indemnification or advance for expenses. The court shall (1) order indemnification if the court determines that the indemnitee is entitled to mandatory indemnification under applicable provisions of the MBCA or (2) order indemnification or advance for expenses if the court determines that (a) the indemnitee is entitled to indemnification or advance for expenses under the Renasant Bylaws or (b) in view of all relevant circumstances it is fair and reasonable to indemnify or advance expenses to such indemnitee even if he or she has not met the standard of conduct described above. Renasant must indemnify an indemnitee who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the indemnitee was a party against reasonable expenses incurred in the proceeding. Renasant generally must advance funds to pay for or reimburse the reasonable expenses incurred by an indemnitee who is a party to a proceeding.

First M&F

Under the First M&F Articles, First M&F must indemnify any director or officer in any proceeding against a director or officer if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First M&F, and, in any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of First M&F against a director or officer, no indemnification shall be made in respect of any claim, issue or matter as to which a director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to First M&F unless the court in which such proceeding was brought determines that such person is fairly and reasonably entitled to indemnity for those expenses the court deems proper.

First M&F is required to provide indemnification only upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct. This determination is made (1) by the majority vote of a quorum of the entire board of directors (so long as the majority and the quorum consist of directors who were not parties to or otherwise interested in such proceeding), or (2) if such a quorum is not obtainable, by independent legal counsel in a written opinion, or (3) by the shareholders. A director is a party to or otherwise interested in a proceeding if he or she instituted the proceeding or was nominated by, or as part of the same slate of nominees as, such instituting director (rather than by the board of directors), or by the same shareholder(s) who nominated such director. If a director or officer has been successful on the merits or otherwise in defense of any proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him.

Any director or officer may apply to any Mississippi court of competent jurisdiction for indemnification. To order indemnification, the court must determine that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct. First M&F may pay in advance expenses incurred in defending or investigating any proceeding.

Limitations on Director Liability

Neither the Renasant Articles and Renasant Bylaws nor the First M&F Articles and First M&F Bylaws address the limitation of a director’s liability, and therefore Miss. Code Ann. § 81-5-105 and the MBCA govern this matter.

Under Miss. Code Ann. § 81-5-105(1), the duties of a director or officer of a bank or bank holding company to the bank or bank holding company and its shareholders are to discharge the director’s or officer’s duties in good faith and with the diligence, care, judgment and skill as provided in subsection (2). Under Miss. Code Ann. § 81-5-105(2), a director or officer of a bank or bank holding company cannot be held personally liable for money damages to a corporation or its shareholder unless the officer or director acts in a grossly negligent manner or engages in conduct that demonstrates a greater disregard of the duty of care than gross negligence. In addition, Miss. Code Ann. § 81-5-105(4) provides that the provisions of Miss. Code Ann. § 81-5-105 are the sole and exclusive law governing the relation and liability of directors and officers to their bank or bank holding company, or their successor, or to the shareholders thereof, or to any other person or entity.

If the MBCA were applicable in defining the fiduciary duties of officers and directors, Miss. Code Ann. § 79-4-8.31 provides that, a director is not liable to a corporation or its shareholders for any decision to take or not take action, or any failure to take any action, as a director, unless the party asserting liability proves certain matters. The party must show that (1) the director was a party to or had a direct or indirect financial interest in a transaction, which transaction was not otherwise approved in accordance with the MBCA, and (2) the challenged conduct consisted or was a result of (a) action not in good faith; (b) a decision which the director did not reasonably believe to be in the best interests of the corporation or as to which the director was not appropriately informed; (c) a lack of objectivity, due to familial, financial or business relationships, or a lack of independence, due to the director’s domination or control by another interested person, where such relationship, domination or control could reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the corporation, and after a reasonable expectation to such effect has been established, the director cannot demonstrate that he reasonably believed the challenged conduct to be in the best interests of the corporation; (d) the director’s sustained failure to stay informed about the corporation’s business and affairs or otherwise discharge his oversight functions; or (e) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duty to deal fairly with the corporation and its shareholders that is actionable under law.

Forum Selection

The First M&F Bylaws contain a forum selection clause. This provision designates the state courts in Attala County, Mississippi, or the federal courts for the Northern District of Mississippi as the exclusive forum for derivative actions, shareholder class actions and other intracorporate disputes, subject to certain exceptions provided in the First M&F Bylaws. There is no comparable provision in the Renasant Articles or the Renasant Bylaws.

Vote on Extraordinary Corporate Transactions; Anti-Takeover Provisions

Under the MBCA, a merger, share exchange, sale, lease, exchange or other disposal of all or substantially all of a Mississippi corporation’s assets, or its dissolution, is approved if the votes cast in favor of the transaction exceed the votes cast against the transaction at a meeting of the shareholders of the corporation where a quorum is present and acting throughout, except approval of a merger by shareholders of the surviving corporation is not required in the instances specified in the MBCA. This provision applies equally to Renasant and First M&F. However, as described below, both Renasant’s and First M&F’s governance documents contain provisions establishing elevated voting requirements to approve these transactions under certain circumstances.

Renasant

The Renasant Articles contain a “fair price” provision. This provision is designed to deter an unsolicited acquisition. The provision provides that the affirmative vote of the holders of not less than 80% of the outstanding shares of all voting stock of Renasant and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by shareholders other than the “controlling party” shall be required for the approval or authorization of any merger, consolidation, sale, exchange or lease of all of the assets or of assets having a fair market or book value of 25% or more of Renasant’s total assets. These provisions only apply if the subject transaction involves a controlling party. A “controlling party” is a shareholder owning or controlling 20% or more of Renasant’s voting stock at the time of the proposed transaction.

The elevated voting requirements described above are not applicable in any transaction in which (1) the cash or fair market value of the property, securities or other consideration to be received (which includes common stock of Renasant retained by its existing shareholders in such a transaction where Renasant is the surviving entity) per share by holders of Renasant common stock in such transaction is not less than the highest per share price (with appropriate adjustments for stock splits, recapitalizations and the like) paid by the controlling party in the acquisition of any of its holdings of Renasant common stock in the three years preceding the announcement of the proposed transaction or (2) the transaction is approved by a majority of the entire board of directors.

First M&F

Under the First M&F Articles, if an “Interested Shareholder” (as defined below) is a party to a merger, consolidation or other types of “business combination” (which we describe in more detail below) or its percentage equity interest in First M&F will be increased by such a transaction, the affirmative vote of 80% of all votes entitled to be cast, excluding shares that the Interested Shareholder owns, is required to approve the business combination. In all cases, the 80% affirmative vote requirement can be waived by a majority vote of First M&F’s “continuing directors” (as defined below). In addition, such 80% affirmative vote will not be required if certain price criteria and procedural requirements are satisfied.

An “Interested Shareholder” generally is defined in the First M&F Articles as the beneficial owner (as determined in accordance with Rule 13d-3 under the Exchange Act) of 10% or more of the outstanding shares of stock of First M&F entitled to vote generally in the election of directors. In addition, an Interested Shareholder is also deemed to own beneficially shares owned, directly or indirectly, by an “Affiliate” or “Associate” (each as defined in the First M&F Articles) of the Interested Shareholder, as well as (1) shares of which it or any such

Affiliate or Associate has a right to acquire, (2) shares issuable upon the exercise of options or rights, or upon conversion of convertible securities, held by the Interested Shareholder and (3) shares beneficially owned by any other person with whom the Interested Shareholder or any of his Affiliates or Associates acts as a partnership, syndicate or other group pursuant to an agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of First M&F.

Under the First M&F Articles, a “business combination” includes any of the following:

•	a merger or consolidation involving First M&F or any of its subsidiaries and an Interested Shareholder;

•

a sale, lease or other disposition to an Interested Shareholder of assets of First M&F or any of its subsidiaries constituting in excess of 5% of the book value of the total consolidated assets of First M&F;

•	the issuance of equity securities of First M&F or any of its subsidiaries to an Interested Shareholder for consideration aggregating 5% of the shareholders’ equity;

•	a liquidation or dissolution of First M&F (if there is an Interested Shareholder, as of the record date for the vote with respect thereto); and

•

a reclassification or recapitalization of securities (including any reverse stock split) of First M&F or any of its subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of an Interested Shareholder in any class of equity securities of First M&F or such subsidiary.

A “continuing director” is an individual serving as a director, or one elected or appointed to so serve, prior to the time the Interested Shareholder in question acquires such status, or one designated as a continuing director (prior to his initial election or appointment) by a majority of the whole board of directors, but only if a majority of the whole board shall then consist of continuing directors or by a majority of the then continuing directors.

Amendments to Articles of Incorporation

The MBCA provides that the articles of incorporation of a Mississippi corporation may be amended if the votes cast in favor of the amendment exceed the votes cast against the amendment at a meeting where a quorum of shareholders is present and acting throughout. However, Renasant’s and First M&F’s respective articles of incorporation impose elevated approval requirements with respect to certain types of amendments.

Under the Renasant Articles, the affirmative vote of not less than 80% of the outstanding common stock of Renasant is required to amend or repeal the provisions of the articles of incorporation that establish a classified board of directors or that pertain to the fair price provisions. Similarly, the First M&F Articles require the affirmative vote of not less than 80% of the outstanding common stock of First M&F to amend or repeal the provisions of its articles of incorporation establishing the classified board of directors, governing the removal of directors or pertaining business combinations with Interested Shareholders.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

Renasant common stock trades on the Nasdaq under the symbol “RNST,” and First M&F common stock trades on the Nasdaq under the symbol “FMFC”. The following table sets forth, for the periods indicated, the high and low sales prices of shares of Renasant common stock and First M&F common stock, as reported on the Nasdaq, and the quarterly cash dividends declared per share.

	Renasant Common Stock			First M&F Common Stock
	High	Low	Dividends	High	Low	Dividends
2012
1st Quarter	$16.99	$14.42	$0.17	$5.36	$2.60	$0.01
2nd Quarter	17.16	14.66	0.17	5.24	3.80	0.01
3rd Quarter	19.97	15.66	0.17	7.49	5.15	0.01
4th Quarter	20.45	16.53	0.17	8.99	6.25	0.01

2011
1st Quarter	$17.63	$14.77	$0.17	$4.48	$3.52	$0.01
2nd Quarter	17.59	13.74	0.17	4.34	3.42	0.01
3rd Quarter	15.89	11.80	0.17	4.14	2.99	0.01
4th Quarter	15.35	12.11	0.17	3.00	2.49	0.01

On February 6, 2013, the last full trading day before the announcement of the merger agreement, the high and low sales prices of shares of Renasant common stock as reported on the Nasdaq were $19.59 and $19.08, respectively. On             , 2013, the last full trading day before the date of this document, the high and low sale prices of shares of Renasant common stock as reported on the Nasdaq were $            and $            , respectively.

On February 6, 2013, the last full trading day before the announcement of the merger agreement, the high and low sales prices of shares of First M&F common stock as reported on the Nasdaq were $8.76 and $8.30, respectively. On             , 2013, the last full trading day before the date of this document, the high and low sale prices of shares of First M&F common stock as reported on the Nasdaq were $            and $            , respectively.

EXPERTS

The consolidated financial statements of Renasant and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report on Management’s Assessment of Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of HORNE LLP, independent registered public accountants, given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of First M&F Corporation incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of BKD, LLP, independent registered public accountants, given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Renasant common stock to be issued in connection with the merger will be passed upon for Renasant by Phelps Dunbar LLP, New Orleans, Louisiana, Renasant’s outside legal counsel. The federal income tax consequences of the merger also will be passed upon for Renasant by Phelps Dunbar LLP. William M. Beasley, a partner of Phelps Dunbar LLP, is a director of Renasant. Phelps Dunbar LLP also provides legal advice to Renasant on a regular basis. As of the date of this joint proxy statement/prospectus, members of Phelps Dunbar LLP participating in the matters described in this paragraph as being passed upon by Phelps Dunbar LLP for Renasant owned an aggregate of approximately 57,526 shares of Renasant common stock.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING OF SHAREHOLDERS

Renasant

At the annual meeting of Renasant each year, the board of directors submits to shareholders its nominees for election as directors. In addition, the board may submit other matters to the shareholders for action at the annual meeting. Shareholders may also submit proposals for action at the annual meeting.

Proposals for Inclusion in Renasant’s Proxy Statement

Shareholders interested in submitting a proposal for inclusion in Renasant’s proxy materials for the 2014 Annual Meeting of Shareholders may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2014 annual meeting is held within 30 days of April 23, 2014, shareholder proposals must be received by E. Robinson McGraw at 209 Troy Street, Tupelo, Mississippi 38804-4827, no later than the close of business on November 8, 2013, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Proposals to be Introduced at the 2014 Annual Meeting

For any shareholder proposal to be presented in connection with the 2014 Annual Meeting of Shareholders of Renasant but without inclusion in our proxy materials, including any proposal relating to the nomination of an individual to be elected to the board of directors, a shareholder must give timely written notice thereof in writing to the Secretary of Renasant in compliance with the advance notice and eligibility requirements contained in the Renasant Bylaws. To be timely, a shareholder’s notice must be delivered to the Secretary at 209 Troy Street, Tupelo, Mississippi 38804-4827 not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of such meeting. The notice must contain information specified in the Renasant Bylaws about each nominee or the proposed business and the shareholder making the nomination or proposal.

Under the Renasant Bylaws, based upon the meeting date of April 23, 2013 for the 2013 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2014 Annual Meeting of Shareholders but not intending the proposal to be included in our proxy materials must give written notice to the Secretary not earlier than the close of business on December 24, 2013 and not later than the close of business on January 23, 2014.

The advance notice provisions in the Renasant Bylaws provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

The specific requirements of our advance notice and eligibility provisions are set forth in Article III, Section 9 of the Renasant Bylaws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary at 209 Troy Street, Tupelo, Mississippi 38804-4827.

First M&F

First M&F will hold a 2014 annual meeting of shareholders only if the merger is not completed. Any shareholder who wishes to present a proposal at the First M&F’s 2014 Annual Meeting of Shareholders, if such exists, and who wishes to have the proposal included in the First M&F’s Proxy Statement and form of proxy for that meeting must submit the proposal to the Corporate Secretary at First M&F’s headquarters address no later than November 11, 2013. After this date, any proposal will be considered untimely if not delivered on a date no earlier than January 25, 2014, and no later than February 9, 2014. A shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting, (1) the reasons for conducting such business at the meeting, (3) the names and record address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (4) the class and number of shares of First M&F which are owned beneficially and of record by the shareholder and beneficial owner, if any, and (5) any material interest of the shareholder and the beneficial owner, if any.

OTHER MATTERS

As of the date of this joint proxy statement/prospectus, management of Renasant was unaware of any other matters to be brought before the Renasant special meeting, and management of First M&F was unaware of any other matters to be brought before the First M&F special meeting, in each case other than those set forth herein. However, if any other matters are properly brought before the applicable special meeting, the persons named in the enclosed form of proxy for Renasant or First M&F, as the case may be, will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

Renasant has filed with the SEC a registration statement on Form S-4 that registers the distribution of the shares of Renasant common stock to holders of First M&F common stock in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Renasant and a proxy statement of Renasant and First M&F for the Renasant and First M&F special meetings, respectively.

Renasant and First M&F each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this registration statement and any reports, statements or other information that Renasant or First M&F files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Renasant’s and First M&F’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information that Renasant files with the SEC are also found on its website, www.renasant.com, under the link “Investor Relations.” Reports, proxy statements and other information that First M&F files with the SEC are also found on its website, http://www.fmfcinvestor.com.

The SEC allows Renasant and First M&F to “incorporate by reference” information into this joint proxy statement/prospectus. This means that Renasant and First M&F can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in the joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Renasant and First M&F have previously filed with the SEC. These documents contain important information about Renasant, First M&F and their respective businesses and financial condition.

Renasant SEC Filings (File No. 001-13253)

1.	Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 8, 2013;

2.	Current Reports on Form 8-K filed with the SEC on January 15, 2013, January 22, 2013, February 7, 2013 (2 reports), February, 11, 2013 and February, 12, 2013; and

3.	The description of Renasant’s common stock contained in Renasant’s Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on April 19, 2007 (amending and restating in its entirety the description of Renasant’s common stock set forth in Item 1 of Renasant’s Form 8-A filed with the SEC on April 28, 2005).

First M&F SEC Filings (File No. 000-09424)

1.	Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 8, 2013; and

2.	Current Reports on Form 8-K filed with the SEC on January 2, 2013, January 9, 2013, January 25, 2013, February 7, 2013 and February, 11, 2013.

To the extent that any information contained in any report on Form 8-K or any exhibit thereto, was furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

All documents filed by Renasant and First M&F with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing date of this document and (1) in the case of Renasant, prior to the date of the special meeting of Renasant shareholders to consider and vote on the adoption and approval of the merger agreement and (2) in the case of First M&F, prior to the date of the special meeting of First M&F shareholders to consider and vote on the adoption and approval of the merger agreement are incorporated by reference into this document and are a part of this document from the date of filing. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Except where otherwise indicated Renasant has supplied all information contained in this joint proxy statement/prospectus relating to Renasant as well as all pro forma financial information, and First M&F has supplied all such information relating to First M&F.

Documents incorporated by reference are available from Renasant and First M&F without charge. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

Renasant Corporation	First M&F Corporation
209 Troy Street	134 West Washington Street
Tupelo, Mississippi 38804-4827	Kosciusko, Mississippi 39090
Attn: Kevin D. Chapman	Attn: John G. Copeland
Tel: (662) 680-1450	Tel: (662) 289-8594

First M&F shareholders and Renasant shareholders requesting documents should do so by             , 2013, in order to receive them before their respective special meetings. You will not be charged for any of these documents that you request. If you request any incorporated documents from Renasant or First M&F, Renasant and First M&F, respectively, will mail them to you by first class mail, or another equally prompt means after it receives your request.

Neither Renasant nor First M&F has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

The representations, warranties and covenants described in this document and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Renasant and First M&F, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Renasant and First M&F rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Renasant, First M&F or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Renasant or First M&F. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

RENASANT CORPORATION,

RENASANT BANK,

FIRST M&F CORPORATION,

AND

MERCHANTS AND FARMERS BANK

DATED FEBRUARY 6, 2013

ii

iii

Schedules:

Schedule 5.13(b)

Schedule 5.15

Schedule 5.20-A

Schedule 5.20-B

Exhibits:

Exhibit A         Parent Merger Document

Exhibit B         Subsidiary Merger Document

iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of February 6, 2013, is made by and among Renasant Corporation, a Mississippi corporation (“Acquiror”), and Renasant Bank, a Mississippi banking corporation (“Acquiror Sub”), on the one hand, and First M&F Corporation, a Mississippi corporation (“Seller”), and Merchants and Farmers Bank, a Mississippi banking corporation (“Seller Sub”), on the other hand. Acquiror, Acquiror Sub, Seller and Seller Sub are sometimes referred to herein individually as a “party” and collectively as the “parties.”

WITNESSETH:

WHEREAS, the Boards of Directors of Acquiror and Seller each have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the business combination transactions provided for herein, including the merger of Seller with and into Acquiror on the terms and conditions set forth herein;

WHEREAS, the Boards of Directors of Acquiror Sub and Seller Sub each have determined that it is advisable and in the best interests of their respective companies and their respective sole stockholder to consummate the business combination transactions provided in the Subsidiary Merger Document (as hereinafter defined) and herein, including the merger of Seller Sub with and into Acquiror Sub, subject to the term and conditions set forth therein and herein; and

WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger.

(a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Seller shall be merged with and into Acquiror (the “Parent Merger”) in accordance with the Mississippi Business Corporation Act (the “MBCA”), with Acquiror as the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) which shall continue its corporate existence under the laws of the State of Mississippi, and the separate corporate existence of Seller shall terminate. The Parent Merger shall in all respects have the effects provided in Section 1.5 hereof.

(b) Subject to the terms and conditions of this Agreement, immediately after the Effective Time of the Parent Merger, Seller Sub shall be merged with and into Acquiror Sub (the “Subsidiary Merger” and together with the Parent Merger, the “Mergers”) in accordance with Title 81 of the Mississippi Code of 1972, as amended, and the Bank Merger Act, 12 U.S.C. §1828(c), with Acquiror Sub as the surviving banking corporation (hereinafter sometimes called the “Subsidiary Surviving Bank”) which shall continue its corporate existence under the laws of the State of Mississippi, and the separate corporate existence of Seller Sub shall terminate. The Subsidiary Merger shall in all respects have the effects provided in Section 1.5 hereof.

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1.2 Effective Time. The Parent Merger shall become effective on the date and at the time that the Articles of Merger are filed with the Secretary of State of the State of Mississippi pursuant to Section 79-4-11.06 of the MBCA, such Articles of Merger shall contain a Plan of Merger to be substantially in the form attached hereto as Exhibit A (the “Parent Merger Document”), unless a later date and time is specified as the effective time in such documents, provided that the parties shall cause the Parent Merger to be effective no later than the day following the date on which the Closing occurs (the “Effective Time”); provided, however, that in no event will the Parent Merger Document be filed prior to July 1, 2013. The Subsidiary Merger shall become effective upon the later of the dates and times specified in the Certificate of Merger Approval issued by the Mississippi Commissioner of Banking and Consumer Finance (“MCB”) based on the Articles of Merger filed with the MCB and thereafter with the Mississippi Secretary of State, such Articles of Merger to be substantially in the form attached hereto as Exhibit B (the “Subsidiary Merger Document” and together with the Parent Merger Document, the “Merger Documents”). The closing (the “Closing”) shall take place at 10:00 a.m. on the fifth Business Day (the “Closing Date”) following the receipt of all necessary approvals and consents of any federal, state or local court, administrative agency, arbitrator or commission or other governmental, regulatory, self-regulatory authority or instrumentality (“Governmental Entity”), and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Mergers specified in Article VI of this Agreement (other than the delivery of certificates, instruments and documents to be delivered at the Closing), at the offices of Acquiror, or at such other place, at such other time or on such other date as the parties may mutually agree upon, provided, however, that in no event shall the Closing occur prior to July 1, 2013 and provided, further, that if the Closing occurs at any time after such date, the Closing shall occur on the first day of the next month after the date on which all conditions to closing described in this sentence are satisfied. For purposes of this Agreement, a Business Day (“Business Day”) is any day, other than a Saturday, Sunday or any other day that banks located in the State of Mississippi are not permitted to be open or required to be closed. At the Closing, there shall be delivered to Acquiror, Acquiror Sub, Seller and Seller Sub the certificates and other documents required to be delivered under Article VI hereof.

1.3 The Articles of Incorporation and Bylaws of the Surviving Corporation and the Subsidiary Surviving Bank. The Articles of Incorporation and the Bylaws of Acquiror and Acquiror Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation and the Subsidiary Surviving Bank, respectively, until thereafter changed or amended as provided therein and in accordance with applicable Law (as hereafter defined).

1.4 Directors and Officers.

(a) Prior to the Effective Time, the parties shall take all appropriate actions so that, as of the Effective Time, and subject to and in accordance with the Bylaws of Acquiror, the number of directors of the Surviving Corporation shall be increased to 18 directors and shall consist of the directors of Acquiror in office immediately prior to the Effective Time as well as two current directors of Seller selected by Acquiror in its sole discretion (after consideration of the recommendation of Seller), until their respective successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation. The officers of Acquiror shall, from and after the Effective Time, continue as the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation.

(b) Prior to the effective time of the Subsidiary Merger, the parties shall take all appropriate actions so that, as of the effective time of the Subsidiary Merger, and subject to and in accordance with the Bylaws of the Acquiror Sub, the number of directors of the Subsidiary Surviving Bank shall be increased to 18 directors and shall consist of the directors of Acquiror Sub in office immediately prior to the effective time of the Subsidiary Merger as well as two current directors of Seller Sub selected by Acquiror in its sole discretion (after consideration of the recommendation of Seller Sub), until their respective successors are duly elected, appointed

2

or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of the Subsidiary Surviving Bank. The officers of Acquiror Sub shall, from and after the effective time of the Subsidiary Merger, continue as the officers of the Subsidiary Surviving Bank until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of the Subsidiary Surviving Bank.

1.5 Effect of the Mergers.

(a) At the Effective Time, the separate existence and corporate organization of Seller shall cease, and all right, title and interest in and to all real estate and other property owned by Seller shall be allocated to and shall be vested in Acquiror, as the surviving corporation, without reversion or impairment and without further act or deed (but subject to any existing liens or other encumbrances thereon), and all liabilities and obligations of Seller shall be allocated to and shall be vested in Acquiror, as the surviving corporation, as primary obligor therefor and, except as set forth herein, no other person shall be liable therefor, and all proceedings pending by or against the Seller shall be continued by or against Acquiror, as the surviving corporation, and all liabilities, obligations, assets or rights associated with such proceedings shall be allocated to and vested in Acquiror, as the surviving corporation.

(b) At the effective time of the Subsidiary Merger, the separate existence and corporate organization of Seller Sub shall cease, and all right, title and interest in and to all real estate and other property owned by Seller Sub shall be allocated to and shall be vested in Acquiror Sub, as the surviving corporation, without reversion or impairment, and without further act or deed (but subject to any existing liens or other encumbrances thereon), and all liabilities and obligations of Seller Sub shall be allocated to and shall be vested in Acquiror Sub, as the surviving corporation, as primary obligors therefor and, except as set forth herein, no other person shall be liable therefor, and all proceedings pending by or against Seller Sub shall be continued by or against Acquiror Sub, as the surviving corporation, and all liabilities, obligations, assets or rights associated with such proceedings shall be allocated to and vested in Acquiror Sub, as the surviving corporation.

(c) The parties acknowledge and agree that the Mergers qualify as tax-free reorganizations under Section 368(a)(1)(A) of the Code (as defined in Section  2.2(e)), and the parties agree to treat the Mergers accordingly for all reporting purposes.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT

CORPORATIONS; EXCHANGE OF CERTIFICATES

2.1 Conversion of Shares. All of the shares of Acquiror Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall be unaffected by the Parent Merger. The manner and basis of converting the shares of Seller’s common stock, $5.00 par value per share (the “Seller Common Stock”), and, if not redeemed or purchased prior to or contemporaneously with the Parent Merger, Seller’s Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series CD, stated liquidation amount $1,000 per share (the “Seller CDCI Preferred Stock”; the Seller Common Stock and Seller CDCI Preferred Stock is referred to herein collectively as the “Seller Capital Stock”), upon consummation of the Parent Merger shall be as follows:

(a) At the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of Acquiror, Seller or the holders of Seller Capital Stock:

(i)

Subject to the other provisions of this Article II, each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Seller Common Stock to be canceled in accordance with Section 2.1(a)(v)) shall, subject to adjustment pursuant to Section 2.1(a)(iii) below, be converted automatically into and thereafter represent the right to receive the number of shares (or a fraction thereof) of Acquiror Common Stock (as defined below), rounded to

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the nearest four decimals, equal to the Exchange Ratio (the “Common Stock Merger Consideration”). As used in this Agreement, the term “Acquiror Common Stock” means the common stock, $5.00 par value per share, of the Acquiror; the term “Exchange Ratio” means 0.6425.

(ii)	Subject to the other provisions of this Article II, in the event each issued and outstanding share of Seller CDCI Preferred Stock is not redeemed or purchased prior to or contemporaneously with the Parent Merger, then each share of Seller CDCI Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Seller CDCI Preferred Stock to be canceled in accordance with Section 2.1(a)(v)) shall thereupon be converted automatically into and shall thereafter represent the right to receive one share (the “CDCI Preferred Stock Consideration”; for purposes of this Agreement, references to the “Merger Consideration” shall mean, as the case may be, the Common Stock Merger Consideration when referring to the consideration for shares of Seller Common Stock and the CDCI Preferred Stock Consideration when referring to the consideration for shares of Seller CDCI Preferred Stock) of preferred stock, par value $0.01 per share, of Acquiror to be designated, prior to the Closing Date, as Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series CD, stated liquidation amount $1,000 per share (the “Acquiror CDCI Preferred Stock” and, together with the Acquiror Common Stock, the “Acquiror Capital Stock”), and otherwise having rights, preferences, privileges and voting powers such that the rights, preferences, privileges and voting powers of the Seller CDCI Preferred Stock are not adversely affected by such conversion and having rights, preferences, privileges and voting powers, and limitations and restrictions that, taken as a whole, are not materially less favorable than the rights, preferences, privileges and voting powers, and limitations and restrictions of the Seller CDCI Preferred Stock immediately prior to such conversion, taken as a whole; provided, that the voting powers of the Acquiror CDCI Preferred Stock shall be substantially the same as the voting powers of the Seller CDCI Preferred Stock.

(iii)	Certificates previously evidencing shares of Seller Capital Stock shall be exchanged for certificates evidencing the applicable Merger Consideration. Notwithstanding the foregoing, however, no fractional shares of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.1(b).

(iv)	If at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of capital stock of Acquiror or Seller, respectively, shall occur (or for which the relevant record date will occur) as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or other subdivision, combination or readjustment of shares, or as a result of any stock dividend or stock distribution with a record date during such period, the Exchange Ratio shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect such change.

(v)	Each share of Seller Capital Stock held in the treasury of Seller and each share of Seller Capital Stock owned by Acquiror or any subsidiary of Acquiror or Seller (other than in a fiduciary capacity or as a result of debts previously contracted) immediately prior to the Effective Time shall automatically be cancelled and extinguished without any conversion thereof and no consideration shall be issued with respect thereto.

(b) No certificates or scrip representing fractional shares of Acquiror Common Stock will be issued as a result of the Parent Merger. In lieu of the issuance of fractional shares pursuant to Section 2.1(a) of this Agreement, cash adjustments (without interest) will be paid to the holder of Seller Common Stock in respect of any fraction of a share of Acquiror Common Stock that would otherwise be issuable to such holder of Seller Common Stock, and the amount of such cash adjustment shall be determined by multiplying the fraction of a share of Acquiror Common Stock otherwise issuable by the average of the closing price of one share of Acquiror Common Stock for the 10 trading days immediately preceding the last trading day immediately prior to the Closing Date as reported by the Nasdaq Global Select Market, and no such holder shall be entitled to dividends, voting rights or any other right of stockholders in respect of any fractional share.

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2.2 Exchange of Seller Capital Stock Certificates.

(a) Acquiror has appointed Registrar and Transfer Company to serve as exchange agent in connection with the Parent Merger for the purpose of exchanging certificates of Seller Capital Stock for the Merger Consideration (the “Exchange Agent”). As of the Effective Time, Acquiror shall deposit in trust with the Exchange Agent for the benefit of Seller’s stockholders the aggregate number of shares of Acquiror Capital Stock equal to the aggregate Merger Consideration (such shares of Acquiror Capital Stock, together with cash sufficient to make payments required with respect to fractional shares of Acquiror Capital Stock in accordance with Section 2.1(b) above and to pay any dividends or distributions with respect to such Acquiror Capital Stock in accordance with Section 2.5 below, the “Exchange Fund”). Acquiror shall deposit such shares of Acquiror Capital Stock with the Exchange Agent by delivering to the Exchange Agent certificates representing, or providing to the Exchange Agent an uncertificated book-entry for, such shares and immediately available funds for such cash in accordance with Section 2.1(b) and Section 2.5.

(b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to the former record holders of the shares of Seller Capital Stock issued and outstanding immediately prior to the Effective Time that have been converted into the right to receive the Merger Consideration a letter of transmittal (which letter shall specify that the delivery of the Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of a certificate or certificates formerly representing shares of Seller Capital Stock to the Exchange Agent and shall otherwise be in form and substance reasonably satisfactory to Acquiror and the Exchange Agent) and instructions for use in effecting the surrender to the Exchange Agent of certificates of Seller Capital Stock in exchange for the Merger Consideration. After the Effective Time, upon surrender to the Exchange Agent by the holder thereof of the certificate(s) representing shares of Seller Capital Stock issued and outstanding immediately prior to the Effective Time that have been converted into the right to receive the Merger Consideration, together with a letter of transmittal duly executed and completed in accordance with the instructions thereto and any other documents reasonably required by the Exchange Agent or Acquiror, the Exchange Agent on behalf of Acquiror shall deliver the Merger Consideration to each such holder in exchange for each such share plus a check in the amount (if any) equal to any cash that such holder has the right to receive pursuant to Section 2.1(b) or Section 2.5 hereof, without interest. Holders of record of shares of Seller Capital Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple letters of transmittal, provided that such Representative certifies that each such letter of transmittal covers all the shares of Seller Capital Stock held by each such Representative for a particular beneficial owner. Each certificate for Seller Capital Stock so surrendered and all transmittal materials shall be duly completed and endorsed as the Exchange Agent may require. The Exchange Agent shall not be obligated to deliver the Merger Consideration to which any former holder of Seller Capital Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of Seller Capital Stock for exchange as provided in this Section 2.2. After the Effective Time, each certificate that represented outstanding shares of Seller Capital Stock prior to the Effective Time shall be deemed for all corporate purposes (other than the payment of dividends and other distributions to which the former stockholders of Seller Capital Stock may be entitled) to evidence only the right of the holder thereof to receive the Merger Consideration in exchange for each such share or as provided in Section 2.1 of this Agreement. Acquiror shall instruct the Exchange Agent to timely pay the Merger Consideration following the receipt of each letter of transmittal.

(c) Any portion of the Exchange Fund held by the Exchange Agent that remains undistributed to the former stockholders of Seller for 6 months after the Effective Time shall be delivered to Acquiror upon demand, and any former stockholders of Seller who have not theretofore complied with this Section 2.2 shall thereafter look only to Acquiror for payment of their claims for Acquiror Capital Stock, any cash in lieu of fractional shares of Acquiror Common Stock or any dividends or distributions with respect to Acquiror Capital Stock (all without any interest thereon). Notwithstanding the foregoing, none of Acquiror, any subsidiary thereof or the Exchange Agent shall be liable to any former holder of Seller Capital Stock for shares of Acquiror Capital Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Acquiror Capital Stock delivered in good faith to public officials pursuant to any applicable abandoned property, escheat or similar Law.

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(d) From and after the Effective Time, the holders of certificates of Seller Capital Stock shall cease to have any rights with respect to shares of Seller Capital Stock represented thereby except as otherwise provided in this Agreement or by applicable Law. All rights to receive the Merger Consideration issued upon conversion of the shares of Seller Capital Stock pursuant to this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Capital Stock.

(e) If any portion of the Merger Consideration is to be issued to a person other than the person in whose name a stock certificate for shares of Seller Capital Stock (each a “Seller Stock Certificate”) so surrendered is registered, it shall be a condition to such issuance that such Seller Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the person requesting such issuance shall pay to the Exchange Agent any transfer or other similar Taxes (as defined in Section 3.7(c)) required as a result of such issuance to a person other than the registered holder of such Seller Stock Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Acquiror or the Exchange Agent shall be entitled to deduct and withhold, without duplication, from the consideration otherwise payable pursuant to this Agreement to any holder of Seller Capital Stock such amounts as Acquiror or the Exchange Agent is required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of Tax Law, with respect to the making of such payment and shall further be entitled to sell Acquiror Capital Stock otherwise issuable pursuant to this Agreement to satisfy any such withholding requirement (which Acquiror Capital Stock will be valued with respect to such withholding at the average of the high and low trading prices thereof on the day of such sale). To the extent the amounts are so withheld by Acquiror or the Exchange Agent and paid over to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Seller Capital Stock in respect of whom such deduction and withholding was made by Acquiror or the Exchange Agent.

(f) In the event any of the Seller Stock Certificate(s) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Seller Stock Certificate(s) to be lost, stolen or destroyed and, if required by Acquiror or the Exchange Agent, the posting by such person of a bond in such sum as either of them may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Seller Stock Certificate(s), the Exchange Agent shall issue the Merger Consideration deliverable in respect of the shares of Seller Capital Stock represented by such lost, stolen or destroyed Seller Stock Certificate(s) (together with a check in the amount (if any) of any dividends or distributions payable in accordance with Section 2.5).

(g) The Exchange Agent shall invest the cash balances in the Exchange Fund in a demand deposit account or as directed by Acquiror. Any interest and other income resulting from such investments shall be paid to the Acquiror upon termination of the Exchange Fund pursuant to Section 2.2(c).

2.3 [Intentionally omitted.]

2.4 Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement, Seller and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in Law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Seller or otherwise to take any and all such action.

2.5 Rights as Stockholders. All shares of Acquiror Capital Stock to be issued as Merger Consideration shall be deemed issued and outstanding as of the Effective Time. Former stockholders of Seller and any other persons who or which are entitled to receive Acquiror Capital Stock as a result of the Parent Merger will be able to vote (as to holders of Acquiror CDCI Preferred Stock, to the extent provided under the designation therefor) after the Effective Time at any meeting of Acquiror stockholders or pursuant to any written consent procedure the number of whole

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shares of Acquiror Capital Stock into which their shares of Seller Capital Stock are converted, regardless of whether they have exchanged their Seller Stock Certificates. In addition, whenever a dividend is declared by Acquiror on the Acquiror Capital Stock after the Effective Time, the declaration shall include dividends on all shares of Acquiror Capital Stock issuable hereunder, but no stockholder will be entitled to receive his distribution of such dividends until physical exchange of such stockholder’s Seller Stock Certificates shall have been effected. Upon exchange of a stockholder’s Seller Stock Certificates, any such person shall be entitled to receive from Acquiror an amount equal to all dividends (without interest thereon less the amount of any taxes, if any, that may have been withheld, imposed or paid thereon) declared, and for which the payment has occurred, on the shares represented thereby; provided, however, that former stockholders of Seller shall not be entitled to receive any dividend on their Acquiror Capital Stock with respect to any period for which Acquiror paid a dividend prior to the Effective Time.

2.6 Stock Transfer Records. Prior to the Effective Time, Seller shall continue to maintain its stock transfer records and to transfer and replace stock certificates in accordance with its existing policies and past practices with regard to such transfers and replacements. From and after the Effective Time, there shall be no further registration or transfers on the stock transfer books of Seller or Acquiror of shares of Seller Capital Stock which were issued and outstanding immediately prior to the Effective Time. If after the Effective Time, the Seller Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article II.

2.7 Subsidiary Merger. At the effective time of the Subsidiary Merger, each share of common stock, $5,000.00 par value per share, of Seller Sub (the “Seller Sub Common Stock”) issued and outstanding immediately prior to the effective time of the Subsidiary Merger shall automatically be cancelled and there shall be no conversion or exchange of, or consideration paid or issued for, such Seller Sub Common Stock. The certificate or certificates for such Seller Sub Common Stock shall be surrendered and cancelled. All of the shares of Acquiror Sub issued and outstanding immediately prior to the effective time of the Subsidiary Merger shall remain issued and outstanding after the effective time of the Subsidiary Merger and shall be unaffected by the Subsidiary Merger.

2.8 Seller Stock Options and Related Matters; Seller Warrant.

(a) As of the Effective Time, by virtue of the Parent Merger and without any action on the part of the holders thereof, all rights with respect to Seller Common Stock issuable pursuant to the exercise of stock options or similar rights granted by Seller (collectively, “Seller Stock Options”) under Seller’s 2005 Equity Incentive Plan (the “Seller Incentive Plan”) or any other equity incentive plan which are outstanding at the Effective Time, whether or not such Seller Stock Options are then exercisable, shall cease to represent a right to acquire shares of Seller Common Stock and, subject to this Section, be assumed by Acquiror in accordance with the terms of the Seller Incentive Plan and the agreement by which such Seller Stock Options are evidenced, except that from and after the Effective Time (i) Acquiror and its Compensation Committee shall be substituted for Seller and Seller’s Compensation Committee as administrators of the Seller Incentive Plan, (ii) each Seller Stock Option assumed by Acquiror hereunder may be exercised solely for Acquiror Common Stock, (iii) the number of shares of Acquiror Common Stock subject to such Seller Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), and (iv) the per share exercise price under each such Seller Stock Option shall be adjusted by dividing the per share exercise price under each such Seller Stock Option by the Exchange Ratio (rounded up to the nearest cent). Notwithstanding anything to the contrary in this Section 2.8(a), the number of shares of Acquiror Common Stock subject to any converted Seller Stock Option, and the exercise price per share of any converted Seller Stock Option, shall be determined in a manner that (x) will not result in such conversion being treated as a new grant of stock options or deferred compensation under Section 409A of the Code, (y) with respect to each Seller Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code, will not result in such conversion being treated as a modification, extension or renewal of such Seller Stock Option within the meaning of Section 424(h) of the Code and (z) most closely reflects the economics of the adjustment pursuant to this Section 2.8(a).

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(b) Before the Effective Time, (i) Seller’s Board of Directors (or, if appropriate, any committee administering the Seller Incentive Plan) shall adopt such resolutions or take such other actions as may be required to effect the transactions described in this Section 2.8. At all times after the Effective Time, Acquiror shall reserve for issuance such number of shares of Acquiror Common Stock as shall be necessary to permit the exercise of any converted or substitute Seller Stock Options. As soon as practicable after the Effective Time, if Acquiror has not already done so, and to the extent Seller shall have a registration statement in effect or an obligation to file a registration statement, Acquiror shall file a registration statement on Form S-3 or Form S-8 (or any successor or appropriate form) with respect to the Acquiror Common Stock subject to the assumed Seller Stock Options and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such assumed Seller Stock Options remain outstanding.

(c) The number of shares of Acquiror Common Stock subject to the converted or substituted Seller Stock Options and the exercise price therefor shall, from and after the date of this Agreement until the Effective Time, be subject to appropriate adjustment in the event of the occurrence of any transaction described in Section 2.1(a)(iv) hereof if the record date with respect to such transaction is on or after the date of this Agreement or the Effective Time, respectively.

(d) Prior to the Effective Time, Seller shall deliver all required notices (which notices shall have been approved by Acquiror, in its reasonable discretion) to each holder of Seller Stock Options, setting forth each holder’s or participant’s rights pursuant to the Seller Incentive Plan and stating that such Seller Stock Options shall be treated in the manner set forth in this Section 2.8.

(e) In the event that certain warrant issued on February 27, 2009 to the United States Department of the Treasury (the “Treasury Department”) in connection with the issuance of Seller’s Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series A (which the Treasury Department exchanged for the Seller CDCI Preferred Stock) (the “Seller Warrant”) is not redeemed or purchased prior to or contemporaneously with the Parent Merger, the Seller Warrant shall, by virtue of the Parent Merger and without any action on the part of the holder thereof, cease to represent a warrant to purchase Seller Common Stock and will be converted automatically into a warrant to purchase Acquiror Common Stock (the “Acquiror Warrant”) in accordance with the terms of the Seller Warrant (including appropriate adjustments to the number of shares of Acquiror Common Stock purchasable thereunder and the exercise price thereof), and Acquiror will assume such warrant subject to its terms. At all times after the Effective Time, Acquiror shall reserve for issuance such number of shares of Acquiror Common Stock as shall be necessary to permit the exercise of the Acquiror Warrant.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER SUB

Seller and Seller Sub, jointly and severally, represent and warrant as of the date hereof to Acquiror and Acquiror Sub as set forth in this Article III, except as set forth in the disclosure schedule provided to Acquiror herewith (the “Seller Disclosure Schedule”). The Seller Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article III. Nothing in a section of the Seller Disclosure Schedule referenced in a representation or warranty shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Seller Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The phrase “provided to Acquiror”, “delivered to Acquiror” or “made available to Acquiror” or any phrase of similar import means that Seller or Seller Sub has delivered, provided access to or made certain items available for review and copying, or that such items are

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available on www.sec.gov, to Acquiror, Acquiror Sub or their counsel. For purposes of this Article III, the phrase “to the Knowledge of Seller” or any phrase of similar import shall be deemed to refer to the actual knowledge of the senior executive officers of Seller and Seller Sub (i.e., the senior vice president level and above) after reasonable investigation.

3.1 Corporate Organization.

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Seller Material Adverse Effect. The term “Seller Material Adverse Effect” shall mean a material adverse effect on the business, operations, assets or financial condition of Seller and Seller Sub, taken individually or as a whole, other than (i) the impact of actions or omissions of Seller or any of the Subsidiaries (as defined below) taken with the prior written consent of Acquiror in contemplation of the transactions contemplated by this Agreement; (ii) changes in Laws or interpretations thereof that are generally applicable to the banking industry; (iii) changes in generally accepted accounting principles; (iv) expenses incurred in connection with this Agreement and the Mergers including payments to be made pursuant to employment and severance agreements and the termination of other benefit plans; (v) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions including changes in interest rates; (vi) the impact resulting from changes to domestic or international political conditions or the occurrence of an act of God, terrorism, war or other major hostility; or (vii) changes attributable to or resulting from conditions affecting the United States economy as a whole. Seller is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and Seller Sub is a member in good standing of the Federal Home Loan Bank of Dallas and owns the requisite amount of stock therein. Seller has furnished to Acquiror true and complete copies of the articles of incorporation and bylaws (or comparable organizational documents) of Seller and each of the Subsidiaries as in effect on the date hereof.

(b) Seller Disclosure Schedule 3.1(b) lists the direct and indirect subsidiaries of Seller (collectively, the “Subsidiaries”). Seller Sub is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. Seller Sub is not a member of the Federal Reserve System. Seller Sub has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Seller Material Adverse Effect.

(c) Each of the Subsidiaries (other than Seller Sub, which is addressed in Section 3.1(b)), is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Subsidiaries has the corporate, limited liability company or trust power and authority, as applicable, to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Seller Material Adverse Effect.

(d) Other than the Subsidiaries and Seller Sub’s ownership of stock of the Federal Home Loan Bank of Dallas, Seller does not own or control, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any other entity, except as set forth in Seller Disclosure Schedule 3.1(d).

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3.2 Capitalization.

(a) The authorized capital stock of Seller consists of (i) 50,000,000 shares of Seller Common Stock, of which 9,230,799 shares are issued and outstanding, 513,113 shares are reserved for issuance pursuant to the Seller Warrant, 631,234 shares are reserved for issuance pursuant to the Seller Incentive Plan (of which 28,000 shares are subject to outstanding Seller Stock Options and 380,646 are subject to restricted stock awards), 200,000 shares are reserved for issuance pursuant to Seller’s dividend reinvestment program, 700,000 shares are reserved for issuance pursuant to the Seller Terminated Plans (as defined herein), 12,000 shares are expected to be issued during the first and second quarters of 2013 for directors’ services pursuant to a resolution requiring a portion of Seller’s directors compensation to be paid in stock in lieu of cash, and 257,951 shares are held in treasury as of the date hereof, (ii) 1,000,000 shares of Class A Voting Preferred Stock, no par value per share, none of which are issued or outstanding as of the date hereof, and (iii) 1,000,000 shares of Class B Non-Voting Preferred Stock, no par value per share, of which 30,000 shares, designated as the Seller CDCI Preferred Stock, are issued and outstanding as of the date hereof. All of the shares of Seller’s Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series A, were duly exchanged for shares of Seller CDCI Preferred Stock, and Seller has no further obligations with respect to such Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series A. The authorized capital stock of Seller Sub consists of 250 shares of Seller Sub Common Stock of which 219 shares are issued and outstanding. All issued and outstanding shares of Seller Capital Stock and all issued and outstanding shares of capital stock of Seller Sub have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, and there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to Seller Capital Stock or Seller Sub Common Stock. Except as set forth in Seller Disclosure Schedule 3.2, all of the outstanding shares of capital stock of Seller Sub are owned by Seller free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. Except for outstanding Seller Stock Options and the Seller Warrant, neither Seller, Seller Sub nor any of the other Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of Seller Capital Stock or Seller Sub or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Seller stockholders may vote, nor any subordinated debt securities, are outstanding.

(b) Seller has paid in full all required cash dividends on the Seller CDCI Preferred Stock in accordance with the terms thereof. Seller has made all required contributions pursuant to the governing instruments of First M&F Statutory Trust I. Seller holds 100% of the common securities (as that term is defined in the Indenture dated February 16, 2006 issued by Seller in respect of its Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2036) (the “Indenture”) of M&F Statutory Trust I, free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

3.3 Authority; No Violation.

(a) Subject to the approval of this Agreement and the Merger Documents, as applicable, and the transactions contemplated hereby and thereby by the stockholders of Seller and Seller Sub, Seller and Seller Sub have all requisite corporate power and authority to execute and deliver this Agreement and the Merger Documents, as applicable, and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Merger Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the unanimous vote of the Boards of Directors of Seller and Seller Sub, as applicable. Except for the approval of Seller’s stockholders of this Agreement, the Parent Merger Document and the transactions contemplated hereby and thereby, no other corporate proceedings on the part of Seller are necessary to consummate the transactions so contemplated. Except for the approval of Seller Sub’s sole stockholder of this Agreement, the Subsidiary Merger Document and the transactions contemplated hereby and thereby, no other corporate proceedings on the part of Seller Sub are necessary to consummate the transactions so contemplated. Subject to the receipt of the regulatory

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10and other approvals described in this Agreement, this Agreement and the Merger Documents have been, or will be, duly and validly executed and delivered by Seller and Seller Sub, as applicable, and constitute, or will constitute upon execution and delivery thereof, valid and binding obligations of Seller and Seller Sub, as applicable, enforceable against Seller and Seller Sub, as applicable, in accordance with and subject to their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance and injunctive relief) is within the discretion of the court before which any proceeding may be brought.

(b) Except as set forth in Seller Disclosure Schedule 3.3(b), none of the execution and delivery of this Agreement and the Merger Documents by Seller or Seller Sub, as applicable, nor the consummation by Seller or Seller Sub of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, nor compliance by Seller or Seller Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of the articles of incorporation or bylaws (or comparable organizational documents) of Seller, Seller Sub or any other Subsidiary; (ii) assuming that the consents and approvals set forth in Section 3.3(c) below or listed in Seller Disclosure Schedule 3.3(b) are duly obtained, violate any (A) federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, order, policy, guideline or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law (collectively, “Law”) or (B) any judgment, order, writ, decree or injunction applicable to Seller or Seller Sub or any of their respective properties or assets; or (iii) assuming the consents and approvals set forth below or listed in Seller Disclosure Schedule 3.3(b) are obtained, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, require the payment of any termination or like fee, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Seller or the Subsidiaries under any of the terms, conditions or provisions of the Seller Agreements (as defined in Section 3.13 below) or any note, bond, mortgage, indenture, guarantee, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected.

(c) Except as set forth in Seller Disclosure Schedule 3.3(c) and for consents and approvals of or filings or effective registrations with or notices to the Secretary of State of the State of Mississippi, the MCB, the Securities and Exchange Commission (the “Commission”), other applicable state and federal securities commissions, agencies and other similar regulatory bodies (including NASDAQ, the Financial Industry Regulatory Authority (“FINRA”) and other industry self-regulatory organizations), the Federal Reserve Board (the “FRB”), the Federal Deposit Insurance Corporation (“FDIC”), the Department of Justice, the stockholders of Seller and Seller Sub and the Treasury Department (as to the redemption by Seller, or the purchase by Acquiror or one of its subsidiaries, of all of the issued and outstanding Seller CDCI Preferred Stock from the Treasury Department), no consents or approvals of or filings or effective registrations with or notices to any Governmental Entity or non-governmental third party are required on behalf of Seller or Seller Sub in connection with (i) the execution and delivery of this Agreement and the Merger Documents by Seller or Seller Sub, as applicable, (ii) the consummation by Seller of the Parent Merger and the other transactions contemplated hereby and by the Parent Merger Document, and (iii) the consummation by Seller Sub of the Subsidiary Merger and the other transactions contemplated hereby and by the Subsidiary Merger Document.

(d) Seller and Seller Sub have taken, or prior to the Closing will take, all action required to be taken by them in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium”, “investor protection”, “control share”, “fair price”, “greenmail”, “supermajority”, “affiliate transactions”, “business combination” or other state antitakeover Laws (collectively, “Takeover Laws”).

3.4 Financial Statements.

(a) Seller has previously delivered to Acquiror copies of the audited consolidated balance sheets of Seller as of December 31, 2011, 2010 and 2009 and the related consolidated statements of income, comprehensive

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income, changes in stockholders’ equity and cash flows for the years ended December 31, 2011, 2010 and 2009, respectively, in each case accompanied by the audit reports of BKD, LLP, independent public accountants, as well as the unaudited consolidated balance sheet of Seller as of September 30, 2012 and the related unaudited consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the three and nine months ended September 30, 2012. The consolidated balance sheets of Seller referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Seller to be delivered by Seller pursuant to Section 5.5 hereof, fairly present or will fairly present, as the case may be, in all material respects the consolidated financial condition of Seller as of the respective dates set forth therein, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, in all material respects the results of the consolidated operations, changes in stockholders’ equity and cash flows of Seller for the respective periods or as of the respective dates set forth therein (it being understood that Seller’s interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which were, at the time, in the opinion of Seller, necessary for a fair presentation of such financial statements).

(b) Each of the financial statements referred to in this Section 3.4 (including the related notes, where applicable) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and has been or will be, as the case may be, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied during the periods involved. The books and records of Seller and the Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

(c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of Section 3.4(a) or the notes thereto or immaterial liabilities incurred since September 30, 2012 in the ordinary course of business and consistent with past practice (none of which arises from breach of any contract or agreement, breach of warranty, tort, infringement, violation of any applicable Law or any litigation or other proceeding or is otherwise a “loss contingency” within the meaning of Accounting Standards Codification Topic 450, Contingencies), neither Seller nor any of the Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise and whether due or to become due, that is material to the business, result of operations, assets or financial condition of Seller and the Subsidiaries, taken individually or as a whole.

(d) Since December 31, 2009, (i) neither Seller nor any of its Subsidiaries nor, to the Knowledge of Seller, any director, officer, employee, auditor, accountant or representative of it or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Seller or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Seller or any of its Subsidiaries, whether or not employed by Seller or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Seller or any of its officers, directors, employees or agents to Seller’s board of directors or any committee thereof or to any of Seller’s directors or officers.

3.5 Absence of Certain Changes or Events. There has not been any adverse change in the business, results of operations, prospects, assets or financial condition of Seller and any of the Subsidiaries, taken individually or as a whole, since December 31, 2011, other than in connection with: (i) any change in banking or similar Laws of general applicability to banks or their holding companies or interpretations thereof by Governmental Entities; (ii) changes in GAAP that are generally applicable to the banking industry; (iii) reasonable expenses incurred in connection with the transactions contemplated hereby; and (iv) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

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3.6 Legal Proceedings. Except as set forth in Seller Disclosure Schedule 3.6, (i) neither Seller nor any of the Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Seller, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Seller or any of the Subsidiaries, other than routine litigation arising in the ordinary course of business which could not reasonably be expected to adversely affect the business, results of operations, prospects, assets or financial condition of Seller and Seller Sub, taken individually or as a whole, and (ii) neither Seller nor any of the Subsidiaries is a party to any judgment, order, writ, decree or injunction which adversely affects the business, results of operations, prospects, assets or financial condition of Seller and Seller Sub, taken individually or as a whole.

3.7 Taxes and Tax Returns.

(a) Each of Seller and the Subsidiaries has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements (“Returns”) required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined) and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and are set forth on Seller Disclosure Schedule 3.7(a)) and (ii) have not finally been determined. Seller and Seller Sub have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed or accrued, as applicable. Except as set forth in Seller Disclosure Schedule 3.7(a), (i) the federal income tax returns of Seller and the Subsidiaries have not been examined by the Internal Revenue Service (the “IRS”) (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Mississippi franchise tax returns of Seller and the Subsidiaries, as applicable, respectively, have not been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. All Returns filed (and until the Effective Time to be filed) are or will be, as applicable, complete and accurate in all respects. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted in writing for, Taxes or assessments upon Seller or any of the Subsidiaries, and no taxing authority has given written notice of the commencement of any audit, examination or deficiency action or made a claim in writing that Seller or any of the Subsidiaries is required to file a Return in such taxing authority’s jurisdiction. There is no currently outstanding waiver, extension or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns with respect to Seller or any of the Subsidiaries.

(b) Neither Seller nor any of the Subsidiaries (i) has requested any extension of time within which to file any Return which Return has not since been filed; (ii) is a party to any written or unwritten agreement, arrangement or understanding providing for the allocation or sharing of, or indemnification with respect to, Taxes; (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Seller or any of the Subsidiaries (nor does Seller or Seller Sub have any Knowledge that the IRS has proposed any such adjustment or change of accounting method); (iv) has been a “distributing corporation” or a “controlled corporation” in a transaction intended to qualify under Section 355(a) of the Code within the past five years; (v) has ever been a member of a consolidated, combined or unitary Tax group (other than a group of which Seller is or was the common parent) or has any liability for Taxes of any other entity under Treasury Regulation Section 1.1502-6 (or any similar provision of any Law); or (vi) has ever engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(c) For purposes of this Agreement, “Taxes” shall mean all taxes, charges, fees, levies or other assessments imposed by any taxing authority (domestic or foreign), including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

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(d) No liens for Taxes exist with respect to any of the assets or properties of Seller or any of the Subsidiaries, except for liens for Taxes not yet due and payable.

(e) Neither Seller nor any of the Subsidiaries is, or has been, an S-corporation within the meaning of Section 1361(a) of the Code.

(f) None of the assets of Seller or any of the Subsidiaries (i) is tax-exempt use property within the meaning of Section 168(h) of the Code, (ii) directly or indirectly secures any debt the interest on which is exempt under Section 103(a) of the Code or (iii) is property that is required to be treated as being owned by a person (other than Seller or the applicable Subsidiary) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately before the enactment of the Tax Reform Act of 1986.

(g) Neither Seller nor any of the Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that economically accrued in a taxable period ending on or before the Effective Time as a result of the installment method of accounting, the completed contract method of accounting, any method of reporting revenue from contracts which are required to be reported on the percentage of completion method (as defined in Section 460(b) of the Code) but that were reported using another method of accounting, or any other method of accounting.

(h) Neither Seller nor any of the Subsidiaries is a party to any contract or plan which, individually or collectively with respect to any person, which upon execution of this Agreement or otherwise, could give rise to the payment of any amount that would not be deductible by Seller or the applicable Subsidiaries by reason of Section 162(a)(1), 162(m) or 280G of the Code.

(i) Except as set forth in Seller Disclosure Schedule 3.7(i), neither Seller nor any of the Subsidiaries is a partner or a member of any partnership, joint venture or any other entity classified as a partnership for federal income tax purposes.

(j) Seller and the Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section  6662 of the Code.

3.8 Employee Benefit Plans.

(a) Each employee benefit plan, arrangement, or commitment of Seller or any of the Subsidiaries which is an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) is listed in Seller Disclosure Schedule 3.8(a) and each bonus, deferred compensation, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option plan or other equity compensation plan, employment or severance contract, vacation benefit, life insurance, health and other medical benefits, employee assistance, disability insurance, sick leave, post-employment and all other types of fringe and employee benefits, under which either the Seller or any of the Subsidiaries has had, has or possesses any existing or future liability that covers current or former officers or employees of Seller or any of the Subsidiaries (“Employees”) or current or former directors of Seller and any of the Subsidiaries, whether constituted as a plan, practice, arrangement or commitment, whether written or unwritten, whether qualified or non-qualified, and whether or not subject to ERISA, is listed in Seller Disclosure Schedule 3.8(a) (the “Seller Plans”). Seller has furnished to Acquiror true and complete copies or descriptions of each Seller Plan together, if applicable, with (i) all amendments, supplements, and funding and administrative policies related thereto; (ii) the most recent summary plan description for each such Seller Plan for which a summary plan description is required; (iii) any applicable trust agreement; (iv) the most recent actuarial and financial reports or audits; (v) the three most recent annual reports filed with any Governmental Entity, including all schedules and attachments thereto; (vi) the most recent determination letter or ruling issued by the IRS with

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respect to any Seller Plan that is intended to be qualified under Section 401(a) of the Code (“Qualified Seller Plan”) and a description of any open requests for rulings or letters that pertain to any such Qualified Seller Plan; (vii) all registration statements filed with the Commission with respect to any Seller Plan; and (viii) any material written communications to or from the IRS or any other Governmental Entity with respect to any Seller Plan.

(b) Except as disclosed in Seller Disclosure Schedule 3.8(b): (i) each Seller Plan has been operated in compliance with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental Laws, including but not limited to the Health Insurance Portability and Accountability Act of 1996, the Age Discrimination in Employment Act of 1967, the Family and Medical Leave Act of 1994, the Americans With Disabilities Act, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010; (ii) at all times after December 31, 2004, each Seller Plan that constitutes a plan of deferred compensation within the meaning of Section 409A of the Code has been operated in compliance in all material respects with the applicable provisions of Section 409A of the Code; (iii) each Qualified Seller Plan has received a favorable determination letter from the IRS or is entitled to rely upon a letter issued to a prototype sponsor covering all required Tax Law provisions or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code and, to Seller’s Knowledge, no fact or event has occurred since the date of such letter that could reasonably be expected to materially adversely affect the qualified status of any Qualified Seller Plan; (iv) all filings required by ERISA and the Code as to each Seller Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code, including notice by any Seller Plan grandfathered under the Patient Protection and Affordable Care Act have been timely provided; (v) no statement, either written or, to Seller’s Knowledge, oral, has been made by Seller or any of the Subsidiaries to any person with regard to any Seller Plan that was not in accordance with the Seller Plan or that could have a material adverse economic consequence to Acquiror; (vi) neither Seller nor any of the Subsidiaries has any liability to the IRS with respect to any Seller Plan, including any liability imposed by Chapter 43 of the Code, and no amount or any asset of any Seller Plan is subject to tax as unrelated business taxable income; (vii) as of the date hereof, there is no pending or, to Seller’s Knowledge, threatened claim, administrative proceeding or litigation relating to any Seller Plan except claims for benefits arising in the ordinary course of the administration of such plans; (viii) neither Seller nor any of the Subsidiaries has engaged in a transaction with respect to any Seller Plan subject to ERISA (an “ERISA Plan”) that could subject Seller or any of the Subsidiaries to a Tax or penalty imposed by either Section 4975 of the Code or Sections 502(i) and 4071 of ERISA; (ix) neither Seller nor any of the Subsidiaries has incurred a Tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA; (x) neither Seller nor any of its Subsidiaries has ever sponsored, maintained, or contributed to a plan, including any Seller Plan, which is a “defined benefit plan” within the meaning of Section 3(35) of ERISA or subject to Title IV of ERISA, and Seller has no Knowledge of any facts, circumstances, or reportable events that may give rise to any liability of Acquiror to the IRS or the Pension Benefit Guaranty Corporation under Title IV of ERISA; (xi) neither Seller nor any of the Subsidiaries has contributed to or been obligated to contribute to any “multi-employer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(c) All contributions required to be made by Seller or any of the Subsidiaries under the terms of any Seller Plan, as of the date hereof, have been timely made, and all obligations and liabilities under such Seller Plans that have accrued but are not due have been reflected in accordance with GAAP on their financial statements referred to in Section 3.4. No Seller Plan that is a Pension Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA, and neither Seller nor any of its Subsidiaries has an outstanding funding waiver. It is not reasonably anticipated that required minimum contributions to any Seller Plan that is a Pension Plan under Section 412 of the Code will be materially increased by application of Section 412(l) of the Code. Neither Seller nor any of the Subsidiaries has provided, or is required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code, and no such plan is or has been subject to any limitation on accelerated distributions or amendments under Section 436 of the Code.

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(d) Except as disclosed in Seller Disclosure Schedule 3.8(d), neither Seller nor Seller Sub has any obligation to provide medical, health, dental, vision, life insurance, or disability benefits under any Seller Plan for any period after the termination of employment, except as may be required by Section 4980B of the Code or Section 601 of ERISA. Seller and each of the Subsidiaries may amend or terminate any health or life benefit plan maintained by Seller or such Subsidiary at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

(e) There has been no amendment to, announcement by Seller or any of the Subsidiaries relating to, or change in employee participation or coverage under, any Seller Plan which would materially increase the expense of maintaining such Seller Plan above the level of the expense incurred therefor for the most recent fiscal year. Except as set forth on Seller Disclosure Schedule 3.8(e), neither the execution of this Agreement, approval of this Agreement by the stockholders of Seller or Seller Sub nor the consummation of the transactions contemplated hereby (individually or in conjunction with any other event) will (i) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits or increase in the amounts payable or result in any other material obligation pursuant to any Seller Plan; (ii) limit or restrict their right or, after the consummation of the transactions contemplated hereby, the right of Employer (as defined in Section 5.13(a)(1)) to merge, amend or terminate any Seller Plan; (iii) entitle any Employee to severance pay or any increase in severance pay upon any termination of employment after the date hereof; (iv) result in any payment under any Seller Plan which would not be deductible under Section 162(m) or Section 280G of the Code; or (vi) cause Seller or any of the Subsidiaries to record additional compensation expense on their income statements with respect to any outstanding stock option or other equity-based award.

(f) Except as set forth on Seller Disclosure Schedule 3.8(f), there are no outstanding compensatory equity awards, including, without limitation, any contracts or arrangements awarding stock options, stock appreciation rights, restricted stock, deferred stock, phantom stock or any other equity compensation to any employee, officer, director, consultant or other service provider of Seller or the Subsidiaries. With respect to the Seller Stock Options (i) the per share exercise price of all such options is equal to or greater than the fair market value (determined in accordance with Section 409A of the Code) of the underlying shares as of their effective grant date; and (ii) all such options were granted either on the date of approval by the compensation committee of Seller’s board of directors or at a later date specified by such compensation committee. All members of Seller’s compensation committee meet the independence standards and requirements of NASDAQ, the Commission and the IRS.

3.9 Regulatory Reports.

(a) Since January 1, 2009 Seller has filed or furnished on a timely basis with the Commission all final registration statements, prospectuses, annual, quarterly or current reports and definitive proxy statements or other communications (other than general advertising materials), forms, reports, schedules, statements or other documents required to be filed or furnished by it pursuant to the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the rules and regulations promulgated by the Commission (all such filed or furnished documents, together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Seller SEC Documents”). Seller has previously delivered or made available to Acquiror an accurate and complete copy of each such Seller SEC Document. As of their respective filing dates (and, in the case of registration statements and proxy statements, as of the dates of their effectiveness and the dates of mailing, respectively), except to the extent that any Seller SEC Document has been amended by a subsequently filed Seller SEC Document prior to the date hereof, in which case, as of the date of such amendment, each such final registration statement, prospectus, annual, quarterly or current report and proxy statement or other communication, form, report, schedule, statement or other document, as of its date, complied in all material respects with all applicable Laws (including, without limitation, the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act of 2002, as amended) and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided,

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that information as of a later date filed publicly shall be deemed to modify information as of an earlier date. To the Knowledge of Seller, there is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected, is so affecting or could reasonably be expected in the future to so affect, the business, financial condition, results of operations or prospects of Seller and Seller Sub, taken individually or as a whole, that is required to be disclosed under the 1933 Act or the 1934 Act but has not been disclosed in such final registration statement, prospectus, annual, quarterly or current reports and definitive proxy statement or other communications, forms, reports, schedules, statements or other documents. None of Seller’s Subsidiaries is required to file periodic reports with the Commission.

(b) Except as set forth in Seller Disclosure Schedule 3.9(b), since January 1, 2009, Seller and Seller Sub have duly filed all monthly, quarterly and annual reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with the MCB, the FDIC, the FRB and any other federal or state Governmental Entity having jurisdiction over Seller and/or Seller Sub, and have paid all fees and assessments due and payable in connection therewith. To the extent not prohibited by Law, Seller has delivered or made available to Acquiror accurate and complete copies of such reports, forms, correspondence, registrations and statements. Seller Disclosure Schedule 3.9 lists all examinations of Seller and Seller Sub conducted by the applicable bank regulatory authorities since January 1, 2007 and the dates of any responses submitted thereto. In connection with the most recent examinations of Seller or any of the Subsidiaries by the applicable bank regulatory authorities, neither Seller nor any of the Subsidiaries was required to correct or change any action, procedure or proceeding which Seller or the Seller Sub believes has not been now corrected or changed as required.

3.10 Seller Information. None of the information relating to Seller and the Subsidiaries to be provided by Seller or Seller Sub for use in the registration statement on Form S-4 (including the proxy statement/prospectus forming a part thereof) to be filed by Acquiror with the Commission in connection with the solicitation of the approval of this Agreement, the Parent Merger Document and the transactions contemplated hereby and thereby by the stockholders of Seller, as amended or supplemented (or on any successor or other appropriate schedule or form) (the “Registration Statement”), will, as of the date such Registration Statement is mailed to the stockholders of Seller and at the time of Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this representation shall not apply to any information in the Registration Statement supplied by Acquiror for use therein), provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.11 Compliance with Applicable Law.

(a) Each of Seller and the Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with Governmental Entities, that are required in order to permit it to carry on its business as it is presently being conducted and to own or lease its properties and assets; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the Knowledge of Seller, no suspension or cancellation of any of the same is threatened.

(b) Neither Seller nor any of the Subsidiaries is (i) in violation of (A) its respective articles of incorporation or bylaws (or comparable organizational documents) or any other governing instrument, or (B) any Law of any Governmental Entity or (ii) in default with respect to any judgment, order, writ, decree or injunction of any court or other Governmental Entity. Neither Seller nor any of the Subsidiaries has received any written notice from any Governmental Entity asserting that Seller or any of the Subsidiaries is in violation of any of the foregoing. Neither Seller nor any of the Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks issued by Governmental Entities), and neither of them has received any written communication requesting that it enter into any of the foregoing. Seller and Seller Sub are participants in the Treasury Department’s Community Development Capital Initiative.

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3.12 Deposit Insurance and Other Regulatory Matters. The deposit accounts of Seller Sub are insured by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended (the “FDIA”), and Seller Sub has paid when due all premiums and assessments required by the FDIA and the regulations thereunder. No action, suit or proceeding is pending or, to the Knowledge of Seller, has been threatened by the FDIC against Seller or Seller Sub with respect to the termination of such insurance.

3.13 Certain Contracts.

(a) Except as disclosed in Seller Disclosure Schedule 3.13(a), neither Seller nor any of the Subsidiaries is a party to, is bound or affected by, receives or is obligated to pay compensation or benefits under (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument relating to the borrowing of money by Seller or any of the Subsidiaries or the guarantee by Seller or any of the Subsidiaries of any obligation except for deposit liabilities, borrowings from the Federal Home Loan Bank and securities repurchase agreements entered into in the ordinary course of business; (ii) any contract, agreement or understanding with a labor union; (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller or any of the Subsidiaries upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding to which Seller or any of the Subsidiaries is a party or by which any of them is bound which limits the freedom of Seller or any of the Subsidiaries to compete in any line of business or with any person, or that involve any restriction of the geographic area in which, or method by which, they may carry on their business (other than as may be required by Law or any Governmental Entity); (v) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the FRB, the FDIC or any other regulatory agency; (vi) any joint venture, partnership or similar agreement, arrangement or understanding providing for the sharing of profits, losses, costs or liabilities by Seller or Seller Sub with any other person; or (vii) any other agreement, arrangement or understanding to which Seller or any of the Subsidiaries is a party and which is material to the business, results of operations, assets or financial condition of Seller and the Subsidiaries, taken individually or as a whole (excluding loan agreements or agreements relating to deposit accounts); in each of the foregoing cases whether written or oral (each such agreement listed, or required to be listed, in this Section 3.13(a) is referred to herein as a “Seller Agreement”). Neither Seller nor any of the Subsidiaries has any obligation to make any additional capital contributions with respect to any matter described in clause (v) of Seller Disclosure Schedule 3.13(a). Neither Seller nor any of the Subsidiaries is a party to any agreement, arrangement or commitment relating to the employment of a consultant or the employment, retirement, election or retention in office of any present or former director, officer or employee of Seller or Seller Sub (other than those which are terminable at will without any further amounts being payable thereunder as a result of termination by Seller or Seller Sub).

(b) Neither Seller nor any of the Subsidiaries is in default or, to the Knowledge of Seller, in non-compliance under any Seller Agreement, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance. Each Seller Agreement is legal, valid, binding and enforceable against Seller or, as applicable, any of the Subsidiaries and, to the Knowledge of Seller, the other parties thereto in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including specific performance and injunctive relief) is within the discretion of the court before which any proceeding may be brought. With respect to each Seller Agreement, such Seller Agreement is in full force and effect in accordance with its terms; all rents and other monetary amounts that may have become due and payable thereunder have been paid.

3.14 Properties and Insurance.

(a) All real property and material items of personal property owned by Seller or any of the Subsidiaries or presently used by either of them in their respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and Seller Sub in the ordinary course consistent with

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past practices. Seller and each of the Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Seller’s consolidated unaudited balance sheet as of September 30, 2012 or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2012), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated balance sheet or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated balance sheet; (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith; (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, results of operations, assets or financial condition of Seller and Seller Sub, taken individually or as a whole; and (iv) with respect to owned real property, (x) easements, rights-of-way, covenants, consents, restrictions, encroachments, variations and other restrictions, charges or encumbrances (whether recorded or not) that do not interfere materially with the ordinary course of Seller’s business or the business of any Subsidiary, (y) building restrictions, zoning laws and other Laws, now or at any time hereafter adopted by any Governmental Entity having jurisdiction that do not materially interfere with the ordinary course of Seller’s or Seller Sub’s business, or (z) title imperfections noted in title reports delivered to Acquiror prior to the date hereof. Seller and each of the Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all respects as presently occupied, used, possessed and controlled by Seller and such Subsidiaries. Seller Disclosure Schedule 3.14(a) sets forth an accurate listing of each lease pursuant to which Seller or any of the Subsidiaries acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same. Neither Seller nor any of the Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

(b) Seller Disclosure Schedule 3.14(b) sets forth a list of all policies of fire, theft, public liability, business interruption and other insurance (including, without limitation, fidelity bonds insurance) maintained by Seller and the Subsidiaries at the date thereof. The business operations and all insurable properties and assets of Seller and the Subsidiaries are insured for their benefit against all risks (including flood) which, to the Knowledge of Seller, should be insured against, in each case, under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are, to the Knowledge of Seller, adequate for the business engaged in by Seller and such Subsidiaries. As of the date hereof, neither Seller nor any of the Subsidiaries has received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed, and all material claims thereunder have been or will be filed in a timely fashion.

(c) The sole assets of First M&F Statutory Trust I are all of the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2036 authorized and issued by Seller pursuant to the Indenture.

3.15 Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meaning:

“Environmental Law” means any Law, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (1) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term “Environmental Law” includes (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq.; the Emergency Planning

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and Community Right to Know Act, 42 U.S.C. Section 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; and all comparable state and local Laws, and (2) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

“Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include, without limitation, petroleum (including crude oil or any fraction thereof), friable asbestos, radioactive material and polychlorinated biphenyls, provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Substance” shall not mean or include any of such naturally occurring in any ambient air, surface water, ground water, land surface or surface strata.

“Loan Portfolio Properties and Other Properties Owned” means those properties owned, leased or operated by a person or its subsidiaries or those properties which serve as collateral for loans owned by a person or its subsidiaries.

(a) Except as set forth on Seller Disclosure Schedule 3.15, to the Knowledge of Seller, neither Seller nor any of the Subsidiaries has been or is in violation of or liable under any Environmental Law.

(b) Except as set forth on Seller Disclosure Schedule 3.15, none of the Loan Portfolio Properties and Other Properties Owned by Seller or Seller Sub, to the Knowledge of the Seller, has been or is in violation of or is liable under any Environmental Law.

(c) Except as set forth on Seller Disclosure Schedule 3.15, there are no actions, suits, demands, written notices, claims, investigations or proceedings pending or, or to the Knowledge of Seller threatened, relating to the Loan Portfolio Properties and Other Properties Owned by Seller or Seller Sub under any Environmental Law, including any notices, demand letters or written requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

3.16 Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on Seller’s consolidated balance sheets included in the consolidated financial statements referred to in Section 3.4 hereof was, at the time recorded, or will be in the case of subsequently delivered financial statements, as the case may be, adequate in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated balance sheets included in the consolidated financial statements referred to in Section 3.4 hereof was, at the time recorded, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by GAAP.

3.17 Minute Books. Since January 1, 2007, the minute books, including any attachments thereto, of Seller and the Subsidiaries contain complete and accurate records in all material respects of all meetings and other material corporate action held or taken by their respective boards of directors or comparable governing bodies (including committees thereof) and stockholders, members or trustees, as applicable.

3.18 Affiliate Transactions. Except for (i) deposit agreements entered into in the ordinary course of business with customers of Seller Sub; (ii) loans covered by the second sentence of Section 3.23(a); and (iii) obligations under employee benefit plans set forth on Seller Disclosure Schedule 3.8(a) and except as specifically contemplated by this Agreement, since January 1, 2007, neither Seller nor any of the Subsidiaries has engaged in or agreed to engage in (whether in writing or orally) any transaction with any “affiliate,” as such term is defined in Rule 405 under the 1933 Act.

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3.19 Internal Controls; Disclosure Controls. Seller and the Subsidiaries have maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management’s general or specific authorizations, (ii) all transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to Seller’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences. To the extent required, Seller and the Subsidiaries have devised and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act) effective for ensuring that information Seller is required to disclose in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

3.20 Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts (including commitments to sell mortgage loans) and other similar risk management arrangements (collectively, the “Risk Management Instruments”), whether entered into for Seller’s own account or for the account of one or more of Seller Sub or its customers, were entered into, to the Knowledge of Seller, (i) in accordance with all applicable Laws and (ii) with counterparties financially responsible at the time; and each of the Risk Management Instruments constitutes the valid and legally binding obligation of Seller or Seller Sub, enforceable in accordance with the terms of such Risk Management Instrument (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including specific performance and injunctive relief) is within the discretion of the court before which any proceeding may be brought), and is in full force and effect. Seller and Seller Sub have duly performed in all respects all of their material obligations under Risk Management Instruments to the extent such obligations to perform have accrued; and there are no breaches, violations or defaults, or allegations or assertions thereof by any party thereunder. Without limiting the generality of the foregoing, as of the date hereof no events or circumstances have occurred, or are reasonably likely to occur prior to the Effective Time, that would require Seller or Seller Sub to repurchase any mortgage loans sold to secondary market investors, nor has any such investor made any assertion to that effect.

3.21 Fairness Opinion. As of the date of this Agreement, Seller has received the written opinion, dated the date of this Agreement, of its financial advisor, Keefe, Bruyette & Woods, Inc., to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of Seller Common Stock. Seller has furnished an accurate and complete copy of such opinion to Acquiror.

3.22 Broker Fees. Except as set forth in Seller Disclosure Schedule 3.22, neither Seller nor any of the Subsidiaries nor any of their respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant’s, broker’s or finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement.

3.23 Loans.

(a) All of the loans and other evidences of indebtedness (including commitments to extend credit) on the books of Seller and Seller Sub in the original principal amount of $25,000 and above are, to the Knowledge of Seller, and to the extent a failure to comply could not, alone or with any other failure, have a Seller Material Adverse Effect, valid and properly documented in all material respects and were solicited and originated in the ordinary course of business, and the security therefor, if any, is valid and properly perfected in all respects, and no collateral has been released from the lien granted to Seller and Seller Sub with respect to any such loans unless approved by Seller and Seller Sub and documented in their files. All loans and extensions of credit that have been made by Seller Sub that are subject to Section 22(h) of the Federal Reserve Act, as amended, and Regulation O (12 C.F.R. Part 215) promulgated thereunder comply therewith. Neither the terms of such loans nor any of the loan documentation nor the manner in which such loans have been originated, administered and serviced nor Seller’s procedures and practices of approving or rejecting loan applications, to the Knowledge of Seller, violates in any material respect any Law applicable thereto. Seller and Seller Sub have full power and authority to hold such loans and have good

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and valid title to all such loans, free and clear of any liens, and the principal balance of each such loan as shown on the books and records of Seller and Seller Sub is true and correct as of the last date shown thereon. Seller and Seller Sub have complied in all material respects with all of their obligations under such loans as to which compliance is required as of the Effective Time; and to the Knowledge of Seller, each such loan is enforceable against the obligor(s) thereunder in accordance with its terms, in each such case subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (or the enforcement of the rights of creditors of FDIC-insured institutions in particular), and except that the availability of equitable remedies (including specific performance and injunctive relief) is within the discretion of the court before which any proceeding may be brought. All such loans will continue in full force and effect immediately after the Effective Time, other than any loans that are paid or otherwise satisfied in full after the date hereof and prior to the Effective Time. For purposes of this Section 3.23, the term “loans” includes, without limitation, the documents relating in any way to such loans, including, without limitation, loan applications, notes, security agreements, deeds of trust, appraisals, credit reports, disclosures, titles to collateral, verifications (including employment verification, deposit verification, etc.), mortgages, loan agreements, including building and loan agreements, guarantees, pledge agreements, financing statements, intercreditor agreements, participation agreements, sureties and insurance policies (including title insurance policies) and all modifications, waivers and consents relating to any of the foregoing.

(b) Except as set forth in Seller Disclosure Schedule 3.23(b), none of the agreements pursuant to which Seller or any of its Subsidiaries has sold loans or pools of loans or participations in loans or pools of loans contains any obligations to repurchase such loans or interests therein.

3.24 Investment Securities. Except for securities pledged for reverse repurchase agreements, interest rate swap, cap and floor contracts or pledged to secure public trust funds, none of the investments reflected in the audited consolidated balance sheet of Seller as of December 31, 2011 under the heading “Securities available for sale,” and none of the investments by Seller and the Subsidiaries since December 31, 2011, and none of the assets reflected in the audited consolidated balance sheet of Seller as of December 31, 2011 or in any unaudited consolidated balance sheet of Seller furnished to Acquiror after December 31, 2011 under the heading “Cash and due from banks” is subject to any restriction, whether contractual or statutory, that impairs the ability of Seller or any of the Subsidiaries freely to dispose of such investment at any time. With respect to all repurchase agreements of which Seller or any of the Subsidiaries is a party, Seller or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing each such repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby under such agreement.

3.25 Employees; Compensation.

(a) Seller has provided a complete and correct list of the name, date of birth, hire date, adjusted hire date, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of (i) each director and employee of Seller and each Subsidiary, (ii) each independent contractor, consultant and agent of Seller and each Subsidiary who has received or is entitled to payments and/or benefits of $25,000 or more on an annual basis during fiscal year 2012 or who is proposed to receive or be entitled to payments and/or benefits of $25,000 or more on an annual basis during fiscal year 2013, and (iii) each other person to whom Seller or any of the Subsidiaries pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

(b) Except as set forth in Seller Disclosure Schedule 3.25, to Seller’s Knowledge, and except to the extent a failure to comply could not, alone or with any other failure, have a Seller Material Adverse Effect, (i) each of Seller and the Subsidiaries is and has been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including any Law relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees; and (ii) neither Seller nor any of the

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Subsidiaries is or has engaged in any unfair labor practices. Additionally, there are no strikes, slowdowns or work stoppages pending or, to the Knowledge of Seller, threatened with respect to the Employees; there is no representation claim or petition or complaint pending before the National Labor Relations Board or any state or local labor agency and, to the Knowledge of the Seller, no question concerning representation has been raised or threatened respecting the Employees; to the Knowledge of the Seller, no charges with respect to or relating to Seller’s business are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, which could reasonably be expected to have a Seller Material Adverse Effect; and to the Knowledge of Seller, neither Seller nor any of the Subsidiaries has any obligations under any federal, state, or local government contract, although Seller is a government contractor pursuant to Executive Order 11246.

(c) Neither the Company nor any of the Subsidiaries has any direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than a “common law employee,” or with respect to any person leased from another employer.

3.26 Tax and Regulatory Matters. Neither Seller nor any of the Subsidiaries has taken or agreed to take any action which would or could reasonably be expected to (i) cause the Parent Merger not to constitute a reorganization under Section 368 of the Code or (ii) materially impede or delay receipt of any unqualified consents of regulatory authorities referred to in Section 5.7 or result in failure of the condition in Section 7.1(c). No Seller Common Stock has been or will be acquired by Seller Sub prior to and in connection with the Mergers. Neither Seller nor any of the Subsidiaries has ever made or been required to make an election under Section 338 of the Code.

3.27 Intellectual Property.

(a) Seller Disclosure Schedule 3.27 contains a complete and accurate list of all of Seller and each Subsidiary’s material U.S. and foreign (i) trademark or service mark registrations and applications, (ii) copyright registrations and applications, and (iii) Internet domain names. Neither Seller nor any of the Subsidiaries owns any patents or patent applications. Seller or the applicable Subsidiary owns or has the valid right to use, in each case free and clear of all material liens, all applications, trademarks, service marks, trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined below), technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, licenses, agreements and all other material proprietary rights (collectively, the “Intellectual Property”) used in the business of Seller and such Subsidiary as it currently is conducted. “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting and content contained on any owned or operated Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing. The ownership or right to use such Intellectual Property or Software of Seller or the applicable Subsidiary (i) has not been challenged in any prior litigation to which Seller or such Subsidiary was a party, (ii) is not being challenged in any pending litigation to which Seller or such Subsidiary is a party and (iii) to the Knowledge of Seller, is not the subject of any threatened or proposed litigation. Provided that the required consents and prior notices described on Seller Disclosure Schedule 3.27(a) are obtained or given (as the case may be), the consummation of the transactions contemplated hereby will not result in the loss or impairment of any such Intellectual Property (other than goodwill associated with Seller or Seller Sub) or Software of Seller or any of the Subsidiaries.

(b) Except as set forth in Seller Disclosure Schedule 3.27(b), the conduct of the business of Seller and each of the Subsidiaries as currently conducted does not, in any material respect, infringe upon (either directly or indirectly, such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate any Intellectual Property owned and controlled by any third party.

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(c) To the Knowledge of Seller, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by or licensed to or by Seller or any of the Subsidiaries, and no such claims have been made against a third party by Seller or any of the Subsidiaries.

(d) Each item of Software which is used by Seller or any of the Subsidiaries in connection with the operation of their businesses as currently conducted is either (i) owned by Seller or the applicable Subsidiary, (ii) currently in the public domain or otherwise available to Seller without the need of a license, lease or consent of any third party, or (iii) used under rights granted to Seller or such Subsidiary pursuant to a written agreement, license or lease from a third party.

3.28 Regulatory Capital; Community Reinvestment Compliance. Seller Sub is, and on the Closing Date, Seller Sub will be, “well capitalized” as such term is defined in the rules and regulations promulgated by the FDIC, and on the date hereof, Seller is, and on the Closing Date, Seller will be, “well capitalized as such term is defined in the rules and regulations promulgated by the FRB. Seller Sub is in compliance with all applicable provisions of the Community Reinvestment Act of 1977, as amended (the “CRA”), and has received a CRA rating of “Satisfactory” in its most recent exam under the CRA. Seller has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in Seller or Seller Sub failing to be “well-capitalized” or having its current CRA rating lowered within the next 12 months.

3.29 Trust Business. Except as set forth in Seller Disclosure Schedule 3.29, each of Seller and its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the applicable governing documents and applicable laws and regulations, except for instances of noncompliance that have not had a Seller Material Adverse Effect.

3.30 Broker-Dealer and Investment Advisory Matters.

(a) Each of Seller and its Subsidiaries and each of their respective officers and employees who are required to be registered, licensed or qualified as (i) a broker-dealer (each a “Broker-Dealer Entity”), investment adviser (each an “RIA Entity”), futures commission merchant, municipal securities dealer or (ii) a registered principal, registered representative, agent, salesperson or investment adviser representative with the Commission or any securities or insurance commission or other Governmental Entity are duly registered as such, and such registrations are in full force and effect, or are in the process of being registered as such within the time periods required by applicable law. Each of Seller and its Subsidiaries and, to the Knowledge of Seller, each of their respective officers and employees are in compliance with all applicable laws requiring any such registration, licensing or qualification, and are not subject to any liability or disability by reason of failure to be so registered, licensed or qualified, in each case, in all material respects. Neither Seller nor any of its Subsidiaries has received any notice of proceedings, except for examinations conducted in the regular course of Seller’s and its Subsidiaries’ business, which are outstanding and unresolved relating to the revocation or modification of any such registrations, licenses or qualifications.

(b) Each Broker-Dealer Entity (i) is subject to the provisions of Regulation T of the FRB, (ii) maintains procedures and internal controls reasonably designed to ensure that such Broker-Dealer Entity does not extend or maintain credit to or for its customers other than in accordance with the provisions of Regulation T, and (iii) members of each such Broker-Dealer Entity regularly supervise its activities and the activities of its members, employees and independent contractors to ensure that such Broker-Dealer Entity does not extend or maintain credit to or for its customers other than in accordance with the provisions of Regulation T, except for occasional inadvertent failures to comply with Regulation T in connection with transactions which are not, individually or in the aggregate, material either in number or amount.

(c) Each Broker-Dealer Entity is a member in good standing of the FINRA or any other self-regulatory body which succeeds to the functions of FINRA.

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(d) Each of Seller and its Subsidiaries and, to the Knowledge of Seller, their respective solicitors, third party administrators, managers, brokers and distributors, have marketed, sold and issued investment products and securities in accordance with all applicable Laws governing sales processes and practices in all material respects.

(e) The information contained in the currently effective Forms ADV and BD as filed with the Commission by each Broker-Dealer Entity was complete and accurate in all material respects as of the date hereof.

(f) None of Seller nor any of its Subsidiaries is, or provide any investment management or investment advisory or sub-advisory services to any person or entity that is registered as, an Investment Company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Each of Seller and its Subsidiaries is, and has been since January 1, 2009, in compliance with each investment advisory contract to which it is a party. The accounts of each investment advisory client of Seller or any of its Subsidiaries subject to ERISA have been managed by Seller or its applicable Subsidiary in compliance with the applicable requirements of ERISA.

(g) Each RIA Entity has implemented written policies and procedures as required by applicable law, which have been previously disclosed to Acquiror and is, and since January 1, 2009 has been, in compliance in all material respects with such policies and procedures.

(h) Except as disclosed on Forms ADV or BD filed with the Commission prior to the date of this Agreement, none of Seller, any of its Subsidiaries nor to the Knowledge of Seller any of their directors, officers, employees, “associated persons” (as defined in the 1934 Act) or “affiliated persons” (as defined in the Investment Company Act) (i) has been the subject of any inquiry, investigation, review or disciplinary proceedings or orders of any Governmental Entity arising under applicable Laws which would be required to be disclosed on Forms ADV or BD; provided, that routine regulatory investigations and examinations and routine customer complaints and arbitration shall not be construed as or deemed to be any inquiry, investigation, review or disciplinary proceedings for the purpose of this sentence, (ii) has been permanently enjoined by the order of any Governmental Entity from engaging or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security, or (iii) is or has been ineligible to serve as an investment adviser under the Investment Advisers Act of 1940, as amended, or as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the 1934 Act (including being subject to any “statutory disqualification” as defined in Section 3(a)(39) of the 1934 Act) or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act.

3.31 No Existing Discussions. As of the date hereof, neither Seller nor Seller Sub is engaged, directly or indirectly, in any negotiations or discussions with any other person with respect to an Acquisition Transaction (as defined below).

3.32 Material Contracts. Neither Seller nor Seller Sub is in default under any contract filed as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2011, or its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, or September 30, 2012, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

3.33 NASDAQ. Seller is in compliance in all material respects with the rules, regulations and policies of NASDAQ applicable to Seller.

3.34 Certain Business Practices. Neither Seller nor any of the Subsidiaries, and, to the Knowledge of Seller, no director, officer, agent or employee of Seller or any of the Subsidiaries, has on behalf of Seller or any of the Subsidiaries (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

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3.35 Continuity of Business Enterprise. Seller operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

3.36 Seller Insurance Companies.

(a) As used herein, the term “Statutory Statements” means the statutory financial statements of First M&F Insurance Company, Inc. (“Seller Insurance Company”) as filed with the insurance regulatory authority of the Seller Insurance Company’s jurisdiction of domicile (the “Domiciliary Jurisdiction”). The Statutory Statements (i) were prepared in accordance with the accounting practices and procedures required, permitted or then in effect by the Domiciliary Jurisdiction, applied on a consistent basis during the period presented (“SAP”), (ii) present fairly in all material respects the statutory financial position of each Seller Insurance Company at the respective dates thereof and the statutory results of operations, capital and surplus and cash flows of each Seller Insurance Company for the respective periods then ended, (iii) comply in all material respects with all applicable Laws when filed, and no deficiency has been asserted with respect to any Statutory Statement by any state insurance department or other Governmental Entity, and (iv) were filed with or submitted to the Domiciliary Jurisdiction, in each case, in a timely manner on forms prescribed or permitted by the Domiciliary Jurisdiction. No material deficiency exists that has not otherwise been cured or satisfied which has been asserted by any state insurance department or other Governmental Entity with respect to any of annual Statutory Statement or quarterly Statutory Statement. All assets that are reflected as admitted assets on the Statutory Statements, to the extent applicable, comply in all material respects with all Laws applicable to admitted assets and are in an amount at least equal to the minimum amounts required by applicable insurance Laws. Complete and correct copies of all financial examination reports, market conduct reports and other examination reports of state insurance departments issued on years ending on or after December 31, 2009 have been provided to Acquiror prior to the date of this Agreement.

(b) The Seller Insurance Companies do not conduct any business nor underwrite insurance or reinsurance in any alien jurisdiction that requires any license or approval for such business to be conducted. No insurance regulator in any state has notified a Seller Insurance Company that it is commercially domiciled in any jurisdiction, and there are no facts that would result in a Seller Insurance Company being commercially domiciled in any state.

(c) (i) All policy forms issued by the Seller Insurance Companies, and all policies, binders, slips, certificates and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) and all amendments, applications, brochures, illustrations and certificates pertaining thereto, and any and all marketing materials, are, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities or which have, where required by applicable Law, been approved by any applicable state insurance department or other Governmental Entities or filed with and not objected to (or such objection has been withdrawn or resolved) by such state insurance department or other Governmental Entities within the period provided by applicable Law for objection, and all such forms comply in all material respects with, and have been administered in all material respects in accordance with, applicable Law, and (ii) all premium rates established by the Seller Insurance Companies that are required to be filed with or approved by any state insurance department or other Governmental Entities have been so filed or approved, the premiums charged conform to the premium rating plans and underwriting methodologies so filed or approved and comply (or complied at the relevant time) in all material respects with all applicable anti-discrimination laws, federal or state, and all applicable insurance Laws.

(d) Without limiting the generality of Section 3.11, each Seller Insurance Company is, where required, (i) duly licensed or authorized as an insurance company or reinsurer in the Domiciliary Jurisdiction, and (ii) except as would not reasonably be expected, individually or in the aggregate, to have a Seller Material Adverse Effect, duly licensed or authorized as an insurance company and, where applicable, a reinsurer, in each

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other jurisdiction where it is required to be so licensed or authorized. Each Seller Insurance Company and its affiliates have made all required notices, submissions, reports or other filings under applicable insurance holding company statutes, and all contracts, agreements, arrangements and transactions in effect between such Seller Insurance Company and any affiliate are in material compliance with the requirements of all applicable insurance holding company statutes. Each Seller Insurance Company has marketed, administered, sold and issued insurance products in compliance with all applicable Laws in all material respects, including without limitation (i) all applicable prohibitions against withdrawal of business lines and “redlining,” (ii) all applicable requirements relating to the disclosure of the nature of insurance products and policies, (iii) all applicable requirements relating to insurance product projections and illustrations, (iv) suitability requirements and (v) all applicable requirements relating to the advertising, sales and marketing of insurance products (including licensing and appointments). No proceeding or customer complaint has been filed with the insurance regulatory authorities which could reasonably be expected to lead to the revocation, failure to renew, limitation, suspension or restriction of any such license or authorization.

(e) Neither Seller Insurance Company nor any of their affiliates have engaged in, or colluded with or assisted any other persons with, the paying of contingent commissions to steer business to them or colluded with brokers or agents to “rig bids” or submit false quotes to customers.

(f) There are no unpaid claims and assessments against the Seller Insurance Companies, whether or not due, by any state insurance guaranty association (in connection with that association’s fund relating to insolvent insurers), joint underwriting association, residual market facility or assigned risk pool. No such claim or assessment is pending, the Seller Insurance Companies have not received notice of any such claim or assessment, and, to the Knowledge of Seller, there is no basis for the assertion of any such claim or assessment against the Seller Insurance Companies by any state insurance guaranty association, joint underwriting association, residual market facility or assigned risk pool.

(g) Seller has provided Acquiror with a list of any investment assets (whether or not required by GAAP or SAP to be reflected on a balance sheet), including, without limitation, bonds, notes, debentures, mortgage loans, real estate, collateral loans, derivatives and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives and all other assets acquired for investment purposes that are beneficially owned by the Seller Insurance Companies as of December 31, 2012 (such investment assets, together with all investment assets acquired by the Seller Insurance Companies between December 31, 2012 and the Closing Date are referred to herein as the “Investment Assets”) . Each Seller Insurance Company has good and marketable title to all of the Investment Assets it purports to own, free and clear of all encumbrances. None of the Investment Assets is in default in the payment of principal or interest or dividends and, to the Knowledge of Seller, there has occurred no event which (whether with notice or lapse of time or both) will result in a default under, or cause the permanent impairment of, any of the Investment Assets. All of the Investment Assets comply with, and the acquisition thereof complied with, any and all investment restrictions under applicable Law in all material respects.

(h)(i) Seller has provided Acquiror a complete and correct list of all reinsurance, coinsurance or retrocession treaties, agreements, slips, binders, cover notes or other arrangements of any kind (each, a “Reinsurance Agreement”) in effect as of the date of this Agreement to which each Seller Insurance Company is a party as a cedent and any terminated or expired treaty or agreement under which there remains any outstanding liability.

(ii)

Each Reinsurance Agreement is a valid and legally binding agreement of the applicable Seller Insurance Company, and, to the Knowledge of Seller, the counterparty or counterparties thereto, is enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance and injunctive relief) is within the discretion of the court before which any proceeding may be brought) and is in full force and effect. The applicable Seller Insurance Company has duly

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performed all material obligations required to be performed by it prior to the date hereof under each such Reinsurance Agreement. Neither Seller Insurance Company nor, to the Knowledge of Seller, any counterparty or counterparties, is in breach of any provision of any such Reinsurance Agreement. No event or condition exists that constitutes, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of a Seller Insurance Company under any such Reinsurance Agreement or provide any party thereto with the right to terminate such contract. Since December 31, 2011, (A) the Seller Insurance Companies have not received any notice from any applicable reinsurer that any amount of reinsurance ceded by a Seller Insurance Company will be uncollectible or otherwise defaulted upon, (B) to the Knowledge of Seller, none of the reinsurers of the Seller Insurance Companies is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (C) to the Knowledge of Seller, the financial condition of any such reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, (D) no notice of intended cancellation has been received by the Seller Insurance Companies from any such reinsurer, (E) there are no disputes under any Reinsurance Agreement and (F) each Seller Insurance Company is entitled under the law of the Domiciliary Jurisdiction to take full credit in its Statutory Statements for all amounts recoverable by it pursuant to any Reinsurance Agreement, and all such amounts recoverable have been properly recorded in its books and records of account and are properly reflected in its Statutory Statements. No such Reinsurance Agreement contains any provision providing that any such party thereto (other than a Seller Insurance Company) may terminate, cancel, or commute the same by reason of the consummation of the Merger.

(iii)	With respect to any such Reinsurance Agreement for which a Seller Insurance Company is taking credit on its most recent statutory financial statements or has taken credit on any Statutory Statements from and after December 31, 2011, (A) there has been no separate written or oral agreements between Seller and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Reinsurance Agreement, other than inuring contracts that are explicitly defined in any such Reinsurance Agreement, (B) for each such Reinsurance Agreement entered into, renewed, or amended on or after December 31, 2011, for which risk transfer is not reasonably considered to be self-evident, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment, as required by SSAP No. 62, is available for review by the state insurance department of the Domiciliary Jurisdiction of such Seller Insurance Company, (C) such Seller Insurance Company complies and has complied from and after December 31, 2011 in all material respects with all of the requirements set forth in SSAP No. 62 and (D) such Seller Insurance Company has and has had from and after December 31, 2011 appropriate controls in place to monitor the use of reinsurance and comply with the provisions of SSAP No. 62.

(i) Complete and correct copies of all analyses, reports and other data prepared by or on behalf of the Seller Insurance Companies or submitted to any state insurance department or other Governmental Entity relating to risk-based capital calculations or Insurance Regulatory Information System ratios have been provided to Company prior to the date of this Agreement.

(j) The loss reserves and other actuarial amounts of each Seller Insurance Company contained in its Statutory Statements: (i) were determined in accordance with generally accepted actuarial standards consistently applied (except as otherwise noted in such financial statements), (ii) were fairly stated in all material respects in accordance with sound actuarial principles, (iii) in all material respects satisfied all applicable Laws and have been computed on the basis of methodologies consistent with those used in computing the corresponding reserves in the prior fiscal years, except as otherwise noted in the financial statements and notes thereto included in such Statutory Statements, and (iv) include provisions for all actuarial reserves and related items which ought to be established in accordance with applicable Law and regulations and in accordance with prudent insurance practices generally followed in the insurance industry. To the Knowledge of Seller, no facts or circumstances exist which would necessitate any adverse change in the statutorily required reserves or reserves above those

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reflected in the most recent balance sheet. Complete and correct copies of all reports and opinions of independent actuaries relating to the reserves of Seller as of any date since December 31, 2011, including all attachments, addenda, supplements and modifications thereto, have been provided to Seller prior to the date of this Agreement. The information and data furnished by each Seller Insurance Company to its independent actuaries in connection with the preparation of each such report and opinion were accurate in all material respects. Each such report and opinion was based upon an accurate inventory of such Seller Insurance Company’s policies in force at the relevant time of preparation.

(k) All benefits claimed by, or paid, payable, or credited to, any person under any Insurance Contract have in all material respects been paid or credited (or provision as required under SAP for payment thereof has been made) in accordance with the terms of the applicable Insurance Contract under which they arose and such payments, credits or provisions were not delinquent and were paid or credited (or will be paid or credited) without fines or penalties.

3.37 Full Disclosure. No representation or warranty of the Seller contained in this Agreement, the Seller Disclosure Schedule or in any agreement, document or certificate delivered by Seller or Seller Sub to Acquiror pursuant to this Agreement (i) contains or at the Closing will contain any untrue statement of a material fact or (ii) omits or at the Closing will omit to state a material fact necessary to make the statements herein or therein, as applicable, in light of the circumstances under which such statements were or will be made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB

Acquiror and Acquiror Sub, jointly and severally, represent and warrant as of the date hereof to Seller and Seller Sub as set forth in this Article IV, except as set forth in the disclosure schedule provided to Seller herewith (the “Acquiror Disclosure Schedule”). The Acquiror Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article IV. Nothing in a section of the Acquiror Disclosure Schedule referenced in a representation or warranty shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Acquiror Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The phrase “provided to Seller”, “delivered to Seller” or “made available to Seller” or any phrase of similar import means that Acquiror or Acquiror Sub has delivered, provided access to or made certain items available for review and copying, or that such items are available on www.sec.gov, to Seller, Seller Sub or their counsel. For purposes of this Article IV, the phrase “to the Knowledge of Acquiror” or any phrase of similar import shall be deemed to refer to the actual knowledge of the senior executive officers of Acquiror and Acquiror Sub (i.e., the senior vice president level and up) after reasonable investigation.

4.1 Corporate Organization.

(a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. Acquiror has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have an Acquiror Material Adverse Effect. The term “Acquiror Material Adverse Effect” shall mean a material adverse effect on the business, results of operations, assets or financial condition of Acquiror and Acquiror Sub and their subsidiaries, taken individually or as a whole, other than (i) the impact of actions or omissions of Acquiror or Acquiror Sub taken with the prior written consent of

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Seller in contemplation of the transactions contemplated by this Agreement; (ii) changes in Laws or interpretations thereof that are generally applicable to the banking industry; (iii) changes in generally accepted accounting principles; (iv) expenses incurred in connection with this Agreement and the Mergers including payments to be made pursuant to employment and severance agreements and the termination of other benefit plans; (v) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions including changes in interest rates; (vi) the impact resulting from changes to domestic or international political conditions or the occurrence of an act of God, terrorism, war or other major hostility; or (vii) changes attributable to or resulting from conditions affecting the United States economy as a whole. Acquiror is registered as a bank holding company under the Bank Holding Act of 1956, as amended. Acquiror has furnished to Seller true and complete copies of the articles of incorporation and bylaws (or comparable organizational documents) of Acquiror and Acquiror Sub as in effect on the date hereof.

(b) Acquiror Sub is duly organized, validly existing and in good standing under the laws of the State of Mississippi. Acquiror Sub has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have an Acquiror Material Adverse Effect.

(c) Each of Acquiror’s subsidiaries (other than Acquiror Sub, which is addressed in Section 4.1(b)), is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of such subsidiaries has the corporate, limited liability company or trust power and authority, as applicable, to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have an Acquiror Material Adverse Effect.

4.2 Capitalization. The authorized capital stock of Acquiror consists of 75,000,000 shares of the Acquiror Common Stock, of which 26,715,797 shares are issued, 25,181,668 shares are outstanding and 1,534,129 shares are held in treasury as of the date hereof, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding on the date hereof. The authorized capital stock of Acquiror Sub consists of 772,822 shares of Acquiror Sub Common Stock, all of which are issued and outstanding. Except as set forth in Acquiror Disclosure Schedule 4.2, all of the outstanding shares of capital stock of Acquiror Sub are owned by Acquiror free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. Except for stock options issued under Acquiror’s long-term incentive compensation plan (and any stock options issued under any similar plan assumed by Acquiror in connection with prior business combination transactions), neither Acquiror nor Acquiror Sub nor any of the other subsidiaries of either, has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of Acquiror Capital Stock or shares of the capital stock of Acquiror Sub or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Acquiror stockholders may vote, nor any subordinated debt securities, are outstanding

4.3 Authority; No Violation.

(a) Subject to the approval of this Agreement and the Merger Documents, as applicable, and the transactions contemplated hereby and thereby by the stockholders of Acquiror and Acquiror Sub, Acquiror and Acquiror Sub have all requisite corporate power and authority to execute and deliver this Agreement and the Merger Documents, as applicable, and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Merger Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by

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the unanimous vote of the board of directors of Acquiror and Acquiror Sub, as applicable. Except for the approval of Acquiror’s stockholders of this Agreement and the Parent Merger Document and the transactions contemplated hereby and thereby, no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to consummate the transactions so contemplated. Subject to receipt of the regulatory and other approvals described in this Agreement, this Agreement and the Merger Documents have been, or will be, duly and validly executed and delivered by Acquiror and Acquiror Sub, as applicable, and constitute, or will constitute upon execution and delivery thereof, valid and binding obligations of Acquiror and Acquiror Sub, as applicable, enforceable against Acquiror and Acquiror Sub, as applicable, in accordance with and subject to their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance and injunctive relief) is within the discretion of the court before which any proceeding may be brought.

(b) None of the execution and delivery of this Agreement and the Merger Documents by Acquiror and Acquiror Sub, as applicable, nor the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof nor compliance by Acquiror or Acquiror Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of the articles of incorporation or bylaws (or comparable organizational documents) of Acquiror or Acquiror Sub; (ii) assuming that the consents and approvals set forth in Section 4.3(c) below are duly obtained, violate any (A) Law or (B) any judgment, order, writ, decree or injunction applicable to Acquiror or Acquiror Sub or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, require the payment of any termination or like fee, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Acquiror or Acquiror Sub under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, deed of trust, license, lease, agreement or other instrument or obligation to which Acquiror or Acquiror Sub is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have an Acquiror Material Adverse Effect.

(c) Except for consents and approvals of or filings or effective registrations with or notices to the Secretary of State of the State of Mississippi, the MCB, the Commission, other applicable state and federal securities commissions, agencies and other similar regulatory bodies (including NASDAQ, FINRA and other industry self-regulatory organizations), the FRB, the FDIC and the Department of Justice, no consents or approvals of or filings or effective registrations with or notices to any Governmental Entity or non-governmental third party are required on behalf of Acquiror or Acquiror Sub in connection with (i) the execution and delivery of this Agreement and the Merger Documents by Acquiror and Acquiror Sub, as applicable, (ii) the consummation by Acquiror of the Parent Merger and the other transactions contemplated hereby and by the Parent Merger Document, and (iii) the consummation by Acquiror Sub of the Subsidiary Merger and the other transactions contemplated hereby and by the Subsidiary Merger Document.

4.4 Financial Statements.

(a) Acquiror has previously delivered to Seller copies of the audited consolidated balance sheets of Acquiror as of December 31, 2011, 2010 and 2009 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the years ended December 31, 2011, 2010 and 2009, respectively, in each case accompanied by the audit reports of Horne LLP, independent public accountants, as well as the unaudited consolidated balance sheet of Acquiror as of September 30, 2012 and the related unaudited consolidated statements of income, comprehensive income changes in stockholders’ equity and cash flows for the three and nine months ended September 30, 2012. The consolidated balance sheets of Acquiror referred to herein (including the related notes, where applicable) fairly present in all material respects the consolidated financial condition of Acquiror as of the respective dates set forth therein, and the related consolidated statements

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of income, comprehensive income, changes in stockholders’ equity and cash flows (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations, changes in stockholders’ equity and cash flows of Acquiror for the respective periods or as of the respective dates set forth therein (it being understood that Acquiror’s interim financial statements are not audited but reflect all adjustments which were, at the time, in the opinion of Acquiror, necessary for a fair presentation of such financial statements).

(b) Each of the financial statements referred to in this Section 4.4 (including the related notes, where applicable) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved. The books and records of Acquiror and Acquiror Sub are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

(c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of Section 4.4(a) or the notes thereto or immaterial liabilities incurred since September 30, 2012 in the ordinary course of business and consistent with past practice (none of which arises from breach of any contract or agreement, breach of warranty, tort, infringement, violation of any applicable Law or any litigation or other proceeding or is otherwise a “loss contingency” within the meaning of Accounting Standards Codification Topic 450, Contingencies), neither Acquiror nor Acquiror Sub has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, results of operations, assets or financial condition of Acquiror and Acquiror Sub, taken individually or as a whole.

(d) Since December 31, 2009, (i) neither Acquiror nor any of its subsidiaries nor, to the Knowledge of Acquiror, any director, officer, employee, auditor, accountant or representative of it or any of its subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Acquiror or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Acquiror or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Acquiror or any of its subsidiaries, whether or not employed by Acquiror or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Acquiror or any of its officers, directors, employees or agents to Acquiror’s board of directors or any committee thereof or to any of Acquiror’s directors or officers.

4.5 Absence of Certain Changes or Events. There has not been any adverse change in the business, results of operations, prospects, assets or financial condition of Acquiror and Acquiror Sub taken individually or as a whole since December 31, 2011 other than: (i) any change in banking or similar Laws of general applicability to banks, savings institutions or their holding companies or interpretations thereof by Governmental Entities; (ii) changes in GAAP that are generally applicable to the banking or savings industries; (iii) reasonable expenses incurred in connection with the transactions contemplated hereby; and (iv) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

4.6 Legal Proceedings. Except as set forth in Acquiror Disclosure Schedule 4.6, none of Acquiror or Acquiror Sub is a party to any, and there are no pending or, to the Knowledge of Acquiror, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Acquiror or Acquiror Sub other than routine litigation arising in the ordinary course of business which could not reasonably be expected to adversely affect the business, results of operations, prospects, assets or financial condition of Acquiror and Acquiror Sub taken individually or as a whole. Neither Acquiror nor Acquiror Sub is a party to any judgment, order, writ, decree or injunction which adversely affects the business, results of operations, prospects, assets or financial conditions of Acquiror and Acquiror Sub taken individually or as a whole.

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4.7 Taxes and Tax Returns. Except, as to each statement below, where the inaccuracy of such statement would not result in an Acquiror Material Adverse Effect:

(a) Each of Acquiror and its subsidiaries has duly filed (and until the Effective Time will so file) all Returns required to be filed or sent by or with respect to them in respect of any Taxes and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith and (ii) have not finally been determined. Acquiror and Acquiror Sub have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed or accrued, as applicable. Except as set forth in Acquiror Disclosure Schedule 4.7, (i) the federal income tax returns of Acquiror and Acquiror Sub have not been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Mississippi franchise tax returns of Acquiror and Acquiror Sub, as applicable, respectively, have not been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. All Returns filed (and until the Effective Time to be filed) are or will be, as applicable, complete and accurate in all respects. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted in writing for, Taxes or assessments upon Acquiror or Acquiror Sub, and no taxing authority has given written notice of the commencement of any audit, examination or deficiency action or made a claim in writing that Acquiror or Acquiror Sub is required to file a Return in such taxing authority’s jurisdiction. There is no currently outstanding waiver, extension or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns with respect to Acquiror or Acquiror Sub.

(b) No liens for Taxes exist with respect to any of the assets or properties of Acquiror or any of its subsidiaries, except for liens for Taxes not yet due and payable.

4.8 Securities Documents and Regulatory Reports.

(a) Since January 1, 2009, Acquiror has filed or furnished on a timely basis with the Commission all final registration statements, prospectuses, annual, quarterly or current reports and definitive proxy statements or other communications (other than general advertising materials), forms, reports, schedules, statements or other documents required to be filed or furnished by it pursuant to the 1933 Act, the 1934 Act, or the rules and regulations promulgated by the Commission (all such filed or furnished documents, together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Acquiror SEC Documents”). Acquiror has previously delivered or made available to Seller an accurate and complete copy of such Acquiror SEC Documents. As of their respective filing dates (and, in the case of registration statements and proxy statements, as of the dates of their effectiveness and the dates of mailing, respectively), except to the extent that any Acquiror SEC Document has been amended by a subsequently filed Acquiror SEC Document prior to the date hereof, in which case, as of the date of such amendment, each such final registration statement, prospectus, annual, quarterly or current report and proxy statement or other communication, form, report, schedule, statement or other document, as of its date, complied in all material respects with all applicable Laws (including, without limitation, the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act of 2002, as amended) and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that information as of a later date filed publicly prior to the date hereof shall be deemed to modify information as of an earlier date. To the Knowledge of Acquiror, there is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected, is so affecting or could reasonably be expected in the future to so affect, the business, financial condition, results of operations or prospects of Acquiror and Acquiror Sub, taken individually or as a whole, that is required to be disclosed under the 1933 Act or the 1934 Act but has not been disclosed in such final registration statement, prospectus, annual, quarterly or current reports and definitive proxy statement or other communications, forms, reports, schedules, statements or other documents. None of Acquiror’s subsidiaries is required to file periodic reports with the Commission.

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(b) Since January 1, 2009, Acquiror and Acquiror Sub have duly filed all monthly, quarterly and annual reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with the MCB, the FDIC, the FRB and any other federal or state Governmental Entity having jurisdiction over Acquiror and/or Acquiror Sub, and have paid all fees and assessments due and payable in connection therewith. To the extent not prohibited by Law, Acquiror has delivered or made available to Seller accurate and complete copies of such reports, forms, correspondence, registrations and statements.

4.9 Acquiror Information. None of the information relating to Acquiror and Acquiror Sub to be provided by Acquiror or Acquiror Sub for use in the Registration Statement will, as of the date such Registration Statement is mailed to the stockholders of Seller and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this representation shall not apply to any information in the Registration Statement supplied by Seller for use therein), provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.10 Compliance with Applicable Law.

(a) Each of Acquiror and Acquiror Sub has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the Knowledge of Acquiror, no suspension or cancellation of any of the same is threatened.

(b) Neither Acquiror nor Acquiror Sub is (i) in material violation of (A) its respective articles of incorporation or bylaws (or comparable organizational documents) or other governing instrument or (B) any Law of any Governmental Entity or (ii) in default with respect to any judgment, order, writ, decree or injunction of any court or other Governmental Entity. Neither Acquiror nor Acquiror Sub has received any written notice from any Governmental Entity asserting that Acquiror or Acquiror Sub is in violation of any of the foregoing. Neither Acquiror nor Acquiror Sub is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks issued by Governmental Entities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

4.11 Deposit Insurance and Other Regulatory Matters. The deposit accounts of Acquiror Sub are insured by the FDIC to the maximum extent permitted by the FDIA, and Acquiror Sub has paid all premiums and assessments required by the FDIA and the regulations thereunder. No action, suit or proceeding is pending or, to the Knowledge of Acquiror, has been threatened by the FDIC against Acquiror or Acquiror Sub with respect to the termination of such insurance.

4.12 Properties and Insurance. Except, as to each statement below, where the inaccuracy of such statement would not result in an Acquiror Material Adverse Effect:

(a) All real property and material items of personal property owned by Acquiror or any of its subsidiaries or presently used by any of them in their respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Acquiror and Acquiror Sub in the ordinary course consistent with past practices. Acquiror and each of its subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Acquiror’s consolidated unaudited balance sheet as of September 30, 2012 or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2012), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated balance sheet or the notes

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thereto or have been incurred in the ordinary course of business after the date of such consolidated balance sheet; (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith; (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, results of operations, assets or financial condition of Acquiror and Acquiror Sub, taken individually or as a whole; and (iv) with respect to owned real property, (x) easements, rights-of-way, covenants, consents, restrictions, encroachments, variations and other restrictions, charges or encumbrances (whether recorded or not) that do not interfere materially with the ordinary course of Acquiror’s business or the business of any its subsidiaries, (y) building restrictions, zoning laws and other Laws, now or at any time hereafter adopted by any Governmental Entity having jurisdiction that do not materially interfere with the ordinary course of Acquiror’s or Acquiror Sub’s business, or (z) title imperfections noted in title reports delivered to Acquiror prior to the date hereof. Acquiror and each of its subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all respects as presently occupied, used, possessed and controlled by Acquiror and its subsidiaries. Neither Acquiror nor any of its subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

(b) The business operations and all insurable properties and assets of Acquiror and its subsidiaries are insured for their benefit against all risks (including flood) which, to the Knowledge of Acquiror, should be insured against, in each case, under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are, to the Knowledge of Acquiror, adequate for the business engaged in by Acquiror and its subsidiaries. As of the date hereof, neither Acquiror nor any of its subsidiaries has received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed, and all material claims thereunder have been or will be filed in a timely fashion.

4.13 Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on Acquiror’s consolidated balance sheets included in the consolidated financial statements referred to in Section 4.4 hereof was, at the time recorded, or will be in the case of subsequently delivered financial statements, as the case may be, adequate in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated balance sheets included in the consolidated financial statements referred to in Section 4.4 hereof was, at the time recorded, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by GAAP.

4.14 Broker Fees. Except as set forth in Acquiror Disclosure Schedule 4.14, neither Acquiror nor Acquiror Sub nor any of their respective directors or officers has employed any consultant, broker or finder or incurred any liability for any consultant’s, broker’s or finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement.

4.15 Loans. To the Knowledge of Acquiror, and to the extent a failure to comply could not, alone or with any other failure, have an Acquiror Material Adverse Effect, all of the loans and other evidences of indebtedness (including commitments to extend credit) on the books of Acquiror and Acquiror Sub in the original principal amount of $5,000,000 and above are valid and properly documented in all material respects and were solicited and originated in the ordinary course of business, and the security therefor, if any, is valid and properly perfected in all respects, and no collateral has been released from the lien granted to Acquiror and Acquiror Sub with respect to any such loans unless approved by Acquiror and Acquiror Sub and documented in their files. To the Knowledge of Acquiror, and to the extent a failure to comply could not, alone or with any other failure, have an Acquiror Material Adverse Effect, all loans and extensions of credit that have been made by Acquiror Sub that are subject to Section 22(h) of the Federal Reserve Act, as amended, and Regulation O (12 C.F.R. Part 215) promulgated

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thereunder comply therewith. Neither the terms of such loans nor any of the loan documentation nor the manner in which such loans have been originated, administered and serviced nor Acquiror’s procedures and practices of approving or rejecting loan applications, to the Knowledge of Acquiror, and to the extent a violation could not, alone or with any other violation, have an Acquiror Material Adverse Effect, violates in any material respect any Law applicable thereto. Acquiror and Acquiror Sub have full power and authority to hold such loans and have good and valid title to all such loans, free and clear of any liens, and the principal balance of each such loan as shown on the books and records of Acquiror and Acquiror Sub is true and correct as of the last date shown thereon. To the Knowledge of Acquiror, and to the extent a failure to comply could not, alone or with any other failure, have an Acquiror Material Adverse Effect, Acquiror and Acquiror Sub have complied in all material respects with all of their obligations under such loans as to which compliance is required as of the Effective Time, and each such loan is enforceable against the obligor(s) thereunder in accordance with its terms, in each such case subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (or the enforcement of the rights of creditors of FDIC-insured institutions in particular), and except that the availability of equitable remedies (including specific performance and injunctive relief) is within the discretion of the court before which any proceeding may be brought. All such loans will continue in full force and effect immediately after the Effective Time, other than any loans that are paid or otherwise satisfied in full after the date hereof and prior to the Effective Time. For purposes of this Section 4.15, the term “loans” includes, without limitation, the documents relating in any way to such loans, including, without limitation, loan applications, notes, security agreements, deeds of trust, appraisals, credit reports, disclosures, titles to collateral, verifications (including employment verification, deposit verification, etc.), mortgages, loan agreements, including building and loan agreements, guarantees, pledge agreements, financing statements, intercreditor agreements, participation agreements, sureties and insurance policies (including title insurance policies) and all modifications, waivers and consents relating to any of the foregoing.

4.16 Investment Securities. Except for securities pledged for reverse repurchase agreements, interest rate swap, cap and floor contracts or pledged to secure public trust funds, none of the investments reflected in the audited consolidated balance sheet of Acquiror as of December 31, 2011 under the heading “Securities available for sale,” and none of the investments by Acquiror and its subsidiaries since December 31, 2011, and none of the assets reflected in the audited consolidated balance sheet of Acquiror as of December 31, 2011 or in any unaudited consolidated balance sheet of Acquiror furnished to Seller after December 31, 2011 under the heading “Cash and due from banks” is subject to any restriction, whether contractual or statutory, that impairs the ability of Acquiror or any of its subsidiaries freely to dispose of such investment at any time, except to the extent for any impairment that could not, alone or with any other such impairment, have an Acquiror Material Adverse Effect. With respect to all repurchase agreements of which Acquiror or any of its subsidiaries is a party, Acquiror or such subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing each such repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby under such agreement.

4.17 Regulatory Matters. Neither Acquiror nor Acquiror Sub has taken or agreed to take any action which would or could reasonably be expected to materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.7 or result in failure of the condition in Section 7.1(c).

4.18 Regulatory Capital; Acquiror Shares. Acquiror Sub is, and on the Closing Date, Acquiror Sub will be, “well capitalized” as such term is defined in the rules and regulations promulgated by the FDIC, and on the date hereof, Acquiror is, and on the Closing Date, Acquiror will be, “well capitalized” as such term is defined in the rules and regulations promulgated by the FRB. The shares of Acquiror Capital Stock to be issued to pay the aggregate Merger Consideration pursuant to this Agreement (i) will have been duly authorized, and (ii) when issued in accordance with the terms of this Agreement, will be (A) validly issued, fully paid and non-assessable, (B) free and clear of all liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, excluding restrictions under the 1933 Act, (C) issued in material compliance with all applicable securities Laws, and (D) in addition, such issuances shall not be subject to any preemptive right of stockholders of Acquiror or to any right of stockholders of Acquiror or to any right of first refusal or other right in favor of any person which has not been observed or waived.

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4.19 Material Contracts. Neither the Acquiror nor Acquiror Sub is in default under any contract filed as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2011, or its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, or September 30, 2012, other than defaults which are not reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

4.20 NASDAQ. Acquiror is in compliance in all material respects with the rules, regulations and policies of NASDAQ applicable to Acquiror.

4.21 Full Disclosure. No representation or warranty of Acquiror or Acquiror Sub contained in this Agreement, the Acquiror Disclosure Schedule or in any agreement, document or certificate delivered by Acquiror to Seller pursuant to this Agreement (i) contains or at the Closing will contain any untrue statement or a material fact or (ii) omits or at the Closing will omit to state a material fact necessary to make the statements herein or therein, as applicable, in light of the circumstances under which such statements were or will be made, not misleading.

ARTICLE V

COVENANTS OF THE PARTIES

5.1 Conduct of the Business of the Parties. During the period from the date hereof to the Effective Time, except as expressly permitted by this Article V, the parties shall, and shall cause their respective subsidiaries to, conduct their businesses only in the ordinary course and consistent with past practice and prudent banking practice or as required hereunder, except with the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. The parties shall use their best efforts consistent with past practices to (i) to maintain and preserve intact their business organization, their rights, franchises and other authorizations issued by Governmental Entities and their current relationships with customers, regulators, employees and other persons with which they have business or other relationships; and (ii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of any of the parties to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby. Seller and Seller Sub agree to promptly notify Acquiror and Acquiror Sub if after the date hereof Seller or Seller Sub makes or acquires any loan or issues a commitment (or renews or extends an existing commitment) for any loan relationship having total credit exposure to the applicable borrower (and its affiliates), as calculated for applicable loan-to-one borrower regulatory limitations, in excess of $2,000,000, or amends, renews, restructures or modifies in any material respect any existing loan relationship, that would result in total credit exposure to the applicable borrower (and its affiliates), as calculated for applicable loan-to-one borrower regulatory limitations, in excess of $2,000,000.

5.2 Negative Covenants of Seller. Seller and Seller Sub agree that from the date hereof to the Effective Time, except as otherwise approved in advance by Acquiror in writing or as permitted or required by this Agreement, each of Seller and Seller Sub will not, nor will Seller permit any other Subsidiary to:

(i)	change any provision of the articles of incorporation or bylaws (or comparable organizational document) or other governing instrument of Seller or any of the Subsidiaries;

(ii)

as to each of Seller and the Subsidiaries, except for the issuance of Seller Common Stock pursuant to the present terms of the outstanding Seller Stock Options or upon the exercise of the Seller Warrant, (A) change the number of shares of its authorized or issued capital stock or other equity interests, as applicable, (B) issue or grant (or commit to issue or grant) any shares of its capital stock or other equity interests, as applicable, or any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to its authorized or issued capital stock or other equity interests, as applicable, any security convertible into shares of such capital stock or other equity interests, as applicable, or any stock or equity appreciation right, restricted unit or other equity-based compensation,

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(C) split, combine or reclassify any shares of its capital stock or other equity interests, as applicable, (D) redeem, purchase or otherwise acquire any shares of its capital stock (other than the Seller CDCI Preferred Stock) or other equity interests, as applicable, or (E) enter into any agreement, undertaking or arrangement with respect to the sale or voting of its capital stock or other equity interests, as applicable;

(iii)	(A) create or incur any indebtedness for borrowed money (other than acceptance of deposits, purchases of Federal funds, drawing upon the existing line of credit with First Tennessee National Bank (provided, however, that the amount outstanding at any time after the date hereof under such line of credit shall not exceed the amount that was outstanding thereunder as of December 31, 2012), short-term Federal Home Loan Bank borrowings, sales of certificates of deposit, issuances of commercial paper and entering into repurchase agreements, each in the ordinary course of business consistent with past practice, including with respect to prices, terms and conditions), (B) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, except, in the case of this clause (B), in connection with presentation of items for collection (e.g., personal or business checks) in the ordinary course of business consistent with past practice, or (C) indemnify and/or hold harmless any director, officer, employee or agent of Seller or Seller Sub except to the extent required under the mandatory provisions of the articles of organization or bylaws (or comparable organizational documents) of Seller or Seller Sub, as applicable, or under applicable Law;

(iv)	set any record or payment dates for the payment of any dividends or other distributions, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof), in respect of the capital stock or other equity interests, as applicable of Seller or any of the Subsidiaries, other than (A) dividends from a wholly-owned Subsidiary to Seller or another wholly-owned Subsidiary of Seller, (B) regular quarterly cash dividends on Seller Common Stock not in excess of $0.01 per share per quarter with record and payment dates consistent with past practice; provided, that no quarterly dividend will be declared with respect to the quarter in which the Effective Time occurs unless the Effective Time is after the record date for such dividend; provided, further, the declaration of the last quarterly dividend by Seller prior to the Effective Time and the payment thereof shall be coordinated with Acquiror so that holders of Seller Common Stock do not receive dividends on both Seller Common Stock and Acquiror Common Stock received in the Parent Merger in respect of such quarter, (C) regular quarterly cash dividends, or pro rata dividends in connection with the redemption thereof, on the Seller CDCI Preferred Stock in accordance with the terms thereof with record and payment dates consistent with past practice, or (D) required dividends on the preferred stock of its Subsidiaries the common stock of which is wholly-owned, directly or indirectly, by Seller;

(v)	except as required under applicable Laws, the terms of any Seller Plans existing as of the date hereof or in order to continue the coverage (in increments of no longer than one year) of the expiring insurance policies set forth on Seller Disclosure Schedule 3.8(d) on substantially the same terms and conditions as the applicable expiring policy, (A) enter into, adopt or terminate, or agree to enter into, adopt or terminate, any employee benefit plan, program or policy for the benefit or welfare of any current or former employee, officer, director or consultant of Seller or any of the Subsidiaries, (B) amend any employee benefit plan, program or policy for the benefit or welfare of any current or former employee, officer, director or consultant of Seller or any of the Subsidiaries in a manner that would result in any increase in cost, (C) grant or accelerate the vesting of any equity-based awards for the benefit of any such individual, (D) enter into any new, amend or commence participation in any existing collective bargaining agreement or similar agreement with respect to Seller or any of the Subsidiaries, or (E) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Seller Plans;

(vi)

(A) grant any severance or termination pay (except as set forth in Seller Disclosure Schedule 5.2(vi) and pursuant to binding contracts of Seller and the Subsidiaries in effect on the date hereof and disclosed to Acquiror on Seller Disclosure Schedule 3.13(a)), to, or enter into or amend any

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employment, consulting or compensation agreement with, any of its directors, officers, employees or consultants, (B) award any increase in compensation or benefits to its directors, officers, employees or consultants other than in the ordinary course of business consistent with past practices, provided that no individual increase in compensation shall exceed 2.5% of the directors’, officers’, employees’ or consultants’ compensation prior to the increase, or (C) hire, transfer, promote or terminate the employment of any employee of Seller or any of the Subsidiaries who has a target annual compensation of $40,000 or more;

(vii)	sell, lease, transfer, mortgage, encumber or otherwise dispose of any properties or other assets except (A) subject to Section 5.2(xvi), sales of loans, loan participations and sales of investment securities in the ordinary course of business consistent with past practice to third parties who are not affiliates of Seller Sub, (B) as expressly required by contracts or agreements in force at the date of this Agreement that are set forth in Seller Disclosure Schedule 3.13(a), or (C) sales of other real estate owned in the ordinary course of business consistent with past practice to third parties who are not affiliates of Seller Sub; provided, that, for the avoidance of doubt, the parties agree that any sale of a loan for an amount less than 90% of its carrying value (as determined in accordance with GAAP and applicable Law), or any sale of other real estate owned for an amount less than 90% of its appraised value shall not, in either case, be considered a sale in the ordinary course of business;

(viii)	pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than, subject to Section 5.2(xxi) below, in the ordinary course of business and consistent with past practice;

(ix)	make, or commit to make, any capital expenditures in excess of $150,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

(x)	permit the commencement of any construction of new structures or facilities upon, or purchase or lease, any real property in respect of any branch or other facility, or file any application, or otherwise take any action, to establish, relocate or terminate the operation of any banking office of Seller or Seller Sub;

(xi)	other than changes required by GAAP as concurred in by Seller’s independent accountants, (A) make any change in its accounting methods or practices or systems of internal accounting controls (or the manner in which liabilities are accrued), (B) revalue in any material respect any of its assets, including writing-off notes or accounts receivable or (C) change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in Law;

(xii)	except as may be required by applicable Laws or by the FDIC or other Governmental Entity, enter into any new line of business or change in any material respect any lending, investment, underwriting, risk and asset liability management, interest rate or fee pricing with respect to loans or depository accounts (or waive any material fees with respect thereto), hedging and other material banking and operating policies or practices, including policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans;

(xiii)	make, change or revoke any material Tax election, change an annual Tax accounting period or adopt or change any Tax accounting method, file any amended Tax Return or settle or compromise any Tax claim, audit, assessment or dispute or surrender any right to claim a refund of Taxes;

(xiv)	engage in any transaction with an “affiliate,” as defined in Section 3.18 hereof, other than in the ordinary course of Seller Sub’s business and in compliance with Regulation O;

(xv)	enter into any leveraged arbitrage programs, any futures contract, option or other agreement, or take any action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(xvi)	(A) materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported,

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(B) invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable pronouncements of the FDIC or other Governmental Entities or (C) without previously notifying and consulting with Acquiror, purchase or otherwise acquire any debt security with a remaining term as of the date of such purchase or acquisition of greater than 5 years for Seller or Seller Sub’s own account;

(xvii)	knowingly take any action or knowingly fail to take any action that would reasonably be expected to adversely affect or delay the ability of Acquiror, Acquiror Sub, Seller or Seller Sub to perform its covenants and agreements on a timely basis under this Agreement or to consummate the transactions contemplated under this Agreement;

(xviii)	knowingly take any action or knowingly fail to take any action that would reasonably be expected to result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time;

(xix)	knowingly take any action which would be reasonably expected to adversely affect or delay the ability of the Acquiror, Acquiror Sub, Seller or Seller Sub to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby (including the redemption or purchase of the issued and outstanding Seller CDCI Preferred Stock and the Seller Warrant) or which would reasonably be expected to result in any such approvals, consents or waivers containing any condition or restriction that would materially impair the value of Seller or Seller Sub, individually or in the aggregate, to Acquiror;

(xx)	(A) acquire direct or indirect control over any business or other entity, whether by stock purchase, merger, consolidation or otherwise, or (B) make any other investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other person or entity, except, in either instance, in connection with a foreclosure of collateral or conveyance of such collateral in lieu of foreclosure taken in connection with collection of a loan in the ordinary course of business consistent with past practice and with respect to loans made to third parties who are not affiliates of Seller Sub;

(xxi)	(A) settle any claim, action or proceeding other than claims, actions or proceedings in the ordinary course of business consistent with past practice involving solely money damages not in excess of $75,000 individually or $150,000 in the aggregate, or waive, compromise, assign, cancel or release any material rights or claims or (B) agree or consent to the issuance of any judgment, order, writ, decree or injunction restricting or otherwise affecting its business or operations;

(xxii)	knowingly fail to comply with any Laws applicable to Seller or any of the Subsidiaries and to the conduct of the business of Seller and such Subsidiaries in a manner adverse to such business; or

(xxiii)	agree to, or make any commitment to, take, or adopt any resolutions of board of directors (or comparable governing body) of Seller or any of the Subsidiaries in support of, any of the actions prohibited by this Section 5.2.

5.3 No Solicitation.

(a) Neither Seller nor Seller Sub shall, nor shall Seller or Seller Sub authorize or permit any other Subsidiary or any of their respective directors, managers, trustees, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of Seller or Seller Sub to, directly or indirectly, solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Acquiror or Acquiror Sub) concerning any Acquisition Transaction (as defined below); provided, however, that nothing contained in this Agreement shall prevent Seller (on behalf of itself and Seller Sub) or the board of directors of Seller prior to receipt of approval by the stockholders of Seller of this Agreement and the Parent Merger Document from (i) providing information in response to a request therefor by a person who has made an unsolicited bona fide written proposal to engage in an Acquisition Transaction (an “Acquisition Proposal”) if the board of directors of Seller receives from the person so requesting such

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information an executed confidentiality agreement on customary terms and conditions; (ii) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal; (iii) failing to recommend or withdrawing its recommendation of this Agreement to its stockholders and/or failing to hold the Special Meeting (as defined in Section 5.8) to consider this Agreement; or (iv) recommending such an Acquisition Proposal to the stockholders of Seller, if and only to the extent that, in each such case referred to in clause (i), (ii), (iii) or (iv) above, (A) Seller’s board of directors determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable Law and (B) Seller’s board of directors determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to Seller’s stockholders from a financial point of view than the Mergers. An Acquisition Proposal which is received and considered by Seller in compliance with this Section 5.3 and which meets the requirements set forth in clauses (A) and (B) of the preceding sentence is herein referred to as a “Superior Proposal”. Seller will communicate to Acquiror in writing (the “Notice”) as promptly as practicable (and in no event more than 48 hours after receipt) the terms of any proposal which it may receive in respect of any Acquisition Transaction (including amendments thereto) and shall provide Acquiror with copies of (x) all such written inquiries or proposals and (y) an accurate and complete written synopsis of all such oral inquiries or proposals. For purposes of this Agreement, “Acquisition Transaction” means any offer or proposal by a person or entity other than Acquiror or Acquiror Sub for (i) a merger, tender offer, recapitalization or consolidation, or any similar transaction, involving the Seller or Seller Sub; (ii) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets of the Seller or Seller Sub; (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) of securities representing 20% or more of the voting power of the Seller; or (iv) any substantially similar transaction.

(b) During the 10 days immediately following the Acquiror’s receipt of the Notice, Acquiror (on behalf of itself and Acquiror Sub) shall be entitled to match or better the terms of the Superior Proposal described in the Notice. If Acquiror advises Seller in writing during such 10 day period that it has elected to match or better the terms of the Superior Proposal, (i) Seller, Seller Sub, Acquiror and Acquiror Sub within two days of such election by Acquiror, shall amend this Agreement and the Merger Documents to reflect the matched or bettered terms of the Superior Proposal as proposed by Acquiror and (ii) Seller (on behalf of itself and Seller Sub) shall not terminate this Agreement, and Seller promptly shall notify the person that made or conveyed the Superior Proposal that Acquiror has matched or bettered the Superior Proposal and this Agreement has been amended to reflect the matched or bettered terms. From and after the date on which Acquiror and Acquiror Sub execute an amendment which matches or betters the Superior Proposal, Seller and Seller Sub shall immediately cease and cause to be terminated, and cause its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives to, immediately cease and caused to be terminated, all discussions and negotiations regarding the Superior Proposal that has been matched or bettered by Acquiror with any person other than Acquiror. A person that has made a Superior Proposal that has been matched or bettered by Acquiror may make further Acquisition Proposals. During the period commencing on the date that Seller determines that the Acquisition Proposal meets the requirements set forth in clauses (A) and (B) above and ending on the eleventh day after Acquiror’s receipt of the Notice, Seller and Seller Sub shall not terminate this Agreement unless Seller receives written notice from Acquiror that it does not intend to exercise its right to match or better the Superior Proposal. If Acquiror does not notify Seller of its election by the eleventh day after Acquiror’s receipt of the Notice, Seller may terminate this Agreement and proceed with the Superior Proposal as provided in this Agreement.

(c) Except as expressly permitted by this Section 5.3 and Section 5.8, neither the board of directors of Seller nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Acquiror, the approval of the Agreement and the Parent Merger Document or the

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Seller Recommendation (as defined in Section 5.8) or take any action or make any statement in connection with the Special Meeting inconsistent with such approval or the Seller Recommendation (collectively, a “Change in the Seller Recommendation”); (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; or (iii) cause Seller to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a “Seller Acquisition Agreement”) related to any Acquisition Transaction. For purposes of this Agreement, a Change in the Seller Recommendation shall include any approval or recommendation (or public proposal to approve or recommend), by Seller’s Board of an Acquisition Proposal, or any failure by Seller’s board of directors to recommend against an Acquisition Proposal. Notwithstanding the foregoing, the board of directors of Seller, to the extent that it determines in good faith, after consultation with outside counsel, that the failure to terminate this Agreement in light of a Superior Proposal would constitute a breach of its fiduciary duties under applicable Law, may terminate this Agreement in order to concurrently enter into a Seller Acquisition Agreement with respect to such Superior Proposal, but only at a time that is after the compliance by Seller with the terms of Sections 5.3(a), 5.3(b) and 7.4.

(d) Upon the execution of this Agreement, Seller and Seller Sub shall immediately cease and cause to be terminated, and cause its and the other Subsidiaries’ officers, directors and employees, investment bankers, financial advisors, attorneys, accountants and other representatives to immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any persons with respect to any Acquisition Proposal and, upon request by Acquiror, shall request the return and destruction of all confidential information provided to any such person.

5.4 Negative Covenants of Acquiror. Except as expressly provided in this Agreement, or as set forth in Acquiror Disclosure Schedule 5.4, during the period from the date of this Agreement to the Effective Time, each of Acquiror, Acquiror Sub and their respective board of directors shall not (i) other than in connection with this Agreement, and except as would not have a material adverse effect on the ability of Acquiror and Acquiror Sub to perform their obligations hereunder, fail to conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice, or fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; (ii) knowingly take any action or knowingly fail to take any action which would be reasonably expected to adversely affect or delay the ability of Acquiror or Acquiror Sub to perform their respective covenants and agreements on a timely basis under this Agreement or to consummate the transactions contemplated by this Agreement; (iii) knowingly take any action or knowingly fail to take any action that would reasonably be expected to result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time; (iv) knowingly take any action which would be reasonably expected to adversely affect or delay the ability of the Acquiror or Acquiror Sub to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any condition or restriction that would materially impair the value of the transaction to Acquiror; (v) agree to, or make any commitment to, take, or adopt any resolutions of board of directors of Acquiror or Acquiror Sub in support of, any of the actions prohibited by this Section 5.4; or (vi) except as expressly permitted by Section 5.8, withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Seller, the approval of the Agreement and the Parent Merger Document or the Acquiror Recommendation (as defined in Section 5.8) or take any action or make any statement in connection with a Special Meeting of Acquiror, inconsistent with such approval or the Acquiror Recommendation (collectively, a “Change in the Acquiror Recommendation”).

5.5 Current Information. During the period from the date hereof to the Effective Time, the parties will cause one or more of each of their designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding each of their businesses, results of operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, (i) in such conferences, the designated representative(s) of Seller and Seller Sub shall provide updates with respect to loan charge-offs and sales of other real estate owned since the

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last conference, (ii) within 10 days after the end of each calendar month, Seller shall provide Acquiror with (A) an unaudited consolidated balance sheet as of the end of such month, together with unaudited consolidated statements of income for the month and year-to-date period, and (B) a schedule of loans charged-off during such month and other real estate owned sold during such month, and (iii) within 10 days after the end of each calendar quarter, Seller shall provide Acquiror with unaudited consolidated statements of changes in stockholders’ equity and cash flows for the quarter and year-to-date period. Within 30 days after the end of each fiscal quarter, Seller shall provide Acquiror with a copy of the FDIC Call Report filed with the FDIC.

5.6 Access to Properties and Records; Confidentiality.

(a) Each of the parties shall permit the other party and its representatives reasonable access to their properties and shall disclose and make available to such party all books, papers and records relating to the assets, properties, operations, obligations and liabilities of such party, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities in which Acquiror may have an interest. No party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any Law, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The parties shall make their respective executive officers available to confer with the other party’s representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

(b) All information furnished previously by Acquiror, Acquiror Sub, Seller or any of the Subsidiaries, or hereafter furnished prior to the Effective Time, in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Mergers and, if such Mergers shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best efforts to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligations of Acquiror, Acquiror Sub, Seller and Seller Sub to keep such information confidential shall continue for three years (except for any confidential customer information, which shall be kept confidential indefinitely) from the date the proposed Mergers are abandoned but shall not apply to (i) any information which (A) was already in the possession of the party receiving the information prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third-party not known by the receiving party to be bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or any other Governmental Entity with authority to compel disclosure.

(c) Notwithstanding anything contained herein to the contrary, each party is permitted to disclose the Tax treatment and structure of the transactions contemplated hereby at any time on or after the earliest to occur of (i) the date of public announcement of discussions relating to the transactions contemplated hereby, (ii) the date of public announcement of the transactions contemplated hereby and (iii) the date of execution of this Agreement (it being understood by the parties that a “public announcement” shall mean a public announcement permitted by this Agreement (or otherwise permitted by agreement of the parties) as distinguished from a third-party announcement or a leak). This Agreement shall not be construed to limit in any way either party’s ability to consult any advisor regarding the Tax treatment or structure of the Mergers. These provisions are meant to be interpreted so as to prevent the Mergers from being treated as offered under “conditions of confidentiality” within the meaning of the Code and the Treasury Regulations thereunder.

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5.7 Regulatory Matters.

(a) Each of the parties hereto shall use their respective reasonable best efforts to (i) take, or cause to be taken, and assist and cooperate with the other party in taking, all actions necessary, proper or advisable to comply promptly with all legal requirements with respect to the transactions contemplated hereby, including obtaining any third-party consent or waiver that may be required to be obtained in connection with the transactions contemplated hereby, and, subject to the conditions set forth in Article VI, to consummate the transactions contemplated hereby (including actions required in order to effect the Subsidiary Merger simultaneously with the Effective Time and to continue any contract or agreement of Seller or Seller Sub following Closing or to avoid any penalty or other fee under such contracts and agreements, in each case arising in connection with the transactions contemplated hereby) and (ii) subject to the conditions set forth in Article VI, obtain (and assist and cooperate with the other party in obtaining) any permit, consent, waiver, approval and authorization of, or any exemption by, any Governmental Entity that is required or advisable in connection with the transactions contemplated by this Agreement, including the Mergers. The parties hereto shall cooperate with each other and prepare and file, as promptly as possible after the date hereof, all necessary documentation, and effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. Each of the parties shall use their reasonable best efforts to resolve any objections that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated by this Agreement. Notwithstanding anything set forth in this Agreement, under no circumstances shall a party be required, and Seller and Seller Sub shall not be permitted (without Acquiror’s written consent in its sole discretion), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations, that would have, or would be reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or an Acquiror Material Adverse Effect, as the case may be (including, for the avoidance of doubt, any determination by a Governmental Entity that the Subsidiary Merger may not be consummated as contemplated herein, including simultaneously with the Effective Time); provided, that, if requested by Acquiror, then Seller and Seller Sub will take or commit to take any such action, or agree to any such condition or restriction, so long as such action, commitment, agreement, condition or restriction is binding on Seller and Seller Sub only in the event the Closing occurs.

(b) Subject to applicable Laws relating to the exchange of information, Acquiror and Seller shall, upon request, furnish each other with all information concerning Acquiror, Seller, Acquiror Sub and the Subsidiaries and their respective directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Acquiror, Seller, Acquiror Sub and Seller Sub to any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.

(c) Subject to applicable Laws (including those relating to the exchange of information), Seller and Acquiror shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, subject to applicable Laws, the parties shall (i) promptly furnish each other with copies of notices or other communications received by the other party (or written summaries of communications received orally), from any third party or Governmental Entity with respect to the transactions contemplated by this Agreement, (ii) provide the other party a reasonable opportunity to review in advance, and accept the reasonable comments of the other party in connection with, any proposed communication to, including any filings with or other written materials submitted to, any Governmental Entity, and (iii) consider in good faith the other party’s views with respect to, and confer in good faith with the other party to resolve, any disagreement as to strategy with respect to any communication by the other party with any Governmental Entity or third party relating to the transactions contemplated by this Agreement. The parties shall not, and shall cause their respective subsidiaries to not, participate in any meeting or substantive discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions

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unless it consults with the other party in advance and, to the extent not prohibited by applicable Laws, gives the other party the opportunity to attend and participate. Any such disclosures or rights to participate may be made on an outside counsel-only basis to the extent required under applicable Laws.

5.8 Preparation of Registration Statement; Stockholder Approval.

(a) The parties hereto shall jointly prepare and file with the Commission as promptly as practicable a proxy statement/prospectus to be mailed to the stockholders of Seller who are to vote upon this Agreement and the Parent Merger Document in connection with the transactions contemplated hereby and to be part of the Registration Statement to be filed by Acquiror with the Commission pursuant to the 1933 Act with respect to the shares of Acquiror Common Stock to be issued in connection with the Parent Merger. The parties shall use their reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable after its filing. The proxy statement/prospectus, and any amendment thereto, shall include the Seller Recommendation. The parties shall notify each other promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the proxy statement/prospectus or the Registration Statement or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect thereto. If, at any time prior to the Special Meeting, any event occurs with respect to any party hereto, or any change occurs with respect to other information supplied by a party for inclusion in the proxy statement/prospectus or the Registration Statement, which is required to be described in an amendment of, or a supplement to, the proxy statement/prospectus or the Registration Statement, such party shall promptly notify the other party of such event, and cooperate in the prompt filing with the Commission of any necessary amendment or supplement thereto and, to the extent required by applicable Laws, in disseminating the information contained in such amendment or supplement to the stockholders of Seller. Acquiror will advise Seller promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or for additional information. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last stockholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Acquiror and Acquiror Sub relating to Acquiror and Acquiror Sub and by Seller and Seller Sub relating to Seller and or any of the Subsidiaries, (i) will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the Commission thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

(b) Each party shall, subject to the provisions of Section 5.3 (as it relates to Seller) and this Section 5.8, (i) take all steps (including participation in the preparation of the Registration Statement in accordance with all applicable requirements and having the Registration Statement cleared by the Commission and mailed to its stockholders) necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments, the “Special Meeting(s)”) as soon as reasonably practicable for the purposes of securing the approval of such stockholders of this Agreement and the Parent Merger Document, (ii) recommend to its stockholders the approval of this Agreement and the Parent Merger Document and the transactions contemplated hereby and thereby (as it relates to Seller, the “Seller Recommendation” and, as it relates to Acquiror, the “Acquiror Recommendation”), and (iii) use its best efforts to obtain, as promptly as practicable, such approval; provided, however, that (i) the board of directors of Seller may fail to hold such Special Meeting, fail to make such recommendation, or withdraw, modify or change any such recommendation, if such board of directors, after having consulted with and considered the advice of outside counsel, has determined in good faith that the holding of such Special Meeting, the making of such recommendation or the failure to withdraw, modify or change such

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recommendation, either as a result of an Acquisition Proposal that has not been withdrawn or otherwise, would constitute a breach of the fiduciary duties of such directors under applicable Law; and (ii) the board of directors of Acquiror may fail to hold such Special Meeting, fail to make such recommendation, or withdraw, modify or change any such recommendation, if such board of directors, after having consulted with and considered the advice of outside counsel, has determined in good faith that the holding of such Special Meeting, the making of such recommendation or the failure to withdraw, modify or change such recommendation would for any reason constitute a breach of the fiduciary duties of such directors under applicable Law. The parties will reasonably cooperate in the preparation of the Registration Statement. Promptly following approval of this Agreement and the Parent Merger Document by the stockholders of Seller, Seller, as the sole stockholder of Seller Sub, will approve and consent to this Agreement and the Subsidiary Merger Document in such capacity, whether at a meeting or by written consent.

5.9 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to satisfy the conditions to Closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Merger Documents.

5.10 Disclosure Supplements. From time to time prior to the Effective Time, each party will supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby; provided, however, that the inclusion of any information in any such amendment or supplement not included in the original Disclosure Schedules shall not limit or impair any right which a party may have to terminate this Agreement pursuant to Section 7.1(d) due to failure to satisfy the conditions set forth in Section 6.2(a) or Section 6.3(a), as the case may be.

5.11 Public Announcements. Prior to the Effective Time, the parties hereto shall approve in advance the substance, and cooperate with each other in the development and distribution, of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by Law and as to which the parties releasing such information have used their reasonable efforts to discuss with the other parties in advance.

5.12 Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to August 31, 2013 and that it will not waive that condition, it will promptly notify the other party. Acquiror (on behalf of itself and Acquiror Sub) and Seller (on behalf of itself and Seller Sub) will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay unqualified approval of the Mergers by any Governmental Entity or which would otherwise prevent or materially delay completion of such Mergers or the other transactions contemplated hereby.

5.13 Certain Post-Merger Agreements.

The parties hereto agree to the following arrangements following the Effective Time:

(a)	Employee Benefit Plans.

(i)

Subject to the provisions of this Section 5.13, all employees of Seller or any of the Subsidiaries immediately prior to the Effective Time who become employed by Acquiror, Acquiror Sub or any subsidiary or affiliate thereof (as the case may be, “Employer”) immediately following the Effective Time (“Transferred Employees”) will be covered by the Employer employee benefit plans on substantially the same basis as other employees of Employer performing services primarily on behalf of Employer in a comparable position. Following the Effective Time, Acquiror will provide continuation coverage under Section 4980B of the Code and Section 601 of ERISA to all qualified

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beneficiaries who were entitled to such coverage under Seller’s or any Subsidiary’s group health plan immediately prior to the Effective Time. Notwithstanding the foregoing, Employer may determine to continue any of the Seller Plans for Transferred Employees in lieu of offering participation in the Employer benefit plans providing similar benefits (e.g., medical and hospitalization benefits). Alternatively, after the Effective Time, Employer may elect to terminate or amend any of the Seller Plans or to merge any such benefit plans with the Employer benefit plans. Except as otherwise specifically provided in this Section 5.13 and/or as otherwise prohibited by Law, Transferred Employees’ service with Seller or any of the Subsidiaries shall be recognized as service with the Employer for purposes of eligibility to participate and vesting under the Employer benefit plans, policies or arrangements for which they may be eligible on or after the Effective Time (including but not limited to, vacation, sick and other leave policies), subject to applicable break-in-service rules, and provided that such service shall not operate to duplicate any benefit. Acquiror and Acquiror Sub agree that, to the extent waived, satisfied or inapplicable to any Transferred Employee under the terms of any group health, group term life insurance or long-term disability plan maintained by Seller or any of the Subsidiaries at the Effective Time, any preexisting condition or similar limitation or exclusion contained in an Employer’s group health, long-term disability or group term life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under similar plans maintained by Seller or any of the Subsidiaries at the Effective Time and who then change coverage to the Employer’s group health, group term life insurance or long-term disability plan at the time such Transferred Employees are first given the option to enroll. Notwithstanding anything herein to the contrary, after the Effective Time, nothing herein shall restrict the ability of the Employer to amend or terminate such Seller Plans in accordance with their terms, provided that such amendment or termination affects all covered employees equally.

(ii)	As of the Effective Time, Acquiror shall assume and honor and shall cause the appropriate Employer to assume and honor in accordance with their terms all employment agreements existing immediately prior to the Effective Time which are between Seller or any of the Subsidiaries and any officer which have been disclosed in Seller Disclosure Schedule 3.13(a), in the form in effect as of the date hereof.

(iii)	Following the Effective Time, Acquiror and Acquiror Sub may determine to continue, amend or terminate any deferred compensation plan, policy, program or arrangement listed on Seller Disclosure Schedule 3.8(a); provided, that any amendment, termination or continuance does not impair the benefits due thereunder as of the date hereof and that any such amendment, termination or continuance is permitted under such plans, policies, programs or arrangements or otherwise required by applicable Law.

(iv)	Prior to the Closing Date, Seller’s board of directors shall adopt corporate resolutions as may be necessary to (i) terminate any Qualified Seller Plan identified by Acquiror, including any Seller Plan intended to comply with Section 401(k) of the Code (“Seller Terminated Plans”), effective as of the date preceding the date on which the Effective Time occurs; (ii) fully vest the account balances of the participants and beneficiaries in Seller Terminated Plans no later than the termination date; (iii) reserve the power to amend Seller Terminated Plans after the date of termination to the extent reasonably necessary to comply with applicable Law or to facilitate the termination thereof; and (iv) provide for the distribution of benefits from Seller Terminated Plans in accordance with their terms and as permitted under applicable Law.

(v)	No provision in this Agreement shall amend or modify or be deemed to modify or amend any Seller Plan or any similar plan, policy, arrangement or agreement maintained by Acquiror. Nothing contained herein shall be deemed a guarantee of employment for any Transferred Employee or to restrict the right of Acquiror, Acquiror Sub or affiliate thereof to terminate the employment of any Transferred Employee or a guarantee of any type or amount of compensation or benefits.

(b) Indemnification. Acquiror shall indemnify and hold harmless each present and former director and officer of Seller (determined as of the Effective Time) and any of the Subsidiaries (determined as of the effective

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time of the Subsidiary Merger), all of whom are identified on Seller Disclosure Schedule 5.13(b), and their heirs, personal representatives and estates (collectively, the “Indemnified Parties”) against, and shall promptly upon request advance or reimburse, any and all costs or expenses (including reasonable attorneys’ fees), judgments, interest, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, “Costs”) as they are incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, arbitrative or investigative (“Proceeding”), whether or not the Indemnified Party is a party to such Proceeding, based upon or arising from the Indemnified Party’s acts or omissions as an officer or director of Seller and/or any of the Subsidiaries, whether threatened, asserted or claimed prior to, at or after the Effective Time (collectively, “Claims”), to the same extent as the Indemnified Parties would have been indemnified under the articles of incorporation and/or bylaws (or comparable organizational document) of Acquiror as such documents were in effect on the date of this Agreement as if the Indemnified Parties were officers or directors of Acquiror at all relevant times, except to the extent any Claim arises on account of an Indemnified Party’s service as an officer or director of another for-profit entity. This indemnity shall be provided for three years following the Effective Time; or if there shall be any proceeding pending or threatened on the third anniversary of the Effective Time, such indemnity shall continue in full force and effect until such pending or threatened Proceeding is finally resolved.

The rights to indemnification granted by this Section 5.13(b) are subject to the following limitations: (i) the total aggregate indemnification provided by Acquiror pursuant to this Section 5.13(b) shall not exceed, as to all Indemnified Parties as a group, a sum equal to the Indemnification Cap, and Acquiror shall have no responsibility to the Indemnified Parties for the manner in which such sum is allocated among that group; (ii) a director or officer who would otherwise be a member of the Indemnified Parties under this Section 5.13(b) shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement in the form of Schedule 5.13(b) hereto; and (iii) amounts otherwise required to be paid by Acquiror to the Indemnified Parties pursuant to this Section 5.13(b) shall be reduced by any amounts that such Indemnified Parties recover from any third party. For purposes of this Agreement, “Indemnification Cap” shall mean an amount equal to the sum of (i) $5,000,000 and (ii) the policy limits of the insurance coverage obtained by Seller in accordance with Section 5.13(c) below.

Acquiror agrees that the Indemnification Cap limit set forth in this Section 5.13(b) shall not apply to any damages, liabilities, judgments and claims (and related expenses, including, without limitation, attorneys’ fees and amounts paid in settlement) insofar as they arise out of or are based upon the matters for which indemnification is provided in Section 5.21 hereof.

(c) Insurance. Seller shall obtain on or prior to the Effective Time a three-year “tail” prepaid directors’ and officers’ liability insurance policy(ies) covering the persons listed on Seller Disclosure Schedule 5.13(b) at no cost to the beneficiaries thereof with respect to claims arising from facts or events which occurred prior to the Effective Time, in the same coverage amount as in effect under Seller’s directors’ and officers’ liability insurance policies (both primary and excess) immediately prior the Effective Time, provided, that if the aggregate premium Seller would be required to pay for such “tail” policy(ies) is in excess of 200% of the premium for such coverage set forth in Seller Disclosure Schedule 3.14, then Seller shall purchase as much coverage as reasonably practicable for such premium, unless otherwise agreed in advance in writing by Acquiror. Such policy(ies) shall survive the Mergers.

(d) Subsequent Events. In the event that the Surviving Corporation or any of its respective successors or assigns shall (i) consolidate with or merge into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any person, then, and in each such case, the Surviving Corporation shall cause proper provision to be made so that the successor and assign of the Surviving Corporation assumes the obligations set forth in Sections 5.13(b) and (c). The provisions of Sections 5.13(b) and (c) shall survive consummation of the Mergers and are intended to be for the benefit of, and will be enforceable by each Indemnified Party, his or her heirs and his or her legal representatives.

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5.14 Takeover Laws; No Rights Triggered. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, each of Seller, Seller Sub, Acquiror and Acquiror Sub and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement.

5.15 Affiliates. Prior to the Effective Time, Seller shall deliver to Acquiror a letter identifying all persons whom it believes to be “affiliates” of Seller for purposes of Rule 145(c) or Rule 144 (as applicable) under the 1933 Act. Seller shall use its best efforts to cause each person so identified to deliver to Acquiror prior to the Effective Time a written agreement in substantially the form of Schedule 5.15 hereto providing, among other things, that such person will not dispose of Acquiror Common Stock received in the Parent Merger except in compliance with the 1933 Act and the rules and regulations thereunder.

5.16 Adoption of Accounting Policies. As soon as practicable after the satisfaction or waiver of all conditions to the Closing set forth in Article VI of this Agreement and at such time as consummation of the transactions contemplated by this Agreement seems reasonably assured and in any event prior to the Effective Time (unless this Agreement is terminated pursuant to Article VII hereof), Seller and Seller Sub shall take any and all necessary or appropriate actions to adopt all Acquiror accounting procedures and policies (including, without limitation, those policies pertaining to charged-off and non-accrual assets); provided, however, that no such action taken by Seller or Seller Sub at the request of Acquiror pursuant to this section shall be deemed to be, or be deemed to cause, a breach of any representation or warranty made by Seller or Seller Sub herein.

5.17 Section 16 Matters. Prior to the Effective Time, if Seller provides Acquiror the Section 16 Information reasonably in advance of the Effective Time, the parties will each take such steps as may be reasonably necessary or appropriate to cause any disposition of shares of Seller Common Stock or conversion of any derivative securities in respect of shares of Seller Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the 1934 Act. “Section 16 Information” shall mean information accurate in all respects regarding Seller Insiders, the number of shares of Seller Common Stock held by each such Seller Insider and the number and description of the Seller Stock Options held by each such Seller Insider. “Seller Insiders” shall mean those officers and directors of Seller who are subject to the reporting requirements of Section 16(a) of the 1934 Act.

5.18 Operating Functions. Seller and Seller Sub shall cooperate with Acquiror and Acquiror Sub in connection with planning for the efficient and orderly combination of the parties and the operation of the Subsidiary Surviving Bank after the Subsidiary Merger, and in preparing for the consolidation of appropriate operating functions to be effective on the Closing Date or such later date as Acquiror may decide. Seller shall take any action Acquiror may reasonably request prior to the Effective Time to facilitate the combination of the operations of Seller Sub with Acquiror Sub. Without limiting the foregoing, Seller shall provide office space and support services (and other reasonably requested support and assistance) in connection with the foregoing, and senior officers of Seller and Acquiror shall meet from time to time as Seller or Acquiror may reasonably request, to review the financial and operational affairs of Seller and Seller Sub, and Seller shall give due consideration to Acquiror’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, (i) neither Acquiror nor Acquiror Sub shall under any circumstance be permitted to exercise control of Seller, Seller Sub or any of Seller’s other Subsidiaries prior to the Effective Time, (ii) neither Seller nor any of its Subsidiaries shall be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws and (iii) neither Seller nor any of its Subsidiaries shall be required to agree to any material obligation that is not contingent upon the consummation of the Merger.

5.19 Covenant to Close. At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Mergers, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Mergers.

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5.20 Certain Agreements. As promptly as practicable after the date hereof (but no later than ten days following the date of this Agreement), Seller and Seller Sub shall have each director of Seller and Seller Sub who is not an employee of Seller or Seller Sub, respectively, execute a Lock-Up and Non-Competition Agreement in substantially the form of Schedule 5.20A hereto and have each executive officer of Seller and Seller Sub who is also a director of Seller or Seller Sub, respectively, execute a Lock-Up Agreement in substantially the form of Schedule 5.20B hereto.

5.21 Hold Harmless. Acquiror will indemnify and hold harmless Seller, Seller Sub, each of the directors and officers and each person, if any, who controls Seller or Seller Sub within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint, several and solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay or promptly reimburse such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Acquiror shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission, that is subsequently confirmed in a court of competent jurisdiction or alternative dispute resolution forum, made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Acquiror by Seller or Seller Sub for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Acquiror under this Section 5.21, notify Acquiror in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify Acquiror of the commencement thereof, Acquiror shall be entitled to participate therein; and to the extent that it shall wish to assume the defense thereof with counsel satisfactory to such indemnified party, and, after notice from Acquiror to such indemnified party of its election to so assume the defense thereof, Acquiror shall not be liable to such indemnified party under this Section 5.21 for any legal expenses of other counsel or of any other expenses subsequently incurred by such indemnified party.

5.22 Seller Indebtedness. Acquiror will execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Corporation, at or prior to the Effective Time, one or more supplemental indentures and other instruments required for the due assumption of Seller’s (i) Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2036 and (ii) obligations under the related Guaranty Agreement by and between Seller and Wilmington Trust Company dated as of February 16, 2006.

5.23 Investment Advisory Consents. Seller shall cause its applicable Subsidiaries to use their reasonable best efforts to obtain the consents and approvals necessary to satisfy the consents and approvals required under applicable Laws to effect the assignment or continuation of each investment advisory, sub-advisory, investment management, trust or similar agreement with any investment advisory client in connection with the transactions contemplated hereby, including with respect to any change of control of any person or entity in connection therewith. Without limiting the generality of the foregoing, as soon as reasonably practicable after the date of this Agreement, Seller shall (or shall cause its applicable Subsidiary to) mail a letter to each relevant client, in a form reasonably acceptable to Acquiror, with respect to such process, and approximately 30 days after the mailing of such letter, to mail a second letter to each such client, in a form reasonably acceptable to Acquiror. Acquiror and Seller shall agree on an approach to obtaining such necessary consents and approvals with respect to any investment advisory clients required to give a “positive consent” to assignment, in accordance with applicable Laws.

5.24 Stock Exchange De-listing. Seller shall use its reasonable best efforts to take such actions prior to the Effective Time of the Parent Merger to cause Seller’s securities to be de-listed from the Nasdaq Global Select Market and de-registered under the 1934 Act as soon as practicable following the Effective Time.

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5.25 Preferred Stock Held By U.S. Treasury. Seller and Acquiror shall each use its reasonable best efforts to cause or facilitate either (i) the repurchase or redemption by Seller of, or (ii) the purchase by Acquiror or one of its subsidiaries of, all of the issued and outstanding shares of Seller CDCI Preferred Stock and the Seller Warrant prior to or concurrently with the consummation of the Parent Merger from the Treasury Department or other holders thereof. The method of funding the redemption or purchase, as the case may be, shall be mutually agreed to by Acquiror and Seller, subject to any formal or informal Treasury Department requirements. In furtherance of the foregoing, Seller shall provide, and shall cause its Subsidiaries to provide, all reasonable cooperation and take all reasonable actions as may be requested by Acquiror in connection with such redemption or purchase, including by (x) furnishing all information concerning Seller and its Subsidiaries that Acquiror or any applicable Governmental Entity may request in connection with such redemption or purchase or with respect to the effects of such purchase on Acquiror or its pro forma capitalization, (y) assisting with the preparation of any analyses or presentations Acquiror deems necessary or advisable in its reasonable judgment in connection with such redemption or purchase or the effects thereof, and (z) entering into any agreement with such holder (including any letter agreement among Seller, Acquiror and such holder) to effect the redemption or purchase of such shares as Acquiror may reasonably request (provided, that neither Seller nor any of its Subsidiaries shall be required to agree to any obligation that is not contingent upon the consummation of the Parent Merger).

ARTICLE VI

CLOSING CONDITIONS

6.1 Conditions to the Parties’ Obligations under this Agreement. The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a) (i) Each party shall have received the approval or consent, or waiver of approval or consent, of the Mergers and the other transactions contemplated hereby from any and all Governmental Entities whose consent or approval (or waiver thereof) must be received in order to consummate the Mergers and the transactions contemplated hereby, which consents or approvals shall not impose any condition or requirement which, in the opinion of Acquiror, in its sole reasonable discretion, would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement, and (ii) any statutory or regulatory waiting period necessary to effect the Mergers and the transactions contemplated hereby shall have expired. Such consents and approvals and the transactions contemplated hereby shall not have been contested by any Governmental Entity or any third party by formal proceeding. It is understood that, if any such contest is brought by formal proceeding, Acquiror and Seller may, but shall not be obligated to, answer and defend such contest or otherwise pursue the Mergers and the transactions contemplated hereby over such objection. All notices, reports and other filings required to be made with any Governmental Entity in connection with the Parent Merger prior to the Effective Time by Acquiror or Seller or in connection with the Subsidiary Merger prior to the Effective Time by Acquiror Sub or Seller Sub shall have been made and become final.

(b) This Agreement and the Merger Documents shall have been duly adopted and approved by the requisite vote of each of the stockholders of Acquiror and the stockholders of Seller.

(c) None of Seller, Seller Sub, Acquiror or Acquiror Sub shall be subject to any Law, judgment, order, writ, decree or injunction which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Mergers or the other transactions contemplated hereby.

(d) All consents or approvals of all persons (other than Governmental Entities) required for consummation of the Mergers shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Seller, Seller Sub, Acquiror or Acquiror Sub.

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(e) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the Commission.

(f) The shares of Acquiror Common Stock issuable to the holders of Seller Common Stock in the Parent Merger shall have been approved for listing on the NASDAQ Global Select Market on or before the Closing Date, subject to official notice of issuance.

(g) Acquiror and Seller shall have executed and delivered the Parent Merger Document.

(h) Acquiror Sub and Seller Sub shall have executed and delivered the Subsidiary Merger Document.

(i) Acquiror and Seller shall have received an opinion of Phelps Dunbar LLP, counsel to Acquiror, dated as of the Closing Date, which opinion shall be satisfactory in form and substance to Acquiror and Seller, to the effect that the Parent Merger when consummated in accordance with the terms hereof will constitute a reorganization within the meaning of Section 368(a) of the Code. Such counsel shall be entitled to rely upon representation letters from each of Acquiror and Seller, in each case in form and substance reasonably satisfactory to such counsel and dated as of the date of such opinion.

6.2 Conditions to the Obligations of Acquiror and Acquiror Sub under this Agreement. The obligations of Acquiror and Acquiror Sub under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Acquiror (on behalf of itself and Acquiror Sub) to the extent permitted by Law:

(a) (i) Each of the obligations of Seller and Seller Sub required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and (ii) the representations and warranties of Seller and Seller Sub contained in this Agreement shall have been true and correct in all material respects as of the date hereof and as of the Effective Time as though made at and as of the Effective Time (other than any representation or warranty which specifically relates to an earlier date which shall be true and correct as of such date); provided, that any reference to materiality, Seller Material Adverse Effect or similar concepts or qualifications in the representations and warranties will be deemed deleted for the purposes of this Section 6.2(a) to avoid the application of double or dual materiality. Acquiror shall have received certificates to the foregoing effect signed by the Chief Executive Officer of Seller and Seller Sub.

(b) All permits, consents, waivers, clearances, approvals and authorizations of all Governmental Entities or third parties which are necessary in connection with the consummation of the Mergers shall have been obtained; and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any terms or conditions which are unacceptable to Acquiror, in its sole discretion.

(c) Seller’s board of directors shall have adopted the corporate resolutions described in Section 5.13(a)(iv) of this Agreement terminating the Seller Terminated Plans effective as of the Closing Date.

(d) Each of First M & F Insurance Company, Inc. and M & F Insurance Agency, Inc. shall have been dissolved in accordance with Mississippi and other applicable Law.

(e) All loans (and related documentation) and other collateral specifically pledged to secure advances from the Federal Home Loan Bank of Dallas shall have been returned to Seller Sub.

(f) Seller shall have provide evidence that all liens on any Seller Capital Stock or any capital stock of Seller Sub shall have been released.

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6.3 Conditions to the Obligations of Seller and Seller Sub under this Agreement. The obligations of Seller and Seller Sub under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Seller (on behalf of itself and Seller Sub) to the extent permitted by Law:

(a) (i) Each of the obligations of Acquiror and Acquiror Sub required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and (ii) the representations and warranties of Acquiror and Acquiror Sub contained in this Agreement shall have been true and correct in all material respects as of the date hereof and as of the Effective Time as though made at and as of the Effective Time (other than any representation or warranty which specifically relates to an earlier date which shall be true and correct as of such date); provided, that any reference to materiality, Acquiror Material Adverse Effect or similar concepts or qualifications in the representations and warranties will be deemed deleted for the purposes of this Section 6.3(a) to avoid the application of double or dual materiality. Seller shall have received certificates to the foregoing effect signed by the Chief Executive Officer of Acquiror and Acquiror Sub.

(b) All permits, consents, waivers, clearances, approvals and authorizations of all Governmental Entities or third parties which are necessary in connection with the consummation of the Mergers shall have been obtained; and none of such permits, consents, waivers, clearances, approvals and authorizations shall adversely affect the Merger Consideration.

(c) The board of directors of Acquiror shall have adopted resolutions establishing, and setting the designations of, the Acquiror CDCI Preferred Stock.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER, ETC.

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger Documents by the stockholders of Seller and Seller Sub:

(a) by mutual written consent of the parties hereto;

(b) by Acquiror (on behalf of itself and Acquiror Sub) or Seller (on behalf of itself and Seller Sub) (i) if the Effective Time shall not have occurred on or prior to September 30, 2013, unless approval by a Governmental Entity pursuant to Section 6.1(a) is pending and has not been finally resolved, in which event such date shall be automatically extended to December 31, 2013; or (ii) if a vote of the stockholders of Seller or Acquiror is taken and such stockholders fail to approve this Agreement and the Parent Merger Document at the Special Meeting of Seller or the meeting of Acquiror’s stockholders to vote on this Agreement and the Parent Merger Document; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time or such vote, as the case may be;

(c) by Acquiror (on behalf of itself and Acquiror Sub) or Seller (on behalf of itself and Seller Sub) upon written notice to the other (i) 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Mergers and the other transactions contemplated hereby (including the redemption or repurchase of the issued and outstanding shares of Seller CDCI Preferred Stock and the Seller Warrant prior to or contemporaneously with the Parent Merger) shall have been denied or withdrawn at the request or recommendation of the applicable Governmental Entity, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied; provided, however, that no party hereto shall have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the

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covenants and agreements of such party set forth herein; and in each case the time period for appeals and requests for reconsideration has run; or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the Mergers or the other transactions contemplated by this Agreement;

(d) by Acquiror (on behalf of itself and Acquiror Sub) in writing if Seller or Seller Sub has, or by Seller (on behalf of itself and Seller Sub) in writing if Acquiror or Acquiror Sub has, breached (i) any covenant or undertaking contained herein, which breach would result in the failure to satisfy the closing condition set forth in Section 6.2(a) or 6.3(a), as the case may be, and such breach cannot be or has not been cured within 30 days after the giving of written notice of such breach to the non-terminating party, or (ii) any representation or warranty contained herein, which breach would result in the failure to satisfy the closing condition set forth in Section 6.2(a) or 6.3(a), as the case may be, and such breach cannot be or has not been cured within 30 days after the giving of written notice of such breach to the non-terminating party;

(e) by Acquiror (on behalf of itself and Acquiror Sub) if (i) Seller shall have failed to make the Seller Recommendation in the Registration Statement, (ii) Seller shall have effected a change in the Seller Recommendation, (iii) Seller shall have breached its obligations under this Agreement by reason of a failure to call or convene the Special Meeting in accordance with Section 5.8, or (iv) Seller shall have approved or recommended, or proposed publicly to approve or recommend, any Acquisition Transaction;

(f) by Seller (on behalf of itself and Seller Sub) (i) in accordance with the terms and conditions of Section 5.3(c) or (ii) under the circumstances described in the proviso of Section 5.8(b); or

(g) by Seller (on behalf of itself and Seller Sub) if (i) Acquiror shall have failed to make the Acquiror Recommendation in the Registration Statement, (ii) Acquiror shall have effected a Change in the Acquiror Recommendation, or (iii) Acquiror shall have breached its obligations under this Agreement by reason of a failure to call or convene the Special Meeting in accordance with Section 5.8.

7.2 Effect of Termination. In the event of termination of this Agreement by either Acquiror or Seller as provided above, this Agreement shall forthwith become void (other than Sections 5.6(b), this Section 7.2, Section 7.4 and Article VIII hereof, which shall remain in full force and effect), and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 5.6(b), 5.6(c), 7.4 and Article VIII hereof and except for liability for any willful breach of any covenant, undertaking, representation or warranty in this Agreement giving rise to such termination.

7.3 Amendment, Extension and Waiver. Subject to applicable Law, at any time prior to the consummation of the Parent Merger, whether before or after approval thereof by the stockholders of Seller, the parties may (a) amend this Agreement and the Merger Documents; (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (d) waive compliance with any of the agreements or conditions contained herein (other than required stockholder and regulatory approval); provided, however, that after any approval of the Parent Merger by the stockholders of Seller, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Parent Merger Document which (i) modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of Seller (for the avoidance of doubt, excluding adjustments in the Exchange Ratio pursuant to Section 2.1(a)(iv) of this Agreement), or (ii) is reasonably likely to materially delay or jeopardize receipt of any required regulatory approvals or materially impair or prevent the satisfaction of any other condition to the obligations of Acquiror, Acquiror Sub, Seller or Seller Sub set forth in Sections 6.1, 6.2 and 6.3 hereof or may materially delay the Effective Time. This Agreement and the Merger Documents may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and which has been authorized by or under the direction of its board of directors; but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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7.4 Termination Fees.

(a) In the event that (A) a Pre-Termination Takeover Proposal Event (as defined in subsection (c)) shall occur after the date of this Agreement and thereafter this Agreement is terminated by either Acquiror or Seller pursuant to Section 7.1(b)(ii) or by Acquiror pursuant to Section 7.1(d) as a result of a willful breach by Seller or Seller Sub and (B) prior to the date that is 12 months after the date of such termination Seller consummates an Acquisition Proposal, then Seller shall, on the date such Acquisition Proposal is consummated, pay Acquiror a fee equal to $5,800,000 (the “Termination Fee”). The Termination Fee shall be paid by wire transfer of same-day funds.

(b) In the event that this Agreement is terminated by Acquiror pursuant to Section 7.1(e) or by Seller pursuant to Section 7.1(f), then concurrently with such termination, Seller shall pay to Acquiror the Termination Fee by wire transfer of same-day funds, and such termination shall not be deemed effective hereunder until receipt by Acquiror of such fee. For the avoidance of doubt, if Seller fails to hold the Special Meeting, fails to make the Seller Recommendation, or withdraws, modifies or changes the Seller Recommendation either as a result of an Acquisition Proposal that has not been withdrawn or otherwise, and this Agreement is terminated by Acquiror pursuant to Section 7.1(e) or by Seller pursuant to Section 7.1(f), then Seller shall pay the Termination Fee as provided in this Section 7.4(b). In no event shall Seller be required to pay the Termination Fee under both this Section 7.4(b) and Section 7.4(a).

(c) For purposes of this Section 7.4, a “Pre-Termination Takeover Proposal Event” shall be deemed to occur if, prior to the event giving rise to the right to terminate this Agreement, an Acquisition Proposal shall have been made known to the senior management or the board of directors of Seller or shall have been made directly to its stockholders generally, or any person reasonably qualified to consummate an Acquisition Proposal shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and such Acquisition Proposal or public announcement shall not have been irrevocably withdrawn not less than five Business Days prior to the Special Meeting (with respect to a termination pursuant to Section 7.1(b)(ii)) or the date of termination (with respect to a termination pursuant to Section 7.1(d). Seller acknowledges that the agreements contained in this Section 7.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Acquiror would not enter into this Agreement; accordingly, if Seller fails promptly to pay the amount due pursuant to this Section 7.4 and, in order to obtain such payment, Acquiror commences a suit which results in a judgment against Seller for the fee set forth in this Section 7.4, Seller shall pay to Acquiror its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made, plus 300 basis points.

ARTICLE VIII

MISCELLANEOUS

8.1 Expenses. Except as provided in Section 7.4, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting, investment banking and printing expenses) shall be borne by the party incurring such costs and expenses, provided that Acquiror and Seller shall each bear one-half of all costs of printing, mailing and filing the Registration Statement and all filing and similar fees relating to the Mergers.

8.2 Survival The respective representations, warranties and covenants of the parties to this Agreement shall not survive (i) the Effective Time or (ii) the termination of this Agreement, but shall terminate as of the Effective Time or such termination, respectively, except for the provisions of (i) Article II, Sections 5.13 and 5.21 and this Article VIII which shall survive the Effective Time, and (ii) Sections 5.6(b), 5.6(c), 7.4 and this Article VIII which shall survive such termination, respectively.

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8.3 Notices All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally, or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:

(a)	If to Acquiror or Acquiror Sub, to:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Attention: E. Robinson McGraw

Facsimile: (662) 680-1230

with a copy (which shall not constitute notice) to:

Phelps Dunbar LLP

365 Canal Street, Suite 2000

New Orleans, Louisiana 70130

Attention: Mark A. Fullmer

Facsimile: (504) 568-9130

(b)	If to Seller or Seller Sub, to:

First M&F Corporation

134 West Washington Street

Kosciusko, Mississippi 39090

Attention: Hugh S. Potts, Jr.

Facsimile: (662) 289-8754

with a copy (which shall not constitute notice) to:

Jones Walker, LLP

190 E. Capitol St., Suite 800

Jackson, Mississippi 39201

Attention: Craig N. Landrum

Facsimile: 601-949-4804

or to such other address or telecommunication number as such party may hereafter specify for the purpose by notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication device before 3:00 p.m. on a business day at the recipient’s office, when such written telecommunication is transmitted to the telecommunication number specified in this Section 8.3 and evidence of receipt is confirmed, otherwise the next business day, or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 8.3.

8.4 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, (ii) except as otherwise expressly provided in Sections 2.8, 5.13(a)(ii), 5.13(a)(iii), 5.13(b), 5.13(c) and 5.21, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

8.5 Complete Agreement. This Agreement (including the Seller and Acquiror Disclosure Schedules) and the Merger Documents, including the documents and other writings referred to herein or therein or delivered

56

pursuant hereto or thereto, including (i) the confidentiality agreement by and between the Seller and Acquiror dated December 18, 2012 and (ii) that certain indication of interest letter agreement between Seller and Acquiror dated January 16, 2013, contain the entire agreement and understanding of the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings by and among the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings by and among the parties other than those expressly set forth herein or therein.

8.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. Transmission by facsimile of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile shall be deemed to be an original counterpart of this Agreement.

8.7 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement shall be governed by the laws of the State of Mississippi, without giving effect to the principles of conflicts of laws thereof.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the State of Mississippi, and, solely in connection with claims arising under this Agreement or the Mergers that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of such Mississippi courts, (ii) waives any objection to laying venue in any such action or proceeding in the Mississippi courts, (iii) waives any objection that the Mississippi courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 8.3.

(c) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the extent permitted by applicable Law at the time of institution of the applicable litigation, any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that: (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) each party understands and has considered the implications of this waiver; (iii) each party makes this waiver voluntarily; and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.7.

8.8 Interpretation. For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Disclosure Schedules and Exhibits to this Agreement) and not to any particular provision of this Agreement, and Article, Section, Disclosure Schedule and Exhibit references are to the Articles, Sections, Disclosure Schedules and Exhibits to this Agreement unless otherwise specified, (iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” (iv) the word “or” shall not be exclusive and (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. This Agreement shall not be interpreted or construed to require any person or entity to take any action, or fail to take any action, if to do so would violate applicable Law.

The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect,

57

the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. Further, it is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Seller Disclosure Schedule or Acquiror Disclosure Schedule is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Seller Disclosure Schedule or Acquiror Disclosure Schedule in any dispute or controversy between the parties as to whether any obligation, item or matter not described in this Agreement or included in the Seller Disclosure Schedule or Acquiror Disclosure Schedule is or is not material for purposes of this Agreement.

8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The parties agree to waive any requirements for the securing or posting of any bond in connection with any remedy described in this Section  8.9 (except to the extent required by Law).

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.11 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, before the Effective Time, Acquiror may revise the structure of the Parent Merger and/or the Subsidiary Merger or otherwise revise the method of effecting the Parent Merger and/or the Subsidiary Merger and related transactions, provided, that (i) such revision does not alter or change the kind or amount of the Merger Consideration, (ii) such revised structure or method is reasonably capable of consummation without significant delay in relation to the structure contemplated herein and (iii) such revision does not otherwise cause any of the conditions set forth in Article VI not to be capable of being fulfilled unless duly waived by the party entitled to the benefits thereof. This Agreement and any related documents will be appropriately amended in order to reflect any revised structure or method as contemplated by this Section 8.11.

[The remainder of this page intentionally left blank. Signature page follows]

58

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

RENASANT CORPORATION

By:	/s/ E. Robinson McGraw
	Name:	E. Robinson McGraw
	Title:	Chairman, President and Chief
Executive Officer

RENASANT BANK

By:	/s/ E. Robinson McGraw
	Name:	E. Robinson McGraw
	Title:	Chairman, President and Chief
Executive Officer

FIRST M&F CORPORATION

By:	/s/ Hugh S. Potts, Jr.
	Name:	Hugh S. Potts, Jr.
	Title:	Chairman, President and Chief
Executive Officer

MERCHANTS AND FARMERS BANK

By:	/s/ Hugh S. Potts, Jr.
	Name:	Hugh S. Potts, Jr.
	Title:	Chairman, President and Chief
Executive Officer

59

INDEX OF DEFINED TERMS

Term	Defined In Section No.
Acquiror	First paragraph
Acquiror Capital Stock	2.1(a)(ii)
Acquiror CDCI Preferred Stock	2.1(a)(ii)
Acquiror Common Stock	2.1(a)(i)
Acquiror Disclosure Schedule	First sentence Article IV
Acquiror Material Adverse Effect	4.1(a)
Acquiror Recommendation	5.8(b)
Acquiror SEC Documents	4.8(a)
Acquiror Sub	First paragraph
Acquiror Warrant	2.8(e)
Acquisition Proposal	5.3(a)
Acquisition Transaction	5.3(a)
Affiliate	3.18
Agreement	First paragraph
Broker-Dealer Entity	3.30(a)
Business Day	1.2
CDCI Preferred Stock Consideration	2.1(a)(ii)
Change in the Seller Recommendation	5.3(c)
Claims	5.13(b)
Closing	1.2
Closing Date	1.2
Code	2.2(e)
Commission	3.3(c)
Common Stock Merger Consideration	2.1(a)(i)
Costs	5.13(b)
CRA	3.28
delivered to Acquiror	First paragraph of Article III
delivered to Seller	First paragraph of Article IV
Domiciliary Jurisdiction	3.36(a)
Effective Time	1.2
Employees	3.8(a)
Employer	5.13(a)(i)
Environmental Law	3.15
ERISA	3.8(a)
ERISA Plan	3.8(b)
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Exchange Ratio	2.1(a)(i)
FDIA	3.12
FDIC	3.3(c)
FINRA	3.3(c)
FRB	3.3(c)
GAAP	3.4(b)
Governmental Entity	1.2
Hazardous Substance	3.15
Indemnification Cap	5.13(b)
Indemnified Parties	5.13(b)
Indenture	3.2(b)
Intellectual Property	3.27(a)

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Term	Defined In Section No.
Investment Assets	3.36(g)
Investment Company Act	3.30(f)
IRS	3.7(a)
Law	3.3(b)
Loan Portfolio Properties and Other Properties Owned	3.15
made available to Acquiror	First paragraph of Article III
made available to Seller	First paragraph of Article IV
MBCA	1.1(a)
MCB	1.2
Mergers	1.1(b)
Merger Consideration	2.1(a)(ii)
Merger Documents	1.2
Notice	5.3(a)
Parent Merger	1.1(a)
Parent Merger Document	1.2
party/parties	First paragraph
Pension Plan	3.8(a)
Pre-Termination Takeover Proposal Event	7.4(c)
Proceeding	5.13(b)
provided to Acquiror	First paragraph of Article III
provided to Seller	First paragraph of Article IV
Qualified Seller Plan	3.8(a)
Registration Statement	3.10
Reinsurance Agreement	3.36(h)(i)
Representative	2.2(b)
Returns	3.7(a)
RIA Entity	3.30(a)
Risk Management Instruments	3.20
SAP	3.36(a)
Section 16 Information	5.17
Seller	First paragraph
Seller Acquisition Agreement	5.3(c)
Seller Agreement	3.13(a)
Seller Capital Stock	2.1
Seller CDCI Preferred Stock	2.1
Seller Common Stock	2.1
Seller Disclosure Schedule	First sentence Article III
Seller Incentive Plan	2.8(a)
Seller Insiders	5.17
Seller Insurance Company	3.36(a)
Seller Material Adverse Effect	3.1(a)
Seller Plans	3.8(a)
Seller Recommendation	5.8(b)
Seller SEC Documents	3.9(a)
Seller Stock Certificate	2.2(e)
Seller Stock Options	2.8(a)
Seller Sub	First paragraph
Seller Sub Common Stock	2.7
Seller Terminated Plans	5.13(a)(iv)
Seller Warrant	2.8(e)
Software	3.27(a)

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Term	Defined In Section No.
Special Meeting(s)	5.8(b)
Statutory Statements	3.36(a)
Subsidiaries	3.1(b)
Subsidiary Merger	1.1(b)
Subsidiary Merger Document	1.2
Subsidiary Surviving Bank	1.1(b)
Superior Proposal	5.3(a)
Surviving Corporation	1.1(a)
Takeover Laws	3.3(d)
Taxes	3.7(c)
Termination Fee	7.4(a)
to the Knowledge of Acquiror	First paragraph of Article IV
to the Knowledge of Seller	First paragraph of Article III
Transferred Employees	5.13(a)(i)
Treasury Department	2.8(e)
1933 Act	3.9(a)
1934 Act	3.9(a)

62

EXHIBIT A

PARENT MERGER DOCUMENT

PLAN OF MERGER

This Plan of Merger (“Plan of Merger”) is dated as of             , 2013, by and between Renasant Corporation, a Mississippi corporation (“Acquiror”), and First M&F Corporation, a Mississippi corporation (“Seller”). Each of Acquiror and Seller is a “party” to this Plan of Merger, and one or more of them are “parties” hereto, as the context may require.

W I T N E S S E T H:

WHEREAS, Acquiror, Renasant Bank, a Mississippi banking association, Seller and Merchants and Farmers Bank, a Mississippi banking association, have entered into an Agreement and Plan of Merger, dated as of February 6, 2013 (the “Merger Agreement”); and

WHEREAS, pursuant to the Merger Agreement and this Plan of Merger, and subject to the terms and conditions set forth therein and herein, Seller shall be merged with and into Acquiror, with Acquiror being the surviving corporation in such merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement, the parties hereto do mutually agree as follows:

ARTICLE I

DEFINITIONS

Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Effective Time” shall mean the date and time at which the Merger contemplated by this Plan of Merger becomes effective as provided in Section 2.2 of this Plan of Merger.

“Merger” shall refer to the merger of Seller with and into Acquiror as provided in Section 2.1 of this Plan of Merger.

“Merging Corporations” shall mean Acquiror and Seller.

“Seller Common Stock” shall mean the common stock, $5.00 par value per share, of Seller.

“Stockholder Meeting” shall mean the meeting of the stockholders of Seller held pursuant to Section 5.8 of the Merger Agreement.

“Surviving Corporation” shall mean Acquiror as the surviving corporation in the Merger.

ARTICLE II

TERMS OF THE MERGER

2.1 THE MERGER. Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Seller shall be merged with and into Acquiror pursuant to and in accordance with the Mississippi Business Corporation Act, as amended (the “MBCA”). Acquiror shall be the Surviving Corporation in the Merger and shall continue to be governed by the laws of the State of Mississippi. At the Effective Time, the separate existence and corporate organization of Seller shall cease, and all right, title and interest in and to all real estate and other property owned by each of the Merging Corporations shall be allocated to and shall be vested in Acquiror as the Surviving Corporation, without reversion or impairment, without further act or deed and without any transfer or assignment having occurred (but subject to any existing liens or other encumbrances thereon), and all liabilities and obligations of the Merging Corporations shall be allocated to and shall be vested in Acquiror as the Surviving Corporation, as the primary obligor therefor, and, except as set forth in the Merger Agreement, no other person shall be liable therefor, and all proceedings pending by or against either of the Merging Corporations shall be continued by or against Acquiror as the Surviving Corporation, and all liabilities, obligations, assets or rights associated with such proceedings shall be allocated to and vested in Acquiror as the Surviving Corporation.

2.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time set forth in the Articles of Merger filed with the Secretary of State of the State of Mississippi pursuant to Section 79-4-11.06 of the MBCA.

2.3 NAME OF THE SURVIVING CORPORATION. The name of the Surviving Corporation shall be “Renasant Corporation.”

2.4 ARTICLES OF INCORPORATION. On and after the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Acquiror as in effect immediately prior to the Effective Time until thereafter amended in accordance with applicable law.

2.5 BYLAWS. On and after the Effective Time, the Bylaws of the Surviving Corporation shall be the Bylaws of Acquiror as in effect immediately prior to the Effective Time until thereafter amended in accordance with applicable law.

ARTICLE III

CONVERSION OF SHARES

3.1 CONVERSION OF SHARES. All of the shares of the capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall be unaffected by the Merger. The manner and basis of converting the Seller Common Stock upon consummation of the Merger shall be as follows:

(a) At the Effective Time, automatically by virtue of the Merger and without any action on the part of Acquiror, Seller or the holders of Seller Common Stock: [**To be revised if the First M&F CDCI Preferred Stock has not been redeemed/purchased prior to filing the Articles of Merger**]

(i)	Subject to the other provisions of this Section 3.1, each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Seller Common Stock to be canceled in accordance with Section 3.1(a)(iv)) shall, subject to adjustment pursuant to Section 3.1(a)(iii) below, be converted automatically into and thereafter represent the right to receive the number of shares (or a fraction thereof) of Acquiror Common Stock (as defined below), rounded to the nearest four decimals, equal to the Exchange Ratio (the “Merger Consideration”). As used in this Plan of Merger, the term “Acquiror Common Stock” means the common stock, $5.00 par value per share, of Acquiror, and the term “Exchange Ratio” means 0.6425.

(ii)	Certificates previously evidencing shares of Seller Common Stock shall be exchanged for certificates evidencing the Merger Consideration. Notwithstanding the foregoing, however, no fractional shares of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 3.1(b).

(iii)

If at any time during the period between the date of this Plan of Merger and the Effective Time, any change in the number of outstanding shares of capital stock of Acquiror or Seller, respectively, shall occur (or for which the relevant record date will occur) as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or other subdivision, combination or readjustment of shares, or as a result of any stock dividend or stock distribution with a record date during such period, the Exchange Ratio shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect such change.

(iv)	Each share of Seller Common Stock held in the treasury of Seller and each share of Seller Common Stock owned by Acquiror or any subsidiary of Acquiror or Seller (other than in a fiduciary capacity or as a result of debts previously contracted) immediately prior to the Effective Time shall automatically be cancelled and extinguished without any conversion thereof and no consideration shall be issued with respect thereto.

(b) No certificates or scrip representing fractional shares of Acquiror Common Stock will be issued as a result of the Merger. In lieu of the issuance of fractional shares pursuant to Section 3.1(a) of this Plan of Merger, cash adjustments (without interest) will be paid to the holder of Seller Common Stock in respect of any fraction of a share of Acquiror Common Stock that would otherwise be issuable to such holder of Seller Common Stock, and the amount of such cash adjustment shall be determined by multiplying the fraction of a share of Acquiror Common Stock otherwise issuable by the average of the closing price of one share of Acquiror Common Stock for the 10 trading days immediately preceding the last trading day immediately prior to the Closing Date as reported on the Nasdaq Global Select Market, and no such holder shall be entitled to dividends, voting rights or any other right of stockholders in respect of any fractional share.

3.2 EXCHANGE OF CERTIFICATES FOR STOCK. After the Effective Time, each holder of a certificate previously representing outstanding shares of Seller Common Stock shall surrender and exchange such certificates for the Merger Consideration in the manner provided in Section 2.2 of the Merger Agreement.

ARTICLE IV

MISCELLANEOUS

4.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Merger Agreement.

4.2 TERMINATION. This Plan of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Article VII thereof.

4.3. AMENDMENTS. To the extent permitted by the MBCA, this Plan of Merger may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Article III of this Plan of Merger relating to the consideration to be paid for the shares of Seller Common Stock shall not be amended after the Stockholder Meeting so as to modify either the amount or the form of such consideration or to otherwise materially adversely affect the stockholders of Seller without the approval of the stockholders of Seller.

4.4 SUCCESSORS. This Plan of Merger shall be binding on the successors of Acquiror and Seller.

IN WITNESS WHEREOF, Acquiror and Seller have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

RENASANT CORPORATION

By:
Name: E. Robinson McGraw
Title: President and Chief
Executive Officer

FIRST M&F CORPORATION

By:
Name: Hugh S. Potts, Jr.
Title: Chief Executive Officer

EXHIBIT B

SUBSIDIARY MERGER DOCUMENT

PLAN OF MERGER

This Plan of Merger (“Plan of Merger”) is dated as of             , 2013, by and between Renasant Bank, a Mississippi banking corporation (“Acquiror Sub”), and Merchants and Farmers Bank, a Mississippi banking corporation (“Seller Sub”). Each of Acquiror Sub and Seller Sub is a “party” to this Plan of Merger, and one or more of them are “parties” hereto, as the context may require.

W I T N E S S E T H:

WHEREAS, Renasant Corporation, a Mississippi corporation, Acquiror Sub, First M&F Corporation, a Mississippi corporation, and Seller Sub have entered into an Agreement and Plan of Merger, dated as of February 6, 2013 (the “Merger Agreement”); and

WHEREAS, pursuant to the Merger Agreement and this Plan of Merger, and subject to the terms and conditions set forth therein and herein, Seller Sub shall be merged with and into Acquiror Sub, with Acquiror Sub being the surviving banking corporation in such merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement, the parties hereto do mutually agree as follows:

ARTICLE I

DEFINITIONS

Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Effective Time” shall mean the date and time at which the Merger contemplated by this Plan of Merger becomes effective as provided in Section 2.2 of this Plan of Merger.

“Merger” shall refer to the merger of Seller Sub with and into Acquiror Sub as provided in Section 2.1 of this Plan of Merger.

“Merging Banks” shall mean Acquiror Sub and Seller Sub.

“Seller Sub Common Stock” shall mean the common stock, par value $5,000.00 per share, of Seller Sub.

“Surviving Bank” shall mean Acquiror Sub as the surviving banking corporation in the Merger.

ARTICLE II

TERMS OF THE MERGER

2.1 THE MERGER. Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Seller Sub shall be merged with and into Acquiror Sub pursuant to and in accordance with the applicable provisions of the Mississippi Code of 1972, as amended (the “Mississippi Code”). Acquiror Sub shall be the Surviving Bank in the Merger and shall continue to be governed by the laws of the State of Mississippi. At the Effective Time, the Merger shall have the effects set forth in Mississippi Code Annotated Section 81-5-85 and the separate existence and corporate organization of Seller Sub shall cease, and all right, title and interest in and to all real estate and other property owned by each of the Merging Banks shall be allocated to and shall be vested in Acquiror Sub as the Surviving Bank, without reversion or impairment, without further act or deed and without any transfer or assignment having occurred (but subject to any existing liens or other encumbrances thereon), and all liabilities and obligations of the Merging Banks shall be allocated to and shall be vested in Acquiror Sub as the Surviving Bank, as the primary obligor therefor, and, except as set forth in the Merger Agreement, no other person shall be liable therefor, and all proceedings pending by or against either of the Merging Banks shall be continued by or against Acquiror Sub as the Surviving Bank, and all liabilities, obligations, assets or rights associated with such proceedings shall be allocated to and vested in Acquiror Sub as the Surviving Bank.

2.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time stated in the Articles of Merger certified, signed and acknowledged in the manner required by law, having been filed in the Office of the Commissioner of the Department of Banking and Consumer Finance (“DBCF”).

2.3 NAME OF THE SURVIVING BANK. The name of the Surviving Bank shall be “Renasant Bank.”

2.4 CHARTER OF INCORPORATION. On and after the Effective Time, the Charter of Incorporation of the Surviving Bank shall be the Charter of Incorporation of Acquiror Sub as in effect immediately prior to the Effective Time until thereafter amended in accordance with applicable law.

2.5 BYLAWS. On and after the Effective Time, the Bylaws of the Surviving Bank shall be the Bylaws of Acquiror Sub as in effect immediately prior to the Effective Time until thereafter amended in accordance with applicable law.

ARTICLE III

CONVERSION AND CANCELLATION OF SHARES

3.1 CONVERSION OF SHARES. At the Effective Time, each share of Seller Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and the certificate or certificates therefor shall be surrendered and cancelled. There shall be no conversion, exchange or consideration for such Seller Sub Common Stock.

All of the shares of Acquiror Sub issued and outstanding immediately prior to the effective time of the Merger shall remain issued and outstanding after the Effective Time of and shall be unaffected by the Merger. The authorized capital stock of Acquiror Sub as the Surviving Bank following the Effective Time of the Merger shall be 772,822 shares of common stock, $5.00 par value per share, unless and until the same shall be changed in accordance with applicable Mississippi law.

ARTICLE IV

FILING OF MERGER AGREEMENT

The approval of this Plan of Merger by the shareholders of Acquiror Sub and Seller Sub shall be certified in Articles of Merger which shall be signed and acknowledged by the President or Vice President of each of the Merging Banks. Thereafter, an original of the Articles of Merger, so certified, signed and acknowledged, shall be delivered to the DBCF for filing and recordation in the manner required by law.

ARTICLE V

MISCELLANEOUS

5.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Merger Agreement.

5.2 TERMINATION. This Plan of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Article VII thereof.

5.3. AMENDMENTS. To the extent permitted by the Mississippi Code, this Plan of Merger may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

5.4 SUCCESSORS. This Plan of Merger shall be binding on the successors of Acquiror Sub and Seller Sub.

IN WITNESS WHEREOF, Acquiror Sub and Seller Sub have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

RENASANT BANK

By:
Name: E. Robinson McGraw
Title: President and Chief
Executive Officer

MERCHANTS AND FARMERS BANK

By:
Name: Hugh S. Potts, Jr.
Title: Chief Executive Officer

SCHEDULE 5.13(b)

JOINDER AGREEMENT

THIS AGREEMENT is made and executed as of                     , 2013 between Renasant Corporation, a Mississippi corporation (“Acquiror”), and the undersigned individual officer and/or director (“M&F Official”) of First M&F Corporation, a Mississippi corporation (“M&F”), and/or Merchants and Farmers Bank, a Mississippi banking corporation (“M&F Bank”).

RECITALS:

WHEREAS, Acquiror, Renasant Bank, a Mississippi banking corporation (the “Acquiror Bank”), M&F and M&F Bank have entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which M&F will be merged into Acquiror and Acquiror shall be the surviving entity on the terms and subject to the conditions set forth in the Merger Agreement and M&F Bank will be merged into Acquiror Bank and Acquiror Bank shall be the surviving entity on the terms and subject to the conditions set forth in such Merger Agreement; and

WHEREAS, in consideration of the agreements made by M&F in connection with the Merger Agreement, Acquiror has agreed to indemnify the M&F Official under certain circumstances set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of Acquiror’s agreement to indemnify the M&F Official and the expenses and costs that may be incurred by Acquiror in connection with such indemnification, the M&F Official hereby agrees as follows:

1. Assumption of and Cooperation in Defense.

1.1 Notice and Assumption of Defense. In the event a claim arises for which indemnification is or may be sought by the M&F Official, the M&F Official shall promptly notify Acquiror, in writing at the address set forth in Section 3 hereof, of the commencement of such legal action or existence of and facts relating to such claim. Upon receipt of such notice, or at any time thereafter, Acquiror shall be entitled to participate therein and, in its sole discretion, to assume the defense of such claim, with counsel of its choice, subject to the reasonable approval of the M&F Official, and to consider and decide on any proposed settlement, subject to the reasonable approval of the M&F Official. In any and all events, Acquiror shall have the right to reasonable control over the nature and extent of expenses incurred in connection with such claim(s). Acquiror shall notify the M&F Official of its assumption of the defense of such claim; and after such notice from Acquiror to the M&F Official, Acquiror shall not be liable to the M&F Official for indemnification under Section 5.13(b) of the Merger Agreement for any legal expenses of other counsel or any other expenses of defense subsequently incurred by such indemnified party.

1.2 Cooperation in Defense. The M&F Official agrees to cooperate in the defense of any action for which indemnification is sought under Section 5.13(b) of the Merger Agreement. Such cooperation shall include, but not be limited to, providing Acquiror and its counsel copies of any and all relevant documents relating to the claim, consulting with Acquiror and its counsel with regard to the claim, providing testimony, either in deposition or at trial or both, regarding the facts relating to the claim, making himself available at reasonable times for consultation, testimony and fact-finding and otherwise furnishing such information to Acquiror and its counsel as the M&F Official would provide to his own counsel in the event he were defending the action himself. Except as expressly permitted by Acquiror, the M&F Official shall not object to the production or use of any documents heretofore prepared by or of information provided to Acquiror legal counsel on the basis of any claim of privilege that is available only to M&F or Acquiror; provided, however, that Acquiror agrees that it will not, without the consent of the M&F Official, waive any applicable privilege of the M&F Official. Such cooperation shall be provided regardless of whether Acquiror assumes the defense of the action.

Schedule 5.13(b) - Page 1

2. Duplication of Payment; Limitations; Presumptions.

2.1 No Duplication of Payments. Acquiror shall not be liable under this Agreement to make any payment in connection with any claim against the M&F Official to the extent the M&F Official has otherwise actually received payment (under any insurance policy, certificate of incorporation, bylaw provision or otherwise) of amounts otherwise indemnifiable hereunder.

2.2 Limitation on Liability. The M&F Official hereby expressly acknowledges and agrees that Acquiror shall not be liable in the aggregate for more than the Indemnification Cap (as defined in the Merger Agreement) in connection with its obligations under Section 5.13(b) of the Merger Agreement. The M&F Official further acknowledges and agrees that he shall have no claim against Acquiror for any amount that, when aggregated with indemnification amounts paid by Acquiror to other M&F Officials that would be subject to the Indemnification Cap as provided in the Merger Agreement (the “Capped Amount”), exceeds the Indemnification Cap. Any claim for reallocation of the amounts paid by Acquiror among M&F Officials shall be made against the other M&F Official(s) involved, and Acquiror shall not be liable in any way for the allocation of such Capped Amount among M&F Officials.

2.3 No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) shall not of itself create a presumption that the M&F Official did or did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

3. Notices. All notices or other communications which are required or permitted hereunder shall be delivered in accordance with Section 8.3 of the Merger Agreement, at the addresses listed below:

If to Acquiror:	Renasant Corporation
209 Troy Street
Tupelo, Mississippi 38804-4827
Attention: E. Robinson McGraw

If to the M&F Official:

4. Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. Transmission by facsimile of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile shall be deemed to be an original counterpart of this Agreement.

5. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Mississippi applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

6. Amendment. This Agreement may only be amended by a written instrument signed by both parties hereto.

Schedule 5.13(b) - Page 2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RENASANT CORPORATION

By:
	Name:	E. Robinson McGraw
	Title:	Chairman, President and Chief
Executive Officer

M&F OFFICIAL

Schedule 5.13(b) - Page 3

SCHEDULE 5.15

AFFILIATE LETTER

[date]

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Gentlemen:

This letter agreement is given in connection with the closing of the merger (the “Merger”) of First M&F Corporation (“Seller”) with and into Renasant Corporation (“Acquiror”). I am aware and acknowledge that, as a member of the board of directors or an officer of Seller or the beneficial owner of a substantial amount of the outstanding common stock of Seller, I may be an “affiliate” of Seller as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and the regulations thereunder.

I understand the resales or other dispositions of Acquiror’s common stock, $5.00 per share par value (“Acquiror Common Stock”), acquired by me as a result of the Merger may be governed by Rules 144 and 145 of the Securities Act.

On the basis of the foregoing, and in consideration of the delivery to me of the Acquiror Common Stock into which my Seller common stock will be converted, I agree that I will not, directly or indirectly, sell, transfer, pledge or otherwise alienate or encumber any of the Acquiror Common Stock held by me in violation of the Securities Act or the rules or regulations promulgated thereunder. In addition, I expressly agree to the placement of a restrictive legend on any and all certificates representing Acquiror Common Stock of which I am the beneficial owner reflecting the restrictions described above.

Schedule 5.15

SCHEDULE 5.20-A

LOCK- UP AND NON-COMPETITION AGREEMENT

Schedule 5.20-A - Page 1

LOCK-UP AND NON-COMPETITION AGREEMENT

This Agreement is made and executed as of the         day of         , 2013, between Renasant Corporation, a Mississippi corporation (“Acquiror”), and the undersigned non-employee director (“M&F Official”) of First M&F Corporation, a Mississippi corporation (“M&F”), or Merchants and Farmers Bank, a Mississippi banking corporation (“M&F Bank”).

Acquiror, Renasant Bank, a Mississippi banking corporation (“Acquiror Bank”), M&F and M&F Bank have entered into an Agreement and Plan of Merger (the “Plan of Merger”), pursuant to which the parties thereto agree that (i) M&F will merge (the “Merger”) with and into Acquiror, and Acquiror shall be the surviving entity of the Merger, and (ii) M&F Bank and Acquiror Bank will merge (the “Bank Merger”) with and into Acquiror Bank, and Acquiror Bank shall be the surviving entity of the Bank Merger. In consideration of the expenses that Acquiror will incur in connection with the transactions contemplated by the Plan of Merger, and in order to preserve the value of the franchise to be purchased by Acquiror and induce Acquiror to proceed to incur such expenses, the M&F Official makes the following agreements in favor of Acquiror:

1. Undertakings of M&F Official.

1.1 The M&F Official agrees and undertakes to vote or cause to be voted in favor of the approval of the Plan of Merger all shares of common stock of M&F, $5.00 par value per share (the “M&F Stock”), as to which he has voting power (other than shares held in a fiduciary capacity), which amount of shares is shown on the schedule attached hereto and made a part hereof, at any meeting or meetings (including any and all adjournments thereof) held on or before September 30, 2013. The parties hereto acknowledge and agree that nothing in this section or this Agreement is intended to dictate or require that the M&F Official vote as a director in any manner.

1.2 The M&F Official further agrees that he will not transfer any of the shares of M&F Stock over which he has dispositive power, which number of shares is shown on the schedule attached hereto and made a part hereof, until the vote upon the Plan of Merger by M&F’s stockholders has been taken or until the Plan of Merger has been terminated pursuant to the provisions thereof, except (i) for transfers by operation of law, and (ii) for transfers in connection with which Acquiror has consented to the transfer and the transferee shall agree in writing with Acquiror to be bound by this Agreement as fully as the undersigned.

1.3 This Agreement shall terminate at such time as the Plan of Merger terminates.

2. Noncompetition Obligations of M&F Official.

2.1 M&F Official will not:

(a) directly or indirectly, for himself or in affiliation with any business or entity in which he owns an equity or financial interest (except as to not more than five percent (5%) of the outstanding stock of any corporation, the securities of which are regularly traded on a nationally recognized securities exchange or over-the-counter market), carry on or engage in any Competitive Business (as hereinafter defined) within the Restricted Area (as hereinafter defined); or

(b) directly or indirectly, in affiliation with any individual or any business or entity not covered by (a) above, whether as a partner, employee, contractor, consultant or otherwise, carry on or engage in any Competitive Business in the Restricted Area; or

(c) directly or indirectly, solicit or cause to be solicited any customers of the Acquiror or Acquiror Bank, with respect to any Competitive Business in the Restricted Area; or

Schedule 5.20-A - Page 2

(d) directly or indirectly, solicit or cause to be solicited any employees, contractors or agents of the Acquiror or the Acquiror Bank to terminate their employment, contract or relationship with the Company.

For purposes of this Agreement, the term “Restricted Area” shall mean the State of Mississippi, and the term “Competitive Business” shall mean the business of banking through, or as a part of, or as an agent for, an FDIC-insured financial institution, including, without limitation, checking and savings accounts, business and personal loans, interim construction and residential loans, student loans, automated tellers machines, internet banking services and accounts receivable financing. For the avoidance of doubt, “Competitive Business” shall exclude equipment leasing, insurance agency services, insurance services, trust services and investment advisory services and any entity in which the M&F Official has an ownership interest in on the date of this Agreement.

2.2. The noncompetition obligations set forth in Section 2.1 shall extend until the second anniversary of the Closing (as defined in the Plan of Merger) (the “Restricted Period”).

2.3. The Acquiror and the M&F Official agree that the foregoing restrictions are reasonable under the circumstances and that any breach of the covenants contained in this Section 2 would cause irreparable injury to the Acquiror. The M&F Official understands that the foregoing restrictions may limit the M&F Official’s ability to engage in certain businesses during the period provided for above in the Restricted Area, but acknowledges that the M&F Official will receive sufficient remuneration and other benefits under the Plan of Merger to justify such restriction. Further, the M&F Official acknowledges that his skills are such that he can be gainfully employed in non-competitive employment, and that the agreement not to compete will in no way prevent him from earning a living. If any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced. By agreeing to this contractual modification prospectively at this time, the parties intend to make this provision enforceable under the laws of Mississippi in the Restricted Area so that the entire agreement not to compete and this Agreement as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal.

2.4. The M&F Official acknowledges that money damages would not be sufficient remedy for any breach of this Section 2 by the M&F Official, and the Acquiror shall be entitled to seek to enforce the provisions of this Section 2 by specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Section 2, but shall be in addition to all remedies available at law or in equity to the Acquiror, including, without limitation, the recovery of damages from the M&F Official and his or her agents involved in such breach.

3. Miscellaneous.

3.1 The provisions of this Agreement shall be enforceable through an action for damages at law or a suit for specific performance or other appropriate extraordinary relief, the M&F Official acknowledging that remedies at law for breach or default might be or become inadequate.

3.2 The M&F Official acknowledges and agrees that this Agreement is executed in connection with the sale of all of the business of M&F. The M&F Official further acknowledges and represents that the provisions of this Agreement will not work a hardship on him and will not prevent him from engaging in his occupation.

3.3 To the extent permitted under applicable law, any provision of this Agreement may be amended or modified at any time, either before or after its approval by an agreement in writing among the parties hereto.

3.4 This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

Schedule 5.20-A - Page 3

3.5 This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Mississippi applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

3.6 The M&F Official may not assign any of his rights or obligations under this Agreement to any other person.

3.7 This Agreement supersedes any and all oral or written agreements and understandings heretofore made between the parties hereto relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof; provided, however, that notwithstanding the foregoing, this Agreement does not modify or amend any stock option agreement, employment agreement, option or similar employee benefit agreement between M&F or an affiliate of M&F and the M&F Official. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs and legatees.

IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date first set forth above.

RENASANT CORPORATION

By:
	Name:	E. Robinson McGraw
	Title:	Chairman, President and Chief
Executive Officer

M&F OFFICIAL

Schedule 5.20-A - Page 4

SCHEDULE TO

LOCK-UP AND NON-COMPETITION AGREEMENT

Number of shares of common stock, $5.00 par value per share, of First M&F Corporation owned by the M&F Official:             shares.

Schedule 5.20-A - Page 5

SCHEDULE 5.20-B

LOCK-UP AGREEMENT

Schedule 5.20-B - Page 1

LOCK-UP AGREEMENT

This Agreement is made and executed as of the              day of             , 2013, between Renasant Corporation, a Mississippi corporation (“Acquiror”), and the undersigned individual executive officer and director (“M&F Official”) of First M&F Corporation, a Mississippi corporation (“M&F”), or Merchants and Farmers Bank, a Mississippi banking corporation (“M&F Bank”).

Acquiror, Renasant Bank, a Mississippi banking corporation (“Acquiror Bank”), M&F and M&F Bank have entered into an Agreement and Plan of Merger (the “Plan of Merger”), pursuant to which the parties thereto agree that (i) M&F will merge (the “Merger”) with and into Acquiror, and Acquiror shall be the surviving entity of the Merger, and (ii) M&F Bank and Acquiror Bank will merge (the “Bank Merger”) with and into Acquiror Bank, and Acquiror Bank shall be the surviving entity of the Bank Merger. In consideration of the expenses that Acquiror will incur in connection with the transactions contemplated by the Plan of Merger and in order to preserve the value of the franchise to be purchased by Acquiror and induce Acquiror to proceed to incur such expenses, the M&F Official makes the following agreements in favor of Acquiror:

1. Undertakings of M&F Official.

1.1 The M&F Official agrees and undertakes to vote or cause to be voted in favor of the approval of the Plan of Merger all shares of common stock of M&F, $5.00 par value per share (the “M&F Stock”), as to which he has voting power (other than shares held in a fiduciary capacity), which amount of shares is shown on the Schedule attached hereto and made a part hereof, at any meeting or meetings (including any and all adjournments thereof) held on or before September 30, 2013. The parties hereto acknowledge and agree that nothing in this Section or this Agreement is intended to dictate or require that the M&F Official vote as a director in any manner.

1.2 The M&F Official further agrees that he will not transfer any of the shares of M&F Stock over which he has dispositive power, which number of shares is shown on the Schedule attached hereto and made a part hereof, until the vote upon the Plan of Merger by M&F’s stockholders has been taken or until the Plan of Merger has been terminated pursuant to the provisions thereof, except (i) for transfers by operation of law, and (ii) for transfers in connection with which Acquiror has consented to the transfer and the transferee shall agree in writing with Acquiror to be bound by this Agreement as fully as the undersigned.

1.3 This Agreement shall terminate at such time as the Plan of Merger terminates.

2. [Reserved]

3. Miscellaneous.

3.1 The provisions of this Agreement shall be enforceable through an action for damages at law or a suit for specific performance or other appropriate extraordinary relief, the M&F Official acknowledging that remedies at law for breach or default might be or become inadequate.

3.2 The M&F Official acknowledges and agrees that this Agreement is executed in connection with the sale of all of the business of M&F. The M&F Official further acknowledges and represents that the provisions of this Agreement will not work a hardship on him and will not prevent him from engaging in his occupation.

3.3 To the extent permitted under applicable law, any provision of this Agreement may be amended or modified at any time, either before or after its approval by an agreement in writing among the parties hereto.

3.4 This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

Schedule 5.20-B - Page 2

3.5 This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Mississippi applicable to agreement made and entirely to be performed within such State, except as federal law may be applicable.

3.6 The M&F Official may not assign any of his rights or obligations under this Agreement to any other person.

3.7 This Agreement supersedes any and all oral or written agreements and understandings heretofore made between the parties hereto relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof; provided, however, that notwithstanding the foregoing, this Agreement does not modify or amend any stock option agreement, employment agreement, option or similar employee benefit agreement between M&F and the M&F Official. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, heirs and legatees.

IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date first set forth above.

RENASANT CORPORATION

By:
	Name:	E. Robinson McGraw
	Title:	Chairman, President and Chief
Executive Officer

M&F OFFICIAL

Schedule 5.20-B - Page 3

SCHEDULE TO

LOCK-UP AGREEMENT

Number of shares of common stock, $5.00 par value per share, of First M&F Corporation owned by the M&F Official:             shares.

Schedule 5.20-B - Page 4

ANNEX B

OPINION OF KEEFE, BRUYETTE & WOODS, INC.

Annex B

February 6, 2013

The Board of Directors

First M&F Corporation

134 West Washington Street

P.O. Box 520

Kosciusko, MS 39090

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of First M&F Corporation (“FMFC”) of the Merger Consideration, as defined below, in the proposed merger (the “Merger”) of FMFC with and into Renasant Corporation (“RNST”), pursuant to the Agreement and Plan of Reorganization, dated as of February 6, 2013, between FMFC and RNST (the “Agreement”). Pursuant to the terms of the Agreement, each outstanding share of FMFC common stock (“FMFC Common Stock”), par value $5.00 per share, not owned by FMFC and RNST or by any of the respective wholly-owned subsidiaries, other than shares owned in a fiduciary capacity or as a result of debts previously contracted, will be cancelled and retired and converted into the right to receive 0.6425 shares of RNST common stock, par value $5.00 per share, (the “Merger Consideration”), as more fully described in the Agreement. The terms and conditions of the Merger are more fully described in the Agreement

Keefe, Bruyette & Woods, Inc., has acted as financial advisor to FMFC. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, FMFC and RNST, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of FMFC and RNST for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to FMFC. We have acted exclusively for the Board of Directors of FMFC in rendering this fairness opinion and will receive a fee from FMFC for our services. A portion of our fee is contingent upon the successful completion of the Merger.

During the past two years we have provided investment banking and financial advisory services to FMFC, but have not received compensation for such services. In addition, during the past two years we have provided investment banking and financial advisory services to RNST, but have not received compensation for such services. We may in the future provide investment banking and financial advisory services to RNST and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of FMFC and RNST and the Merger, including among other things, the following: (i) a draft of the Agreement dated February 5, 2013 (the most recent draft made available to us); (ii) the Annual Report to Stockholders and Annual Report on Form 10-K for the three years ended December 31, 2011 of FMFC and RNST, respectively; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of FMFC and RNST and certain other communications from FMFC and RNST to their respective stockholders; and (iv) other financial information concerning the businesses and operations of FMFC and RNST furnished to us by FMFC and RNST for purposes of our analysis. We have also held discussions with senior management of FMFC and RNST regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for FMFC and RNST with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy. We have relied upon the management of FMFC and RNST as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent that the aggregate allowances for loan and lease losses for FMFC and RNST are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property, assets or liabilities of FMFC or RNST, nor have we examined any individual credit files.

We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Merger Consideration; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers or modifications to the Agreement; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of FMFC and RNST; (ii) the assets and liabilities of FMFC and RNST; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the underlying business decision of FMFC to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to FMFC.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of FMFC Common Stock of the Merger Consideration in the Merger. We express no view or opinion as to any terms or other aspects of the Merger.

Further, we are not expressing any opinion about the fairness of the amount or nature of the compensation to any of FMFC’s officers, directors or employees, or any class of such persons, relative to the compensation to the public shareholders of FMFC in connection with the Merger.

In addition, this opinion does not in any manner address the prices at which RNST common stock will trade following the consummation of the Merger and we express no view or opinion as to how the stockholders of FMFC should vote at the stockholders meeting to be held in connection with the Merger.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

2

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Merger is fair, from a financial point of view, to holders of FMFC Common Stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

3

ANNEX C

OPINION OF SANDLER O’NEILL + PARTNERS, L.P.

Annex C

February 6, 2013

Board of Directors

Renasant Corporation

209 Troy Street

Tupelo, MS 38804

Ladies and Gentlemen:

Renasant Corporation (“Renasant”), Renasant Bank (“Renasant Bank”), First M&F Corporation (“First M&F”) and Merchants and Farmers Bank (“M&F Bank”) have entered into an Agreement and Plan of Merger, dated as of February 6, 2013 (the “Agreement”), pursuant to which First M&F will merge with and into Renasant and, subsequently, M&F Bank will be merged with and into Renasant Bank (collectively, the “Merger”). Under the terms of the Agreement, upon consummation of the Merger, each share of First M&F common stock issued and outstanding immediately prior to the Merger (the “First M&F Common Stock”), other than certain shares specified in the Agreement, will be converted automatically into and thereafter represent the right to receive the number of shares of Renasant common stock equal to the Exchange Ratio (the “Merger Consideration”). The Exchange ratio means 0.6425 of a share of Renasant common stock. The terms of the merger are more fully described in the Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to Renasant.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of Renasant that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of First M&F that we deemed relevant; (iv) financial projections for Renasant for the years ending December 31, 2013 through December 31, 2017 as determined using publicly available estimated earnings and growth rates and guidance from senior management of Renasant; (v) internal financial projections for First M&F for the year ending December 31, 2013 as provided by senior management of First M&F and as adjusted by senior management of Renasant; (vi) the pro forma financial impact of the Merger on Renasant based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as determined by the senior management of Renasant; (vii) a comparison of certain financial information and stock trading information for Renasant and First M&F with similar institutions for which publicly available information is available; (viii) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Renasant the business, financial condition, results of operations and prospects of Renasant and held similar discussions with certain members of senior management of First M&F regarding the business, financial condition, results of operations and prospects of First M&F.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Renasant and First M&F or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of the respective managements of Renasant and First M&F that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Renasant and First M&F or any of their respective subsidiaries. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of Renasant and First M&F. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Renasant and First M&F, or the combined entity after the Merger and we have not reviewed any individual credit files relating to Renasant and First M&F. We have assumed, with your consent, that the respective allowances for loan losses for both Renasant and First M&F are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used publicly available earnings estimates and growth rates based on management guidance for Renasant and internal projections for First M&F as provided by senior management of First M&F and as adjusted by senior management of Renasant. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with the senior management of Renasant. With respect to those projections, guidance, estimates and judgments, the respective managements of Renasant and First M&F confirmed to us that those projections, guidance, estimates and judgments reflected the best currently available guidance, estimates and judgments of those respective managements of the future financial performance of Renasant and First M&F, respectively, and we assumed that such performance would be achieved. We express no opinion as to such estimates or the assumptions on which they are based. We have also assumed that there has been no material change in Renasant’s and First M&F ’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Renasant and First M&F will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the Agreement are not waived and that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with your consent, we have relied upon the advice Renasant has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We have acted as Renasant’s financial advisor in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger. Renasant has also agreed to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Renasant and First M&F and their affiliates. We render no opinion as to the price at which the common stock of Renasant or First M&F may trade at any time.

Our opinion is directed to the Board of Directors of Renasant in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of either Renasant or First M&F as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to Renasant and does not address the underlying business decision of Renasant to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Renasant or the effect of any other transaction in which Renasant might engage. This opinion shall not be reproduced or used for any other purposes, without Sandler O’Neill’s prior written consent. This Opinion has been approved by Sandler O’Neill’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholder.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to Renasant from a financial point of view.

Very truly yours,

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Mississippi Business Corporation Act

The Mississippi Business Corporation Act (“MBCA”) empowers a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if

•	he conducted himself in good faith;

•

he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

•	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Unless ordered by a court under Section 79-4-8.54(a)(3) of the MBCA, a corporation may not indemnify a director in connection with

•

a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MBCA; or

•

any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

The MBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (1) a signed written affirmation of his good faith belief that he has met the relevant standard of conduct described in the MBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MBCA; and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MBCA and it is ultimately determined under the MBCA that he has not met the relevant standard of conduct described in the MBCA. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

A corporation may not indemnify a director as described above unless authorized by:

•

the board of directors if there are two or more qualified directors, by a majority vote of all the qualified directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more qualified directors appointed by such a vote;

•	special legal counsel selected in accordance with the MBCA; or

•	the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a qualified director may not be voted on the authorization.

Part II – Page 1

A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

Renasant Bylaws

The bylaws of the Renasant Corporation (the “Registrant”), as amended, contain indemnification provisions that require the Registrant to indemnify any director or officer made party to any proceeding if such director or officer met the requisite standard of conduct set forth in the bylaws and such indemnification is not otherwise prohibited by Mississippi or federal law. The required standard of conduct under the bylaws is the same as that under the MBCA. Under the bylaws, the determination whether a director or officer met the required standard of conduct is made by the board of directors, special legal counsel, if there are fewer than two disinterested directors on the board of directors, or by the Registrant’s shareholders. The advancement of expenses is also mandatory under the Registrant’s bylaws, provided that the director or officer makes deliveries analogous to those required under the MBCA and such advancement is authorized as provided under the MBCA.

The Registrant also maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 6, 2013, by and among Renasant Corporation, Renasant Bank, First M&F Corporation and Merchants and Farmers Bank (attached as Annex A to this joint proxy statement/prospectus, which is part of this registration statement)

3.1	Articles of Incorporation of Renasant Corporation, as amended (filed as exhibit 3.1 to the Registrant’s Form 10-Q filed with the SEC on May 9, 2005 and incorporated herein by reference)

3.2	Restated Bylaws of Renasant Corporation (filed as exhibit 3(ii) to the Registrant’s Current Report 8-K filed with the SEC on January 22, 2013 and incorporated herein by reference)

4.1	Articles of Incorporation of Renasant Corporation, as amended (filed as exhibit 3.1 to the Registrant’s Form 10-Q filed with the SEC on May 9, 2005 and incorporated herein by reference)

4.2	Restated Bylaws of Renasant Corporation, as amended (filed as exhibit 3(ii) to the Registrant’s Current Report 8-K filed with the SEC on January 22, 2013 and incorporated herein by reference)

5.1	Opinion of Phelps Dunbar LLP as to the legality of the shares of Renasant common stock to be issued in the merger

8.1	Opinion of Phelps Dunbar LLP as to certain tax matters*

9.1	Form of voting agreements*

21.1	Subsidiaries of Renasant Corporation (attached as exhibit 21 to the Registrant’s Form 10-K for the year ended December 31, 2012 filed with the SEC on March 8, 2013 and incorporated herein by reference)

23.1	Consent of HORNE LLP

23.2	Consent of BKD, LLP

23.3	Consent of Phelps Dunbar LLP (included in Exhibit 5.1)

23.4	Consent of Phelps Dunbar LLP (included in Exhibit 8.1)*

Part II – Page 2

Exhibit No.	Description of Exhibit

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1	Form of Proxy Card of Renasant Corporation

99.2	Form of Proxy Card of First M&F Corporation

99.3	Consent of Keefe, Bruyette and Woods, Inc.

99.4	Consent of Sandler O’Neill + Partners, L.P.

*	To be filed by amendment.

The Registrant does not have any long-term debt instruments under which securities are authorized exceeding ten percent of the average assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant will furnish to the Securities and Exchange Commission, upon its request, a copy of all long-term debt instruments.

(b) Financial Statement Schedules.

All schedules have been omitted because they are either not applicable or the required information has been included in the consolidated financial statements or notes thereto incorporated by reference into this joint proxy statement/prospectus.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Page II – Page 3

section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Part II – Page 4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on March 28, 2013.

RENASANT CORPORATION

by:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief Executive
Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of Renasant Corporation, a Mississippi corporation (“Renasant”), do hereby name, constitute and appoint E. Robinson McGraw and Kevin D. Chapman, and each or either of them (with full power to each of them to act alone), our true and lawful agents and attorneys-in-fact, for us and on our behalf and in our name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of common stock of Renasant to be issued in the merger between Renasant and First M&F Corporation, authorized by resolutions adopted by the Board of Directors on February 6, 2013, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the date set forth below.

Date: March 26, 2013	by:	/s/ William M. Beasley
William M. Beasley, Director

Date: March 28, 2013	by:	/s/ George H. Booth, II
George H. Booth, II, Director

Date: March 26, 2013	by:	/s/ Frank B. Brooks
Frank B. Brooks, Director

Date: March 27, 2013	by:	/s/ John M. Creekmore
John M. Creekmore, Director

Date: March 28, 2013	by:	/s/ Kevin D. Chapman
Kevin D. Chapman, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 28, 2013	by:	/s/ Albert J. Dale, III
Albert J. Dale, III, Director

Date: March , 2013	by:
Jill V. Deer, Director

Date: March 28, 2013	by:	/s/ Marshall H. Dickerson
Marshall H. Dickerson, Director

Date: March 28, 2013	by:	/s/ John T. Foy
John T. Foy, Director

Date: March 28, 2013	by:	/s/ R. Rick Hart
R. Rick Hart, Executive Vice President and Director

Date: March 28, 2013	by:	/s/ Richard L. Heyer, Jr.
Richard L. Heyer, Jr., Director

Date: March 28, 2013	by:	/s/ Neal A. Holland, Jr.
Neal A. Holland, Jr., Director

Date: March 28, 2013	by:	/s/ Jack C. Johnson
Jack C. Johnson, Director

Date: March 28, 2013	by:	/s/ E. Robinson McGraw
E. Robinson McGraw, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Date: March 26, 2013	by:	/s/ J. Niles McNeel
J. Niles McNeel, Director

Date: March 28, 2013	by:	/s/ Theodore S. Moll
Theodore S. Moll, Director

Date: March 28, 2013	by:	/s/ Michael D. Shmerling
Michael D. Shmerling, Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 6, 2013, by and among Renasant Corporation, Renasant Bank, First M&F Corporation and Merchants and Farmers Bank (attached as Annex A to the joint proxy statement/prospectus, which is part of this registration statement)

5.1	Opinion of Phelps Dunbar LLP as to the legality of the shares of Renasant common stock to be issued in the merger

8.1	Opinion of Phelps Dunbar LLP as to certain tax matters*

9.1	Form of voting agreements*

23.1	Consent of HORNE LLP

23.2	Consent of BKD, LLP

23.3	Consent of Phelps Dunbar LLP (included in Exhibit 5.1)

23.4	Consent of Phelps Dunbar LLP (included in Exhibit 8.1)*

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1	Form of Proxy Card of Renasant Corporation

99.2	Form of Proxy Card of First M&F Corporation

99.3	Consent of Keefe, Bruyette and Woods, Inc.

99.4	Consent of Sandler O’Neill + Partners, L.P.

*	To be filed by amendment.